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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Pivotal Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
Class A common stock, par value $0.01 per share (the "Class A common stock"), of Pivotal Software, Inc. ("Pivotal") and Class B common stock, par value $0.01 per share (the "Class B common stock"), of Pivotal.

(2)	Aggregate number of securities to which transaction applies:

As of August 30, 2019, (a) 99,703,078 shares of Class A common stock issued and outstanding (to be cancelled in exchange for a cash payment of $15.00 per share), (b) 131,306,110 shares of Class B common stock issued and outstanding (excluding the shares of Class B common stock beneficially owned by VMware, Inc. ("VMware")), which are convertible into an equal number of shares of Class A common stock (each share of Class B common stock to be exchanged for 0.0550 of a share of Class B common stock of VMware, par value $0.01 per share), (c) 27,042,910 shares of Class A common stock underlying outstanding options that are vested or outstanding options held by non-employee directors of Pivotal, in each case with an exercise price less than $15.00 per share (to be cancelled in exchange for a cash payment of $15.00 per share less the applicable exercise price (the "cashed-out options")), (d) 10,049,181 shares of Class A common stock underlying outstanding and unvested options after the merger with an exercise price less than $15.00 per share (which, if held by continuing employees after the merger (as defined in the merger agreement), will be substituted with options (the "substituted options") to purchase shares of Class A common stock of VMware, par value $0.01 per share (the "VMware Class A common stock")), (e) 45,159 shares of Class A common stock underlying outstanding and vested restricted stock units ("RSUs") and outstanding and unvested RSUs held by non-employee directors of Pivotal (to be cancelled in exchange for a cash payment of $15.00 per RSU (the "cashed-out RSUs")), (f) 15,131,405 shares of Class A common stock underlying outstanding and unvested RSUs (which, if held by continuing employees after the merger (as defined in the merger agreement), will be substituted with RSUs for shares of VMware Class A common stock (the "substituted RSUs")) and (g) a maximum of 1,040,000 shares of Class A common stock underlying outstanding purchase rights under Pivotal's 2018 Employee Stock Purchase Plan (the "ESPP purchase rights").

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for the purpose of calculating the filing fee, the aggregate value of the transaction was calculated based on the sum of (a) 99,703,078 shares of Class A common stock issued and outstanding multiplied by $15.00, (b) 131,306,110 shares of Class B common stock issued and outstanding, which are convertible into an equal number of shares of Class A common stock, multiplied by $14.90, which is the average of the high and low prices for shares of the Class A common stock as reported on the New York Stock Exchange on October 2, 2019, calculated in accordance with Exchange Act Rule 0-11(c)(1)(i), (c) 27,042,910 cashed-out options multiplied by $7.48 (which is the difference between $15.00 and $7.52, the weighted average per share exercise price of such options), (d) 10,049,181 substituted options multiplied by $5.30 (which is the difference between $15.00 and $9.70, the weighted average per share exercise price of such options), (e) 45,159 cashed-out RSUs multiplied by $15.00, (f) 15,131,405 substituted RSUs multiplied by $15.00 and (g) 1,040,000 ESPP purchase rights multiplied by $15.00. In accordance with Exchange Act Rule 0-11(c), the filing fee was determined by multiplying 0.0001298 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $3,950,797,295.10
	(5)	Total fee paid: $512,813.49
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Dear Pivotal Stockholders:

You are cordially invited to attend a special meeting of stockholders of Pivotal Software, Inc. ("Pivotal") to be held at [•], Pacific Time, on [•], 2019, at [•].

On August 22, 2019, Pivotal entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with its terms, the "merger agreement") with VMware, Inc., a Delaware corporation ("VMware"), and Raven Transaction Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of VMware ("merger sub"), providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of Pivotal by VMware. Subject to the terms and conditions of the merger agreement, merger sub will be merged with and into Pivotal (the "merger"), with Pivotal surviving the merger as a wholly owned subsidiary of VMware.

At the special meeting, you will be asked to consider and vote on:

  •
  a proposal to adopt and approve the merger agreement; and

  •
  a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt and approve the merger agreement if there are insufficient votes at the time of such special meeting to approve such proposal.

If the merger contemplated by the merger agreement is completed, the holders of the Class A common stock, par value $0.01 per share, of Pivotal (the "Class A common stock"), will receive $15.00 in cash, without interest and less applicable withholding tax, for each share of the Class A common stock that they own immediately prior to the time the merger becomes effective (the "effective time"), other than shares held in the treasury of Pivotal or owned, directly or indirectly, by Dell Technologies Inc. ("Dell"), EMC Equity Assets LLC, VMW Holdco LLC, VMware or merger sub immediately prior to the effective time, unless they exercise and perfect their appraisal rights under the Delaware General Corporation Law, and Dell will receive 0.0550 of a share of Class B common stock of VMware, par value $0.01 per share, for each share of the Class B common stock, par value $0.01 per share, of Pivotal (the "Class B common stock") that Dell owns (other than shares owned directly or indirectly by VMware) immediately prior to the effective time.

A special committee (the "Pivotal Special Committee") of the board of directors of Pivotal (the "Pivotal Board"), consisting entirely of independent and disinterested directors, carefully reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Pivotal Special Committee unanimously (i) recommended and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, Pivotal and the holders of Class A common stock, (iii) directed that the merger agreement and other transaction documents be submitted to the Pivotal Board for approval and (iv) recommended that the Pivotal Board approve the transaction documents and the merger. After due and careful discussion and consideration, and upon the unanimous recommendation of the Pivotal Special Committee, the Pivotal Board and its independent and disinterested directors, unanimously among those voting, (i) approved the merger agreement and the other transaction documents and declared that the merger agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of Pivotal and its stockholders, (ii) approved and declared advisable the consummation of the transactions contemplated by the merger agreement and directed the officers of Pivotal to execute and deliver the merger agreement, (iii) directed that the merger agreement, and the treatment of Class A common stock and Class B common stock thereunder, be submitted to Pivotal's stockholders for adoption at the meeting of Pivotal's stockholders in accordance with the merger agreement and (iv) recommended that Pivotal's stockholders vote in favor of the adoption of the merger agreement and the transactions contemplated thereby, subject to the right of the Pivotal Board to withdraw or modify such recommendation in accordance with the merger agreement. Accordingly, the Pivotal Special Committee recommends, and the Pivotal Board (having received the unanimous recommendation of the Pivotal Special Committee) recommends, a vote "FOR" the adoption and approval of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies.

The proxy statement attached to this letter provides you with more specific information about the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. You should carefully read the entire proxy statement, including the annexes and documents incorporated by reference. You may also obtain more information about Pivotal from documents Pivotal has filed with the Securities and Exchange Commission (the "SEC").

Your vote is important.    Adoption and approval of the merger agreement requires the affirmative vote of the holders of: (i) at least a majority of the outstanding shares of Class A common stock not owned by VMware or any of its affiliates, including Dell and EMC Equity Assets LLC, (ii) at least a majority of the outstanding shares of Class A common stock, (iii) at least a majority of the outstanding shares of Class B common stock and (iv) at least a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class. The failure of any stockholder to vote will have the same effect as a vote against adopting and approving the merger agreement. Accordingly, whether or not you plan to attend the special meeting, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card and returning it in the envelope provided, or by voting over the telephone or over the Internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote:

  1.
  FOR adoption and approval of the merger agreement and

  2.
  FOR adjourning or postponing the special meeting, if necessary or appropriate, to solicit additional proxies.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

If you hold your shares in "street name," you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt and approve the merger agreement, without your instructions.

If you have any questions or need assistance voting your shares, please contact: Innisfree M&A Incorporated, Pivotal's proxy solicitor, by calling (877) 456-3422 toll-free.

Thank you for your cooperation and continued support.

Very truly yours,

Paul Maritz
 Chairman of the Pivotal Board

The merger has not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED [•], 2019 AND IS FIRST BEING MAILED
TO STOCKHOLDERS OF PIVOTAL ON OR ABOUT [•], 2019.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [•], 2019

To the Stockholders of Pivotal Software, Inc.:

A special meeting of stockholders of Pivotal Software, Inc. ("Pivotal"), a Delaware corporation, will be held at [•], Pacific Time, on [•], 2019, at [•] for the following purposes:

  1.
  Adoption and Approval of the Merger Agreement.    To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of August 22, 2019, among Pivotal, VMware, Inc., a Delaware corporation ("VMware"), and Raven Transaction Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of VMware ("merger sub"), (as it may be amended, supplemented, or otherwise modified in accordance with its terms, the "merger agreement"), pursuant to which merger sub will be merged with and into Pivotal (the "merger"), with Pivotal surviving the merger as a wholly owned subsidiary of VMware (such proposal, the "merger agreement proposal"); and

  2.
  Adjournment or Postponement of the Special Meeting.    To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement (such proposal, the "adjournment proposal").

The Board of Directors of Pivotal recommends that the stockholders of Pivotal vote "FOR" the merger agreement proposal and "FOR" the adjournment proposal.

Only stockholders of record at the close of business on [•], 2019 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person. To ensure your representation at the meeting in case you cannot attend, you are urged to vote your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose or by submitting your proxy by telephone or over the Internet. Any stockholder attending the special meeting may vote in person by ballot even if he or she has returned or otherwise submitted a proxy card.

Stockholders who do not vote in favor of adopting and approving the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to Pivotal prior to the time the vote is taken on the merger agreement and comply with all other requirements of the Delaware General Corporation Law ("DGCL"). A copy of the applicable DGCL statutory provisions is included as Annex E to the accompanying proxy statement, and a summary of these provisions can be found under the section entitled "Appraisal Rights" in the accompanying proxy statement.

Adoption and approval of the merger agreement requires the affirmative vote of the holders of: (i) at least a majority of the outstanding shares of Class A common stock, par value $0.01 per share, of Pivotal (the "Class A common stock") not owned by VMware or any of its affiliates, including Dell Technologies Inc. and EMC Equity Assets LLC, (ii) at least a majority of the outstanding shares of Class A common stock, (iii) at least a majority of the outstanding shares of Class B common stock, par value $0.01 per share, of Pivotal (the "Class B common stock") and (iv) at least a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class. The failure to vote will have the same effect as a vote against the adoption and approval of the merger agreement. Even if you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person by ballot. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of adoption and approval of the merger agreement and adjourning or postponing the special meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against adoption and approval of the merger agreement.

By Order of the Board of Directors,
Andrew M. Cohen Corporate Secretary

San Francisco, California
[•], 2019

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) OVER THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the special meeting.

If you hold your shares in "street name," you should instruct your bank, broker or other nominee, how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt and approve the merger agreement, without your instructions.

If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a "legal proxy" in order to vote in person by ballot at the special meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote AGAINST the proposal to adopt and approve the merger agreement but will have no effect on the other proposal.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
(877) 456-3422

SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER	10
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	15
THE PARTIES TO THE MERGER	17
Pivotal Software, Inc.	17
VMware, Inc.	17
Raven Transaction Sub, Inc.	17
THE SPECIAL MEETING OF PIVOTAL'S STOCKHOLDERS	18
Time, Place and Purpose of the Special Meeting	18
Who Can Vote at the Special Meeting	18
Quorum for the Special Meeting	18
Votes Required	19
Voting by Proxy	19
Householding	19
Solicitation of Proxies	20
SPECIAL FACTORS	21
Background of the Merger	21
Recommendation of the Pivotal Special Committee and the Pivotal Board of Directors; Purposes and Reasons for the Merger; Fairness of the Merger	36
Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)	43
Opinion and Materials of Financial Advisor to the VMware Special Committee (Lazard)	53
Opinion and Materials of Financial Advisor to Dell (Moelis & Company)	64
Presentations of Financial Advisor to Dell (Goldman Sachs)	72
Financial Projections	78
Certain Financial Projections Reviewed by the VMware Special Committee, the VMware Special Committee's Financial Advisor, Dell and Dell's Financial Advisor	82
Purposes and Reasons of the Buyer Group for the Merger	85
Position of the Buyer Group as to the Fairness of the Merger	87
Sources and Amounts of Funds or other Consideration; Expenses	91
Plans for Pivotal After the Merger	92
Certain Effects of the Merger	92
Effects on Pivotal if the Merger is Not Completed	94
Interests of Pivotal's Directors and Executive Officers in the Merger	95
Accounting Treatment of the Merger	99
Material U.S. Federal Income Tax Consequences of the Merger	99
Litigation Related to the Merger	100
SELECTED CONSOLIDATED FINANCIAL DATA OF PIVOTAL	101
SELECTED CONSOLIDATED FINANCIAL DATA OF VMWARE	104
UNAUDITED COMPARATIVE PER SHARE INFORMATION	107
THE MERGER AGREEMENT	108
The Merger	108
Closing and Effective Time of the Merger	108
Directors and Officers	108
Consideration to be Received in the Merger	108

i

ii

iii

SUMMARY TERM SHEET

This Summary Term Sheet, together with "Questions and Answers About the Special Meeting and Merger" beginning on page 10, highlights certain information in this proxy statement but may not contain all of the information that may be important to you. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement for a more complete understanding of the matters being considered at the special meeting. Each item in this Summary Term Sheet includes a page reference directing you to a more complete description of that topic. See "Where You Can Find More Information" beginning on page 166. In this proxy statement, the term "Pivotal" refers to Pivotal Software, Inc. and its subsidiaries, unless the context requires otherwise.

The Parties to the Merger (page 17)

Pivotal provides a leading cloud-native platform that makes software development and information technology ("IT") operations a strategic advantage for its customers. Pivotal's cloud-native platform, Pivotal Cloud Foundry ("PCF"), accelerates and streamlines software development by reducing the complexity of building, deploying and operating new cloud-native applications and modernizing legacy applications.

VMware, Inc. ("VMware") originally pioneered the development and application of virtualization technologies with x86 server-based computing, separating application software from the underlying hardware. VMware's software provides a flexible digital foundation to help enable customers in their digital transformations. Raven Transaction Sub, Inc. ("merger sub") is a wholly owned subsidiary of VMware formed solely for the purpose of facilitating VMware's acquisition of Pivotal.

The Merger (page 108)

You are being asked to adopt an Agreement and Plan of Merger, dated as of August 22, 2019 (as it may be amended, supplemented, or otherwise modified in accordance with its terms), by and among VMware, Pivotal and merger sub, which agreement we refer to as the "merger agreement." Pursuant to the merger agreement, merger sub will merge with and into Pivotal, which we refer to as the "merger," and Pivotal will continue as the surviving corporation in the merger (the "surviving corporation") and a wholly owned subsidiary of VMware. Upon completion of the merger, Pivotal will cease to be a publicly traded company, and you will cease to have any rights in Pivotal as a stockholder.

Merger Consideration (page 108)

If the merger is completed, each share of Pivotal's Class A common stock, par value $0.01 per share (the "Class A common stock"), other than as provided below, will be converted into the right to receive $15.00 in cash, without interest and less any required withholding taxes (the "Class A merger consideration"). The following shares of the Class A common stock will not be converted into the right to receive the Class A merger consideration in connection with the merger: (i) shares held by any of Pivotal's stockholders who are entitled to and who properly exercise appraisal rights under Section 262 of the Delaware General Corporation Law (the "DGCL") and (ii) shares held in the treasury of Pivotal or owned, directly or indirectly, by Dell Technologies Inc. ("Dell"), EMC Equity Assets LLC ("EMC LLC"), VMW Holdco LLC ("VMW Holdings," and together with Dell, Denali Intermediate Inc. ("Denali") and EMC Corporation ("EMC Corporation"), the "Dell Owners"), VMware or merger sub immediately prior to the effective time.

In addition, if the merger is completed, each share of Pivotal's Class B common stock, par value $0.01 per share (the "Class B common stock" and, collectively with the Class A common stock, the "common stock") (other than Class B common stock owned directly or indirectly by VMware or merger sub), will be converted into the right to receive 0.0550 of a share of Class B common stock, par value $0.01 per share (the "VMware Class B common stock"), of VMware (the "Class B merger consideration," and together with the Class A merger consideration, the "merger consideration").

Treatment of Options, RSUs and the ESPP (page 110)

Treatment of Options

Subject to the terms of the merger agreement, options to purchase shares of Class A common stock ("Pivotal options") will be treated as follows: (i) immediately after the effective time of the merger, outstanding Pivotal options that are vested or held by non-employee directors of Pivotal (whether vested or unvested), in each case with an exercise price of less than $15.00 per share, will be cancelled in exchange for a cash payment of $15.00 per share subject to such option less the applicable per share exercise price (net of tax withholdings), (ii) as of the effective time of the merger, outstanding and unvested Pivotal options with an exercise price of less than $15.00 per share held by continuing employees (as defined in the merger agreement) after the merger will be substituted for options to purchase shares of Class A common stock of VMware, par value $0.01 per share (the "VMware Class A common stock"), on generally the same material terms and conditions as were applicable to the corresponding Pivotal options as of immediately prior to the effective time of the merger (except as provided in the merger agreement), and (iii) all other Pivotal options will be cancelled for no consideration. For more information, see "The Merger Agreement—Treatment of Options."

Treatment of RSUs

Subject to the terms of the merger agreement, restricted stock unit awards covering shares of Class A common stock ("Pivotal RSUs") will be treated as follows: (i) as of the effective time of the merger, outstanding and vested Pivotal RSUs or outstanding Pivotal RSUs held by non-employee directors of Pivotal (whether vested or unvested) will be cancelled in exchange for a cash payment of $15.00 per share of Class A common stock subject to such Pivotal RSU (net of tax withholdings), (ii) as of the effective time of the merger, outstanding and unvested Pivotal RSUs that are held by continuing employees (as defined in the merger agreement) after the merger that will be substituted for restricted stock units covering shares of VMware Class A common stock, on generally the same material terms and conditions as were applicable to the corresponding Pivotal RSUs immediately prior to the effective time of the merger (except as provided in the merger agreement) and (iii) all other Pivotal RSUs will be cancelled for no consideration. For more information, see "The Merger Agreement—Treatment of RSUs."

Treatment of the ESPP

With respect to Pivotal's 2018 Employee Stock Purchase Plan (the "Pivotal ESPP"), Pivotal will take all actions reasonably necessary to provide that:

  •
  the maximum number of shares of Class A common stock that may be purchased during the "offering" (as defined in the Pivotal ESPP) that was in progress as of August 22, 2019 will be 1,040,000 shares (assuming the market price of a share of Class A common stock as of the final purchase date under this offering is equal to the Class A merger consideration and the final purchase date is the last business day of the offering in accordance with its terms as in effect as of August 22, 2019);

  •
  no new offering will commence following August 22, 2019;

  •
  no individual participating in the Pivotal ESPP will be permitted to increase the rate of payroll contributions from the rate in effect as of August 22, 2019, or make separate non-payroll contributions on or following August 22, 2019; and

  •
  no individual who was not participating in the Pivotal ESPP as of August 22, 2019 may commence participation in the Pivotal ESPP.

The Pivotal ESPP will terminate no later than three business days prior to the closing date. For more information, see "The Merger Agreement—Treatment of the ESPP."

When the Merger is Expected to be Completed

Pivotal currently anticipates that the merger will be completed in the second half of Pivotal's fiscal year ending January 31, 2020. However, there can be no assurances that the merger will be completed at all, or if completed, that it will be completed by such time.

Record Date and Quorum (page 18)

Only holders of record of Pivotal's common stock, as of the close of business on [•], 2019, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were [•] shares of Class A common stock outstanding and [•] shares of Class B common stock outstanding.

To conduct any business at the special meeting, a quorum must be present in person or represented by valid proxies. The holders of a majority of the outstanding shares of Class A common stock and a majority of the outstanding shares of Class B common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting. For more information, see "The Special Meeting of Pivotal's Stockholders—Who Can Vote at the Special Meeting" and "The Special Meeting of Pivotal's Stockholders—Quorum for the Special Meeting."

Votes Required (page 19)

Adoption and approval of the merger agreement requires the affirmative vote of the holders of: (i) at least a majority of the outstanding shares of Class A common stock not owned by VMware or any of its affiliates (the "Class A stockholder approval"), including Dell and EMC LLC, (ii) at least a majority of the outstanding shares of Class A common stock, (iii) at least a majority of the outstanding shares of Class B common stock and (iv) at least a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class.

The Special Meeting

See "Questions and Answers About the Special Meeting and Merger" beginning on page 10 and "The Special Meeting of Pivotal's Stockholders" beginning on page 18.

Recommendation of the Pivotal Special Committee and Pivotal's Board of Directors (page 36)

The special committee (the "Pivotal Special Committee") of the board of directors of Pivotal (the "Pivotal Board"), consisting entirely of independent and disinterested directors, carefully reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Pivotal Special Committee unanimously (i) recommended and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, Pivotal and the holders of Class A common stock, (iii) directed that the merger agreement and other transaction documents be submitted to the Pivotal Board for approval and (iv) recommended that the Pivotal Board approve the transaction documents and the merger. After due and careful discussion and consideration, and upon the unanimous recommendation of the Pivotal

Special Committee, the Pivotal Board and its independent and disinterested directors, unanimously among those voting (i) approved the merger agreement and the other transaction documents and declared that the merger agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of, Pivotal and its stockholders, (ii) approved and declared advisable the consummation of the transactions contemplated by the merger agreement and directed the officers of Pivotal to execute and deliver the merger agreement, (iii) directed that the merger agreement, and the treatment of Class A common stock and Class B common stock thereunder, be submitted to Pivotal's stockholders for adoption at the meeting of Pivotal's stockholders in accordance with the merger agreement and (iv) recommended that Pivotal's stockholders vote in favor of the adoption of the merger agreement and the transactions contemplated thereby, subject to the right of the Pivotal Board to withdraw or modify such recommendation in accordance with the merger agreement.

For a discussion of the material factors considered by the Pivotal Special Committee in reaching its conclusions, see "Special Factors—Recommendation of the Pivotal Special Committee and the Pivotal Board of Directors; Purposes and Reasons for the Merger; Fairness of the Merger."

Accordingly, the Pivotal Special Committee recommends and the Pivotal Board (having received the unanimous recommendation of the Pivotal Special Committee) recommends a vote "FOR" the adoption and approval of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies.

Interests of Pivotal's Directors and Executive Officers in the Merger (page 95)

In considering the recommendation of the Pivotal Special Committee and the Pivotal Board, you should be aware that some of Pivotal's directors and executive officers have interests in the merger that are different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest. These interests include, among others:

  •
  for non-employee directors only, accelerated vesting of stock options with an exercise price of less than $15.00 per share and restricted stock units, in each case, in connection with the consummation of the merger;

  •
  grants of equity awards to certain of Pivotal's executive officers and other key employees who will remain employed with Pivotal or any of its subsidiaries (or VMware or any of its affiliates) after the completion of the merger;

  •
  with respect to certain executive officers and other key employees, the opportunity to receive cash severance payments and benefits and equity acceleration of outstanding unvested equity awards in connection with a qualifying termination of employment pursuant to change in control severance agreements; and

  •
  continued indemnification and directors' and officers' liability insurance applicable to the period prior to completion of the merger.

Pivotal's Board was aware of these interests and considered them, among other matters, prior to making its determination to recommend the adoption of the merger agreement to Pivotal's stockholders. For more information, see the section entitled "Special Factors—Interests of Pivotal's Directors and Executive Officers in the Merger."

Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley) (page 43)

In connection with the merger, Morgan Stanley & Co. LLC ("Morgan Stanley") rendered to the Pivotal Special Committee its oral opinion, subsequently confirmed in writing, that as of August 22, 2019, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of Class A common stock (other than holders of excluded Class A shares or dissenting shares, each as defined in "The Merger Agreement—Consideration to be Received in the Merger") pursuant to the merger agreement was fair from a financial point of view to such holders, as set forth in such opinion as more fully described in the section entitled "Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)."

The full text of Morgan Stanley's written opinion to the Pivotal Special Committee, dated August 22, 2019, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley's opinion carefully. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering the opinion. Morgan Stanley's opinion was directed to the Pivotal Special Committee, in its capacity as such, and addressed only the fairness from a financial point of view of the Class A merger consideration to be received by holders of Class A common stock (other than holders of excluded Class A shares or dissenting shares) pursuant to the merger agreement as of the date of the opinion and did not address any other aspects of the merger. Morgan Stanley's opinion was not intended to, and does not, constitute advice or a recommendation to any holder of Class A common stock as to how to vote at the special meeting to be held in connection with the merger or whether to take any other action with respect to the merger.

Opinion and Materials of Financial Advisor to the VMware Special Committee (Lazard) (page 53)

On August 21, 2019, Lazard Frères & Co. LLC ("Lazard") rendered its oral opinion to the VMware Special Committee, which was confirmed by delivery of a written opinion dated August 21, 2019, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration to be paid by VMware in the merger was fair, from a financial point of view, to VMware.

The full text of Lazard's written opinion, dated August 21, 2019, which sets forth, among other things, the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion is attached to this proxy statement as Annex C and is incorporated in this proxy statement. We encourage you to read Lazard's opinion, and the section entitled "Special Factors—Opinion and Materials of Financial Advisor to the VMware Special Committee (Lazard)."

Lazard's opinion was directed to and for the benefit of the VMware Special Committee for the information and assistance of the VMware Special Committee in connection with its evaluation of the merger and only addressed the fairness, from a financial point of view, to VMware of the merger consideration to be paid by VMware in the merger as of the date of Lazard's opinion. Lazard's opinion did not address any other aspect of the merger and was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any matter relating thereto.

Material U.S. Federal Income Tax Consequences of the Merger (page 99)

In general, the merger will be a taxable transaction for you as a U.S. holder (as defined in "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger") of Class A common stock. For U.S. federal income tax purposes, you will generally recognize gain or loss measured by the difference, if any, between the cash you receive (before reduction for any required withholding tax) in exchange for your Class A common stock in the merger and your tax basis in your Class A common stock. Gain or loss will be determined separately for each block of your Class A common stock (i.e., shares you acquired at the same cost in a single transaction). You should consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state, local and/or foreign taxes. The exchange of Class B common stock for VMware Class B common stock is intended to be a tax-deferred transaction as described in section 351(a) of the Internal Revenue Code of 1986, as amended (the "code").

No Solicitation; Recommendations of the Merger (page 118)

In the merger agreement, Pivotal has agreed that it will not, and will not permit or authorize its subsidiaries or any of its representatives to, directly or indirectly:

  •
  initiate, solicit or intentionally encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any "acquisition proposal" (as defined in "The Merger Agreement—No Solicitation; Recommendations of the Merger"), or any inquiry, proposal or offer that is reasonably likely to lead to any acquisition proposal;

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, or otherwise cooperate in any way with, any acquisition proposal; or

  •
  resolve, agree or propose to do any of the foregoing.

Pivotal agreed further that it would immediately cease and terminate all existing discussions and negotiations with any person previously conducted with respect to any acquisition proposal or potential acquisition proposal.

In addition, Pivotal has agreed not to grant any waiver, amendment or release under any confidentiality agreement or standstill agreement after the date of the merger agreement without the prior written consent of VMware, subject to certain exceptions.

Before the Class A stockholder approval is obtained, if Pivotal receives a written acquisition proposal that did not result from a breach of the merger agreement and that the Pivotal Special Committee determines in good faith (after consultation with outside counsel and its financial advisor) constitutes or is reasonably likely to lead to a superior proposal (as defined in "The Merger Agreement—No Solicitation; Recommendations of the Merger") and the Pivotal Special Committee determines in good faith (after consultation with outside counsel) that the failure to take the actions described in the bullet points listed below would be reasonably likely to result in a breach of its fiduciary duties to Pivotal's stockholders under applicable law, then Pivotal may:

  •
  furnish information with respect to Pivotal and its subsidiaries to the person making such acquisition proposal pursuant to a confidentiality agreement (subject to certain conditions); and

  •
  participate in discussions or negotiations with such person regarding such acquisition proposal.

The Pivotal Special Committee, the Pivotal Board or any other committee of the Pivotal Board may not: (i) (A) withdraw (or modify or qualify in any manner adverse to VMware or merger sub) its recommendation that Pivotal's stockholders adopt the merger agreement, (B) recommend or otherwise declare advisable the approval by the Pivotal stockholders of an acquisition proposal or (C) resolve, agree or propose to take any such actions or (ii) cause or permit Pivotal or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract constituting or intending to or reasonably likely to lead to an acquisition proposal (as defined in the merger agreement), except the Pivotal Special Committee may take such an action in response to either an intervening event (as defined in "The Merger Agreement—No Solicitation; Recommendations of the Merger") or a superior proposal if it determines in good faith (after consultation with outside legal counsel) that a failure to do so would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal.

Conditions to Completion of the Merger (page 123)

The completion of the merger is subject to, among other things, the following conditions:

  •
  the adoption of the merger agreement by the holders of Pivotal's common stock pursuant to the votes described above in this Summary Term Sheet;

  •
  the absence of any legal orders that have the effect of making the merger illegal or otherwise preventing the consummation of the merger;

  •
  each party's respective representations and warranties in the merger agreement being true and correct as of the closing date in the manner described in "The Merger Agreement—Conditions to Completion of the Merger;" and

  •
  each party's performance in all material respects of its obligations required to be performed under the merger agreement prior to the closing date of the merger.

Financing (page 124)

The merger agreement does not contain any financing-related closing condition and VMware has represented that it has access to sufficient resources and will at the effective time have access to sufficient immediately available funds to consummate the merger and other transactions contemplated by the merger agreement on the terms therein, including to pay the Class A merger consideration for all of the shares of Class A common stock, to make all payments in respect of Pivotal options and Pivotal RSUs as contemplated in the merger agreement, and to pay all related fees and expenses.

Termination of the Merger Agreement (page 125)

The merger agreement may be terminated, and the merger may be abandoned at any time prior to its completion:

  •
  by mutual written consent of Pivotal and VMware;

  •
  by either Pivotal or VMware, if:

  •
  the merger has not been consummated on or before February 18, 2020, except that such termination right is not available to any party whose failure to fulfill in any material respect any of its obligations under the merger agreement has been the primary cause of, or the primary factor that resulted in, the failure of the merger to be consummated by such date;

  •
  any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the agreement and such judgment, order, injunction, rule, decree or other action has become final and nonappealable; or

  •
  the Class A stockholder approval has not been obtained at the special meeting duly held or at any adjournment or postponement thereof, except that Pivotal may not terminate the merger agreement if the failure to obtain such approval is proximately caused by any action or failure to act of Pivotal that constitutes a breach of the merger agreement;

  •
  by VMware:

  •
  in the event of certain uncured breaches of the merger agreement by Pivotal; or

    •
    any of the following occurs:

    •
    the Pivotal Special Committee withdraws (or modifies or qualifies in any manner adverse to VMware) the recommendation to adopt the merger agreement or recommends another acquisition proposal;

    •
    Pivotal fails, based on the recommendation of the Pivotal Special Committee, to publicly recommend against a tender or exchange offer relating to securities of Pivotal within 10 business days of such tender or exchange offer having been commenced;

    •
    Pivotal fails to publicly affirm the recommendation of the Pivotal Special Committee of the merger within 10 business days after receipt of a written request from VMware to provide such reaffirmation following the public announcement of an acquisition proposal or an acquisition proposal becoming generally known to the public;

    •
    Pivotal breaches or fails to perform in any material respects any of its obligations set forth in its covenants related to no solicitation or to convene the special meeting of its stockholders in accordance with the terms of the merger agreement; or

    •
    the Pivotal Special Committee formally resolves or publicly authorizes or proposes to take any of the foregoing actions; or

  •
  by Pivotal:

  •
  in the event of certain uncured breaches of the merger agreement by VMware or merger sub; or

  •
  at any time prior to obtaining the required stockholders' votes described above, in order to accept a superior proposal, so long as Pivotal has otherwise complied in all material respects with the section of the merger agreement related to non-solicitation, enters into the associated alternative acquisition agreement substantially concurrently with such termination and has paid the termination fees described below.

Termination Fees and Expenses (page 126)

If the merger agreement is terminated under certain circumstances, Pivotal will be obligated to pay VMware a termination fee of $95 million.

Specific Performance (page 128)

Under certain circumstances, Pivotal and VMware are entitled to specific performance of the terms of the merger agreement, in addition to any other remedy at law or equity.

Consent and Support Agreement (page 131)

Substantially concurrently with the execution of the merger agreement, on August 22, 2019, VMware entered into a Consent and Support Agreement (the "support agreement") with Dell and EMC LLC (together with Dell, the "Dell Stockholders"), and, solely with respect to Sections 5 and 6 therein, EMC Corporation and VMW Holdings. Pursuant to the support agreement, the Dell Stockholders, which hold 131,306,110 shares of Class B common stock, representing all of the outstanding shares of Class B common stock not held by VMware, have agreed, among other things, to vote their shares of Class B common stock in favor of the proposal to adopt and approve the merger agreement, pursuant to which the merger will take place, with Pivotal surviving the merger as a wholly owned subsidiary of VMware (such proposal, the "merger agreement proposal").

In addition, the support agreement included the consent of EMC Corporation and VMW Holdings (acting in their capacity as the holders of all of the outstanding shares of the VMware Class B common stock) to VMware's entry into the merger agreement, as required pursuant to VMware's Amended and Restated Certificate of Incorporation and the master transaction agreement. In addition, pursuant to the merger agreement, each share of Class B common stock beneficially owned by Dell (other than Class B common stock beneficially owned by VMware), will be converted into the right to receive the Class B merger consideration. Following the execution of the merger agreement and the support agreement, EMC Corporation and VMW Holdings executed and delivered a written consent adopting and approving the issuance of shares of the VMware Class B common stock that will constitute the Class B merger consideration on behalf of VMware's stockholders pursuant to the listing rules of the NYSE. No further approval of the stockholders of VMware is required to effectuate the merger or to approve the issuance of the shares constituting the Class B merger consideration or the other transactions contemplated by the merger agreement. For more information, see "Consent and Support Agreement."

Voting Agreement (page 130)

Substantially concurrently with the execution of the merger agreement, Ford Motor Company, a Delaware corporation ("Ford"), a stockholder of Pivotal, entered into a Voting Agreement (the "voting agreement") with VMware, pursuant to which Ford has agreed, among other things and subject to the terms and conditions set forth therein, to vote its 17,516,709 shares of Class A common stock in favor of the adoption of the merger agreement and the transactions contemplated thereby, including the merger. As of August 30, 2019, the 17,516,709 shares of Class A common stock beneficially owned by Ford represent approximately 17.6% of the outstanding shares of Class A common stock. For more information, see "Voting Agreement."

Appraisal Rights (page 160)

Under the DGCL, holders of the Class A common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares of Class A common stock as determined by the Court of Chancery of the State of Delaware if the merger is completed, but only if they comply with all requirements of the DGCL for exercising appraisal rights (including Section 262 of the DGCL, the text of which can be found in Annex E to this proxy statement), which are summarized in this proxy statement. This appraisal amount could be more than, the same as or less than the Class A merger consideration. Any holder of the Class A common stock intending to exercise appraisal rights must, among other things, submit a written demand for an appraisal to us prior to the vote on the adoption of the merger agreement at the special meeting and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights.

Market Price of Pivotal's Class A Common Stock (page 137)

The closing trading price of the Class A common stock on the New York Stock Exchange ("NYSE") on August 14, 2019, the date Dell filed an amendment to its Schedule 13D after the close of regular market trading hours disclosing that the Pivotal Special Committee and a special committee (the "VMware Special Committee") of the board of directors of VMware (the "VMware Board") were negotiating definitive agreements for VMware to acquire all of the outstanding shares of Class A common stock for cash consideration of $15.00 per share (the "Last Unaffected Trading Date"), was $8.30. The closing trading price of the Class A common stock on the NYSE on August 21, 2019, the day before the merger agreement was approved by the Pivotal Special Committee and the Pivotal Board, was $13.67. On [•], which is the latest practicable trading day before this proxy statement was printed, the closing price for the Class A common stock on the NYSE was [•].

Additional Information

You can find more information about Pivotal in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the "SEC"). The information is available at the website maintained by the SEC at www.sec.gov. See "Where You Can Find More Information" beginning on page 166.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

Q:
What is the proposed merger?

A:
The proposed transaction is the acquisition of Pivotal by VMware. VMware has agreed to acquire Pivotal pursuant to the merger agreement, dated as of August 22, 2019, among VMware, merger sub and Pivotal. Merger sub is a wholly owned subsidiary of VMware. Once the merger agreement has been adopted and approved by Pivotal's stockholders and the other closing conditions under the merger agreement have been satisfied or waived, merger sub will merge with and into Pivotal. Pivotal will be the surviving corporation and will become a wholly owned subsidiary of VMware.

The merger agreement is attached as Annex A to this proxy statement.

Q:
What will Pivotal's stockholders receive in the merger?

A:
If the merger is completed, the holders of the Class A common stock will receive the Class A merger consideration, for each share of the Class A common stock that they own immediately prior to the time the merger becomes effective (the "effective time"), unless they exercise and perfect their appraisal rights under the DGCL, and the holders of the Class B common stock will receive the Class B merger consideration for each share of the Class B common stock that they own immediately prior to the effective time.

Q:
Where and when is the special meeting?

A:
The special meeting will take place at [•], Pacific Time, on [•], 2019, at [•].

Q:
Who is eligible to vote?

A:
Holders of record of the Class A common stock and Class B common stock as of the close of business on [•], 2019, the record date for the special meeting, are eligible to vote.

Q:
How many votes do Pivotal's stockholders have?

A:
Holders of the Class A common stock have one vote for each share of the Class A common stock that such holder owned at the close of business on [•], 2019, the record date for the special meeting. Holders of the Class B common stock have 10 votes for each share of the Class B common stock that such holder owned at the close of business on the record date for the special meeting.

Q:
What vote of Pivotal's stockholders is required to adopt and approve the merger agreement?

A:
Adoption and approval of the merger agreement requires the affirmative vote of the holders of: (i) at least a majority of the outstanding shares of Class A common stock not owned by VMware or any of its affiliates, including Dell and EMC LLC, (ii) at least a majority of the outstanding shares of Class A common stock, (iii) at least a majority of the outstanding shares of Class B common stock and (iv) at least a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class.

Q:
How does the Pivotal Board recommend that I vote?

A:
After due and careful discussion and consideration, and upon the unanimous recommendation of the Pivotal Special Committee, the Pivotal Board, including its independent and disinterested directors, unanimously among those voting, (i) approved the merger agreement and the other transaction documents and declared that the merger agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of, Pivotal and its stockholders,

  (ii) approved and declared advisable the consummation of the transactions contemplated by the merger agreement and directed the officers of Pivotal to execute and deliver the merger agreement, (iii) directed that the merger agreement, and the treatment of Class A common stock and Class B common stock thereunder, be submitted to Pivotal's stockholders for adoption at the meeting of Pivotal's stockholders in accordance with the merger agreement and (iv) recommended that Pivotal's stockholders vote in favor of the adoption of the merger agreement and the transactions contemplated thereby, subject to the right of the Pivotal Board to withdraw or modify such recommendation in accordance with the merger agreement. Accordingly, the Pivotal Special Committee recommends and the Pivotal Board (having received the unanimous recommendation of the Pivotal Special Committee) recommends a vote "FOR" the adoption and approval of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies.

  You should be aware that some of Pivotal's directors and executive officers are subject to agreements or arrangements that may provide them with interests in the merger that are different from, or are in addition to, the interests of Pivotal's stockholders generally. These interests relate to equity securities held by such persons and their affiliates; change of control severance covering Pivotal's executive officers; and indemnification of Pivotal's directors and officers by the surviving corporation following the merger. See the section entitled "Special Factors—Interests of Pivotal's Directors and Executive Officers in the Merger."

Q:
Have a majority of directors who are not employees of Pivotal retained an unaffiliated representative to act solely on behalf of unaffiliated Pivotal stockholders for purposes of negotiating the terms of the merger or preparing a report concerning the fairness of the merger?

A:
As described more fully in the section entitled "Special Factors—Background of the Merger," the Pivotal Special Committee, which consists entirely of independent and disinterested directors who are not employees of Pivotal, was formed for the purpose of reviewing and potentially negotiating the potential transaction with VMware and, ultimately, recommending in favor or against any such transaction. The Pivotal Special Committee retained Morgan Stanley as its financial advisor. On August 22, 2019, Morgan Stanley rendered its oral opinion to the Pivotal Special Committee, subsequently confirmed in writing, that as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of Class A common stock (other than holders of excluded Class A shares or dissenting shares) pursuant to the merger agreement was fair from a financial point of view to such holders. For a description of Morgan Stanley's fairness opinion, see "Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)."

Q:
What do I need to do now?

A:
Please read this proxy statement carefully, including its annexes, to consider how the merger affects you. After you read this proxy statement, you should complete, sign and date your proxy card and mail it in the enclosed return envelope or submit your proxy over the telephone or over the Internet as soon as possible so that your shares can be voted at the special meeting of Pivotal's stockholders. If you sign, date and mail your proxy card without indicating how you wish to vote, your shares will be voted in accordance with the recommendations of the Pivotal Board, as applicable, with respect to each proposal.

Q:
Have any Pivotal stockholders already agreed to approve the merger agreement?

A:
Yes. Concurrently with the execution of the merger agreement, on August 22, 2019, VMware entered into the voting agreement with Ford, a stockholder of Pivotal. Pursuant to the voting agreement, Ford, which beneficially owns 17,516,709 shares of Class A common stock representing approximately 17.6% of the outstanding shares of Class A common stock as of August 30, 2019, has agreed, among other things, to vote its shares of Class A common stock, including any shares acquired after August 22, 2019, in favor of the merger agreement proposal, and against any competing transaction so long as, among other things, the Pivotal Board has not made an adverse recommendation change (as defined below). See the section entitled "Voting Agreement."

Additionally, concurrently with the execution of the merger agreement, on August 22, 2019, VMware entered into the support agreement with Dell, EMC LLC and, solely with respect to Sections 5 and 6 therein, EMC Corporation and VMW Holdings. Pursuant to the support agreement, Dell and EMC LLC agreed to vote all shares of Class B common stock that are then-owned of record by EMC LLC and entitled to vote in favor of the merger agreement proposal, and against any competing transaction. EMC LLC is the holder of record of 131,306,110 shares of Class B common stock representing 74.8% of the outstanding shares of Class B common stock as of August 30, 2019. See the section entitled "Consent and Support Agreement."

Q:
What happens if I do not return a proxy card or otherwise vote?

A:
The failure to return your proxy card or to otherwise vote will have the same effect as voting against the merger agreement proposal, but it will have no effect on the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement (such proposal, the "adjournment proposal"). A vote to abstain will have the same effect as voting against the merger agreement proposal and against the adjournment proposal.

Q:
How do I vote?

A:
If you are a stockholder of record, you may vote in person at the special meeting by ballot, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card, over the telephone or over the Internet. Whether or not you plan to attend the meeting, Pivotal urges you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person by ballot if you have already voted by proxy.

•
To vote over the Internet, go to the web address located on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by [•], Pacific Time, on [•], 2019 to be counted.

•
To vote over the telephone, dial the toll-free telephone number located on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by [•], Pacific Time, on [•], 2019 to be counted.

•
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to Pivotal before the special meeting, Pivotal will vote your shares as you direct on the signed proxy card.

  •
  To vote in person and be admitted to the special meeting, you will be required to present (1) a valid form of government-issued photo identification, such as a driver's license or passport, and (2) proof of ownership of Pivotal stock on the record date, such as a brokerage statement or letter from a bank or broker indicating ownership on the record date, a proxy card or legal proxy. If your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from such bank, broker or other nominee to be able to vote at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this legal proxy from the holder of record. A ballot will then be provided to you upon arrival.

  If your shares of common stock are held in "street name" by your broker, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Pivotal. Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker to vote your shares, following the procedures provided by your broker. Without such instructions, your shares will not be voted, which will have the same effect as voting against the merger agreement proposal. See "The Special Meeting of Pivotal's Stockholders—Voting by Proxy."

  Pivotal provides Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:
What does it mean if I receive more than one set of materials?

A:
This means you own shares of the common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return each of the proxy cards that you receive, or vote all of your shares over the telephone or over the Internet in accordance with the instructions above in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope and control number(s); if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card, and if you vote by telephone or over the Internet, use the control number(s) on each proxy card.

Q:
May I vote in person?

A:
If you are the stockholder of record of shares of Pivotal common stock, you have the right to vote in person by ballot at the special meeting with respect to those shares.

If you are the beneficial owner of shares of Pivotal common stock, you are invited to attend the special meeting. In order to be admitted to the special meeting, you will be required to present (1) a valid form of government-issued photo identification, such as a driver's license or passport, and (2) proof of ownership of Pivotal common stock on the record date. However, if your shares of common stock are held in "street name," you may not vote these shares in person at the special meeting unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this legal proxy from your broker, bank or nominee.

Even if you plan to attend the special meeting as a stockholder of record, we recommend that you also submit your proxy card or voting instructions as described in the above Q&A entitled "How do I vote?" so that your vote will be counted if you later decide not to attend the special meeting.

Q:
Am I entitled to appraisal rights?

A:
Under Section 262 of the DGCL, stockholders will be entitled to dissent and to seek appraisal for their shares only if certain criteria are satisfied. See the section entitled "Appraisal Rights" and Annex E of this proxy statement.

Q:
Is the merger expected to be taxable to owners of the Class A common stock?

A:
In general, your receipt of the cash consideration for each of your shares of the Class A common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may be a taxable transaction under state, local or non-U.S. income or other tax laws. You should read the section entitled "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger" for a more complete discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor on the tax consequences of the merger in light of your particular circumstances.

Q:
When do you expect the merger to be completed?

A:
Pivotal and VMware are working to complete the merger as quickly as possible after the special meeting. Pivotal anticipates that the merger will be completed in the second half of Pivotal's fiscal year ending January 31, 2020. In order to complete the merger, we must obtain the required stockholder approvals, and a number of other closing conditions under the merger agreement must be satisfied or waived. See "The Merger Agreement—Conditions to Completion of the Merger."

Q:
Should I send in my stock certificates now?

A:
No. At or about the date of completion of the merger, if you hold certificated shares, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to VMware's paying agent in order to receive the Class A merger consideration. You should use the letter of transmittal to exchange stock certificates for the Class A merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

If you own shares of the common stock that are held in "street name" by your broker, you will receive instructions from your broker as to how to surrender your "street name" shares and receive cash for those shares following the completion of the merger.

Q:
Who can help answer my questions?

A:
The information provided above in the Q&A format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes and the documents incorporated herein by reference. If you would like additional copies of this proxy statement, without charge, or if you have questions about the merger, including the procedures for voting your shares, you should contact Pivotal's proxy solicitation agent:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders: (877) 456-3422
Banks and Brokers: (212) 750-5833

  You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the merger, the merger agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of each of Pivotal and VMware, the expected completion and timing of the merger and other information relating to the merger. The safe harbor provisions in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which may be referenced in the periodic reports incorporated by reference into this proxy statement do not apply to any forward-looking statements made in connection with the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary Term Sheet," "Questions and Answers about the Special Meeting and Merger," "Special Factors—Plans for Pivotal After the Merger," "Special Factors—Certain Effects of the Merger," "Special Factors—Recommendation of the Pivotal Special Committee and the Pivotal Board of Directors; Purposes and Reasons for the Merger; Fairness of the Merger," "Special Factors—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)," "Special Factors—Opinion and Materials of Financial Advisor to the VMware Special Committee (Lazard)," "Special Factors—Opinion and Materials of Financial Advisor to Dell (Moelis & Company)," "Special Factors—Presentations of Financial Advisor to Dell (Goldman Sachs)," "Special Factors—Financial Projections," "Special Factors—Certain Financial Projections Reviewed by the VMware Special Committee, the VMware Special Committee's Financial Advisor, Dell and Dell's Financial Advisor—VMware Prepared Pivotal Pro Forma Projections," "Special Factors—Purposes and Reasons of the Buyer Group for the Merger," "Special Factors—Position of the Buyer Group as to the Fairness of the Merger," "Special Factors—Sources and Amounts of Funds or other Consideration; Expenses," "Special Factors—Accounting Treatment of the Merger," and "The Merger Agreement," and in statements containing the words "believes," "expects," "anticipates," "intends," "estimates" or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. There can be no assurances that the actual results or developments described in such forward-looking statements will be realized, or even if realized, that they will have the expected effects on the business or operations of each of Pivotal and VMware. These forward-looking statements speak only as of the date on which the statements were made. Pivotal undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement, except as required by law. In addition to other factors and matters contained or incorporated in this document, the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

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  the inability to complete timely, if at all, the merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions precedent to the completion of the merger;

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  the financial performance of Pivotal through the completion of the merger;

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  volatility in the stock markets;

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  competitive pressures in the markets in which Pivotal competes;

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  use and protection of intellectual property;

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  the loss of key employees;

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  general economic conditions;

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  risk that the proposed merger disrupts Pivotal's current operations;

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  risk that the merger agreement may be terminated in circumstances that require us to pay VMware a termination fee of $95.0 million;

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  the outcome of any legal proceedings that may be instituted against us and others related to the merger;

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  the effect of the announcement or pendency of the merger on Pivotal's business relationships, operating results and business generally; and

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  other factors that are described from time to time in Pivotal's periodic filings with the SEC. See the section entitled "Where You Can Find More Information" for documents incorporated by reference into this proxy statement.

 THE PARTIES TO THE MERGER

Pivotal Software, Inc.

Pivotal Software, Inc. provides a leading cloud-native platform that makes software development and IT operations a strategic advantage for its customers. Pivotal's cloud-native platform, PCF, accelerates and streamlines software development by reducing the complexity of building, deploying and operating new cloud-native applications and modernizing legacy applications. This enables Pivotal's customers' development and IT operations teams to spend more time writing code, waste less time on mundane tasks and focus on activities that drive business value—building and deploying great software. PCF customers can accelerate their adoption of a modern software development process and their business success using Pivotal's platform through its complementary strategic services, Pivotal Labs. Enterprises across industries have adopted Pivotal's platform to build, deploy and operate software, including enterprises in the automotive and transportation, industrial and business services, financial services, healthcare and insurance, technology and media, consumer and communications and government sectors. Pivotal's executive offices are located at 875 Howard Street, Fifth Floor, San Francisco, California 94103. Pivotal's telephone number is (415) 777-4868. For additional information about Pivotal, see "Important Information About Pivotal Software, Inc."

VMware, Inc.

VMware, Inc. originally pioneered the development and application of virtualization technologies with x86 server-based computing, separating application software from the underlying hardware. IT driven innovation continues to disrupt markets and industries. Technologies emerge faster than organizations can absorb, creating increasingly complex environments. IT is working at an accelerated pace to harness new technologies, platforms and cloud models, ultimately guiding their business through a digital transformation. To take on these challenges, VMware is working with customers in the areas of hybrid cloud, multi-cloud, modern applications, networking and security, and digital workspaces. VMware's software provides a flexible digital foundation to help enable customers in their digital transformations. VMware's executive offices are located at 3401 Hillview Avenue, Palo Alto, California 94304. VMware's telephone number is (650) 427-5000.

Raven Transaction Sub, Inc.

Raven Transaction Sub, Inc., which we refer to as merger sub, is a wholly owned subsidiary of VMware, whose principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California 94304. Merger sub's telephone number is (650) 427-5000. Merger sub was formed solely for the purpose of facilitating VMware's acquisition of Pivotal.

 THE SPECIAL MEETING OF PIVOTAL'S STOCKHOLDERS

Time, Place and Purpose of the Special Meeting

The special meeting will be held at [•], Pacific Time, on [•], 2019, at [•]. The purpose of the special meeting is to consider and vote on the proposal to adopt and approve the merger agreement and the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement. After due and careful discussion and consideration, and upon the recommendation of the Pivotal Special Committee, the Pivotal Board and its independent and disinterested directors, unanimously among those voting, (i) approved the merger agreement and the other transaction documents and declared that the merger agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of, Pivotal and its stockholders, (ii) approved and declared advisable the consummation of the transactions contemplated by the merger agreement and directed the officers of Pivotal to execute and deliver the merger agreement, (iii) directed that the merger agreement, and the treatment of Class A common stock and Class B common stock thereunder, be submitted to Pivotal's stockholders for adoption at the meeting of Pivotal's stockholders in accordance with the merger agreement and (iv) recommended that Pivotal's stockholders vote in favor of the adoption of the merger agreement and the transactions contemplated thereby, subject to the right of the Pivotal Board to withdraw or modify such recommendation in accordance with the merger agreement. Accordingly, the Pivotal Special Committee recommends and the Pivotal Board (having received the unanimous recommendation of the Pivotal Special Committee) recommends a vote "FOR" the adoption and approval of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies.

Who Can Vote at the Special Meeting

Only holders of record of Pivotal's common stock, as of the close of business on [•], 2019, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were [•] shares of Class A common stock outstanding and [•] shares of Class B common stock outstanding.

Quorum for the Special Meeting

To conduct any business at the special meeting, a quorum must be present in person or represented by valid proxies. The holders of a majority of the outstanding shares of Class A common stock and a majority of the outstanding shares of Class B common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment or postponement of the special meeting, unless the holder is present solely to object to the special meeting. In addition, broker non-votes (shares held by banks, brokerage firms or nominees that are present in person or by proxy at the special meeting but with respect to which the broker or other stockholder of record is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal), if any, will be counted as present for purposes of establishing a quorum. Votes FOR and AGAINST and abstentions will be counted for purposes of determining the presence of a quorum. However, if a new record date is set for an adjourned meeting, a new quorum will have to be established.

Votes Required

Adoption and approval of the merger agreement requires the affirmative vote of the holders of: (i) at least a majority of the outstanding shares of Class A common stock not owned by VMware or any of its affiliates, including Dell and EMC LLC, (ii) at least a majority of the outstanding shares of Class A common stock, (iii) at least a majority of the outstanding shares of Class B common stock and (iv) at least a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class.

Failure to submit a proxy or to vote in person by ballot will have the same effect as a vote AGAINST the merger agreement proposal, but it will have no effect on the adjournment proposal. A vote to abstain will have the same effect as voting against the merger agreement proposal and a vote against the adjournment proposal.

If your shares of common stock are held in "street name," you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions form you will receive from your bank, broker or other nominee. Under applicable regulations, brokers who hold shares in "street name" for customers may not exercise their voting discretion with respect to nonroutine matters such as the approval of the merger agreement proposal. As a result, if you do not instruct your broker to vote your shares of common stock, your shares will not be voted, which will have the same effect as voting against the merger agreement proposal.

Approval of the adjournment proposal will require the affirmative vote of a majority of the combined voting power of the shares of common stock present at the special meeting represented in person or by proxy at the special meeting.

Voting by Proxy

This proxy statement is being sent to you on behalf of the Pivotal Board for the purpose of requesting that you allow your shares of common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of common stock represented at the special meeting by properly executed proxy cards, voted over the telephone or voted over the Internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Pivotal Board. The Pivotal Board recommends a vote FOR the adoption and approval of the merger agreement and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise Pivotal's Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change those instructions.

Householding

Certain Pivotal stockholders who share an address and have consented, or been deemed by law to have consented, to receipt of a single notice are being delivered only one copy of this proxy statement unless Pivotal or one of its mailing agents has received contrary instructions from such stockholders.

Upon the written request of a Pivotal stockholder at a shared address to which a single copy of this proxy statement was delivered, Pivotal will promptly deliver a separate copy of such document to the requesting stockholder. Written requests can be addressed to Pivotal Software, Inc., Attn: Investor Relations, 875 Howard Street, Fifth Floor, San Francisco, California 94103 or emailed to Pivotal's

Investor Relations at ir@pivotal.io. Stockholders may also call Pivotal's Investor Relations at (415) 777-4868.

Pivotal stockholders sharing an address who are receiving multiple copies of Pivotal's notice of internet availability of proxy materials and/or proxy statements and annual reports may request delivery of a single copy of such documents by emailing Pivotal at the address above.

Solicitation of Proxies

Pivotal has engaged Innisfree M&A Incorporated ("Innisfree") to assist in the solicitation of proxies for the special meeting and will pay Innisfree a fee of approximately $45,000, plus reimbursement of out-of-pocket expenses. The address of Innisfree is 501 Madison Avenue, 20th Floor, New York, NY 10022. You can call Innisfree toll-free at (877) 456-3422 or collect at (212) 750-5833.

In addition to soliciting proxies by mail, directors, officers and employees of Pivotal, VMware and Dell may solicit proxies personally and by telephone, email or otherwise. None of these persons will receive additional or special compensation for soliciting proxies.

SPECIAL FACTORS

The discussion of the merger in this proxy statement is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the merger agreement carefully.

Background of the Merger

As part of Pivotal's strategic planning process, the Pivotal Board regularly reviews and discusses with senior management the company's performance, business strategy, prospects for growth and competitive position in the industry in which it operates. In addition, the Pivotal Board and senior management regularly review and evaluate various strategic alternatives, including acquisitions, dispositions, major commercial partnerships and other strategic transactions, as part of ongoing efforts to strengthen the company's overall business and enhance stockholder value.

Pivotal was formed in April 2013 by EMC Corporation, now an indirectly wholly owned subsidiary of Dell, and VMware, now a majority-owned subsidiary of EMC Corporation. Since Pivotal's inception and through August 30, 2019, EMC Corporation has beneficially owned a majority of Pivotal's stock. As of August 30, 2019, Dell beneficially owned 175,514,272 shares of Class B common stock, including 44,208,162 shares of Class B common stock held directly by VMware, which in the aggregate represent approximately 63.8% of Pivotal's outstanding common stock (including the 16.1% of Pivotal's outstanding common stock held directly by VMware) and approximately 94.6% of the combined voting power of both classes of Pivotal's outstanding common stock. Dell is also a controlling stockholder of VMware, beneficially owning all of the outstanding VMware Class B common stock and 30,678,605 shares, or approximately 28.2% of the outstanding VMware Class A common stock, representing in the aggregate approximately 97.5% of the combined voting power of both classes of VMware's common stock and approximately 80.9% of the total outstanding common stock of VMware, in each case as of August 30, 2019. Michael S. Dell is the Chairman and CEO of Dell, a member of the Pivotal Board and the VMware Board, respectively, and, as of August 30, 2019, was the beneficial owner of Dell common stock representing a majority of the total voting power of the outstanding shares of capital stock of Dell.

Pivotal is headquartered in San Francisco with additional locations across the globe. Pivotal provides a cloud-native software development platform and complementary tools and strategic services. Pivotal provides its platform, tools and services for companies across many industries, including media, retail, government, technology and telecommunications. On April 20, 2018, Pivotal priced its initial public offering at $15.00 per share of Class A common stock.

Since Pivotal's initial public offering, the Pivotal Board has continued to consider and implement actions to enhance stockholder value. In the course of Pivotal's strategic planning process, representatives of Pivotal have, in the ordinary course and from time to time, discussed with various companies in the software and technology industries potential commercial relationships that might expand their respective businesses, improve their respective customer offerings and create value for Pivotal stockholders.

Pivotal's commercial and go-to-market relationships with EMC Corporation, Dell and VMware have historically been key components of Pivotal's potential growth and future prospects, which the Pivotal Board and Pivotal management have regularly monitored and evaluated. In particular, Pivotal and VMware have had a commercial relationship that included resale of Pivotal's products and other strategic initiatives. In December 2017, Pivotal and VMware began to jointly engineer, develop and market a software container technology called Pivotal Container Service ("PKS") that launched in early 2018. In early 2019, Pivotal and VMware were discussing how to streamline and improve on this joint PKS initiative.

VMware has reviewed its investment in Pivotal on a continuing basis, both prior to and following the initial public offering of Pivotal common stock, and from time to time has undertaken analyses regarding Pivotal's business, financial condition, operating results and prospects in order to evaluate business opportunities and potential strategic transactions available to VMware. During the first half of 2017 there were discussions among the principals of VMware and Pivotal about a possible transaction, and a non-disclosure agreement was executed by the parties in January 2017. VMware requested certain due diligence information from Pivotal and representatives of Pivotal met with representatives of VMware to discuss these requests. Pivotal also provided due diligence information to VMware in an electronic data room. In June 2017, the VMware Board of Directors (the "VMware Board") formed a transaction committee comprised of independent and disinterested directors to review and evaluate a potential transaction involving the acquisition of all of the shares of capital stock of Pivotal not already owned by VMware. The VMware transaction committee completed its work without making a proposal to Pivotal or its then-current stockholders in July 2017.

Pivotal began working toward an initial public offering in the second half of 2017. The company submitted a draft registration statement to the SEC in December 2017, and the IPO was completed in April 2018.

In December 2018 and January 2019, Patrick Gelsinger, CEO of VMware, had preliminary discussions with Mr. Dell and certain other members of the VMware Board regarding a potential strategic transaction involving Pivotal and, in light of Dell's controlling ownership interest in both Pivotal and VMware, requested that the VMware Board consider forming a special committee of independent and disinterested directors to review and evaluate such a transaction.

On January 18, 2019, Robert Mee, the CEO of Pivotal, had a telephone conversation with Mr. Dell and Paul Maritz, the Chairman of the Pivotal Board, at the request of Mr. Dell, to discuss various commercial matters involving Pivotal, Dell and VMware. During this call, Mr. Dell informed Mr. Mee that VMware might be interested in exploring an acquisition of Pivotal. Mr. Dell indicated that in light of his interest in Dell, and Dell's controlling ownership interest in both Pivotal and VMware, a process would likely need to be put in place so that the two subsidiaries could independently consider such a transaction. He further indicated that, while he saw potential value for all stakeholders in such a transaction, he felt it was best for Mr. Mee and Mr. Gelsinger to discuss the matter, and, if there was any interest, to bring the matter to their respective board of directors for further discussion and evaluation.

On January 22, 2019, Mr. Mee met with Mr. Gelsinger, who expressed interest in beginning to explore a potential acquisition of Pivotal and indicated that VMware would seek to conduct preliminary business due diligence and assess the strategic rationale for such an acquisition.

On January 28, 2019, Mr. Gelsinger emailed Mr. Mee about a preliminary business due diligence request. Over the course of the following weeks, VMware and Pivotal management had preliminary communications regarding potential due diligence.

On February 1, 2019, the VMware Board met and members of VMware management discussed with the VMware Board a potential strategic transaction regarding Pivotal and the potential strategic benefits underlying such a transaction and considerations to be investigated. The VMware Board unanimously resolved to establish the VMware Special Committee, comprised of Karen Dykstra, Michael Brown and Paul Sagan, each of whom the VMware Board determined to be independent and disinterested directors. The VMware Board delegated to the VMware Special Committee the plenary power and authority, among other responsibilities, to negotiate, evaluate and recommend to the VMware Board what action, if any, should be taken by the VMware Board with respect to any potential transaction with Pivotal and to retain its own legal and financial advisors separate from Wilson Sonsini Goodrich and Rosati P.C. ("Wilson Sonsini") and JPMorgan Chase & Co. ("JPMorgan"), legal and financial advisors to VMware, respectively, which had each been engaged by

VMware for a variety of corporate and transactional matters, including but not limited to advising on the potential transaction with Pivotal. The VMware Board also unanimously resolved that it would not authorize, approve or proceed with any business combination involving Pivotal without the prior approval of the VMware Special Committee. The rest of the members of the VMware Board (other than Messrs. Dell, Durban and Gelsinger) were invited to participate in all meetings of the VMware Special Committee.

At a telephonic meeting of the VMware Special Committee on February 1, 2019, representatives of Gibson, Dunn & Crutcher, LLP ("Gibson Dunn") reviewed with the members of the VMware Special Committee the VMware Special Committee's mandate and their fiduciary duties in the context of evaluating a potential transaction with Pivotal. Representatives of Gibson Dunn and Lazard provided the VMware Special Committee with disclosure on their relationships with Dell and Silver Lake Partners ("Silver Lake"), a shareholder of Dell. The VMware Special Committee then engaged Gibson Dunn as its independent legal advisor and Lazard as its independent financial advisor.

Following the formation of the VMware Special Committee, Zane Rowe, the Chief Financial Officer of VMware and a member of the Pivotal Board, informed Pivotal that he would be recusing himself from further meetings of the Pivotal Board and did not attend any further meetings of the Pivotal Board up to and including the meeting where the acquisition of Pivotal by VMware was approved.

On March 7, 2019, Pivotal and VMware executed a mutual confidentiality agreement in connection with a potential transaction. During the following week, VMware and Pivotal management communicated about business due diligence.

Between March 7, 2019 and May 9, 2019, the VMware Special Committee met several times (on each of March 7, March 14, March 22, April 4, April 9, April 18, April 25, May 3 and May 9, 2019), and discussed, among other things, preliminary business due diligence and the evaluation of the strategic rationale for a potential transaction with Pivotal, including that the VMware Special Committee intended that any proposal made to Pivotal would include a non-waivable condition that the transaction be approved by (i) a special committee of independent Pivotal directors and (ii) the holders of a majority of Pivotal capital stock unaffiliated with Dell and VMware. The VMware Special Committee also discussed various other potential transactions, including certain potential transactions involving Dell. Representatives of Gibson Dunn attended all such meetings and representatives of Lazard and the VMware management team attended portions of a number of such meetings at the request of the VMware Special Committee.

On March 14, 2019, Pivotal announced its earnings for its fourth quarter and full fiscal year 2019 ended February 1, 2019. Pivotal also provided revenue and earnings guidance for the first fiscal quarter of 2020 and the full fiscal year 2020.

On March 15, 2019, the Pivotal Board met to discuss, among other things, a potential transaction between Pivotal and VMware. Mr. Maritz discussed that VMware had expressed interest in a potential acquisition of Pivotal and the VMware Board had formed a special committee to consider the potential acquisition but had not yet made an offer. During the meeting, a representative of Davis Polk & Wardwell LLP ("Davis Polk"), external legal counsel to Pivotal, provided the Pivotal Board with an overview of the procedures, process and duties of directors under applicable law in connection with a potential transaction, including various approaches taken by boards of directors when considering similar transactions, the desirability of establishing a committee of disinterested, independent directors to evaluate the potential transaction given the inherent conflicts of interest that could arise from the involvement of Dell in a potential transaction as a result of Dell's controlling ownership interest in both Pivotal and VMware, potentially applicable standards of judicial review of an acquisition transaction and the benefits of a vote of the holders of a majority of the Pivotal capital stock unaffiliated with Dell and VMware (i.e., a majority of the minority vote). At the meeting, the Pivotal Board formed a special committee to review and potentially negotiate the potential transaction, consisting of directors who were independent of and unaffiliated with Dell and its affiliates, disinterested with respect to a potential acquisition of Pivotal by VMware and were not members of the management of Pivotal or any of its subsidiaries. After discussing the various qualifications of the members of the Pivotal Board to serve on such a special committee, including whether certain directors were sufficiently independent and disinterested for purposes of serving on the special committee, the Pivotal Board resolved to form the Pivotal Special Committee, consisting of two disinterested, independent directors, Madelyn Lankton and Marcy Klevorn, to evaluate and, if appropriate, negotiate a potential transaction (or any other alternative transaction) on behalf of Pivotal. The Pivotal Special Committee was empowered, among other things, to elect not to pursue a potential transaction. The Pivotal Board's authority to approve or recommend, or to enter into or consummate, a potential transaction was conditioned upon the receipt of the Pivotal Special Committee's prior favorable recommendation of such transaction. The Pivotal Board also passed resolutions to fully empower the Pivotal Special Committee's review and negotiation of a potential transaction (or any other alternative transaction) at this meeting. The Pivotal Special Committee was also authorized to hire its own independent legal and financial advisors.

Shortly following the Pivotal Board meeting that same day on March 15, 2019, the Pivotal Special Committee met for its first meeting. The Pivotal Special Committee met with Latham & Watkins LLP ("Latham & Watkins"). Representatives of Latham & Watkins explained to the Pivotal Special Committee that it could select any legal and financial advisors of its choosing subject to checking for conflicts with VMware, Dell or Dell related entities. Following discussion, the Pivotal Special Committee approved the engagement of Latham & Watkins as its independent legal advisor. Representatives of Latham & Watkins then provided an overview to the Pivotal Special Committee of its fiduciary duties and responsibilities in connection with evaluating a potential transaction. Following further discussion, the Pivotal Special Committee approved the engagement of Morgan Stanley as its financial advisor, subject to the negotiation of a customary engagement letter on terms discussed by the Pivotal Special Committee. The Pivotal Special Committee selected Morgan Stanley because of its familiarity with Pivotal, including through its experience as an underwriter for Pivotal's initial public offering and expertise in Pivotal's industry. The Pivotal Special Committee also noted that Morgan Stanley had substantial experience with transactions such as the potential transaction. The Pivotal Special Committee also discussed that Morgan Stanley had prior relationships with Pivotal, VMware and Dell, and determined that these relationships did not create a conflict of interest with respect to a potential transaction. During the meeting, the Pivotal Special Committee approved providing VMware with certain preliminary business due diligence information in order to progress discussions regarding a potential transaction.

From March 19 to March 28, 2019, due diligence meetings were held at VMware's headquarters in Palo Alto, California and by video conference. These meetings included representatives of Pivotal's and VMware's management, as well as representatives of Morgan Stanley (financial advisor to the Pivotal Special Committee) and Lazard (financial advisor to the VMware Special Committee).

On March 20, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, to discuss the due diligence process for a potential transaction.

Pivotal assembled an online data room for purposes of the due diligence review process and provided access to VMware representatives. The due diligence information provided to VMware at this stage primarily related to business diligence matters such as research and development ("R&D"), services and go-to-market strategy, financials and human resources.

On March 22, 2019, the Pivotal Board held a meeting during which it approved Pivotal's financial plan and budget for fiscal year 2020, the substance of which had been previewed in draft form with the

Pivotal Board during a Pivotal Board meeting on January 28, 2019 and reviewed certain management projections described under "—Financial Projections."

On March 29, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, to discuss the current status of the due diligence process being conducted by VMware, including next steps and outstanding due diligence requests by VMware. The Pivotal Special Committee considered whether other companies might have an interest in a potential acquisition of Pivotal, although it was cognizant of the risks inherent in a wider sale process, including the possibility of an information leak that Pivotal was considering a sale, and that Dell had the ability to prevent any alternative transaction from being consummated. At this meeting, the Pivotal Special Committee also approved the use of the Initial Outlook (as defined in the section entitled "—Financial Projections") in Morgan Stanley's analysis of the potential transaction.

On April 2, 2019, Mr. Gelsinger emailed Mr. Mee regarding scheduling a meeting to discuss a potential transaction.

On April 5, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, to continue to discuss the status of due diligence and discussions with VMware regarding a potential transaction. During the meeting, the Pivotal Special Committee discussed potential ways of progressing discussions in relation to a potential transaction. They also discussed other companies that might have an interest in a potential transaction with Pivotal, considering whether other companies would have the desire and capacity to pursue a potential acquisition of Pivotal. The Pivotal Special Committee discussed Pivotal's governance structure and that such other companies that might otherwise be interested may also take into account that Pivotal had a controlling stockholder. In light of the fact that Pivotal was not for sale, they also considered the risks of contacting other potential acquirers, including the possibility of an information leak that Pivotal was considering a sale and the potential impacts that a leak could have on Pivotal, its business and any potential discussions with VMware. The Pivotal Special Committee ultimately determined not to contact other companies at that time regarding a potential acquisition of Pivotal.

On April 8, 2019, Mr. Mee suggested to the Pivotal Special Committee that he meet with Mr. Gelsinger and the Pivotal Special Committee agreed.

On April 9, 2019, the Pivotal Board held a meeting at which members of the Pivotal Special Committee provided an update on the current status of discussions between Pivotal and VMware, including VMware's progress on conducting due diligence on Pivotal.

On April 9, 2019, the VMware Board held a regularly scheduled meeting at which VMware management presented to the VMware Board on various potential transactions, including with Dell, and the VMware Board received an update on the preliminary due diligence being conducted on Pivotal.

On April 10, 2019, Mr. Mee and Mr. Gelsinger met for dinner in San Francisco, California. Mr. Gelsinger noted that due diligence was progressing, but VMware was also working on other matters. At that time, the VMware Special Committee had not yet decided whether or not to make an offer to acquire Pivotal.

On April 12, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, at which VMware's due diligence process was discussed, as well as next steps in connection with a potential transaction. Also during this meeting, Mr. Mee provided an update to the Pivotal Special Committee on his discussions with Mr. Gelsinger, noting in particular that VMware remained interested in the potential transaction, but that it did not appear that VMware would submit a proposal in the near-term. The Pivotal Special Committee continued to consider whether other companies might have an interest in a potential acquisition of Pivotal, though continued to be cognizant of the risks and dynamics inherent in a wider sale process.

On April 19, 2019, the Pivotal Special Committee held a telephonic meeting, at which representatives of Pivotal management, Latham & Watkins and Morgan Stanley were present, to discuss process and next steps that would be expected if and when VMware made a proposal for a potential transaction.

On June 4, 2019, Pivotal's first quarter fiscal year 2020 earnings call took place, during which representatives of Pivotal, including Mr. Mee and Cynthia Gaylor, the Chief Financial Officer of Pivotal, discussed Pivotal's performance and outlook for the remainder of the fiscal year. Pivotal lowered full year guidance due to sales execution issues and increasing complexity in the technology landscape which drove lower than expected revenue, deferred revenue and certain other metrics. The trading price of Pivotal's common stock declined from a closing price of $18.54 on June 4, 2019 (the day on which the earnings call occurred after the close of regular market trading hours) to a closing price of $10.89 on June 5, 2019 (the day following the earnings call).

On June 13, 2019, the VMware Special Committee met telephonically with representatives of VMware management, Lazard, Gibson Dunn and Wilson Sonsini to discuss, among other things, Pivotal's first quarter fiscal year 2020 financial results that were announced on June 4, 2019 and the status of business due diligence. During the meeting, VMware management noted that VMware was continuing to work on the financial model for Pivotal and develop the business plan for integrating Pivotal in the event of a transaction.

On June 25, 2019, the Pivotal Board held a regularly scheduled meeting at which members of the Pivotal Special Committee provided an update on discussions with VMware. Among other things, Pivotal management also discussed with the Pivotal Board the Revised Outlook (as defined in the section entitled "—Financial Projections") based on the performance to date and the outlook for Pivotal at the time.

On June 25, 2019, the VMware Board held a regularly scheduled meeting at which VMware management presented to the VMware Board on various potential transactions, including with Dell. The VMware Board determined that the VMware Special Committee should continue, together with VMware management, its review and evaluation of a potential transaction involving Pivotal.

On the same date, the VMware Special Committee met with representatives of VMware management, Wilson Sonsini, Lazard and Gibson Dunn to discuss, among other things, VMware management's views on the strategic importance of acquiring Pivotal and management's preliminary views on Pivotal's financial projections as part of VMware. Upon consideration of VMware management's recommendation, the VMware Special Committee requested that VMware management conduct a more thorough due diligence review of Pivotal, together with advisors, with a view to providing a readout to the VMware Special Committee by July 25, 2019. At this meeting, the VMware Special Committee requested that Ms. Dykstra reach out to the chair of the Pivotal Special Committee to open a channel of communication.

On June 27, 2019, Ms. Dykstra called Ms. Lankton for an introduction, noting that business due diligence was progressing but the VMware Special Committee had not yet decided whether to make an offer to acquire Pivotal. The next day, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, during which Ms. Lankton recounted her conversation with Ms. Dykstra. Members of the Pivotal Special Committee and its representatives discussed the call and possible next steps.

On July 3, 2019, Lazard sent an additional list of diligence requests to representatives of Morgan Stanley. On July 12, 2019, representatives of Morgan Stanley returned Pivotal's responses to Lazard's requests.

On each of July 11, 2019 and July 18, 2019, the VMware Special Committee met with representatives of Lazard and Gibson Dunn to further discuss, among other things, a potential acquisition of Pivotal.

On July 15, 2019, the Pivotal Special Committee held a telephonic meeting, at which representatives of Pivotal management, Latham & Watkins and Morgan Stanley were present, to discuss the status of the potential transaction, specifically in connection with VMware's due diligence requests and progress to date. After discussion, the Pivotal Special Committee determined not to contact other companies that might have an interest in acquiring Pivotal at that time.

Over the course of the following week, there were several exchanges between the parties and their advisors about the due diligence requests, requests for clarification and prioritization. Pivotal responded to the VMware due diligence requests and additional due diligence meetings were held on July 19, 2019 to address the follow-up questions from VMware. Due diligence continued throughout the process.

On July 25, 2019, the VMware Special Committee met telephonically with representatives of VMware management, Wilson Sonsini, Lazard and Gibson Dunn to discuss, among other things, management's further refined views regarding the strategic rationale for acquiring Pivotal and the associated considerations thereof. Gibson Dunn again reviewed with the members of the VMware Special Committee their fiduciary duties in the context of evaluating a potential transaction with Pivotal and further discussed VMware's intention that any transaction would include a non-waivable condition that the transaction be approved by (i) the Pivotal Special Committee and (ii) the holders of a majority of Pivotal capital stock unaffiliated with Dell and VMware. Representatives of Lazard discussed key observations and takeaways from due diligence to date and a preliminary financial analysis of Pivotal. During the course of such discussion, the VMware Special Committee discussed potential structures for the acquisition of Pivotal, including a cash premium acquisition for the shares of Class A common stock and an exchange of shares of Class B common stock held by Dell for shares of VMware Class B common stock using an exchange ratio based upon the unaffected market price of the Class A common stock and VMware's Class A common stock.

On July 29, 2019, the Pivotal Special Committee held a telephonic meeting, at which representatives of Pivotal management, Latham & Watkins and Morgan Stanley were present, to discuss the status of due diligence regarding the potential transaction. Representatives of Pivotal management provided an update on the status of VMware's due diligence, noting that the preliminary due diligence process was substantially complete. The Pivotal Special Committee again discussed and determined not to contact other companies that might have an interest in acquiring Pivotal based on its consideration of the risk and dynamics inherent in a wider sale process, noting instead that if an agreement were reached with VMware, the Pivotal Special Committee would request including a "go-shop" provision such that Pivotal could solicit interest from other potential acquirers following entry into a definitive agreement with VMware.

On July 30, 2019, the VMware Special Committee met telephonically with representatives of VMware management, Wilson Sonsini, Lazard and Gibson Dunn to discuss, among other things, a potential integration and organizational approach with respect to Pivotal in order to align research and development teams, as well as sales, marketing and services to minimize business disruption and ensure an accelerated value capture from synergies through one go-to-market approach. The VMware Special Committee also discussed with VMware management a communications plan to educate key stakeholders on the benefits of a Pivotal transaction to VMware and its stockholders and to engage, align and inspire employees. In connection with such discussion, VMware management outlined the confirmatory due diligence that would need to be completed as well as a potential timeline to completion should the VMware Special Committee choose to move forward with a Pivotal transaction and make an offer to Pivotal. Representatives of Lazard discussed a preliminary financial analysis of Pivotal focusing on potential initial offer prices for the shares of Class A common stock, assuming an exchange of shares of Class B common stock held by Dell for shares of VMware Class B common stock using an exchange ratio based upon the unaffected market price of the Class A common stock and VMware's Class A common stock and the corresponding premium associated with such offer prices and implied enterprise values. Following discussion, the VMware Special Committee determined to offer $13.75 in cash per share of Class A common stock to the Pivotal Special Committee. Representatives of Gibson Dunn discussed with the VMware Special Committee the potential key terms of a Pivotal transaction. Representatives of Gibson Dunn also discussed with the VMware Special Committee that pursuant to the listing rules of the NYSE, approval of VMware's stockholders would be required if more than one percent of VMware's outstanding shares were issued to Dell in the potential transaction, and it would need to be determined whether to request that such vote be obtained from the holders of a majority of the outstanding VMware common stock unaffiliated with Dell and its affiliates (i.e., a VMware majority of the minority vote). The VMware Special Committee also discussed, among other things, its intention that any initial proposal to Pivotal would include a non-waivable condition that the transaction be approved by (i) the Pivotal Special Committee and (ii) the holders of a majority of Pivotal capital stock unaffiliated with Dell and VMware. The VMware Special Committee determined that in light of Pivotal's prior quarter financial results it would be important to receive an update on Pivotal's second financial quarter, which would end shortly before delivering any offer.

On July 31, 2019, the Pivotal Special Committee held a telephonic meeting, at which representatives of Pivotal management, Latham & Watkins and Morgan Stanley were present, to discuss the status of the potential transaction. The members of the Pivotal Special Committee, the representatives of Pivotal management and representatives of Morgan Stanley in attendance discussed Pivotal's business as well as the competitive landscape. Following this discussion, the Pivotal Special Committee discussed the potential timeline of a potential transaction. In addition, representatives of Morgan Stanley and the Pivotal Special Committee discussed the Revised Outlook. Morgan Stanley also discussed its preliminary financial analyses of the transaction as well as Wall Street research analyst perspectives on Pivotal's future financial results and share price. The Pivotal Special Committee approved the Revised Outlook and certain extrapolations of the Revised Outlook prepared by Morgan Stanley (and reviewed by Pivotal management) for use in Morgan Stanley's analysis of the potential transaction and for preparation of Morgan Stanley's opinion, as described in more detail in the section entitled "—Financial Projections."

On August 1, 2019, Lazard informed representatives of Morgan Stanley that VMware would likely be in a position to submit an initial offer for the shares of Class A common stock with respect to a potential transaction by the end of the week, subject to receipt of a few additional due diligence items, including a preliminary forecast of certain of Pivotal's financial results for the second fiscal quarter of 2020, which Pivotal provided.

On August 2, 2019, the VMware Board held a meeting with representatives of VMware management, Gibson Dunn, Wilson Sonsini, Lazard and JPMorgan. During the meeting, the Chair of the VMware Special Committee provided an update to the VMware Board noting that subject to receipt of certain financial information, the VMware Special Committee was preparing to make an offer to the Pivotal Special Committee to acquire all of the outstanding shares of Class A common stock for cash at a premium to the current market price and further discussed the VMware Special Committee's intention that any transaction would include a non-waivable condition that the transaction be approved by (i) the Pivotal Special Committee and (ii) the holders of a majority of Pivotal common stock unaffiliated with Dell and VMware.

On August 4, 2019, the VMware Special Committee met telephonically with representatives of Lazard and Gibson Dunn to discuss the due diligence information received regarding Pivotal's second financial quarter. Representatives of Lazard noted that Pivotal expected to achieve or exceed the preliminary forecast of Pivotal's revenue for the second fiscal quarter of 2020. The VMware Special Committee then discussed conveying the initial offer of $13.75 in cash per share of Class A common stock to Pivotal's Special Committee and noted the importance of conveying that: (1) the merger would be predicated on the affirmative vote by the holders of a majority of Pivotal common stock unaffiliated with Dell and VMware, which condition was non-waivable, (2) the offer would be contingent on Dell's acceptance of a support agreement regarding the conversion of the shares of Class B common stock held by Dell for shares of VMware, the details of which had not yet been negotiated but such conversion would be at an implied value per share less than the cash being offered to holders of the shares of Class A common stock, (3) the offer would be contingent on approval of the Pivotal Special Committee and (4) the VMware Special Committee would seek support of the transaction from Ford and a commitment to vote its shares in favor of the transaction. The VMware Special Committee determined that Ms. Dykstra should convey such offer to the Pivotal Special Committee.

On August 4, 2019, Ms. Dykstra called Ms. Lankton to relay a verbal offer of $13.75 in cash per share for the Class A common stock and the key terms thereof, including that the proposal would be subject to approval by (i) the Pivotal Special Committee and (ii) a vote of the holders of a majority of the Pivotal capital stock unaffiliated with Dell and VMware, which condition was non-waivable. Ms. Dykstra also indicated that the offer was subject to completion of due diligence.

Later on August 4, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, at which Ms. Lankton summarized the offer presented by Ms. Dykstra during their call.

On August 5, 2019, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, to discuss the status of the potential transaction and Ms. Lankton's discussion with Ms. Dykstra. Representatives of Morgan Stanley gave a presentation during this meeting and discussed with the Pivotal Special Committee a preliminary financial analysis of VMware's offer. Representatives of Latham & Watkins then gave a presentation to the Pivotal Special Committee on its fiduciary duties and responsibilities in connection with evaluating the offer from VMware. Following those presentations, the Pivotal Special Committee discussed Pivotal's go-forward strategy in negotiations and the appropriate response to VMware's initial offer. Following discussion, the Pivotal Special Committee determined that it would not be willing to proceed with a potential transaction at the price per share of Class A common stock proposed by VMware and that Ms. Lankton should respond to Ms. Dykstra with a counter-offer of $16.50 in cash per share of Class A common stock, which would represent a 10% premium to the price per share of Class A common stock in Pivotal's initial public offering. The Pivotal Special Committee also discussed various potential contract terms as part of negotiations with VMware and determined that Pivotal should request a "go-shop" provision as part of its response to VMware.

During this time the due diligence process continued.

On August 6, 2019, Ms. Lankton communicated to Ms. Dykstra Pivotal's counter-offer of $16.50 in cash per share of Class A common stock and the request for inclusion of a "go-shop" provision in the potential merger agreement. Ms. Lankton and Ms. Dykstra also discussed process and the finalization of VMware's due diligence process. Following that conversation, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, during which Ms. Lankton provided an update on her conversation with Ms. Dykstra.

Also on August 6, 2019, the VMware Special Committee met with representatives of Lazard and Gibson Dunn to discuss Pivotal's counteroffer. Following discussion, the VMware Special Committee determined to raise its offer to $14.25 in cash per share of Class A common stock and reject the request for inclusion of a "go-shop" provision in the potential merger agreement. At the VMware Special Committee's direction, Ms. Dykstra then called Ms. Lankton and conveyed the revised offer approved by the VMware Special Committee and the VMware Special Committee's position that it would not be willing to accept a "go-shop" provision as part of the potential transaction.

Representatives of Lazard also discussed with representatives of Morgan Stanley that the VMware Special Committee was having difficulty justifying Pivotal's counter-offer based on the financial performance and trajectory of Pivotal. Lazard requested additional due diligence information to assist the VMware Special Committee in their continued evaluation of Pivotal.

Later on August 6, the Pivotal Special Committee reconvened following receipt of the counter-offer from VMware and held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present. Representatives of Morgan Stanley conveyed the messages it received from Lazard with respect to VMware's counter-offer, noting that the VMware Special Committee was having difficulty justifying a higher price based on the financial performance and trajectory of Pivotal and had requested additional due diligence information to assist them in their continued evaluation of Pivotal. The Pivotal Special Committee and Pivotal representatives discussed a further counter-offer of $15.75 per share of Class A common stock, and also discussed the relative value of the Class A common stock to the Class B common stock. The Pivotal Special Committee agreed that Ms. Lankton would present such a counter-offer and would also continue to ask for inclusion of a "go-shop" provision in the potential merger agreement. Representatives of Latham & Watkins then provided a description of key issues expected in the merger agreement, including the amount of a termination fee in the event that Pivotal were to accept a superior proposal from another acquirer after entering into a definitive agreement with VMware. Representatives of Latham & Watkins led a discussion with the Pivotal Special Committee and its representatives about customary termination fees.

On August 7, 2019, Ms. Lankton called Ms. Dykstra to communicate Pivotal's counter-offer and again requested inclusion of a "go-shop" provision in the potential merger agreement.

Also on August 7, 2019, the VMware Special Committee met telephonically with representatives of Lazard and Gibson Dunn to discuss Pivotal's counteroffer. Following discussion, the VMware Special Committee asked Lazard to analyze the aggregate consideration assuming various exchange ratios that could be utilized for the exchange of shares of Class B common stock held by Dell for VMware common stock. Upon receipt of such analyses, the VMware Special Committee reconvened with representatives of Lazard and Gibson Dunn and determined that it would be prudent to begin negotiation of definitive documentation with Pivotal and its representatives on the terms discussed with representatives of Gibson Dunn and for Lazard to communicate the remaining confirmatory due diligence items for Pivotal before the VMware Special Committee communicated any counterproposal to the Pivotal Special Committee. The VMware Special Committee also requested that Lazard reach out to Goldman Sachs & Co. LLC ("Goldman Sachs"), financial advisor to Dell, to communicate that it was evaluating a proposal to acquire the shares of Class B common stock held by Dell in connection with its evaluation of an acquisition of Pivotal.

On August 7, 2019, representatives of Lazard called representatives of Goldman Sachs, financial advisor to Dell, to indicate that the VMware Special Committee was evaluating a proposal to acquire the shares of Class B common stock of Pivotal held by Dell in exchange for common stock of VMware.

Also on August 8, 2019, the VMware Special Committee met telephonically with representatives of Lazard and Gibson Dunn and confirmed that representatives of Lazard were authorized to communicate to Morgan Stanley that the VMware Special Committee was reviewing the Pivotal Special Committee's latest proposal but required that confirmatory due diligence materials be made available to enable that review.

Later on August 8, 2019, representatives of Morgan Stanley and Lazard held a call to discuss VMware's outstanding high-priority due diligence requests. Representatives of Lazard requested certain due diligence responses from Pivotal, noting that following receipt of such information VMware would be prepared to provide a "best and final" offer. Representatives of Lazard also noted that Gibson Dunn would be circulating an initial draft of the merger agreement to Latham & Watkins.

The Pivotal Special Committee held a telephonic meeting on August 8, 2019, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, to discuss the conversation between representatives of Morgan Stanley and Lazard earlier in the day. During the meeting, the Pivotal Special Committee discussed strategies for finishing due diligence and final price negotiations.

On August 9, 2019, Gibson Dunn sent an initial draft of the merger agreement to Latham & Watkins. Representatives of Gibson Dunn also communicated to representatives of Latham & Watkins that, upon receipt of a proposal to acquire shares of Class B common stock held by Dell, Dell may need to file an amendment to its Schedule 13D in respect of its ownership of VMware common stock, which would likely include the status of negotiations between the parties. Steps were also taken on this day by representatives of Pivotal and VMware to finalize due diligence requests and responses. The draft of the merger agreement provided, among other things, that approval of the potential acquisition would be conditioned on the approval of the holders of a majority of the outstanding Class A common stock not owned by VMware or its affiliates, including Dell and EMC Corporation, but did not provide for a "go-shop" provision. The merger agreement also included a termination fee, payable under various circumstances specified in the merger agreement, including if the merger agreement was terminated in favor of a superior proposal, but did not include an amount for such a fee.

On August 11, 2019, the VMware Special Committee met telephonically with representatives of Lazard and Gibson Dunn and discussed potential exchange ratios to propose to Dell regarding the exchange of shares of Class B common stock held by Dell for VMware common stock. The VMware Special Committee discussed potential exchange ratios based on volume weighted average prices of VMware common stock and Pivotal common stock across various measurement periods, as well as whether to offer Dell shares of VMware Class A common stock or VMware Class B common stock in respect of shares of Class B common stock held by Dell. Following such discussion, the VMware Special Committee determined to propose an exchange ratio of 0.0550 of a share of VMware Class A common stock for each share of Class B common stock of Pivotal owned by Dell. Representatives of Gibson Dunn reviewed with the VMware Special Committee a draft of the support agreement and discussed whether to condition the issuance of VMware common stock to Dell on the prior affirmative vote of a majority of the VMware capital stock unaffiliated with Dell and its affiliates. The VMware Special Committee noted that it would offer VMware Class A common stock and propose a majority of the minority voting condition, but noted that it may be prepared to negotiate those points with Dell in return for favorable economic terms. Following discussion, the VMware Special Committee directed representatives of Lazard, subject to final approval by the chair of the VMware Special Committee following the close of trading on August 12, 2019, to communicate the proposal to representatives of Goldman Sachs on August 13, 2019 with a draft of the proposed Dell support agreement to follow. Representatives of Lazard also provided an update on due diligence noting that Pivotal's updated expectations for its recently completed financial quarter showed revenue and operating profits higher than previously communicated.

During the week of August 12, 2019, members of Pivotal's management held a series of due diligence calls with representatives of VMware relating to various aspects of Pivotal's business, including with respect to intellectual property, litigation, commercial and employee matters. Latham & Watkins and Davis Polk conferred with the Pivotal Special Committee, representatives of Morgan Stanley and Pivotal management to revise the terms of the draft merger agreement.

On August 13, 2019, the Pivotal Special Committee executed an engagement letter with Morgan Stanley to act as its financial advisor in connection with the proposed sale of all or substantially all of the business or assets or all or a majority of the equity of Pivotal.

On August 13, 2019, following final approval of the chair of the VMware Special Committee, representatives of Lazard communicated the proposed exchange ratio of 0.0550 to representatives of Goldman Sachs and the draft support agreement was then shared with Dell. In addition, representatives of VMware management provided an update to representatives of Dell management on the status of negotiations between the VMware Special Committee and the Pivotal Special Committee and thereafter provided periodic updates regarding the status of the transaction through signing.

Later on August 13, 2019, the board of directors of Dell (the "Dell Board") held a telephonic meeting to discuss, among other things, a potential transaction between VMware and Pivotal, and the proposal from the VMware Special Committee received earlier that day. During this meeting, the Dell Board received an update from Dell's senior management on the status of negotiations between the VMware Special Committee and the Pivotal Special Committee. Dell's general counsel advised the Dell Board on its fiduciary duties in considering a potential transaction between two of the company's controlled subsidiaries. After this discussion, a representative of Goldman Sachs joined the meeting and provided an overview of VMware's proposal to acquire Pivotal. The Dell Board thereafter engaged in discussion with respect to the potential transaction, and following such discussion approved a resolution authorizing Dell to evaluate the proposal from VMware's Special Committee and the potential transaction between VMware and Pivotal, to engage in discussions and negotiations with VMware relating to the potential transaction, and to report back to the Dell Board for further consideration and approval before entering into any agreements with respect to the proposal or potential transaction. The Dell Board further resolved and directed Dell to file with the SEC an amendment to Dell's beneficial ownership report in VMware on Schedule 13D disclosing the proposal from VMware and that Dell was evaluating whether to support the proposed transaction in which its stockholdings in Pivotal may be exchanged for shares of VMware common stock.

On August 14, 2019, the VMware Special Committee met with representatives of VMware management, Lazard and Gibson Dunn to discuss an update on recent due diligence. Representatives of VMware management communicated that the business case for acquiring Pivotal was improved through due diligence. The VMware Special Committee also discussed a potential counterproposal to Pivotal's last proposal of $15.75 per share of Class A common stock. Following a review from Lazard of the total enterprise value attributed to Pivotal at various mixes of consideration, the VMware Special Committee approved a best and final offer of $15.00 per share of Class A common stock and authorized Lazard to communicate the proposal to Morgan Stanley.

Later on August 14, 2019, representatives of Lazard delivered the VMware Special Committee's proposal to representatives of Morgan Stanley, noting that the transaction would continue to be subject to non-waivable conditions requiring (i) the approval of the holders of a majority of the outstanding shares of Class A common stock not owned by VMware or its affiliates, including Dell and EMC Corporation, and (ii) approval of the Pivotal Special Committee. Representatives of Lazard also noted that the proposal assumed that VMware would separately negotiate the acquisition of the shares of Class B common stock in exchange for VMware common stock, at an implied price per share less than the price paid for the shares of Class A common stock.

Later that same day, the Pivotal Special Committee held a telephonic meeting, with representatives of Pivotal management, Morgan Stanley and Latham & Watkins present, at which representatives of Morgan Stanley provided an update on VMware's latest proposal. The Pivotal Special Committee determined that it would be willing to proceed with negotiating transaction documents on the basis of VMware's latest proposal, subject to understanding the economics of the exchange of shares of Class B common stock held by Dell for shares of VMware Class A common stock and directed Morgan Stanley to so inform Lazard. The Pivotal Special Committee also discussed the material issues in the draft merger agreement with its advisors. The Pivotal Special Committee again requested a "go-shop" provision such that Pivotal could solicit interest from other potential acquirers following entry into a definitive agreement with VMware.

Following the Pivotal Special Committee meeting, representatives of Morgan Stanley informed representatives of Lazard that the Pivotal Special Committee had determined that it would be willing to proceed with negotiating transaction documents based on VMware's proposal, subject to understanding the economics of the exchange of shares of Class B common stock held by Dell. During that conversation, Lazard informed Morgan Stanley that the VMware Special Committee intended that shares of Class B common stock held by Dell would be converted to shares of VMware Class A common stock at an exchange ratio determined based on then-prevailing market prices and had communicated such offer to Dell.

Later on August 14, 2019, Dell publicly filed an amendment to its Schedule 13D with respect to VMware, disclosing that the Pivotal Special Committee and the VMware Special Committee were proceeding to negotiate definitive agreements with respect to a transaction for VMware to acquire all of the outstanding shares of Class A common stock for cash at a per share price equal to $15.00. The Schedule 13D amendment also disclosed that the VMware Special Committee made a request to Dell, in writing, that Dell exchange all of its outstanding shares of Class B common stock other than shares of Class B common stock held by VMware for shares of VMware Class A common stock. Pivotal also issued a press release on August 14, 2019 and filed a Current Report on Form 8-K on August 15, 2019 that each disclosed the potential transaction and the potential consideration per share of Class A common stock.

During the evening of August 14, 2019, Latham & Watkins circulated a revised draft of the merger agreement to Gibson Dunn with changes including, among others, the continued request for a go-shop period following the signing of the merger agreement.

On August 16, 2019, representatives of Simpson Thacher & Bartlett LLP ("Simpson Thacher"), legal counsel to Dell, delivered a revised draft of the support agreement to representatives of Gibson Dunn. The revised draft provided, among other things, that Dell would receive shares of VMware Class B common stock (as opposed to VMware Class A common stock as originally proposed by the VMware Special Committee) and that Dell, as the holder of a majority of VMware's outstanding common stock, would approve the issuance of VMware shares in an action by written consent. On the same day, representatives of Goldman Sachs communicated to representatives of Lazard a proposed exchange ratio of 0.0580 shares of VMware Class B common stock in exchange for each share of Class B common stock owned by Dell.

Between August 16, 2019 and August 21, 2019, representatives of Gibson Dunn conferred with the VMware Special Committee, representatives of Lazard and VMware management to revise the terms of the draft support agreement.

Also on August 16, 2019, Gibson Dunn circulated a draft voting agreement to representatives of Latham & Watkins, to be signed by Ford, in connection with the voting of its shares in favor of a merger at any stockholder meeting in connection with the potential transaction.

Later on August 16, 2019, Gibson Dunn circulated a revised draft of the merger agreement to Latham & Watkins, rejecting Pivotal's request for a go-shop provision and proposing instead a "window-shop" provision which would allow Pivotal to engage in discussions in connection with unsolicited proposals from third parties after following specified procedures in the merger agreement. The revised draft merger agreement also included a proposed termination fee of $125 million to be paid by Pivotal in certain specified circumstances.

Between August 16, 2019 and August 22, 2019, representatives of Gibson Dunn, Wilson Sonsini, Latham & Watkins and Davis Polk, negotiated the proposed merger agreement and ancillary documentation.

On August 18, 2019, representatives of Gibson Dunn delivered a revised draft of the support agreement providing for an exchange ratio of 0.0550 shares of VMware Class A common stock in exchange for each share of Class B common stock owned by Dell and noting that the VMware Special

Committee was evaluating the request for VMware Class B common stock as well as the request for stockholder approval of the issuance by written consent.

Between August 18, 2019 and August 21, 2019, representatives of Gibson Dunn and Simpson Thacher negotiated the support agreement. Following discussions with the VMware Special Committee and Dell by their respective counsels, the parties agreed that shares of Class B common stock held by Dell would be exchanged for shares of VMware Class B common stock at an exchange rate of 0.0550 of a share of VMware Class B common stock for each share of Class B common stock held by Dell (other than those shares beneficially owned by VMware) and that the required stockholder approval would be effected by an action by written consent.

On August 19, 2019, Latham & Watkins circulated a revised draft of the merger agreement to Gibson Dunn which reflected input from the Pivotal Special Committee, Pivotal management and Davis Polk. Based on communications received by Latham & Watkins from the Pivotal Special Committee, the revised merger agreement reflected a $75 million termination fee to be paid by Pivotal in certain specified circumstances.

On August 20, 2019, the Pivotal Special Committee held a telephonic meeting at which representatives of Pivotal management, Latham & Watkins and Morgan Stanley were present. The parties discussed the status of the potential transaction and negotiations in connection with the draft merger agreement and other transaction documents, including the support agreement and voting agreement. Representatives of Latham & Watkins presented materials to the Pivotal Special Committee, which refreshed the Pivotal Special Committee on its fiduciary duties and summarized the key open issues in the transaction documents, including the termination fee that would be owed by Pivotal pursuant to the merger agreement in the event Pivotal were to accept an unsolicited superior proposal from a third party after entry into a definitive agreement with VMware. During the course of such discussions the Pivotal Special Committee agreed to forgo a "go-shop" provision in the merger agreement in light of the fact that no inquiries had been received since Dell's public filing of its Schedule 13D amendment and Pivotal's public filing of a Current Report on Form 8-K and issuance of a press release disclosing that the Pivotal Special Committee and the VMware Special Committee were proceeding to negotiate definitive agreements with respect to a transaction for VMware to acquire all of the outstanding shares of Class A common stock for cash at a per share price equal to $15.00 and that Dell had the ability to prevent any alternative transaction from being consummated. Following discussion of the key open issues, representatives of Latham & Watkins outlined the remaining key terms of the transaction documents and next steps in connection with the negotiation of the potential transaction. Representatives of Morgan Stanley discussed with the Pivotal Special Committee Morgan Stanley's preliminary financial analyses of the proposed consideration to be received by the holders of Class A common stock (other than holders of excluded Class A shares or dissenting shares).

On August 21, 2019, the Dell Board held a telephonic meeting to discuss, among other things, the potential transaction between VMware and Pivotal, and the proposed Dell support agreement in connection with that potential transaction. Representatives of Dell's senior management, Goldman Sachs, Simpson Thacher and Moelis & Company also participated. During this meeting, the Dell Board received an update on the potential transaction and an overview of the strategic rationale for combination of the two companies. Dell's general counsel further advised the Dell Board on its fiduciary duties in considering a potential transaction between two of the company's controlled subsidiaries. A representative of Goldman Sachs then reviewed its financial analysis with respect to the proposed transaction, and a representative of Moelis & Company reviewed Moelis & Company's financial analyses and rendered an oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 21, 2019, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations set forth in the written opinion, the proposed transaction was fair, from a financial point of view, to Dell and Denali. The Dell Board thereafter engaged in discussion with respect to the potential transaction, and following such discussion, each of Dell's disinterested directors and the Dell Board approved a resolution authorizing Dell to enter into the support agreement and the tax sharing agreement amendment on the basis that the merger, the stock consideration and the other transactions contemplated by the merger agreement are advisable and in the best interests of Dell and its stockholders.

Also on August 21, 2019, the VMware Special Committee held a telephonic meeting with representatives of VMware management, Lazard and Gibson Dunn. VMware management provided an overview of key findings from the confirmatory due diligence process and confirmed the strategic rationale and business model underlying the acquisition of Pivotal. Representatives of Gibson Dunn reviewed with the members of the VMware Special Committee their fiduciary duties under applicable law with respect to the proposed transaction with Pivotal and the provisions of the proposed merger agreement and support agreement. Representatives of Lazard reviewed with the VMware Special Committee its financial analyses and rendered an oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 21, 2019, that, as of such date and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration to be paid by VMware in the merger was fair, from a financial point of view, to VMware. Lazard's opinion is more fully described below under the section entitled "—Opinion and Materials of Financial Advisor to the VMware Special Committee (Lazard)" and is attached as Annex C to this proxy statement.

Following discussion, the VMware Special Committee resolved to recommend to the VMware Board that it approve the merger agreement and the voting agreement and the transactions contemplated thereby. The VMware Special Committee also approved VMware's entry into the support agreement and the tax sharing agreement amendment contemplated thereby.

Later on August 21, 2019, the VMware Board met telephonically to consider the merger agreement and the support agreement. Representatives of VMware management, JPMorgan, Wilson Sonsini and Gibson Dunn were also in attendance. Representatives of Wilson Sonsini reviewed with the members of the VMware Board their applicable fiduciary duties. Ms. Dykstra informed the VMware Board that the VMware Special Committee had resolved to recommend to the VMware Board that it approve the merger agreement and the voting agreement and the transactions contemplated thereby and that the VMware Special Committee had approved the entry into the support agreement and the tax sharing agreement amendment. Ms. Dykstra also discussed the VMware Special Committee's rationale for such recommendations and decisions. Following discussion, the VMware Board resolved to approve the merger agreement and voting agreement and the transactions contemplated thereby.

During the day on August 21 and into August 22, 2019, Latham & Watkins, Gibson Dunn, Davis Polk and Wilson Sonsini continued to further negotiate, and reach resolution on, the remaining open points in the transaction documents, which included key provisions such as the interim operating covenants and the amount of the termination fee, which the parties agreed to set at $95 million.

On August 22, 2019, the Pivotal Special Committee held a telephonic meeting with certain representatives of Pivotal's senior management, Morgan Stanley and Latham & Watkins in attendance. Representatives of Latham & Watkins discussed with the Pivotal Special Committee the fiduciary duties of directors in connection with evaluating Pivotal's strategic alternatives and the terms of the merger agreement, including, among other things, the parties' respective termination rights (including Pivotal's right to terminate the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal), the termination fee and the applicable closing conditions, including that the merger agreement must be approved by the vote of a majority of the outstanding Class A common stock not owned by VMware or its affiliates, including Dell and EMC Corporation. Also at this meeting, a representative of Morgan Stanley reviewed with the Pivotal Special Committee Morgan Stanley's financial analysis of the $15.00 per share consideration to be received by the holders of Class A common stock (other than holders of excluded Class A shares or dissenting shares). Morgan

Stanley rendered to the Pivotal Special Committee its oral opinion, subsequently confirmed in writing, that as of August 22, 2019, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of Class A common stock (other than holders of excluded Class A shares or dissenting shares) pursuant to the merger agreement was fair from a financial point of view to such holders. Morgan Stanley's opinion is more fully described below under the section entitled "—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)" and is attached as Annex B to this proxy statement. Following a discussion among the Pivotal Special Committee and its representatives, the Pivotal Special Committee resolved to recommend to the Pivotal Board that Pivotal enter into the merger agreement with VMware and the potential transaction at $15.00 per share of Class A common stock.

Following the meeting of the Pivotal Special Committee, the Pivotal Board held a telephonic meeting on August 22, 2019, at which certain representatives of Pivotal's senior management and representatives of Morgan Stanley, Davis Polk and Latham & Watkins were in attendance. All members of the Pivotal Board were present other than Egon Durban and Zane Rowe, both of whom were absent from the meeting. At this meeting, the Pivotal Special Committee presented its recommendation to enter into the merger agreement with VMware to the Pivotal Board. A representative of Davis Polk reviewed the final terms of the merger agreement and the Pivotal Board's fiduciary duties in connection with its approval. After considering the proposed terms of the merger agreement and the other transaction agreements and the various presentations of Morgan Stanley, Davis Polk and Latham & Watkins, Ms. Lankton and Ms. Klevorn, the disinterested and independent members of the Pivotal Board, unanimously (i) approved the merger agreement and the other transaction documents and declared that the merger agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of, Pivotal and its stockholders, (ii) approved and declared advisable the consummation of the transactions contemplated by the merger agreement and directed the officers of Pivotal to execute and deliver the merger agreement, (iii) directed that the merger agreement, and the treatment of Class A common stock and Class B common stock thereunder, be submitted to Pivotal's stockholders for adoption at the meeting of Pivotal's stockholders in accordance with the merger agreement and (iv) recommended that Pivotal's stockholders vote in favor of the adoption of the merger agreement and the transactions contemplated thereby, subject to the right of the Pivotal Board to withdraw or modify such recommendation in accordance with the merger agreement. Following these actions, all of the members of the Pivotal Board present made the same determination and approval described in the preceding sentence.

Following the closing of NYSE normal trading hours on August 22, 2019, the parties executed the merger agreement, support agreement and voting agreement.

Also on August 22, 2019, Pivotal and VMware issued a joint press release announcing the execution of the transaction. As of the date of this proxy statement, Pivotal has not received any inquiries from other potential buyers following the issuance of this joint press release.

Recommendation of the Pivotal Special Committee and the Pivotal Board of Directors; Purposes and Reasons for the Merger; Fairness of the Merger

In response to VMware's initial interest in a potential acquisition of Pivotal and in light of the presence of directors and officers of Dell and VMware on the Pivotal Board and the beneficial ownership of Dell and VMware combined of approximately 63.8% of the outstanding common stock of Pivotal (including the 16.1% of Pivotal's outstanding common stock held directly by VMware) and 94.6% of the total voting power of both classes of Pivotal's outstanding common stock as of August 30, 2019, the Pivotal Board determined that it was in the best interests of Pivotal and Pivotal's stockholders to establish the Pivotal Special Committee to manage the process for evaluating, negotiating and providing a recommendation to the Pivotal Board with respect to the potential acquisition or alternative transactions. The Pivotal Board delegated full power and authority to the Pivotal Special Committee in connection with its evaluation of the potential acquisition, including the full power and authority to: (i) evaluate and negotiate the terms of any proposed definitive or other agreements in respect of a potential sale of Pivotal, (ii) make recommendations to the Pivotal Board in respect of any potential transaction, including any recommendation to not proceed with or to recommend that Pivotal's stockholders reject a potential sale of Pivotal, and (iii) hire its own independent advisors. The Pivotal Board also unanimously among those voting resolved that it would not approve or recommend to Pivotal's stockholders any potential sale or business combination of Pivotal and VMware without the affirmative recommendation of the Pivotal Special Committee.

The Pivotal Special Committee

The Pivotal Special Committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated and directed the negotiation of the proposed merger, including the terms and conditions of the merger agreement. At the telephonic meeting held on August 22, 2019 (described above in the section entitled "—Background of the Merger"), the Pivotal Special Committee unanimously: (i) recommended and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, Pivotal and the holders of the Class A common stock, (iii) directed that the merger agreement and the other transaction documents, including the support agreement and the voting agreement, be submitted to the Pivotal Board for approval and (iv) recommended that the Pivotal Board approve the merger agreement, the other transaction documents and the merger for submission to Pivotal's stockholders for approval.

In the course of its deliberations and in reaching its determination and making its recommendations, the Pivotal Special Committee considered a number of substantive and procedural factors, including the following material factors:

  •
  the attractiveness of the Class A merger consideration to the holders of the Class A common stock other than VMware or any of its affiliates, including Dell and EMC LLC (such stockholders constitute Pivotal's unaffiliated security holders, as defined in Rule 13e-3 under the Exchange Act), including:

  •
  the Pivotal Special Committee's belief that it had obtained VMware's best and final offer at the conclusion of a lengthy negotiation process and that the Class A merger consideration of $15.00 per share in cash represented the highest per share consideration reasonably obtainable;

  •
  the then-current and recent trading prices of the Class A common stock on the NYSE relative to the $15.00 Class A merger consideration, including that: (i) the Class A merger consideration represents an 81% premium to $8.30, the closing trading price on August 14, 2019, the Last Unaffected Trading Day, (ii) the Class A merger consideration represents a 54% premium to $9.73, the average of the closing trading prices of the Class A common stock on the NYSE for the 30 consecutive trading days ending on the Last Unaffected Trading Day, (iii) the Class A merger consideration represents a 2% premium to $14.75, the average of the closing trading prices of the Class A common stock on the NYSE for the 90 consecutive trading days ending on the Last Unaffected Trading Day and (iv) the Class A merger consideration equals the price per share of Class A common stock offered to the public in connection with Pivotal's Initial Public Offering (the "IPO") on April 19, 2018; and

  •
  the fact that the Class A merger consideration will be paid in cash, providing certainty, immediate value and liquidity to the holders of the Class A common stock;

  •
  the fact that the exchange ratio for the Class B merger consideration of shares of Class B common stock held by Dell to VMware Class B common stock was based upon the unaffected relative "at-the-market" prices of the Class A common stock and the VMware Class A common stock (into which the Class B common stock and VMware Class B common stock are convertible);

  •
  the oral opinion of Morgan Stanley, subsequently confirmed in writing, rendered to the Pivotal Special Committee, that as of August 22, 2019, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of Class A common stock (other than holders of excluded Class A shares or dissenting shares) pursuant to the merger agreement was fair from a financial point of view to such holders, as set forth in such opinion, together with Morgan Stanley's financial analyses, each as more fully described in the section entitled "—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley);"

  •
  the Pivotal Special Committee's analysis and discussions with Pivotal management considering the current and historical financial condition, results of operations, business and prospects of Pivotal, as well as Pivotal's financial plan and prospects and risks if Pivotal were to remain independent and the potential impact of those factors on the trading price of the Class A common stock;

  •
  the likelihood that the merger would be completed based on, among other things:

  •
  the representation and warranty of VMware in the merger agreement that it would have access to sufficient immediately available funds to consummate the merger and that the merger is not subject to a financing condition;

  •
  the absence of any significant regulatory impediments to the merger;

  •
  Pivotal's ability, under certain circumstances pursuant to the merger agreement, to seek specific performance and to enforce specifically the terms of the merger agreement; and

  •
  the factors described below regarding the support agreement and voting agreement;

  •
  the terms of the merger agreement, including:

  •
  the fact that the merger agreement was not likely to preclude competing acquisition proposals, considering, among other things: (i) the ability of Pivotal under certain circumstances to entertain unsolicited proposals for an acquisition that constitutes or is reasonably likely to lead to a superior proposal and negotiate with, and provide information to, third parties making such proposals, (ii) the ability of the Pivotal Special Committee under certain circumstances to withdraw or modify its recommendation that the holders of the Class A common stock approve the merger, including in connection with a superior proposal, (iii) Pivotal's right to terminate the merger agreement under certain circumstances in order to accept a superior proposal and enter into a definitive agreement with respect to such superior proposal, (iv) the termination fee Pivotal would be required to pay to VMware in connection with the termination of the merger agreement in order to enter into an agreement with respect to a superior proposal and certain other circumstances being limited to $95 million, which the Pivotal Special Committee considered to be reasonable and customary given market practice, and (v) the factors described below regarding the support agreement and voting agreement; and

  •
  the other terms and conditions of the merger agreement, described in the section entitled "The Merger Agreement" which the Pivotal Special Committee, after consulting with its legal counsel, considered to be reasonable and consistent with precedents it deemed relevant;

  •
  with respect to the entry by Dell into the support agreement with VMware, EMC LLC, and solely with respect to Section 5 and 6 therein, EMC Corporation and VMW Holdings:

  •
  the fact that the support agreement obligates Dell, subject to certain exceptions, to vote in favor of the merger and that Pivotal is a third-party beneficiary of the support agreement for purposes of enforcing this obligation, thus providing for greater certainty that the merger will be consummated;

  •
  the fact that the support agreement automatically terminates, among other circumstances, if the merger agreement is terminated by Pivotal in order to enter into an agreement with respect to a superior proposal or a change in recommendation by the Pivotal Special Committee, which permits Dell to support a transaction involving a superior proposal; and

  •
  the other terms of the support agreement, described in the section entitled "Consent and Support Agreement," which the Pivotal Special Committee, after consulting with its legal counsel, considered to be reasonable and consistent with precedents it deemed relevant;

  •
  with respect to the entry by Ford into the voting agreement with VMware:

  •
  the fact that the voting agreement obligates Ford, subject to certain exceptions, to vote in favor of the merger, thus providing for greater certainty that the merger will be consummated;

  •
  the fact that the voting agreement automatically terminates, among other circumstances, if the merger agreement is terminated by Pivotal in order to enter into an agreement with respect to a superior proposal or a change in recommendation by the Pivotal Special Committee, which permits Ford to support a transaction involving a superior proposal; and

  •
  the other terms of the voting agreement, described in the section entitled "Voting Agreement" which the Pivotal Special Committee, after consulting with its legal counsel, considered to be reasonable and consistent with precedents it deemed relevant;

  •
  the fact that there were no indications of interest from third parties in an acquisition of Pivotal following the public announcement on August 14, 2019 in an amendment to Dell's Schedule 13D for VMware, in a press release issued by Pivotal on August 14, 2019 and a Current Report on Form 8-K publicly filed by Pivotal on August 15, 2019, disclosing that the Pivotal Special Committee and the VMware Special Committee were in discussions in connection with a potential transaction, pursuant to which the Pivotal Special Committee and the VMware Special Committee were proceeding to negotiate definitive agreements with respect to a transaction for VMware to acquire all of the outstanding shares of Class A common stock for cash at a per share price equal to $15.00;

  •
  the factors that the Pivotal Special Committee believes were and are present to establish sufficient procedural safeguards providing for the fairness of the merger and for the Pivotal Special Committee to represent the interests of the holders of the shares of Class A common stock that are not affiliated with VMware or any of its affiliates, including Dell and EMC LLC (which constitute the unaffiliated security holders as defined under Rule 13e-3 under the Exchange Act):

  •
  the Pivotal Special Committee consists solely of directors of Pivotal who are independent, disinterested with respect to the merger and not otherwise affiliated with Pivotal, Dell or VMware;

    •
    the Pivotal Special Committee engaged its own independent financial and legal advisors to advise it;

    •
    the fact that the adoption of the merger agreement is conditioned, among other things, on the vote of the holders of a majority of the shares of Class A common stock not held by VMware or any of its affiliates, including Dell and EMC LLC;

    •
    the resolutions of the Pivotal Board establishing the Pivotal Special Committee and delegating to it the authority not to recommend the approval of the merger or any other transaction;

    •
    the availability of appraisal rights to each of the holders of Pivotal's Class A common stock who comply with all of the required procedures under the DGCL, as further described in the section entitled "Appraisal Rights;" and

    •
    the Pivotal Board's ability (acting upon the recommendation of the Pivotal Special Committee), under certain circumstances, to withdraw (or modify or qualify) its recommendation that Pivotal's stockholders vote to adopt the merger agreement;

  •
  the process followed by the Pivotal Special Committee prior to entry into the merger agreement, including:

  •
  the Pivotal Special Committee, together with its legal and financial advisors, met on 17 occasions prior to Pivotal's entry into the merger agreement to discuss and evaluate the strategic and other alternatives available to Pivotal (including Pivotal's standalone growth prospects), the procedures for the sale process, the management of the sale process and the review of various transaction documents including the merger agreement, support agreement and voting agreement;

  •
  the fact that the terms of the merger agreement and the Class A merger consideration resulted from due diligence and other discussions between the Pivotal Special Committee, Pivotal management and their respective legal and financial advisors, on the one hand, and VMware, the VMware Special Committee and their respective legal and financial advisors, on the other hand; and

  •
  detailed consideration of the relative advantages and disadvantages of conducting a formal pre-signing market check, including the risk of leaks, the risk of losing key personnel or having difficulty attracting new personnel, the risk of negatively impacting customer retention and Pivotal's business, the fact that Dell had the ability to prevent any alternative transaction from being consummated, the risk that VMware might terminate negotiations or reduce its offer price, and the Pivotal Special Committee's belief that such substantial risks outweighed the potential benefits to Pivotal of a formal pre-signing market check.

The Pivotal Special Committee also considered a number of potentially negative factors in its deliberations concerning the merger, including the following material factors:

  •
  the risk that the merger might not be completed, including the effect of the pendency of the merger and the effect such failure to be completed may have on:

  •
  the trading price of shares of the Class A common stock;

  •
  Pivotal's operating results, including the costs incurred in connection with the merger; and

  •
  Pivotal's ability to attract and retain key personnel and customers;

  •
  that Pivotal will no longer exist as a publicly traded company and that the unaffiliated security holders will no longer participate in the future growth of Pivotal's business;

  •
  the fact that no formal market check was conducted prior to the signing of the merger agreement;

  •
  that, under the terms of the merger agreement, Pivotal is restricted from actively soliciting acquisition proposals and will be required to pay to VMware a termination fee if the merger agreement is terminated to enter into an alternative agreement in connection with a superior proposal and under certain other circumstances, which may deter other parties from making an acquisition proposal that may be more advantageous to Pivotal's stockholders;

  •
  limitations on Pivotal's ability to obtain alternative offers from third parties to acquire Pivotal as a result of Dell and VMware's ownership as of August 30, 2019 of 63.8% of the outstanding common stock of Pivotal and 94.6% of the total voting power, and VMware's position in negotiating the merger agreement that Pivotal should not be permitted to actively solicit alternative offers following the signing of the merger agreement;

  •
  that, under the terms of the merger agreement, in order for Pivotal to terminate the merger agreement, to accept a superior proposal, Pivotal must enter into an alternative agreement with respect to such superior proposal concurrently with terminating the merger agreement without knowing with certainty if Dell or VMware, who collectively own 63.8% of the outstanding common stock and 94.6% of the total voting power of Pivotal as of August 30, 2019, will support such superior proposal;

  •
  that if the merger does not close, (i) Pivotal's management and employees will have expended extensive time and efforts to attempt to complete the merger and will have experienced significant distractions from their work during the pendency of the merger, (ii) Pivotal will have incurred significant transaction costs and (iii) Pivotal's relationships with its customers, key partners, personnel and other third parties may be adversely affected;

  •
  the restrictions on the conduct of Pivotal's business prior to the completion of the merger, which could delay or prevent Pivotal from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Pivotal absent the pending completion of the merger and which could impact the ability of Pivotal to attract and retain key personnel;

  •
  the fact that there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied or waived within the time frames contemplated by the merger agreement, and, as a result, the merger may not be consummated;

  •
  the risk of litigation in connection with the merger;

  •
  the fact that certain of Pivotal's directors and officers have interests in the merger that are different from, or in addition to, Pivotal's stockholders. See "—Interests of Pivotal's Directors and Executive Officers in the Merger;" and

  •
  the fact that, for U.S. federal income tax purposes, the Class A merger consideration will be taxable to Pivotal's Class A stockholders who are entitled to receive such consideration.

The foregoing discussion of the factors considered by the Pivotal Special Committee is not intended to be exhaustive, but rather includes the material factors considered by the Pivotal Special Committee. In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, the Pivotal Special Committee did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. The Pivotal Special Committee based its recommendation to the Pivotal Board on the totality of the information made available to the Pivotal Special Committee.

The Pivotal Board

At a special meeting of the Pivotal Board on August 22, 2019, after careful consideration, and acting upon the unanimous recommendation of the Pivotal Special Committee, first the members of the Pivotal Board that were disinterested and independent with respect to the merger and then the other members of the Pivotal Board present at the meeting (excluding Mr. Egon Durban and Mr. Zane Rowe who were not present at the meeting) unanimously: (i) approved the merger agreement and the other transaction documents and declared that the merger agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of, Pivotal and its stockholders, (ii) approved and declared advisable the consummation of the transactions contemplated by the merger agreement and directed the officers of Pivotal to execute and deliver the merger agreement, (iii) directed that the merger agreement, and the treatment of Class A common stock and Class B common stock thereunder, be submitted to Pivotal's stockholders for adoption at the meeting of Pivotal's stockholders in accordance with the merger agreement and (iv) recommended that Pivotal's stockholders vote in favor of the adoption of the merger agreement and the transactions contemplated thereby, subject to the right of the Pivotal Board to withdraw or modify such recommendation in accordance with the merger agreement. The approval of the Pivotal Board present at the meeting constituted the approval of a majority of the directors who are not employees of Pivotal.

As described in the section entitled "—Background of the Merger," prior to and in reaching these determinations, the Pivotal Board consulted with and received the advice of the Pivotal Special Committee, its financial advisor, and the respective legal advisors to Pivotal and the Pivotal Special Committee, and considered a variety of factors weighing positively in favor of the merger, including the following material factors:

  •
  the factors considered by the Pivotal Special Committee that are listed in the section entitled "The Pivotal Special Committee" above (including with respect to the process followed by the Pivotal Special Committee prior to entering into the merger agreement and with respect to its decision not to continue to attempt to pursue a transaction with any other party);

  •
  the Pivotal Special Committee's analysis, conclusions and unanimous (i) recommendation of the merger agreement and the transactions contemplated thereby, including the merger, (ii) determination that the terms of the merger agreement and the merger are fair to, and in the best interests of, Pivotal and the holders of the Class A common stock, (iii) decision that the transaction documents, including the merger agreement, be submitted to the Pivotal Board for approval and (iv) recommendation that the Pivotal Board approve the merger agreement, the other transaction documents and the merger for submission to Pivotal's stockholders for approval; and

  •
  the fact that the Pivotal Special Committee is comprised of two independent directors who are not affiliated with Dell or VMware or their respective affiliates and are not employees of Pivotal or any of its subsidiaries, and the fact that, other than any compensation for their service on the Pivotal Board (which is not contingent upon the consummation of the merger or the Pivotal Special Committee's or Pivotal Board's recommendation of the merger) and their interests described under "Interests of Pivotal's Directors and Executive Officers in the Merger," the members of the Pivotal Special Committee do not have an interest in the merger different from, or in addition to, that of the holders of the Class A common stock generally.

The Pivotal Board also considered a number of potentially negative factors in its deliberations concerning the merger, including the same potentially negative factors considered by the Pivotal Special Committee that are listed in the section entitled "The Pivotal Special Committee" above.

To avoid any actual conflict of interest or the appearance of any conflict of interest, Mr. Zane Rowe, the Chief Financial Officer of VMware and a director of the Pivotal Board, recused himself from all discussions and presentations regarding the transactions contemplated by the merger agreement, including the merger.

The foregoing discussion of the factors considered by the Pivotal Board is not intended to be exhaustive, but rather includes the material factors considered by the Pivotal Board. In reaching its decision to approve the merger agreement and deem the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of Pivotal, the Pivotal Board did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. The Pivotal Board based its recommendation on the totality of the information made available to the Pivotal Board.

The Pivotal Special Committee and the Pivotal Board believe that the merger is procedurally and substantively fair to the unaffiliated security holders. In the course of reaching its decision, the Pivotal Special Committee and the Pivotal Board did not consider the liquidation value of Pivotal's assets because they consider Pivotal to be a viable going concern business where value is derived from cash flows generated from its continuing operations. In addition, they believed that the value of Pivotal's assets that might be realized in a liquidation would be significantly less than its going concern value. Further, the Pivotal Special Committee and the Pivotal Board did not consider Pivotal's net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of Pivotal as a going concern but rather is indicative of historical costs. Pivotal's net book value per share of Class A common stock as of August 2, 2019 was $4.83, which is substantially below the Class A merger consideration of $15.00 per share in cash. In addition, the Pivotal Special Committee and the Pivotal Board did not consider the prices paid by Pivotal, VMware or Dell for past purchases of the Class A common stock because Pivotal has not repurchased any shares of its Class A common stock in the past two years, and the most recent purchases of Pivotal capital stock made by VMware and Dell were in May 2016 for Series C-1 preferred stock of Pivotal (which was converted into Class B common stock in connection with Pivotal's IPO). There are no material U.S. federal tax consequences to Pivotal in connection with the merger.

This summary of the Pivotal Special Committee's and the Pivotal Board's reasons for recommending the adoption of the merger agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled "Cautionary Statement Regarding Forward-Looking Statements." In addition, in considering the recommendation of the Pivotal Board with respect to the merger agreement, you should be aware that some of Pivotal's directors and executive officers have interests that may be different from, or in addition to, the interests of Pivotal's stockholders generally. Please see the section entitled "—Interests of Pivotal's Directors and Executive Officers in the Merger."

Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)

Morgan Stanley was retained by the Pivotal Special Committee to act as its financial advisor in connection with the merger. The Pivotal Special Committee selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's familiarity with Pivotal, including through its experience as an underwriter for Pivotal's IPO, and expertise in Pivotal's industry. At a meeting of the Pivotal Special Committee on August 22, 2019, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of August 22, 2019, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $15.00 per share Class A merger consideration to be received by the holders of Class A common stock (other than holders of excluded Class A shares or dissenting shares, each as defined in "The Merger Agreement—Consideration to be Received in the Merger") pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of Morgan Stanley's written opinion to the Pivotal Special Committee, dated August 22, 2019, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley's opinion carefully. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering the opinion. Morgan Stanley's opinion was directed to the Pivotal Special Committee, in its capacity as such, and addressed only the fairness from a financial point of view of the Class A merger consideration to be received by holders of Class A common stock (other than holders of excluded Class A shares or dissenting shares) pursuant to the merger agreement as of the date of the opinion and did not address any other aspects of the merger. Morgan Stanley's opinion was not intended to, and does not, constitute advice or a recommendation to any holder of Class A common stock as to how to vote at the special meeting to be held in connection with the merger or whether to take any other action with respect to the merger.

For purposes of rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of Pivotal;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Pivotal;

  •
  reviewed certain financial projections prepared by the management of Pivotal (see "—Financial Projections");

  •
  discussed the past and current operations and financial condition and the prospects of Pivotal with senior executives of Pivotal;

  •
  reviewed the reported prices and trading activity for the Class A common stock;

  •
  compared the financial performance of Pivotal and the prices and trading activity of the Class A common stock with that of certain other publicly-traded companies comparable with Pivotal, and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of the Pivotal Special Committee and the financial and legal advisors to VMware and the VMware Special Committee;

  •
  reviewed the merger agreement and certain related documents; and

  •
  performed such other analyses, reviewed such other information and considered such other factors as it had deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Pivotal, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Pivotal of the future financial performance of Pivotal. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Pivotal and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Pivotal's officers, directors or employees, or any class of such persons, relative to the Class A merger consideration to be received by the holders of shares of Class A common stock in the transaction. Furthermore, Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the merger consideration to be received by any holder of any class of securities of Pivotal other than the Class A common stock, relative to the Class A merger consideration to be received by the holders of shares of Class A common stock in the transaction, or as to the underlying decision by Pivotal to engage in the transaction. Morgan Stanley's opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Pivotal, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of the date of its opinion. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion to the Pivotal Special Committee. The following summary is not a complete description of Morgan Stanley's opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors described herein, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion.

In performing the financial analyses summarized below and arriving at its opinion, Morgan Stanley used and relied upon three cases—the Base Case, the Low Case and the High Case—that collectively comprise the Revised Outlook provided by Pivotal's management (each as defined in the section entitled "—Financial Projections"). In accordance with discussions with Pivotal, Morgan Stanley also used and relied upon a set of financial projections for Pivotal based on Wall Street research reports as of June 5, 2019 for fiscal years 2020 through 2022 (the "Street Case"). See the section entitled "—Financial Projections."

Public Trading Comparables Analysis

Morgan Stanley performed a public trading comparables analysis, which is designed to provide an implied trading value of a company by comparing it to selected companies with similar characteristics to Pivotal. Morgan Stanley compared certain financial information of Pivotal with publicly available information for the following companies in the infrastructure software and IT services industries, selected based on Morgan Stanley's professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics with Pivotal, including similar lines of business, market capitalizations and/or other similar operating characteristics (the "comparable companies"):

  Comparable Infrastructure Software Companies

  •
  VMware, Inc.

  •
  Citrix Systems, Inc.

  •
  Splunk Inc.

  •
  LogMeIn, Inc.

  •
  Cloudera, Inc.

  •
  Box, Inc.

  •
  Talend S.A.

  •
  Appian, Inc.

  Comparable IT Services Companies

  •
  Accenture, Inc.

  •
  Cognizant Technology Solutions Corporation

  •
  Atossa Genetics Inc.

  •
  Infosys Limited

  •
  Wipro Limited

  •
  Genpact Limited

For purposes of this analysis, Morgan Stanley analyzed the ratio of each comparable company's aggregate value ("aggregate value" or "AV"), which is defined as equity value, plus debt and minority interest, less cash and cash equivalents, to an estimate of revenue for calendar years 2019 and 2020, in each case, for each of the comparable companies, based on publicly available financial data and Wall Street research reports. Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of aggregate value to revenue multiples and applied these ranges of multiples to the estimated relevant metric for Pivotal for each management case and the Street Case. Based on the fully diluted capitalization of Pivotal as of August 2, 2019 provided to Morgan Stanley by Pivotal's management, Morgan Stanley calculated the estimated implied value per share of Class A common stock as follows:

	AV / Revenue Multiple Range	Implied Value Per Share of Class A Common Stock
2019 Street Case	2.5x - 3.5x	$9.24 - $11.55
2020 Street Case	2.0x - 3.0x	$8.91 - $11.63
2019 Low Case	1.5x - 2.5x	$6.69 - $9.19
2020 Low Case	1.0x - 2.0x	$5.71 - $8.59
2019 Base Case	2.5x - 3.5x	$9.34 - $11.69
2020 Base Case	2.0x - 3.0x	$8.99 - $11.75
2019 High Case	3.5x - 4.5x	$11.86 - $14.26
2020 High Case	3.0x - 4.0x	$12.18 - $15.08

No company in the public trading multiples analysis is identical to Pivotal and therefore the foregoing summary and underlying financial analyses involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Pivotal was compared. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Pivotal, such as the impact of competition on the business of Pivotal or the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Pivotal or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of such company's estimated future earnings and its forward revenue multiples. The resulting estimated future implied value of a company is subsequently discounted back to the present day at such company's cost of equity in order to arrive at an illustrative estimate of the present value for Pivotal's theoretical future implied stock price.

To calculate the discounted implied value per share of the Class A common stock, Morgan Stanley used the estimated revenue of fiscal year 2022, fiscal year 2023 and fiscal year 2024 from the Street Case and each management case. Based upon the application of its professional judgment and experience, Morgan Stanley applied in each case a range of aggregate value to revenue multiples (derived from the comparable companies analysis above) to the estimated revenue for each such year to derive Pivotal's estimated future implied aggregate value. Morgan Stanley then subtracted Pivotal's estimated future net debt at the end of fiscal year 2022, fiscal year 2023 and fiscal year 2024 from each respective future aggregate value in order to calculate Pivotal's implied future equity value. Morgan Stanley then discounted the resulting implied equity value of Pivotal to August 22, 2019 at a discount rate equal to Pivotal's assumed cost of equity of 10.0 percent. The cost of equity was selected based on the application of Morgan Stanley's professional judgment and experience and the Capital Asset Pricing Model. Based on these calculations, and the fully diluted capitalization of Pivotal as of August 2, 2019 provided to Morgan Stanley by Pivotal's management, this analysis implied the following per share value ranges for the Class A common stock:

	AV / Revenue Multiple Range	Implied Value Per Share of Class A Common Stock
Street Case	2.5x - 3.5x	$10.50 - $13.71
Low Case	1.5x - 2.5x	$6.79 - $9.91
Base Case	2.5x - 3.5x	$10.89 - $15.13
High Case	3.5x - 4.5x	$15.31 - $21.73

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley performed a discounted cash flow analysis for the Street Case and each management case to calculate a range of implied equity values per share of Class A common stock. For the Street Case, Morgan Stanley used Wall Street analyst forecasts of future cash flows of Pivotal for fiscal years 2020, 2021 and 2022 and calculated extrapolations of these estimated future cash flows through fiscal year 2029. Pivotal management reviewed these extrapolations. For each management case, Morgan Stanley calculated extrapolations based on the financial forecasts prepared by Pivotal management through fiscal year 2022, which were reviewed by Pivotal's management and approved by the Pivotal Special Committee.

Morgan Stanley first calculated the estimated unlevered free cash flows for each case, which were calculated as earnings before interest, taxes, depreciation and amortization, less (i) stock-based compensation expense, (ii) taxes assuming a normalized tax rate of 28.9% and (iii) capital expenditures, and plus or less changes in net working capital. Morgan Stanley also calculated a range of terminal values in the year 2028, in each case, by applying perpetuity growth rates ranging from 2.5% to 3.5% to the estimated unlevered free cash flows after August 22, 2019, which perpetuity growth rate range was selected based on Morgan Stanley's professional judgment. Relying on Pivotal's Annual Report on Form 10-K, filed March 29, 2019, Morgan Stanley also calculated the amount of net operating loss carryforwards and tax credit carryforwards that Pivotal's management estimated could be utilized for the period from fiscal year 2020 through fiscal year 2029 (together, the "tax attributes").

Morgan Stanley then discounted Pivotal's unlevered free cash flows, terminal values and tax attributes to present values as of August 22, 2019, using the mid-year convention and discount rates ranging from 9.0% to 11%. These discount rates were selected, upon the application of Morgan Stanley's professional judgment and experience, to reflect Pivotal's estimated weighted average cost of capital. In order to arrive at an implied per share equity value reference range for the Class A common stock, in each case, Morgan Stanley adjusted the total implied aggregate value ranges by subtracting Pivotal's net debt (current) as of August 2, 2019 and the discounted tax attributes, and then divided the resulting implied total equity values by Pivotal's fully diluted capitalization.

Based on the fully diluted capitalization of Pivotal as of August 2, 2019 provided to Morgan Stanley by Pivotal's management, Morgan Stanley calculated the estimated implied value per share of Class A common stock as follows:

Projections Scenario	Implied Value Per Share of Class A Common Stock
Street Case	$7.76 - $10.61
Low Case	$5.94 - $8.17
Base Case	$9.69 - $13.36
High Case	$13.26 - $18.91

Precedent Transaction Analysis

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions that share some characteristics with the merger. Morgan Stanley compared publicly available statistics for selected software transactions that were announced since 2011 with an aggregate value of more than $1 billion and projected revenue growth of less than 20% for the 12-month period following the transaction announcement date ("NTM Revenue"), in each case based on publicly available financial data and Wall Street research reports, and which were selected by Morgan Stanley using its professional judgement and experience.

Morgan Stanley reviewed the transactions above for, among other things, the ratio of the aggregate value of each transaction to each target company's NTM Revenue. The results of this review are set forth below:

Acquirer	Target	AV / NTM Revenue
International Business Machines Corporation	Red Hat, Inc.	9.4x
SAP SE	Callidus Software Inc.	8.3x
Hellman & Friedman LLC	Ultimate Software Group, Inc.	8.0x
Silver Lake Partners IV, L.P.	SolarWinds, Inc.	7.8x
SAP America, Inc.	Ariba, Inc.	7.4x
Vista Equity Partners	Apptio, Inc.	7.0x
Thoma Bravo LLC	Ellie Mae, Inc.	6.7x
Vista Equity Partners	Cvent, Inc.	6.5x
SS&C Technologies Holdings, Inc.	Advent Software, Inc.	6.4x
Oracle Corporation	Responsys, Inc.	6.3x
Oracle Corporation	RightNow Technologies, Inc.	6.1x
Vista Equity Partners	Solera Holdings, Inc.	4.6x
Permira Advisers LLC	Informatica Corporation	4.3x
Broadcom Inc.	CA, Inc.	4.3x
Vista Equity Partners	TIBCO Software Inc.	3.9x
Vista Equity Partners	Infoblox Inc.	3.6x
Thoma Bravo LLC	Qlik Technologies Inc.	3.5x
Thoma Bravo LLC	Riverbed Technology, Inc.	3.2x
Avast Software s.r.o.	AVG Technologies N.V.	3.0x
Bain Capital, LLC	BMC Software, Inc.	3.0x
Dell Inc.	Quest Software, Inc.	2.5x

Based on its analysis of the relevant metrics and time frame for each of the transactions listed above, Morgan Stanley selected, based upon its professional judgment and experience, representative ranges of NTM Revenue multiples of such transactions for the Street Case and each management case and applied these ranges to derive implied values per share of Class A common stock, based on the fully diluted capitalization of Pivotal as of August 2, 2019 provided to Morgan Stanley by Pivotal management. The following table summarizes Morgan Stanley's analysis:

Projections Scenario	NTM Revenue Multiple Range	Implied Value Per Share of Class A Common Stock
Street Case	3.5x - 4.5x	$12.29 - $14.81
Low Case	2.5x - 3.3x	$9.55 - $11.38
Base Case	3.5x - 4.5x	$12.46 - $15.03
High Case	4.5x - 6.0x	$15.47 - $19.48

No company or transaction utilized in the precedent transaction analysis is identical to Pivotal or the merger. In evaluating the selected precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Pivotal. These include, among other things, the impact of competition on Pivotal's business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Pivotal and its industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of Class A common stock derived from the valuation of precedent transactions were less than or greater than the

Class A merger consideration is not necessarily dispositive in connection with Morgan Stanley's analysis of the Class A merger consideration, but is one of many factors Morgan Stanley considered.

Other Information

Morgan Stanley observed additional factors that were not considered part of Morgan Stanley's financial analysis with respect to its opinion, but which were noted as reference data for the Pivotal Special Committee, including the following information described under the sections titled "Premiums Paid Analysis," "Historical Trading Range Analysis" and "Equity Research Analysts' Price Target Analysis."

Premiums Paid Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley considered, based on publicly available transaction information, the premiums paid in selected technology transactions in all verticals since 2013, which were selected according to Morgan Stanley's professional judgment and experience.

Morgan Stanley measured the premiums paid in the transactions described above over the mean of the closing price of the target company's stock for the 30 trading days preceding the public announcement of the applicable transaction or prior to the share price of the target company being affected by acquisition rumors or similar merger-related news (the "30-Day Premium"). Morgan Stanley determined that, with respect to all such transactions, the top quartile mean, the second quartile mean, the overall median, the third quartile mean and the fourth quartile mean 30-Day Premiums were 56%, 44%, 38%, 30% and 18%, respectively. Based on the results of this analysis and its professional judgment and experience, Morgan Stanley applied a range of 20% to 50% to Pivotal's 30-Day Premium for the 30-trading day period ended on the Last Unaffected Trading Date resulting in an implied price per share range of $11.67 to $14.59, based on the fully diluted capitalization information as of August 2, 2019 provided to Morgan Stanley by Pivotal management. Morgan Stanley also noted that the Class A merger consideration under the merger agreement implied an 81% premium to the closing price for shares of Class A common stock on the Last Unaffected Trading Date.

No company or transaction utilized in the premiums paid analysis is identical to Pivotal or the merger. In evaluating the precedent transactions used for the premiums paid analysis, Morgan Stanley made assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Pivotal's control. These include, among other things, the impact of competition on Pivotal's business and the industry generally, industry growth, and the absence of any material change in the financial condition and prospects of Pivotal and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied value per share of Class A common stock derived from the premiums paid analysis were less than or greater than the Class A merger consideration is not necessarily dispositive in connection with Morgan Stanley's analysis of the Class A merger consideration, but is one of many factors Morgan Stanley considered.

Historical Trading Range Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the high and low closing prices for shares of Class A common stock for (i) the last 30 trading days ending on the Last Unaffected Trading Date, noting the daily closing price per share of Class A common stock ranged from $8.30 to $10.81 during this period; (ii) the last 90 trading days ending on the Last Unaffected Trading Date, noting the daily closing price per share of Class A common stock ranged from $8.30 to $21.94 during this period and (iii) the last 52 weeks ending on the Last Unaffected

Trading Date, noting the daily closing price per share of Class A common stock ranged from $8.30 to $28.85 during this period.

Equity Research Analysts' Price Target Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the future public trading price targets for shares of Class A common stock prepared and published by equity research analysts prior to the Last Unaffected Trading Date. These one-year forward targets reflected each analyst's estimate of the future public market trading price of the Class A common stock. The range of analyst price targets per share for the Class A common stock discounted for one year at a rate of 10.0%, such discount rate selected by Morgan Stanley upon the application of its professional judgment to reflect its estimate of Pivotal's cost of equity, was $13.19 to $17.28 per share as of the Last Unaffected Trading Date, based on the fully diluted capitalization of Pivotal as of August 2, 2019 provided to Morgan Stanley by Pivotal management.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the Class A common stock, and these estimates are subject to uncertainties, including Pivotal's future financial performance and future financial market conditions.

General

In connection with the review of the merger by the Pivotal Special Committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Pivotal.

In performing its analyses, Morgan Stanley made numerous assumptions with regard to industry performance, general business, regulatory, economic, market and financial conditions and other matters, which are beyond the control of Pivotal. These include, among other things, the impact of competition on the business of Pivotal and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Pivotal and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Class A merger consideration to be received by the holders of Class A common stock (other than holders of excluded Class A shares or dissenting shares), and in connection with the delivery of its opinion to the Pivotal Special Committee. These analyses do not purport to be appraisals or to reflect the prices at which the Class A common stock might actually trade.

The consideration to be received by the holders of shares of Class A common stock pursuant to the merger agreement was determined during negotiations between Pivotal and VMware and was approved by the Pivotal Special Committee. Morgan Stanley acted as financial advisor to the Pivotal Special Committee during these negotiations but did not, however, recommend any specific consideration to Pivotal or the Pivotal Special Committee, nor opine that any specific consideration constituted the only appropriate consideration for the merger. Morgan Stanley's opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley's opinion was not intended to, and does not, constitute advice or a recommendation as to how Pivotal's stockholders should vote at any stockholders' meeting that may be held in connection with the merger, or whether the stockholders should take any other action in connection with the merger.

Morgan Stanley's opinion and its presentation to the Pivotal Special Committee was one of many factors taken into consideration by the Pivotal Special Committee in deciding to approve the execution, delivery and performance by Pivotal of the merger agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Pivotal Special Committee with respect to the consideration to be paid pursuant to the merger agreement or of whether the Pivotal Special Committee would have been willing to agree to different consideration. Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

The Pivotal Special Committee retained Morgan Stanley based on Morgan Stanley's familiarity with Pivotal, including through its experience as an underwriter for the IPO, and expertise in Pivotal's industry. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Dell, VMware, Pivotal, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Pivotal Special Committee with financial advisory services and a fairness opinion, described in this section and attached to this proxy statement as Annex B, in connection with the merger, and Pivotal agreed to pay Morgan Stanley a fee of approximately $10 million for its services, $2.5 million of which became due and payable upon the execution of the merger agreement and the remainder of which is contingent upon the consummation of the merger. Pivotal also agreed to reimburse Morgan Stanley for its reasonable and documented expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Pivotal has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to, arising out of or in connection with Morgan Stanley's engagement.

In the two years prior to the date of its opinion, Morgan Stanley and its affiliates provided financing services, including as a managing underwriter of the IPO, to Pivotal and have received fees in connection with such services of approximately $10 million. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates provided financing services to VMware and have received fees in connection with such services of approximately $2 million. In addition, in the two years prior to the date of its opinion, Morgan Stanley and its affiliates provided financing services to Dell and other majority-controlled affiliates and portfolio companies of Dell that Morgan Stanley has been able to identify (the "Dell Group") and have received fees in connection with such services of approximately $30 million. Morgan Stanley and its affiliates may seek to provide financial advisory or financing services to Pivotal, VMware and/or the Dell Group in the future and would expect to receive fees for the rendering of these services.

Opinion and Materials of Financial Advisor to the VMware Special Committee (Lazard)

The VMware Special Committee has retained Lazard as its financial advisor to advise the VMware Special Committee in connection with the merger. On August 21, 2019, at a meeting of the VMware Special Committee held to evaluate the merger, Lazard rendered to the VMware Special Committee an oral opinion, which was confirmed by delivery of a written opinion dated August 21, 2019, to the effect that, as of such date and based upon and subject to assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration to be paid by VMware in the merger was fair, from a financial point of view, to VMware.

The full text of Lazard's written opinion, dated August 21, 2019, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex C and is incorporated in this proxy statement by reference. The description of Lazard's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard's written opinion attached as Annex C. We encourage you to read Lazard's opinion and this section carefully and in their entirety.

Lazard's opinion was directed to and for the benefit of the VMware Special Committee for the information and assistance of the VMware Special Committee in connection with its evaluation of the merger and only addressed the fairness, from a financial point of view, to VMware of the merger consideration to be paid by VMware in the merger as of the date of Lazard's opinion. The VMware Special Committee did not request Lazard to consider, and Lazard's opinion did not address, the relative merits of the merger as compared to any other transaction or business strategy in which VMware might engage or the merits of the underlying decision by VMware to engage in the merger. Lazard's opinion was not intended to and does not constitute a recommendation to any stockholders as to how such stockholder should vote or act with respect to the merger or any matter relating thereto. Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of Lazard's opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard's opinion. Lazard's opinion did not express any opinion as to the prices at which shares of VMware Class A common stock or shares of Class A common stock may trade at any time subsequent to the announcement of the merger.

The following is a summary of Lazard's opinion and Lazard's presentation delivered to the VMware Special Committee on August 21, 2019 related thereto. You are urged to read Lazard's written opinion carefully in its entirety.

In connection with its opinion, Lazard:

  •
  Reviewed the financial terms and conditions of a draft, dated August 20, 2019, of the merger agreement;

  •
  Reviewed certain historical business and financial information relating to Pivotal and VMware;

  •
  Reviewed various financial forecasts and other data provided to Lazard by Pivotal and VMware relating to the business of Pivotal, including a forecast provided by VMware management (and informed by the Revised Outlook provided by Pivotal management) that represents VMware's forecast for Pivotal if owned by VMware and includes projected synergies and other benefits, including the amount and timing thereof, anticipated by the management of VMware to be realized from the merger (the "In-VMware Case"), which are summarized in the section entitled "—Certain Financial Projections Reviewed by the VMware Special Committee, the VMware Special Committee's Financial Advisor, Dell and Dell's Financial Advisor—VMware Prepared Pivotal Pro Forma Projections;"

  •
  Reviewed financial forecasts and other data provided to Lazard by VMware relating to the business of VMware, including two sets of forecasts for VMware on a stand-alone basis prepared by VMware management, one representing VMware's current cloud transition trajectory ("Scenario A") and the other representing VMware's accelerated cloud transition scenario ("Scenario B," and together with Scenario A, the "VMware Forecasts"), which are summarized in the section entitled "—Certain Financial Projections Reviewed by the VMware Special Committee, the VMware Special Committee's Financial Advisor, Dell and Dell's Financial Advisor;"

  •
  Held discussions with members of the senior management of Pivotal and VMware with respect to the businesses and prospects of Pivotal and VMware, respectively, and with respect to the projected synergies and other benefits anticipated by the management of VMware to be realized from the merger;

  •
  Reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of Pivotal and VMware, respectively;

  •
  Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of Pivotal and VMware, respectively;

  •
  Reviewed historical stock prices and trading volumes of Class A common stock and VMware Class A common stock;

  •
  Reviewed the potential pro forma financial impact of the merger on VMware based on the In-VMware Case and VMware Forecasts; and

  •
  Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard has not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Pivotal or VMware or concerning the solvency or fair value of Pivotal or VMware, and Lazard was not furnished with any such valuation or appraisal. At the direction of the VMware Special Committee, Lazard used the In-VMware Case for purposes of its analyses relating to Pivotal and used the VMware Forecasts for purposes of its analyses relating to VMware. With respect to the financial forecasts used in Lazard's analyses, including those related to projected synergies and other benefits anticipated by the management of VMware to be realized from the merger as reflected in the In-VMware Case, Lazard assumed, with the consent of the VMware Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Pivotal and VMware, respectively, and such synergies and other benefits. In addition, Lazard assumed, with the consent of the VMware Special Committee, that such financial forecasts and projected synergies and other benefits will be realized in the amounts and at the times contemplated thereby. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based. At the direction of the VMware Special Committee, Lazard did not take into consideration any pending or potential acquisition (including VMware's potential acquisition of Carbon Black, Inc.) or disposition by VMware. Lazard further assumed, with the consent of the VMware Special Committee, that the VMware Class A common stock and the VMware Class B common stock are equivalent from a financial point of view.

In rendering its opinion, Lazard assumed, with the consent of the VMware Special Committee, that the merger would be consummated on the terms described in the draft merger agreement reviewed by Lazard, without any waiver or modification of any material terms or conditions. Representatives of VMware advised Lazard, and Lazard assumed, that the merger agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of the VMware Special Committee, that obtaining the necessary governmental, regulatory or third-party approvals and consents for the merger would not have an adverse effect on VMware, Pivotal or the merger. Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did its opinion address any legal, tax, regulatory or accounting matters or potential financial implications of such matters, as to which Lazard understands that VMware and the VMware Special Committee obtained such advice as it deemed necessary from qualified professionals. While Lazard's opinion addressed the merger consideration to be paid by VMware in the merger, Lazard expressed no view or opinion as to any other terms or other aspects of the merger, including, without limitation, the form or structure of the merger or any agreements or arrangements entered into in connection with, or contemplated by, the merger (including, without limitation, the merger agreement and the support agreement by and among VMware, Dell, EMC LLC and certain other parties). In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise. The issuance of Lazard's opinion was approved by the Opinion Committee of Lazard.

In preparing its opinion to the VMware Special Committee, Lazard performed a variety of financial and comparative analyses. The following is a brief summary of the material financial and comparative analyses that Lazard deemed to be appropriate for this type of transaction that were contained in a presentation by Lazard to the VMware Special Committee in connection with rendering its opinion on August 21, 2019. The summary of Lazard's analyses described below is not a complete description of the analyses underlying Lazard's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial or summary description. In arriving at its opinion, Lazard considered the results of all of the analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of VMware or Pivotal. No company, business or transaction used in Lazard's analyses is identical to VMware or Pivotal or the merger, and such analyses may not necessarily utilize all companies or businesses that could be deemed comparable to VMware or Pivotal. Accordingly, an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard's analyses and reviews. The estimates contained in Lazard's analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard's analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard's analyses and reviews are inherently subject to substantial uncertainty.

The merger consideration was determined through negotiations between VMware, Dell and Pivotal and was approved by the VMware Special Committee. Lazard was not requested to, and it did not, recommend the specific merger consideration payable in the merger or advise that any given merger consideration constituted the only appropriate consideration for the merger. The decision to enter into the merger agreement was solely that of the VMware Board and Pivotal Board (on the recommendation of their respective special committees) and the opinion of Lazard was only one of many factors taken into consideration by the VMware Special Committee in its evaluation of the merger. Consequently, the analyses described below should not be viewed as determinative of the views of the VMware Special Committee or VMware's management with respect to the merger or the merger consideration.

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard's analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard's analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard's analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 14, 2019, the date of the public disclosure of a potential transaction between VMware and Pivotal in a Schedule 13D amendment filed by Dell (the "Dell 13D Disclosure"), and is not necessarily indicative of current market conditions.

The merger consideration to be paid by VMware in the merger consists of (1) 0.0550 of a share of VMware Class B common stock per share of Class B common stock plus (2) $15.00 in cash per share of Class A common stock. Based on the closing price per share of VMware Class A common stock on the NYSE on August 14, 2019, the last trading price before the Dell 13D Disclosure, the merger consideration payable in respect of all outstanding shares (other than shares already owned by VMware) and employee stock awards (both vested and unvested) as of August 2, 2019 in the aggregate was approximately $3.1 billion. All references to an unaffected price in this section refer to the trading prices of Pivotal or VMware, as applicable, on the date of the Dell 13D Disclosure.

Pivotal Valuation Analyses

5-Year Discounted Cash Flow Analysis—Pivotal

Based on the In-VMware Case, Lazard performed a discounted cash flow analysis of Pivotal to calculate the estimated present value, as of an assumed closing date of November 2, 2019, of the unlevered free cash flows that Pivotal was forecasted to generate during the fiscal years 2020 through 2024. Lazard also calculated estimated terminal values for Pivotal by applying multiples ranging from 17.5x to 20.0x to the estimated terminal last-twelve-month Non-GAAP EBIT ("LTM Non-GAAP EBIT"). The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current EBIT multiples calculated for Pivotal. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 9.25% to 10.50%. The discount rates applicable to Pivotal were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied enterprise value for Pivotal of $3,683 million to $4,383 million, as compared to the enterprise value of Pivotal based on the merger consideration of (i) $2,705 million (at VMware Class A common stock's closing share price of $143.72 on August 16, 2019), (ii) $2,784 million (at VMware Class A common stock's unaffected closing share price of $153.09 on August 14, 2019), (iii) $2,909 million (at VMware Class A common stock's unaffected 20-day VWAP of $167.90 as of August 14, 2019) and (iv) $3,238 million (at VMware Class A common stock's 52-week intraday high of $206.80 as of August 16, 2019). We refer to such reference enterprise values as the "Reference Values."

11-Year Discounted Cash Flow Analysis—Pivotal

Based on the In-VMware Case, Lazard performed a discounted cash flow analysis of Pivotal to calculate the estimated present value, as of an assumed closing date of November 2, 2019, of the unlevered free cash flows that Pivotal was forecasted to generate during the fiscal years 2020 through 2030. Lazard also calculated estimated terminal values for Pivotal by applying multiples ranging from 11.5x to 14.5x to the estimated terminal LTM Non-GAAP EBIT. The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current EBIT multiples calculated for Pivotal. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 9.25% to 10.50%. The discount rates applicable to Pivotal were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied enterprise value for Pivotal of $3,788 million to $4,970 million, as compared to the Reference Values.

Selected Comparable Companies Analysis—Pivotal

Lazard reviewed and analyzed selected public software infrastructure peers that it viewed as generally relevant in evaluating the business of Pivotal. In performing these analyses, Lazard reviewed and analyzed certain publicly available financial information, implied multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for Pivotal. Lazard compared Pivotal to the following public companies (the "Pivotal selected companies"):

  •
  Appian Corporation

  •
  Box, Inc.

  •
  Carbon Black, Inc.

  •
  Cloudera, Inc.

  •
  CommVault Systems Inc.

  •
  Domo, Inc.

  •
  Dropbox, Inc.

  •
  FireEye, Inc.

  •
  MobileIron Inc.

  •
  Nutanix, Inc.

  •
  Pegasystems Inc.

  •
  SailPoint Technologies Holdings, Inc.

  •
  Talend S.A.

Although none of the selected companies is directly comparable to Pivotal, the companies included are publicly traded companies with operations and/or other criteria, such as lines of business, financial profile, markets, business risks and size and scale of business, which for purposes of analysis Lazard considered generally relevant.

Lazard calculated and reviewed various financial multiples and ratios for Pivotal and each of the Pivotal selected companies, including, among other things, (1) the multiple (which is referred to in this proxy statement as the EV/CY'19 Revenue multiple) of enterprise value (which is calculated as fully diluted equity value, plus debt, plus minority interest, less cash and cash equivalents, less equity investments in associate companies) to calendar year 2019 / fiscal year 2020 estimated revenue and

(2) the multiple (which is referred to in this proxy statement as the EV/CY'20 Revenue multiple) of enterprise value to calendar year 2020 / fiscal year 2021 estimated revenue. The results of this analysis are summarized in the following table:

	EV/CY'19 Revenue Multiple	EV/CY'20 Revenue Multiple
Third Quartile	6.3x	5.6x
Median	4.1	3.6
First Quartile	3.2	2.8

Based on the results of the foregoing analysis and Lazard's professional judgment, Lazard applied selected ranges of multiples to estimated calendar year 2019 / fiscal year 2020 data for Pivotal based on the In-VMware Case. For the EV/CY'19 Revenue multiple, Lazard applied a selected range of multiples of 3.0x to 5.5x to the estimated calendar year 2019 / fiscal year 2020 revenue of Pivotal. The results of the foregoing analysis implied an enterprise value for Pivotal of $2,293 million to $4,204 million, as compared to the implied enterprise value at an unaffected price of $2,784 million. For the EV/CY'20 Revenue multiple, Lazard applied a selected range of multiples of 2.75x to 4.75x to the estimated calendar year 2020 / fiscal year 2021 revenue of Pivotal. The results of the foregoing analysis implied an enterprise value for Pivotal of $2,309 million to $3,988 million, as compared to the implied enterprise value at an unaffected price of $2,784 million.

Selected Precedent Transactions Analyses

Lazard reviewed and analyzed certain publicly available financial information of target companies in selected precedent merger and acquisition transactions since 2013 involving companies it viewed as generally relevant in evaluating the business of Pivotal. In performing these analyses, Lazard analyzed certain financial information and transaction multiples relating to the target companies involved in the selected transactions and compared such information to the corresponding information for Pivotal.

Although none of the selected precedent transactions or the target companies party to such transactions is directly comparable to the transactions contemplated by the merger agreement or to Pivotal, all of the transactions were chosen because they involve transactions that, for purposes of analysis, may be considered generally relevant to the transactions contemplated by the merger agreement and/or involve targets that, for purposes of analysis, may be considered generally relevant to Pivotal.

For each of the selected transactions, Lazard calculated, to the extent information was publicly available, enterprise value as a multiple of last-twelve-months ("LTM") revenue and enterprise value as a multiple of next-twelve months ("NTM") revenue based on the selected transaction's announcement date. The selected transactions reviewed and the results of this analysis were as follows:

Date	Acquiror	Target	Enterprise Value / LTM Revenue	Enterprise Value / NTM Revenue
June 2019	Salesforce.com, Inc.	Tableau Software, Inc.	13.2x	10.9x
February 2019	Thoma Bravo, LLC	Ellie Mae, Inc.	7.0x	6.8x
February 2019	Investor Group led by Hellman & Friedman LLC	The Ultimate Software Group, Inc.	10.0x	8.3x
November 2018	Vista Equity Partners	Apptio, Inc.	8.2x	7.1x
November 2018	Elliott Management & Veritas Capital	Athena Health, Inc.	4.3x	3.9x
October 2018	International Business Machines Corp.	Red Hat, Inc.	10.7x	9.4x
October 2018	Thoma Bravo, LLC	Imperva, Inc.	5.0x	4.7x
July 2018	Broadcom Inc.	CA, Inc.	4.3x	4.3x
January 2018	SAP AG	Callidus Software Inc.	9.7x	8.1x
December 2017	Oracle Corporation	Aconex Limited	9.8x	8.4x
November 2017	Thoma Bravo, LLC	Barracuda Networks, Inc.	3.8x	3.6x
October 2017	Cisco Systems, Inc.	BroadSoft, Inc.	5.3x	4.6x
July 2017	Open Text Corporation	Guidance Software, Inc.	2.0x	1.9x
May 2017	Vista Equity Partners	Xactly Corporation	5.6x	4.8x
July 2016	Thoma Bravo, LLC	Imprivata, Inc.	4.0x	3.5x
June 2016	Microsoft Corporation	LinkedIn Corporation	8.2x	6.8x
June 2016	Thoma Bravo, LLC	Qlik Technologies Inc.	4.1x	3.5x
May 2016	Oracle Corporation	Opower, Inc.	3.5x	3.3x
May 2016	Accel-KKR	SciQuest, Inc.	3.5x	3.4x
April 2016	Vista Equity Partners	Cvent, Inc.	8.0x	6.5x
October 2015	Dell Inc.	EMC Corporation	2.9x	2.8x
April 2015	Canada Pension Plan Investment Board & Permira	Informatica Corporation	4.6x	4.3x
September 2014	Vista Equity Partners	TIBCO Software Inc.	4.0x	3.9x
September 2014	Thoma Bravo, LLC	Compuware Corporation	3.0x	3.0x
May 2013	Investor Group led by Bain Capital	BMC Software, Inc.	3.1x	2.9x

Based on Lazard's professional judgment after taking into account, among other things, such observed multiples, Lazard applied multiples of 3.5x to 5.75x to the In-VMware Case estimate of Pivotal's LTM revenue. This analysis resulted in an implied enterprise value reference range for Pivotal of $2,506 million to $4,117 million, as compared to the Reference Values. For the NTM Revenue multiple, Lazard applied multiples of 3.25x to 4.75x to the In-VMware Case estimate of Pivotal's NTM Revenue. This analysis resulted in an implied enterprise value reference range for Pivotal of $2,606 million to $3,809 million, as compared to the Reference Values.

Other Analyses—Pivotal

Among other analyses, the analyses and data relating to Pivotal described below were presented to the VMware Special Committee for informational purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard's opinion.

  Analyst Price Targets Analysis

Lazard reviewed publicly available share price targets of eight Wall Street research analysts for Class A common stock from June 4, 2019 to August 8, 2019. The range of these target prices was $12.00 to $21.00, with a median of $18.00, resulting in an implied enterprise value range for Pivotal of $2,808 million to $5,767 million.

  Premiums Paid Analysis

Lazard performed a premiums paid analysis based on premiums paid in U.S. merger and acquisition transactions since January 1, 2016 involving software companies where the target had exhibited a steep drop in its share price from its 52-week high, based on data from FactSet Research Systems, Inc., company filings and press releases. Lazard observed unaffected premiums ranging from 50% to 68% across the data set.

Based on the foregoing analyses and Lazard's professional judgment (including, without limitation, the size of the range obtained), Lazard applied a range of premiums from 50% to 70% to the unaffected Pivotal common stock closing price on August 14, 2019 to calculate an implied enterprise value range for Pivotal of $2,955 million to $3,501 million.

VMware Valuation Analyses

In addition to performing the above valuation analyses of Pivotal enterprise value, as well as the other analyses for informational purposes only described above, Lazard performed valuation analyses of VMware's enterprise value per share, to evaluate the form and amount of merger consideration to be paid in the merger. The following paragraphs summarize the VMware valuation analyses.

3-Year Discounted Cash Flow Analysis—VMware

  Scenario A

Based on Scenario A, Lazard performed a discounted cash flow analysis of VMware to calculate the estimated present value, as of August 31, 2019, of the unlevered free cash flows that VMware was forecasted to generate during the fiscal years 2020 through 2022. Lazard also calculated estimated terminal values for VMware by applying multiples ranging from 16.5x to 19.5x to the terminal LTM EBIT. The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current LTM EBIT multiples calculated for VMware. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 8.00% to 9.50%. The discount rates applicable to VMware were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied share price for VMware on a standalone basis ranging from $151.55 to $179.90, as compared to VMware Class A common stock (i) closing share price of $143.72 on August 16, 2019, (ii) unaffected closing share price of $153.09 on August 14, 2019, (iii) 20-day VWAP of $167.90 as of August 14, 2019 and (iv) closing share price on July 26, 2019 of $178.31. We refer to such reference share prices values as the "Reference Prices."

  Scenario B

Based on Scenario B, Lazard performed a discounted cash flow analysis of VMware to calculate the estimated present value, as of August 31, 2019, of the unlevered free cash flows that VMware was forecasted to generate during the fiscal years 2020 through 2022. Lazard also calculated estimated terminal values for VMware by applying multiples ranging from 17.5x to 20.5x to the estimated terminal LTM EBIT. The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current LTM EBIT multiples calculated for VMware. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 8.00% to 9.50%. The discount rates applicable to VMware were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied share price for VMware on a standalone basis ranging from $149.53 to $176.10, as compared to the Reference Prices.

5-Year Discounted Cash Flow Analysis—VMware

  Scenario A

Based on Scenario A and VMware management guidance for extrapolation, Lazard performed a discounted cash flow analysis of VMware to calculate the estimated present value, as of August 31, 2019, of the unlevered free cash flows that VMware was forecasted to generate during the fiscal years 2020 through 2024. Lazard also calculated estimated terminal values for VMware by applying multiples ranging from 16.5x to 19.5x to the estimated terminal LTM EBIT. The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current LTM EBIT multiples calculated for VMware. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 8.00% to 9.50%. The discount rates applicable to VMware were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied share price for VMware on a standalone basis ranging from $166.19 to $200.10, as compared to the Reference Prices.

  Scenario B

Based on Scenario B and VMware management guidance for extrapolation, Lazard performed a discounted cash flow analysis of VMware to calculate the estimated present value, as of August 31, 2019, of the unlevered free cash flows that VMware was forecasted to generate during the fiscal years 2020 through 2024. Lazard also calculated estimated terminal values for VMware by applying multiples ranging from 17.5x to 20.5x to the estimated terminal LTM EBIT. The ranges of multiples were selected by Lazard using its professional judgment and expertise, utilizing historical and current LTM EBIT multiples calculated for VMware. The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 8.00% to 9.50%. The discount rates applicable to VMware were derived from a weighted average cost of capital calculation.

This analysis resulted in an implied share price for VMware on a standalone basis ranging from $170.54 to $204.09, as compared to the Reference Prices.

Selected Comparable Companies Analysis—VMware

Lazard reviewed and analyzed selected public large cap and high-growth software infrastructure peers that it viewed as generally relevant to VMware. In performing these analyses, Lazard reviewed and analyzed certain publicly available financial information, implied multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for VMware. Lazard compared VMware to the following public companies (the "VMware selected companies"):

  Large Cap Software

  •
  Cisco Systems, Inc.

  •
  Citrix Systems, Inc.

  •
  Microsoft Corporation

  •
  Oracle Corporation

  •
  SAP SE

  High-Growth Infrastructure

  •
  Arista Networks, Inc.

  •
  Nutanix Inc.

  •
  Palo Alto Networks, Inc.

  •
  Salesforce.com, Inc.

  •
  Splunk Inc.

Although none of the selected companies is directly comparable to VMware, the companies included are publicly traded companies with operations and/or other criteria, such as lines of business, financial profile, markets, business risks and size and scale of business, which for purposes of analysis Lazard considered generally relevant.

  Scenario A

Based on an analysis of the VMware selected companies, Lazard selected ranges of multiples to estimated fiscal year 2020 data for VMware based on Scenario A (as discussed above). For the enterprise value to revenue multiple, Lazard applied a selected range of multiples of 5.0x to 7.5x to the estimated fiscal year 2020 revenue of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $116.04 to $174.67. For the enterprise value to Non-GAAP EBIT multiple, Lazard applied a selected range of multiples of 16.0x to 20.0x to the estimated fiscal year 2020 Non-GAAP EBIT of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $122.62 to $153.58.

Based on an analysis of the VMware selected companies, Lazard selected ranges of multiples to estimated fiscal year 2021 data for VMware based on Scenario A (as discussed above). For the enterprise value to revenue multiple, Lazard applied a selected range of multiples of 4.75x to 6.75x to the estimated fiscal year 2021 revenue of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $123.45 to $175.95. For the enterprise value to Non-GAAP EBIT multiple, Lazard applied a selected range of multiples of 14.0x to 18.0x to the estimated fiscal year 2021 Non-GAAP EBIT of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $118.27 to $152.41.

  Scenario B

The implied enterprise values per share for fiscal year 2020 based on enterprise value to revenue and on enterprise value to Non-GAAP EBIT were the same in Scenario B as in Scenario A.

Based on an analysis of the VMware selected companies, Lazard selected ranges of multiples to estimated fiscal year 2021 data for VMware based on Scenario B (as discussed above). For the enterprise value to revenue multiple, Lazard applied a selected range of multiples of 4.75x to 6.75x to the estimated fiscal year 2021 revenue of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $121.22 to $172.78. For the enterprise value to Non-GAAP EBIT multiple, Lazard applied a selected range of multiples of 14.0x to 18.0x to the estimated fiscal year 2021 Non-GAAP EBIT of VMware. This analysis resulted in an implied share price for VMware on a standalone basis ranging from $114.27 to $147.27.

Other Analyses—VMware

Among other analyses, the analyses and data relating to VMware described below were presented to the VMware Special Committee for informational purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard's opinion.

  Analyst Price Targets Analysis

Lazard reviewed publicly available share price targets of 20 Wall Street research analysts for the shares of VMware Class A common stock from May 30, 2019 to August 5, 2019. The range of these target prices was $130.00 to $224.00.

  VMware Historical Trading Analysis

Lazard reviewed historical data with regard to the closing prices of VMware Class A common stock for the 52-week period to and including August 14, 2019. During the 52-week period to and including August 14, 2019, the intraday price of VMware Class A common stock ranged from a low of $129.33 to a high of $206.80.

Miscellaneous

The VMware Special Committee selected Lazard to act as its financial advisor in connection with the merger based on Lazard's qualifications, experience, reputation and familiarity with VMware and Pivotal and their respective businesses. Lazard is an internationally recognized investment banking firm providing a broad range of financial advisory and securities services. Lazard, as part of its investment banking business, is continually engaged in valuations of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for other purposes.

In connection with Lazard's services as financial advisor to the VMware Special Committee with respect to the merger, VMware has agreed to pay Lazard an aggregate fee of $12 million, $2 million of which became payable upon the rendering of Lazard's opinion and the remainder of which is payable upon completion of the merger. Subject to certain limitations, VMware also has agreed to reimburse Lazard, subject to certain conditions, for its reasonable and documented out-of-pocket expenses incurred in connection with Lazard's engagement with respect to the merger, and to indemnify Lazard and related persons against certain liabilities arising out of its engagement. The Special Committee has also retained Lazard to provide advice on potential mergers and acquisitions and other strategic topics, for which Lazard is paid a quarterly fee of $500,000.

Lazard has in the past provided certain investment banking services to special committees of the VMware Board, for which Lazard has received compensation, including, in the past two years, having acted as financial advisor to special committees of the VMware Board (i) on VMware's $11 billion one-time special cash dividend and (ii) in connection with potential mergers and acquisitions and other strategic topics. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of VMware, Pivotal, Dell and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of VMware, Pivotal, Dell and certain of their respective affiliates. In the two years prior to the date of Lazard's opinion letter, Lazard's financial advisory business has not been engaged to provide investment banking services to any of Pivotal, Silver Lake or Dell or their known affiliates (other than as described above).

Other Presentations by Lazard

In addition to the presentation made to the VMware Special Committee on August 21, 2019, which has been filed with the SEC as an exhibit to the Schedule 13E-3 of which this proxy statement forms a part and as described in "Special Factors—Opinion and Materials of Financial Advisor to the VMware Special Committee (Lazard)," copies of preliminary illustrative presentations presented or delivered by Lazard to the VMware Special Committee on July 30, 2019 and August 14, 2019 containing preliminary illustrative financial analyses also are attached as exhibits to such Schedule 13E-3. None of these other preliminary illustrative presentations by Lazard, alone or together, constitute, or form the basis of, an opinion of Lazard with respect to the merger consideration, and the preliminary illustrative financial analyses therein were based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the dates of the respective presentations.

Opinion and Materials of Financial Advisor to Dell (Moelis & Company)

At a meeting of the Dell Board held on August 21, 2019 to evaluate and approve the merger, Moelis & Company rendered its oral opinion to the Dell Board, confirmed by the delivery of a written opinion dated August 21, 2019, addressed to the Dell Board and to the board of directors of Denali (the "Denali Board"), to the effect that, as of the date of such opinion and based upon and subject to the conditions and limitations set forth in the opinion, the merger was fair from a financial point of view to Dell and Denali.

The full text of Moelis & Company's written opinion dated August 21, 2019, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference. Moelis & Company's opinion was provided for the use and benefit of each of the Dell Board and the Denali Board (solely in its capacity as such) in its evaluation of the merger. Moelis & Company's opinion was limited solely to the fairness, from a financial point of view, of the merger to Dell and Denali and did not address Dell's or VMware's underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to Dell or VMware. Moelis & Company's opinion did not constitute a recommendation as to how any holder of securities should vote or act with respect to the merger or any other matter. Moelis & Company's opinion was approved by a Moelis & Company fairness opinion committee.

In arriving at its opinion, Moelis & Company, among other things;

  •
  reviewed certain publicly available business and financial information, including publicly available research analysts' financial forecasts, relating to Pivotal and VMware;

  •
  reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Pivotal furnished to Moelis & Company by each of Dell and Pivotal, including financial forecasts for Pivotal provided to or discussed with us by the management of Dell (the "Pivotal Standalone Case") and the Revised Outlook provided to or discussed with us by the management of Pivotal;

  •
  reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of VMware furnished to us by VMware, including financial forecasts for VMware provided to or discussed with us by the management of VMware (the "VMware Management Case");

  •
  reviewed financial forecasts for Pivotal reflecting VMware management's view of Pivotal's forecasted performance as a wholly owned subsidiary of VMware following the merger (referred to in this proxy statement as the In-VMware Case), including certain internal information relating to cost savings, synergies and related expenses expected to result from the merger (the "Expected Synergies") and certain other pro forma financial effects of the merger furnished to us by VMware;

  •
  conducted discussions with members of the senior managements and representatives of Dell and VMware, and advisors of VMware and Pivotal, concerning the foregoing information, as well as the businesses and prospects of Pivotal and VMware generally;

  •
  reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant;

  •
  reviewed drafts of the merger agreement, dated August 20, 2019, and the support agreement, dated August 20, 2019; and

  •
  conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with its review, with the consent of the Dell and Denali Boards, Moelis & Company relied on the information supplied to, discussed with or reviewed by it for purposes of its opinion being complete and accurate in all material respects. Moelis & Company did not assume any responsibility for independent verification of any of such information. With the consent of the Dell and Denali Boards, Moelis & Company relied upon, without independent verification, the assessment of Dell and VMware and their respective legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts and other information relating to Pivotal, VMware, the Expected Synergies and other pro forma financial effects referred to above and summarized under "—Certain Financial Projections Reviewed by the VMware Special Committee, the VMware Special Committee's Financial Advisor, Dell and Dell's Financial Advisor," Moelis & Company assumed, at the direction of the Dell and Denali Boards, that they had been reasonably prepared on a basis reflecting the best then-currently available estimates and judgments of the management of Dell, Pivotal or VMware, as the case may be, as to the future performance of Pivotal and VMware, such Expected Synergies (including the amount, timing and achievability thereof) and such other pro forma financial effects. Moelis & Company also assumed, at the direction of the Dell and Denali Boards, that the future financial results (including the Expected Synergies) reflected in such forecasts and other information will be achieved at the times and in the amounts projected. At the direction of the Dell and Denali Boards, Moelis & Company used the Pivotal Standalone Case, the VMware Management Case and the In-VMware Case (including the Expected Synergies and other pro forma financial effects referred to above) for the purposes of Moelis & Company's analyses and its opinion. Moelis & Company expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they were based. In addition, with the consent of the Dell and Denali Boards, Moelis & Company did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance sheet, or otherwise) of Dell, Pivotal or VMware, nor was Moelis & Company furnished with any such evaluation or appraisal.

Moelis & Company's opinion did not address Dell's or VMware's underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to Dell or VMware and did not address any legal, regulatory, tax or accounting matters. At the direction of the Dell and Denali Boards, Moelis & Company was not asked to, nor did it, offer any opinion as to any terms of the merger agreement or any aspect or implication of the merger, except for the fairness of the merger from a financial point of view to Dell and Denali. With the consent of the Dell and Denali Boards, Moelis & Company's opinion as to such fairness is based solely on the value of Dell's economic interest in Pivotal and VMware before the merger as compared to the value of Dell's economic interest in VMware (including Pivotal) following, and pro forma for, the merger, with such values based upon discounted cash flow analyses of Pivotal and VMware. With the consent of the Dell and Denali Boards, Moelis & Company expressed no opinion as to the Class A merger consideration or the Class B merger consideration or to the relative values thereof.

With the consent of the Dell and Denali Boards, Moelis & Company expressed no opinion as to what the value of VMware Class B common stock actually will be when issued pursuant to the merger or the prices at which the common stock of any of Dell, Pivotal or VMware may trade at any time. In rendering its opinion, Moelis & Company assumed, with the consent of the Dell and Denali Boards, that the final executed form of the merger agreement would not differ in any material respect from the draft Moelis & Company had reviewed, that the merger would be consummated in accordance with its terms without any waiver or modification that could be material to Moelis & Company's analysis, and that the parties to the merger agreement would comply with all the material terms thereof. Moelis & Company assumed, with the consent of the Dell and Denali Boards, that all governmental, regulatory or other consents and approvals necessary for the completion of the merger would be obtained except to the extent that could not be material to Moelis & Company's analysis.

Moelis & Company's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis & Company as of, the date of its opinion, and Moelis & Company assumed no responsibility to update its opinion for developments after the date of its opinion.

Moelis & Company's opinion was provided for the use and benefit of each of the Dell and Denali Boards (solely in its capacity as such) in their evaluation of the merger. Moelis & Company's opinion did not constitute a recommendation as to how any holder of securities should vote or act with respect to the merger or any other matter. Moelis & Company's opinion did not address the fairness of the merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of Dell, VMware or Pivotal, other than the fairness of the merger from a financial point of view to Dell and Denali. In addition, Moelis & Company did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons. Moelis & Company's opinion was approved by a Moelis & Company fairness opinion committee.

Implied Value Creation Analysis

The following is a summary of the implied value creation analysis presented by Moelis & Company to the Dell Board at its meeting held on August 21, 2019, in connection with its opinion. The summary below includes information presented in tabular format. In order to fully understand Moelis & Company's analysis, the tables must be read together with the text of the summary. Considering the data described below without considering the full narrative description of such analysis, including the methodologies and assumptions underlying such analysis, could create a misleading or incomplete view of Moelis & Company's analysis.

To evaluate the impact of the merger to Dell, Moelis & Company compared Dell's implied economic interest in each of Pivotal and VMware prior to a merger ("Pre-Transaction") against Dell's implied economic interest in each of Pivotal and VMware following a merger ("Post-Transaction").

To do so, Moelis & Company performed discounted cash flow ("DCF") analyses using certain of the financial forecasts and other information and data described above, as directed by the Dell and Denali Boards, to derive implied enterprise values for each of Pivotal and VMware, by calculating an estimate of the present value of (1) the estimated future unlevered free cash flows projected to be generated by each such company and (2) the estimated terminal values of each such company. Moelis & Company then adjusted such implied enterprise values by the net debt of each of Pivotal and VMware, as applicable, to derive implied equity values for each of Pivotal and VMware.

Moelis & Company then took such implied equity values and determined the portion of such implied equity values attributable to Dell on a Pre-Transaction and Post-Transaction basis, using the illustrative fully-diluted equity ownership data shown below. Such fully-diluted equity ownership data was derived by Moelis & Company based on public filings and inputs from Dell, VMware and Pivotal management, with (1) Pre-Transaction figures assuming an unaffected price for the common stock of Pivotal and VMware as of August 14, 2019 and (2) Post-Transaction figures assuming an exchange ratio of 0.055 shares of VMware for each Pivotal share owned by Dell and an exchange ratio of 0.104 for dilutive securities, including unvested options and restricted stock units.

	Pre-Transaction	Post-Transaction
% Dell Direct Ownership in Pivotal	45.2%	0%
% VMware Direct Ownership in Pivotal	15.2%	100%
% Aggregate Dell Ownership in Pivotal	57.0%	77.2%
% Dell Ownership in VMware	77.4%	77.2%

With respect to Pivotal, Moelis & Company performed DCF analyses to derive implied enterprise values of Pivotal (1) as a standalone enterprise on a Pre-Transaction basis, using the Pivotal Standalone Case, and (2) as if operated under the ownership of VMware on a Post-Transaction basis, using the In-VMware Case, in each case as further described below. Moelis & Company then adjusted such implied enterprise values by the net debt under each scenario to derive implied equity values. Moelis & Company then calculated the portion of such implied equity values attributable to Dell on a Pre-Transaction and Post-Transaction basis using the fully-diluted equity ownership figures set forth above.

With respect to VMware, Moelis & Company performed a DCF analysis to derive an implied enterprise value range of VMware using the VMware Management Case, as further described below. Moelis & Company then adjusted such implied enterprise values by the net debt to derive an implied equity value range. Moelis & Company then calculated the portion of such implied equity value attributable to Dell on a Pre-Transaction and Post-Transaction basis using the fully-diluted equity ownership figures set forth above.

In addition to the foregoing, in the Post-Transaction case, Moelis & Company separately adjusted Dell's economic aggregate interest in Pivotal and VMware following the merger to account for (1) estimated cash consideration of $1,684 million being paid to shareholders of Pivotal other than Dell and VMware, (2) estimated VMware and Pivotal transaction fees and expenses of $80 million, as directed by the Dell and Denali Boards, and (3) estimated Dell transaction fees and expenses of $25 million, as directed by the Dell and Denali Boards.

For purposes of all DCF analyses, Moelis & Company treated stock based compensation as a cash expense and calculated unlevered free cash flows as non-GAAP operating income, less cash taxes, plus non-GAAP depreciation and amortization expenses, less capital expenditures, less increases in net working capital and other cash items, less stock based compensation.

Pivotal Implied Value Creation Analysis

  Pre-Transaction

To calculate Dell's economic interest in Pivotal on a Pre-Transaction basis, Moelis & Company performed a DCF analysis of Pivotal using the Pivotal Standalone Case to derive Pivotal's implied enterprise value as a standalone company. Moelis & Company then adjusted such implied enterprise value by the net debt of Pivotal to derive Pivotal's implied equity value as a standalone company. In performing such DCF analysis, Moelis & Company utilized a range of discount rates of 9.25% to 12.5%. Moelis & Company selected the range of discount rates based on an estimate of Pivotal's weighted average cost of capital ("WACC"), as a standalone company, that reflected a derived cost of equity using (i) a selected range of betas and debt to total capitalization ratios in each case informed by selected public companies that Moelis & Company deemed relevant for purposes of this analysis and (ii) a size premium based on public companies with equity values similar to Pivotal. The foregoing range of discount rates was used to calculate the estimated present values as of October 31, 2019 of (i) Pivotal's estimated standalone unlevered free cash flows for the final three months of fiscal year 2020 through fiscal year 2030 and (ii) a range of Pivotal's estimated terminal values derived by applying a range of multiples, selected by Moelis & Company, of 3.5x to 6.0x to Pivotal's estimated revenue for the NTM period following fiscal year 2030. The selected range of multiples was informed by considering the historical trading range of Pivotal as well as revenue multiples for selected publicly traded companies that Moelis & Company deemed relevant for Pivotal.

Based on the foregoing, Moelis & Company derived an implied equity value range for Pivotal on a Pre-Transaction basis of $3,219 million to $6,310 million. Using the Pre-Transaction fully diluted equity ownership figures set forth above, Moelis & Company calculated that the portion of such implied equity values attributable to Dell on a Pre-Transaction basis ranged from $1,836 million to $3,599 million.

  Post-Transaction

To calculate Dell's economic interest in Pivotal on a Post-Transaction basis, Moelis & Company performed a DCF analysis of Pivotal using the In-VMware Case to derive an implied enterprise value of Pivotal as if Pivotal operated under the ownership of VMware. Moelis & Company then adjusted such implied enterprise value by the net debt of Pivotal to derive Pivotal's implied equity value as if operated under the ownership of VMware. In performing such DCF analysis, Moelis & Company utilized a range of discount rates of 7.50 to 10.75%. Moelis & Company selected the range of discount rates based on an estimate of Pivotal's WACC, if operated under the ownership of VMware, that reflected a derived cost of equity using (i) a selected range of betas informed by selected public companies that Moelis & Company deemed relevant for purposes of this analysis, (ii) debt to total capitalization ratios informed by selected public companies that Moelis & Company deemed relevant for purposes of this analysis and (ii) a size premium based on public companies with equity values similar to VMware. The foregoing range of discount rates was used to calculate the estimated present values as of October 31, 2019 of (i) Pivotal's estimated unlevered free cash flows, as if Pivotal operated under the ownership of VMware, for the final three months of fiscal year 2020 through fiscal year 2030 and (ii) a range of Pivotal's estimated terminal values derived by applying a range of multiples, selected by Moelis & Company, of 3.5x to 6.0x to Pivotal's estimated revenue for the NTM period following fiscal year 2030, as if Pivotal operated under the ownership of VMware. The selected range of multiples was informed by considering the historical trading range of Pivotal as well as revenue multiples for selected publicly traded companies that Moelis & Company deemed relevant for Pivotal.

Based on the foregoing, Moelis & Company derived an implied equity value range for Pivotal on a Post-Transaction basis of $4,520 million to $8,371 million. Using the Post-Transaction fully diluted equity ownership figures set forth above, Moelis & Company calculated that the portion of such implied equity values attributable to Dell on a Post-Transaction basis ranged from $3,490 million to $6,465 million.

In addition, Moelis & Company separately adjusted the above range of implied equity values attributable to Dell on a Post-Transaction basis by the portion attributable to Dell of the estimated cash consideration being paid by VMware to shareholders of Pivotal (other than Dell and VMware) in the merger, to arrive at a range of net implied equity values attributable to Dell on a Post-Transaction Basis of $2,189 million to $5,164 million.

  Pivotal Implied Value Creation

To determine the implied value to be created for Dell with respect to Pivotal in the merger, Moelis & Company compared the range of implied equity values of Pivotal attributable to Dell on a Pre-Transaction basis with the range of net implied equity values of Pivotal attributable to Dell on a Post-Transaction basis to arrive at an implied value created range with respect to Pivotal of $353 million to $1,565 million.

A summary of the foregoing analysis is presented in the table below:

	Pre-Transaction		Post-Transaction		Variance
(in millions)	Low	High	Low	High	Low	High
Pivotal Implied Equity Value Range	$3,219	$6,310	$4,520	$8,371	$1,300	$2,062
% Aggregate Dell Ownership in Pivotal	57.0%	57.0%	77.2%	77.2%	20.2%	20.2%

Pivotal Implied Equity Value Range Attributable to Dell	$1,836	$3,599	$3,490	$6,465	$1,654	$2,866
Less: Cash Consideration Payable by VMware	—	—	$(1,684)	$(1,684)	$(1,684)	$(1,684)
% Dell Ownership in VMware	77.4%	77.4%	77.2%	77.2%	(0.2)%	(0.2)%

Less: Cash Consideration Payable by VMware Attributable to Dell	—	—	$(1,301)	$(1,301)	$(1,301)	$(1,301)

Pivotal Net Implied Equity Value Range Attributable to Dell	$1,836	$3,599	$2,189	$5,164	$353	$1,565

VMware Implied Value Creation Analysis

To calculate Dell's economic interest in VMware on a Pre-Transaction and Post-Transaction basis, Moelis & Company performed a DCF analysis of VMware using the VMware Management Case forecasts to derive VMware's implied enterprise value. Moelis & Company then adjusted such implied enterprise value by the net debt of VMware to derive VMware's implied equity value. In performing such DCF analysis, Moelis & Company utilized a range of discount rates of 6.5% to 9.0%. Moelis & Company selected the range of discount rates based on an estimate of VMware's WACC, as a standalone company, that reflected a derived cost of equity using (i) a selected range of betas and debt to total capitalization ratios in each case informed by selected public companies that Moelis & Company deemed relevant for purposes of this analysis and (ii) a size premium based on public companies with equity values similar to VMware. The foregoing range of discount rates was used to calculate the estimated present values as of October 31, 2019 of (i) VMware's estimated standalone unlevered free cash flows for the final three months of fiscal year 2020 through fiscal year 2024 and (ii) a range of VMware's estimated terminal values derived by applying a range of multiples, selected by Moelis & Company, of 15.0x to 25.0x to VMware's estimated unlevered free cash flow for the NTM period following fiscal year 2024. The selected range of multiples was informed by considering the historical trading range of VMware as well as unlevered free cash flow multiples for selected publicly traded companies that Moelis & Company deemed relevant for VMware.

Based on the foregoing, Moelis & Company derived an implied equity value range for VMware of $72,570 million to $125,741 million.

  Pre-Transaction

Using the Pre-Transaction fully diluted equity ownership figures set forth above, Moelis & Company calculated that the portion of such implied equity values attributable to Dell on a Pre-Transaction basis ranged from $56,170 million to $97,325 million.

  Post-Transaction

Using the Post-Transaction fully diluted equity ownership figures set forth above, Moelis & Company calculated that the portion of such implied equity values attributable to Dell on a Post-Transaction basis ranged from $56,043 million to $97,105 million.

  VMware Implied Value Creation

To determine the implied value to be created for Dell with respect to VMware in the merger, Moelis & Company compared the range of implied equity values of VMware attributable to Dell on a Pre-Transaction basis with the range of implied equity values of VMware attributable to Dell on Post-Transaction basis. Given the reduction in Dell's ownership in VMware due to the transaction, the analysis used the highest implied equity value to derive the low range economic value accretion, and used the lowest implied equity value to derive the high range economic value accretion. The analysis implied the value creation range with respect to VMware of $(220) million to $(127) million.

A summary of the foregoing analysis is presented in the table below:

	Pre-Transaction		Post-Transaction		Variance
	Low	High	Low	High	Low	High
	(in millions)
VMware Implied Equity Value Range	$125,741	$72,570	$125,741	$72,570	$0	$0
% Dell Ownership in VMware	77.4%	77.4%	77.2%	77.2%	(0.2)%	(0.2)%

VMware Implied Equity Value Range Attributable to Dell	$97,325	$56,170	$97,105	$56,043	$(220)	$(127)

Aggregate Implied Value Creation Analysis

To determine the aggregate implied value created for Dell with respect to both Pivotal and VMware in the merger, Moelis & Company aggregated the implied value created ranges for Pivotal and VMware as set forth above. In addition, Moelis & Company separately adjusted such range by the aggregate estimated transaction expenses incurred by VMware and Dell and that would be economically attributable to Dell, as provided by Dell. After such adjustment, Moelis & Company arrived at an aggregate implied value created range of $47 million to $1,352 million.

A summary of the foregoing is presented in the table below:

	Low	High
	(in millions)
Pivotal Net Implied Equity Value Created and Attributable to Dell	$353	$1,565
VMware Implied Equity Value Created and Attributable to Dell	$(220)	$(127)
Less: Dell Transaction Expenses	$(25)	$(25)
Less: VMware and Pivotal Transaction Expenses Attributable to Dell	$(62)	$(62)

Aggregate Implied Equity Value Created and Attributable to Dell	$47	$1,352

The implied value creation analysis described above does not reflect all potential incremental or negative value considerations. Among other things, such analysis does not reflect (1) Pivotal's balance of net operating losses and other potential tax attributes that may become available to VMware as a result of the merger, (2) the potential impact to Dell's standalone business associated with the merger, including synergies associated with greater integration between Dell's business and Pivotal's business, when operating under VMware ownership or (3) the potential impact of Pivotal's financial profile, including its negative cash flows, to the standalone valuation of VMware.

Miscellaneous

The summary of the foregoing analyses is not a complete description of Moelis & Company's opinion or the analyses underlying, and factors considered in connection with, Moelis & Company's opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis & Company's opinion. With the consent of the Dell and Denali Boards, Moelis & Company's opinion as to such fairness is based solely on the implied value of Dell's economic interest in Pivotal and VMware before the merger as compared to the value of Dell's economic interest in VMware (including Pivotal) following, and pro forma for, the merger, with such values based upon DCF analyses of Pivotal and VMware. Unless otherwise noted, all dollar amounts are rounded to the nearest million.

The publicly traded companies selected by Moelis & Company as being relevant for purposes of this analysis are not identical to VMware or Pivotal. Neither the implied value creation analysis nor any of the DCF analyses comprising the implied value creation analysis, in each case as described above, purports to be an appraisal, nor do they necessarily reflect the prices at which the businesses or securities actually may be sold. Analyses based upon future forecasts are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Company, nor Moelis & Company or any other person assumes responsibility if future results are materially different from those forecast.

The Class A merger consideration and Class B merger consideration was determined through arm's length negotiations among Dell, Pivotal and VMware and was approved by their respective boards. Moelis & Company expressed no opinion as to such consideration and did not recommend any specific consideration to Dell or the Dell or Denali Boards, or that any specific consideration constituted the only appropriate consideration for the merger.

The Dell Board selected Moelis & Company as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Moelis & Company will receive a fee for its services of $5.0 million in the aggregate, $1.0 million of which was paid in connection with the delivery of its opinion. In addition, Dell may pay Moelis & Company an additional fee in its sole and absolute discretion in connection with the consummation of the merger. Furthermore, Dell has agreed to indemnify Moelis & Company for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Moelis & Company's affiliates, employees, officers and partners may at any time own securities (long or short) of Dell, Pivotal and VMware. Moelis & Company has provided investment banking services to Dell and Silver Lake, a shareholder of Dell, unrelated to the merger and in the future may provide such services to Dell, Silver Lake, and VMware and have received and may receive compensation for such services. In the past two years prior to the date of the opinion, Moelis & Company acted as, among other things, (1) a financial and listing advisor to Dell in connection with the exchange of Dell's Class V tracking stock for Dell's Class C common stock and (2) a sell side financial advisor to a portfolio company of Silver Lake.

The presentation dated August 21, 2019, prepared by Moelis & Company and presented to the Dell Board on August 21, 2019 has been filed with the SEC as an exhibit to the Schedule 13E-3 of which this proxy statement forms a part and is incorporated herein. A draft version of such presentation was prepared by Moelis & Company and shared with, but not presented to, the Dell Board on the same day. Such draft version used preliminary share ownership figures, which were subsequently updated by Dell's management prior to the meeting of the Dell Board on August 21, 2019, but was otherwise substantially the same as the version ultimately presented. The draft presentation has also been filed with the SEC as an exhibit to the Schedule 13E-3. The Schedule 13E-3, including the Moelis & Company presentation and draft presentation is available in the manner described in the section "Where You Can Find More Information."

Presentations of Financial Advisor to Dell (Goldman Sachs)

Summary of Presentations Provided by Goldman Sachs

Dell retained Goldman Sachs as Dell's financial advisor in connection with its consideration of the possible sale of all or a portion of Dell's stake in Pivotal. In this capacity, representatives of Goldman Sachs provided Dell with financial advice and assistance, including performing financial analyses and assisting Dell in negotiating the financial aspects of the transactions contemplated by the merger agreement. Although Goldman Sachs generally acted as financial advisor to Dell, Goldman Sachs was not requested to provide, and it did not provide, to Dell, Pivotal, VMware, the holders of any class of securities, creditors or other constituencies of Dell, Pivotal or VMware, or any other person (i) any opinion as to the fairness, from a financial point of view or otherwise, of the transactions contemplated by the merger agreement or the merger consideration to Dell, Pivotal, VMware or the holders of any class of securities, creditors or other constituencies of Dell, Pivotal or VMware, (ii) any valuation of Pivotal or VMware for the purpose of assessing the fairness of the merger consideration to any such person or (iii) any advice as to the underlying decision by Dell whether to approve the transactions contemplated by the merger agreement, or as to any other matter. At various times during the course of Goldman Sachs's engagement as financial advisor to Dell, representatives of Goldman Sachs discussed with the management of Dell various considerations with respect to the possible sale of all or a portion of its stake in Pivotal, which discussions included presentations prepared by representatives of Goldman Sachs (the "Goldman Sachs Presentations"). The analyses and information contained in the Goldman Sachs Presentations were included by Goldman Sachs based on requests from the management of Dell, discussions between the management of Dell and the representatives of Goldman Sachs regarding what analyses and information would be helpful to the Dell Board at various points during the course of the transaction, and Goldman Sachs's professional judgment and experience, but not with a view towards those financial analyses supporting a fairness opinion. The Goldman Sachs Presentations were sent generally to the Dell Board. References to the "management of Dell" in this section "—Presentations of Financial Advisor to Dell (Goldman Sachs)" refer to the limited subgroup of Dell's executive management that were involved in considering the transactions contemplated by the merger agreement.

The Goldman Sachs Presentations were provided solely for the benefit of the Dell Board (in their capacities as such) for their information and assistance in connection with their consideration of the transactions contemplated by the merger agreement. The Goldman Sachs Presentations do not convey rights or remedies upon the holders of any class of securities, creditors or other constituencies of Dell, Pivotal or VMware or any other person and should not be relied on as the basis for any other purpose or any investment decision.

The full text of the Goldman Sachs Presentations, which sets forth assumptions made in connection with the analysis, have been filed with the SEC as exhibits to the Schedule 13E-3 of which this proxy statement forms a part and are incorporated herein by reference. The Schedule 13E-3, including the Goldman Sachs Presentations is available in the manner described in the section "Where You Can Find More Information." The information in each Goldman Sachs Presentation is subject to the assumptions, limitations, qualifications and other conditions contained therein and is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such presentation. The Goldman Sachs Presentations do not constitute a recommendation to Dell, Pivotal, VMware or any of their respective shareholders or other entity with respect to the transactions contemplated by the merger agreement, or any other matter. The Goldman Sachs Presentations do not constitute, and are not intended to represent, any view or opinion as to the fairness, from a financial point of view or otherwise, of the transactions contemplated by the merger agreement, or any aspect, term or implication of the merger consideration to Dell, Pivotal, VMware, the holders of any class of securities, creditors or other constituencies of Dell, Pivotal or VMware or to any other person.

In connection with the Goldman Sachs Presentations, Goldman Sachs reviewed, among other things, certain publicly available business and financial information concerning Dell, Pivotal, and VMware and certain internal financial analyses and forecasts for Pivotal prepared by its management as approved for Goldman Sachs's use by Dell and certain internal financial analyses and forecasts for VMware prepared by its management as approved for Goldman Sachs's use by Dell, which are referred to collectively in this section "—Presentations of Financial Advisor to Dell (Goldman Sachs)" as the "forecasts." For information regarding the preparation of the forecasts, see the section of this proxy statement entitled "—Certain Financial Projections Reviewed by the VMware Special Committee, the VMware Special Committee's Financial Advisor, Dell and Dell's Financial Advisor." The management of Dell did not give any specific instructions nor impose any limitations on Goldman Sachs with respect to Goldman Sachs's preparation of the Goldman Sachs Presentations.

Goldman Sachs also held discussions with certain members of the management of Dell regarding their assessment of the strategic and financial rationale for, and the potential benefits of, the transactions contemplated by the merger agreement and the past and current business operations, financial condition, and future prospects of Pivotal and VMware and considered such other factors, as Goldman Sachs deemed appropriate.

In preparing the Goldman Sachs Presentations and providing the analysis set forth in the Goldman Sachs Presentations, Goldman Sachs, with Dell's consent, relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy, completeness and reasonableness of all industry, financial, legal, regulatory, tax, accounting and other information that was publicly available or obtained from data suppliers and other third parties or was furnished to or discussed with Goldman Sachs by Dell or otherwise reviewed by or for Goldman Sachs. No representation or warranty, express or implied, was made by Goldman Sachs in relation to the accuracy or completeness of the information presented in the Goldman Sachs Presentations or their suitability for any particular purpose. Goldman Sachs (i) expressed no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of any financial projections, other estimates and other forward-looking information or the assumptions upon which they are based and (ii) relied upon the assurances of the management of Dell that they were unaware of any facts or circumstances that would make such information (including, without limitation, any financial projections, other estimates and other forward-looking information) incomplete, inaccurate or misleading. Goldman Sachs did not conduct and was not provided with any independent valuation or appraisal of any assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Pivotal, VMware or any other company or business, nor did Goldman Sachs evaluate the solvency of Pivotal, VMware or any other company or business under any state or federal laws relating to bankruptcy, insolvency or similar matters or the ability of Pivotal or VMware to pay their respective obligations when they come due. With respect to (i) the forecasts and any estimates or other forward-looking information provided by or discussed with Dell, Goldman Sachs was advised by the management of Dell, and Goldman Sachs assumed, that such forecasts, estimates and other forward-looking information utilized in their analyses had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the managements of Pivotal and VMware respectively, as to the expected future performance of Pivotal and VMware, respectively, and had been reviewed and approved by the management of Dell with the understanding that such information would be used and relied upon by Goldman Sachs in connection with the preparation of the Goldman Sachs Presentations and the performance of the analyses set forth therein, and (ii) any financial projections, other estimates and/or other forward-looking information obtained by Goldman Sachs from public sources, data suppliers and other third parties, Goldman Sachs assumed that such information was reasonable and reliable. Goldman Sachs expressed no view as to any of the foregoing analyses, projections or forecasts or the assumptions on which they were based, and the management of Dell confirmed that Goldman Sachs could rely upon such analyses, projections, assumptions and forecasts when preparing the Goldman Sachs Presentations and in rendering the analysis set forth therein.

Goldman Sachs, with the consent of Dell, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof; accordingly, Goldman Sachs relied on the assessments made by the management of Dell and advisors to Dell with respect to such issues. The matters considered by Goldman Sachs in their financial analyses and reflected in the Goldman Sachs Presentations were necessarily based on various assumptions, including assumptions concerning general business, economic and capital markets conditions and industry-specific and company-specific factors as in effect on, and information made available to Goldman Sachs as of the date of such Goldman Sachs Presentation. Many such conditions are beyond the control of Dell, Pivotal, VMware and Goldman Sachs. Accordingly, the analyses included in the Goldman Sachs Presentations are inherently subject to uncertainty, and neither of Goldman Sachs nor any other person assumes responsibility if future results are different from those forecasted. Furthermore, it should be understood that subsequent developments may affect the views expressed in the Goldman Sachs Presentations and that Goldman Sachs does not have any obligation to update, revise or reaffirm its financial analyses or the Goldman Sachs Presentations based on circumstances, developments or events occurring after the date of such Goldman Sachs Presentation. With respect to the financial analyses performed by Goldman Sachs in the Goldman Sachs Presentations: (a) such financial analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses and (b) such financial analyses do not purport to be appraisals or to reflect the prices at which shares or other securities or financial instruments of or relating to the common stock, the VMware Class A common stock or the VMware Class B common stock may trade or otherwise be transferable at any time.

The Goldman Sachs Presentations should not be viewed as a recommendation with respect to any matter pertaining to the transactions contemplated by the merger agreement. The terms of the transactions contemplated by the merger agreement, including the merger consideration, were determined solely through negotiations between the parties to the merger agreement. The Goldman Sachs Presentations did not address the relative merits of the transactions contemplated by the merger agreement or any other transactions contemplated in connection with the transactions contemplated by the merger agreement compared to other business strategies or transactions that may have been considered by the Dell Board.

The following is a summary of the material financial analyses contained in the Goldman Sachs Presentations, which is qualified in its entirety by the full text of the Goldman Sachs Presentations. The following summary does not, however, purport to be a complete description of the financial analyses or data presented by Goldman Sachs, nor does the order of analyses or presentations represent relative importance or weight given to those analyses or presentations by Goldman Sachs. The Goldman Sachs Presentations were supplemented by Goldman Sachs's oral discussion, the nature and substance of which is summarized herein. Considering the summaries set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying these analyses, could create a misleading or incomplete view of the Goldman Sachs Presentations.

The Goldman Sachs Presentations

The Goldman Sachs Presentations are presentations that representatives of Goldman Sachs presented to the Dell Board with respect to the transactions contemplated by the merger agreement and consisted of preliminary financial analyses related to those transactions as described below.

The August 13 Presentation

The presentation that representatives of Goldman Sachs sent to the Dell Board on August 13, 2019 reviewed a range of financial considerations and implications related to the transactions contemplated by the merger agreement, including: (i) a summary of VMware's August 13, 2019 proposal; (ii) a historical exchange ratio analysis based on information Goldman Sachs obtained from Bloomberg, including (1) the closing prices of the VMware Class A common stock and the Class A common stock on August 12, 2019, (2) the high and low closing prices of the VMware Class A common stock and the Class A common stock for the 52-week period ended on August 12, 2019, and (3) the volume weighted average prices (the "VWAP") of the VMware Class A common stock and the Class A common stock for various trading day periods ended on August 12, 2019, which such analysis indicated: (a) a range of implied exchange ratios of VMware Class B common stock to Class B common stock of 0.053 to 0.141, (b) a range of implied values (the "implied values") of the VMware Class B common stock issued to Dell of $1.110 billion to $2.930 billion, and (c) a range of differences between the implied value of the VMware Class B common stock issued to Dell based on the exchange ratio of 0.0550 of a share of VMware Class B common stock for each share of Class B common stock (the "Exchange Ratio") and the implied values of $(34) million to $1.786 billion; and (iii) an overview of potential collar structures.

The August 21 Presentation

The presentation that representatives of Goldman Sachs sent to the Dell Board on August 21, 2019 updated certain of the financial considerations and implications presented in the prior presentation, including: (i) based on information Goldman Sachs obtained from Bloomberg and SEC filings, a situation update; (ii) based on information Goldman Sachs obtained from Bloomberg, the historical trading prices of the Class A common stock and VMware Class A common stock compared to the S&P 500 for the period from Pivotal's IPO of the Class A common stock in April 2018 to August 20, 2019 and for the period from the release of Pivotal's financial results for its fiscal quarter ended May 3, 2019 on June 6, 2019, which is Pivotal's first quarter of the fiscal year 2020, to August 20, 2019; and (iii) based on the forecasts and information Goldman Sachs obtained from Thomson One, an illustrative analysis at various prices, assuming (a) the Exchange Ratio and the implied price per share of the Class A common stock based on the price per share of the VMware Class A common stock on August 14, 2019, the last trading day prior to public announcement of VMware's August 13, 2019 proposal (the "August 14 assumption"), (b) the Exchange Ratio and the implied price per share of the Class A common stock based on the price per share of VMware Class A common stock on August 20, 2019 (the "August 20 assumption"), and (c) the Exchange Ratio and a $15.00 price per share of Class A common stock (the "$15.00 assumption"), which such analysis indicated the implied enterprise value of Pivotal standalone as a multiple of the estimated revenue for Pivotal for the fiscal year 2021: (1) for the August 14 assumption, 1.9x based on Pivotal FY2021E revenue Goldman Sachs obtained from Thomson One and 1.8x based on Pivotal FY2021E revenue from the forecasts, (2) for the August 20 assumption, 1.7x based on both Pivotal FY2021E revenue Goldman Sachs obtained from Thomson One and from the forecasts, and (3) for the $15.00 assumption, 4.3x based on Pivotal FY2021E revenue Goldman Sachs obtained from Thomson One and 4.1x based on Pivotal FY2021E revenue from the forecasts.

Miscellaneous

As described above, Goldman Sachs was not asked to, and did not, render any opinion as to the fairness of the transactions contemplated by the merger agreement. The Goldman Sachs Presentations were one of many factors taken into consideration by the Dell Board in considering the transactions contemplated by the merger agreement.

Goldman Sachs believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of these analyses as a whole, could create an incomplete view of the processes underlying the analyses. As a result, any potential indications of valuation resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes. The order of analyses described does not represent the relative importance or weight given to those analyses by Goldman Sachs. In preparing the Goldman Sachs Presentations, Goldman Sachs did not attribute any particular weight to any analyses or factors considered and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support the analysis set forth in the Goldman Sachs Presentations. Rather, Goldman Sachs considered the totality of the factors and analyses performed in preparing the Goldman Sachs Presentations.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Goldman Sachs are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Goldman Sachs's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold.

Goldman Sachs did not recommend any specific merger consideration to the Dell Board or that any specific amount constituted the only appropriate merger consideration for the transactions contemplated by the merger agreement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests, or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Dell, Pivotal, VMware and any of their respective affiliates and third parties, including investment funds affiliated with Silver Lake and MSD Partners, L.P. ("MSD Partners"), each a significant shareholder of Dell, and their respective affiliates and portfolio companies, and Ford, a significant shareholder of Pivotal, or any currency or commodity that may be involved in the transactions contemplated by the merger agreement.

Goldman Sachs acted as financial advisor to Dell in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Dell and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to a bank loan (aggregate principal amount $5,475,000,000) for Dell in October 2017; as financial advisor to Dell with respect to the exchange of shares of its Class V common stock for shares of its Class C common stock in December 2018; and as joint bookrunner with respect to the public offering of its 4.000% First Lien Notes due 2024, 4.900% First Lien Notes due 2026 and 5.300% First Lien Notes due 2029 (aggregate principal amount $4,500,000,000) in March 2019. During the two year period ended August 22, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Dell and/or to its affiliates (excluding any significant shareholders, MSD Partners, Pivotal, VMware, Silver Lake and their other affiliates) of approximately $75.6 million.

Goldman Sachs also has provided certain financial advisory and/or underwriting services to Pivotal and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to Pivotal's IPO of 37,000,000 shares of its Class A common stock in April 2018. During the two year period ended August 22, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Pivotal and/or to its affiliates (excluding any significant shareholders, Dell, MSD Partners, VMware and their other affiliates) of approximately $7.7 million.

During the two year period ended August 22, 2019, the Investment Banking Division of Goldman Sachs has not been engaged by VMware or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation.

Goldman Sachs also has provided certain financial advisory and/or underwriting services to MSD Partners and/or its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as arranger with respect to the standalone refinancing loan (aggregate principal amount $450,000,000) for the Four Seasons Hualalai, a portfolio company of MSD Partners, in August 2018; as arranger with respect to the standalone refinancing loan (aggregate principal amount $650,000,000) for a portfolio of properties by MSD Capital Real Estate Fund ("MSD"), an affiliate of MSD Partners, in May 2019; and as arranger with respect to the standalone refinancing loan (aggregate principal amount $600,000,000) for the Boca Raton Resort & Club, a portfolio company of MSD Partners, in June 2019. During the two year period ended August 22, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to MSD Partners and/or to its affiliates and portfolio companies (excluding Dell, Pivotal, VMware, Silver Lake and their other affiliates) of approximately $11.9 million.

Goldman Sachs also has provided certain financial advisory and/or underwriting services to Silver Lake and/or its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to a bank loan (aggregate principal amount $2,425,000,000) for a former portfolio company of funds affiliated with Silver Lake, in December 2017; as a buy side financial advisor to Silver Lake in January 2018; as joint bookrunner with respect to the standalone asset securitization (aggregate principal amount $600,000,000) for a portfolio company of funds affiliated with Silver Lake, in July 2018; as lead bookrunner with respect to the initial public offering of 25,000,000 shares of the common stock, par value $0.001 per share, of a portfolio company of funds affiliated with Silver Lake, in October 2018; and as lead bookrunner with respect to the standalone asset securitization (aggregate principal amount $500,000,000) in February 2019 and the standalone asset securitization (aggregate principal amount $400,000,000) in May 2019 for a portfolio company of funds affiliated with Silver Lake. During the two year period ended August 22, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Silver Lake and/or to its affiliates and portfolio companies (excluding MSD Partners, Dell, Pivotal VMware and their other affiliates) of approximately $41.0 million.

Goldman Sachs also has provided certain financial advisory and/or underwriting services to Ford and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint book-running manager with respect to the public offering of Floating Rate Notes due November 2, 2020, 2.343% Notes due November 2, 2020 and 3.815% Notes due November 2, 2027 (aggregate principal amount $2,000,000,000) of Ford Motor Credit Company LLC ("Ford Credit"), an affiliate of Ford, in October 2017; as joint lead bookrunner with respect to the public offering of Floating Rate Notes due April 5, 2021 and 3.470% Notes due April 5, 2021 (aggregate principal amount $750,000,000) of Ford Credit in March 2018; as joint bookrunner with respect to the public offering of Floating Rate Notes due October 12, 2021, 3.813% Notes due October 12, 2021 and 4.687% Notes due June 9, 2025 (aggregate principal amount $2,250,000,000) of Ford Credit in August 2018; as joint bookrunner with respect to the public offering of Floating Rate Notes due January 7, 2021, 5.085% Notes due January 7, 2021, Floating Rate Notes due January 7, 2022 and 5.596% Notes due January 7, 2022 (aggregate principal amount $2,750,000,000) of Ford Credit in January 2019; as joint bookrunner with respect to the public offering of 5.113% Notes due May 3, 2029 (aggregate principal amount $1,250,000,000) of Ford Credit in April 2019; and as co-manager with respect to the public offering of its 6.20% Notes due June 1, 2059 (aggregate principal amount $750,000,000) in May 2019. During the two year period ended August 22, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Ford and/or to its affiliates (excluding any significant shareholders, Pivotal and their other affiliates) of approximately $9.1 million.

Goldman Sachs also in the future may provide financial advisory and/or underwriting services to Dell, Pivotal, VMware, and any of their respective affiliates, including Michael S. Dell, Silver Lake, Ford and their respective affiliates and, as applicable, portfolio companies, for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Silver Lake and its affiliates from time to time and may have invested in limited partnership units of the affiliates of Silver Lake from time to time and may do so in the future. In addition, a director on the Dell Board is currently affiliated with the Goldman Sachs Group, Inc. as a director.

The Dell Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Pursuant to a letter agreement, dated August 20, 2019, Dell engaged Goldman Sachs to act as its financial advisor in connection with its consideration of the possible sale of all or a portion of its stake in Pivotal. The engagement letter between Dell and Goldman Sachs provides for a transaction fee of $7.0 million, all of which will become payable at the consummation of the transactions contemplated by the merger agreement. In addition, Dell has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financial Projections

While Pivotal has from time to time provided limited full year financial guidance to investors, which may have covered, among other things, revenue and net loss, Pivotal's management does not, as a matter of course, otherwise publicly disclose forecasts or internal projections as to future performance due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. However, Pivotal provided certain non-public financial projections to Morgan Stanley in its capacity as financial advisor to the Pivotal Special Committee and to VMware as part of the due diligence process.

In the ordinary course of business, Pivotal's management prepared a forecast for the fiscal year ending January 31, 2020 ("fiscal year 2020") as well as a high-level outlook for the fiscal years ending January 29, 2021 ("fiscal year 2021") and January 28, 2022 ("fiscal year 2022") (collectively the "Initial Outlook"). In addition, Pivotal prepared a sensitivity analysis of the Initial Outlook. In April, Pivotal management provided the Initial Outlook and the sensitivity analysis to Morgan Stanley. Morgan Stanley did not use the Initial Outlook or the related sensitivity analysis for any of its analyses or financial calculations.

In the ordinary course of business, following the end of Pivotal's first fiscal quarter ended May 2, 2019, Pivotal management reviewed Pivotal's operating performance for the first fiscal quarter of fiscal year 2020. Based on Pivotal's performance in the first fiscal quarter and management's view of Pivotal's business at the time, Pivotal management revised the forecast for fiscal year 2020, and the outlook for fiscal years 2021 and 2022 (the "Base Case"). Pivotal prepared a revised sensitivity analysis, including a "High Case," which reflects higher revenue and higher operating income assumptions, and a "Low Case," which reflects lower revenue and lower operating income assumptions (the "Base Case," "High Case" and "Low Case," collectively, the "Revised Outlook"). The Initial Outlook and the Revised Outlook (collectively, the "Management Projections") were each based upon certain financial, operating and commercial assumptions developed solely using the information available to Pivotal's management at the time the respective projections were developed and prepared.

Morgan Stanley prepared extrapolations (which were reviewed by Pivotal management) of the Revised Outlook for the period from fiscal year 2020 through fiscal year 2029 (collectively, the "Extrapolated Projections," and, together with the Initial Outlook and the Revised Outlook, the "Projections"). The Pivotal Special Committee reviewed the Revised Outlook and the Extrapolated Projections, and directed Morgan Stanley to use and rely on the Revised Outlook and the Extrapolated Projections to prepare its financial analyses and fairness opinion. For a detailed description of Morgan Stanley's fairness opinion, see "—Opinion of Financial Advisor to the Pivotal Special Committee (Morgan Stanley)." In addition, the Initial Outlook and the Revised Outlook were provided to VMware as part of the due diligence process for the transaction.

The Projections, while presented with numerical specificity, were based on numerous variables and assumptions, including about future performance that are inherently uncertain and many of which are beyond Pivotal's control. In the case of the Management Projections, they reflect numerous estimates, assumptions and judgments made by Pivotal management, based on information available at the time the respective Management Projections were developed, with respect to industry performance and competition, general business, economic, regulatory, market and financial conditions, other future events and matters specific to Pivotal's business, all of which are difficult to predict and many of which are beyond Pivotal's control. The Initial Outlook and the Revised Outlook included in this document have been prepared by, and are the responsibility of, Pivotal's management, are based on the information available at the time the Initial Outlook and the Revised Outlook were prepared and reflect numerous estimates, assumptions and judgments. There can be no assurances that the Projections accurately reflect future trends or accurately estimate Pivotal's future financial and operating performance. The Projections also reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and lead to the Projections not being achieved include, but are not limited to, Pivotal's limited operating history as an independent company, the substantial losses Pivotal has incurred and the risks of not being able to generate sufficient revenue to achieve and sustain profitability, Pivotal's future success depending in large part on the growth of Pivotal's target markets, Pivotal's future growth depending largely on PCF and Pivotal's platform-related services, Pivotal's revenue growth rate not being indicative of Pivotal's future performance or ability to grow, customers not renewing or expanding their use of Pivotal's products, the impacts of competition, Pivotal's long and unpredictable sales cycles that vary seasonally and which can cause significant variation in the number and size of transactions that can close in a particular quarter, Pivotal's lack of control of and inability to predict the future course of open-source technologies, including Kubernetes and those used in PCF, any security or privacy breaches and the other risk factors described in Pivotal's Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and subsequent Quarterly Reports on Form 10-Q, all incorporated by reference herein, including under the heading "Risk Factors," and in this proxy statement under the heading "Cautionary Statement Concerning Forward-Looking Information." In addition, all of the Projections may be affected by Pivotal's ability to achieve strategic goals, objectives and targets over the applicable periods. Further, the Projections cover multiple years and by their nature become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the Projections will be realized, and actual results may vary materially from those shown. Modeling and forecasting the future performance of a software company is a highly speculative endeavor. Since the Projections cover a long period of time, the Projections by their nature are unlikely to anticipate each circumstance that will have an effect on the commercial value of Pivotal's products and services. Furthermore, and for the same reasons, the Projections should not be construed as commentary by Pivotal's management as to how management expects Pivotal's actual results to compare to Wall Street research analysts' estimates.

The Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information or generally accepted accounting principles ("GAAP").

PricewaterhouseCoopers LLP, Pivotal's independent registered public accounting firm, has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report on Pivotal's consolidated financial statements incorporated by reference from Pivotal's Annual Report on Form 10-K for the fiscal year ended February 1, 2019 relates to Pivotal's previously issued financial statements. It does not extend to the Projections and should not be read to do so.

The summary of the Projections is not being included in this proxy statement to influence a stockholder's decision whether to vote in favor of the merger agreement proposal but rather because the Projections represent an assessment by Pivotal's management of future performance and cash flows that was used in the financial analyses of Morgan Stanley and on which the Pivotal Special Committee and the Pivotal Board relied in making their respective recommendations to Pivotal's stockholders.

The Projections set forth below do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the merger and transaction-related expenses. The Projections also do not take into account the effect of any failure of the merger to close and should not be viewed as accurate or continuing in that context.

The inclusion of the Projections in this proxy statement should not be regarded as an indication that Pivotal, VMware or Dell or any of their respective affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied on as such. None of Pivotal, VMware or Dell or any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date such Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error or no longer appropriate. None of Pivotal, VMware or Dell intends to make publicly available any update or other revision to the Projections, except as required by law. None of Pivotal, VMware or Dell or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other investor regarding the ultimate performance of Pivotal compared to the information contained in the Projections or that projected results will be achieved.

Pivotal's stockholders are cautioned not to place undue, if any, reliance on the Projections included in this proxy statement.

The Projections incorporate certain financial measures, including earnings before interest and taxes ("EBIT"), EBITDA and unlevered free cash flow, which are not GAAP measures. Such financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Pivotal's or Morgan Stanley's calculations of these financial measures may differ from others in its industry and are not necessarily comparable with information presented under similar captions used by other companies. Financial measures provided to a financial advisor are excluded from the SEC's definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure to be presented. Reconciliations of these financial measures were not relied upon by Morgan Stanley for purposes of its financial analyses as described above in the section entitled "—Opinion and Materials of Financial Advisor to the Pivotal Special Committee" or by the Pivotal Special Committee or the Pivotal Board. Accordingly, a reconciliation of the financial measures included in the Projection is not provided.

Subject to the foregoing qualifications, the following is a summary of the Projections.

Initial Outlook

	Fiscal Year
	2020	2021	2022
	(in millions)
Revenue	$840	$1,114	$1,478
EBIT	(14)	99	273

Revised Outlook

Base Case

	Fiscal Year
	Management Projections			Extrapolated Projections
	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
	(in millions)
Revenue	$773	$909	$1,063	$1,237	$1,428	$1,632	$1,837	$2,031	$2,195	$2,315
EBIT	(39)	(4)	56	NP (1)	NP	NP	NP	NP	NP	NP
EBITDA	(23)	12	76	140	222	312	404	489	560	592
Less: Taxes(2)	—	—	—	(4)	(23)	(44)	(66)	(87)	(104)	(112)
Less: Stock Based Compensation	(85)	(89)	(93)	(105)	(118)	(130)	(142)	(152)	(159)	(162)
Less: Changes in Net Working Capital	50	43	47	52	57	61	64	65	65	63
Less: Capital Expenditures	(16)	(16)	(20)	(22)	(26)	(30)	(34)	(37)	(40)	(42)
Unlevered Free Cash Flow	$(74)	$(50)	$10	$61	$113	$169	$226	$278	$321	$339

(1)
Not presented because EBIT for fiscal years 2023 through 2029 was not calculated.

(2)
The Projections do not reflect any estimates for taxes for fiscal years 2020 through 2022.

High Case

	Fiscal Year
	Management Projections			Extrapolated Projections
	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
	(in millions)
Revenue	$789	$955	$1,171	$1,418	$1,694	$1,986	$2,296	$2,260	$2,962	$3,311
EBIT	(29)	18	103	NP	NP	NP	NP	NP	NP	NP
EBITDA	(13)	34	125	203	305	419	533	661	791	891
Less: Taxes	—	—	—	(17)	(39)	(65)	(91)	(120)	(151)	(173)
Less: Stock Based Compensation	(87)	(93)	(102)	(120)	(140)	(159)	(178)	(196)	(215)	(232)
Less: Changes in Net Working Capital	67	52	61	70	80	88	96	104	110	114
Less: Capital Expenditures	(16)	(16)	(22)	(25)	(31)	(36)	(42)	(48)	(54)	(60)
Unlevered Free Cash Flow	$(49)	$(23)	$61	$111	$176	$247	$319	$400	$481	$540

Low Case

	Fiscal Year
	Management Projections			Extrapolated Projections
	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
	(in millions)
Revenue	$753	$843	$936	$1,028	$1,116	$1,198	$1,272	$1,334	$1,384	$1,418
EBIT	(57)	(11)	35	NP	NP	NP	NP	NP	NP	NP
EBITDA	(42)	2	47	79	116	157	200	246	292	338
Less: Taxes	—	—	—	—	(2)	(12)	(24)	(36)	(49)	(61)
Less: Stock Based Compensation	(83)	(83)	(82)	(87)	(92)	(96)	(98)	(100)	(100)	(99)
Less: Changes in Net Working Capital	75	35	14	16	17	18	17	16	14	10
Less: Capital Expenditures	(11)	(12)	(13)	(15)	(17)	(19)	(21)	(22)	(24)	(26)
Unlevered Free Cash Flow	$(60)	$(57)	$(34)	$(7)	$22	$47	$75	$104	$133	$162

Certain Financial Projections Reviewed by the VMware Special Committee, the VMware Special Committee's Financial Advisor, Dell and Dell's Financial Advisor

While VMware has from time to time provided limited full year financial guidance to investors, VMware's management does not, as a matter of course, otherwise publicly disclose forecasts or internal projections as to future performance due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. In connection with the merger, VMware provided certain non-public financial projections regarding VMware to the VMware Special Committee and Lazard, in its capacity as financial advisor to the VMware Special Committee, Dell and Moelis & Company, in its capacity as financial advisor to Dell. In addition, VMware management provided to the VMware Special Committee, Lazard, Dell and Moelis & Company certain non-public financial projections for Pivotal, which were prepared by VMware management and informed by Pivotal management's long range plan which Pivotal prepared and provided to VMware. A summary of these financial projections is included below to give VMware stockholders and Pivotal stockholders access to certain non-public information that was considered by the VMware Special Committee for purposes of evaluating the merger. These projections are not, and should not be viewed as, public guidance or even targets.

The financial projections, while presented with numerical specificity, were based on numerous variables and assumptions, including about future performance, that are inherently uncertain and many of which are beyond VMware's and Pivotal's control. The financial projections reflect numerous estimates, assumptions and judgments made by VMware management, based on information available at the time the financial projections were developed, with respect to industry performance and competition, general business, economic, regulatory, market and financial conditions, other future events and matters specific to VMware's and Pivotal's business, all of which are difficult to predict and many of which are beyond VMware's and Pivotal's control. There can be no assurances that the financial projections accurately reflect future trends or accurately estimate VMware's or Pivotal's future financial and operating performance. The financial projections also reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause these financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to VMware's and Pivotal's business (including the ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, and other factors described in or referenced under "Cautionary Statement Concerning Forward-Looking Information" and those risks and uncertainties detailed in VMware's and Pivotal's public filings with the SEC. In addition, all of the financial projections may be affected by VMware's and Pivotal's ability to achieve strategic goals, objectives and targets over the applicable periods. Further, the financial projections cover multiple years and by their nature become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the financial projections will be realized, and actual results may vary materially from those shown. Modeling and forecasting the future performance of a software company is a highly speculative endeavor. Since the financial projections cover a long period of time, the financial projections by their nature are unlikely to anticipate each circumstance that will have an effect on the commercial value of VMware's and Pivotal's products and services. Furthermore, and for the same reasons, the financial projections should not be construed as commentary by VMware's management as to how management expects VMware's or Pivotal's actual results to compare to Wall Street research analysts' estimates.

The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information or GAAP.

The VMware Management Forecast included in this document has been prepared by, and is the responsibility of, VMware's management. PricewaterhouseCoopers LLP, VMware's independent registered public accounting firm, has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the financial projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report on VMware's consolidated financial statements incorporated by reference from VMware's Annual Report on Form 10-K for the fiscal year ended February 1, 2019 relates to VMware's previously issued financial statements. It does not extend to the financial projections and should not be read to do so. In addition, the PricewaterhouseCoopers LLP report on Pivotal's consolidated financial statements incorporated by reference from Pivotal's Annual Report on Form 10-K for the fiscal year ended February 1, 2019 relates to Pivotal's previously issued financial statements. Such report does not extend to the financial projections and should not be read to do so.

The summary of the financial projections is not being included in this proxy statement to influence a stockholder's decision whether to vote in favor of the merger agreement proposal but rather because these financial projections were made available to the VMware Special Committee, Lazard, Dell and Moelis & Company.

The financial projections set forth below do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the merger and transaction-related expenses. The financial projections also do not take into account the effect of any failure of the merger to close and should not be viewed as accurate or continuing in that context.

The inclusion of the financial projections in this proxy statement should not be regarded as an indication that VMware, Pivotal or Dell or any of their respective affiliates, advisors or representatives considered or consider the financial projections to be predictive of actual future events, and the financial projections should not be relied on as such. None of VMware, Pivotal or Dell or any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these financial projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error or no longer appropriate. None of VMware, Pivotal or Dell intends to make publicly available any update or other revision to the financial projections, except as required by law. None of VMware, Pivotal or Dell or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other investor regarding the ultimate performance of VMware or Pivotal compared to the information contained in the financial or that projected results will be achieved.

Stockholders are cautioned not to place undue, if any, reliance on the financial projections included in this proxy statement.

The financial projections incorporate certain financial measures which are not GAAP measures. Such financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. VMware's, Lazard's, Dell's and Moelis & Company's calculations of these financial measures may differ from others in its industry and are not necessarily comparable with information presented under similar captions used by other companies. Financial measures provided to a financial advisor are excluded from the SEC's definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure to be presented. Reconciliations of these financial measures were not relied upon by Lazard for purposes of its financial analysis as described above in the section entitled "—Opinion and Materials of Financial Advisor to the VMware Special Committee (Lazard)" or by the VMware Special Committee, Dell or Moelis & Company. Accordingly, a reconciliation of the financial measures included in the financial projections is not provided.

Subject to the foregoing qualifications, the following is a summary of the financial projections.

VMware Projections

The following financial projections of VMware on a standalone basis for 2020E through 2022E were prepared by VMware management, and made available to the VMware Special Committee, Lazard, Dell and Moelis & Company in connection with their respective evaluations of the merger and the transactions contemplated by the merger agreement. Extrapolations for the financial projections for 2023E and 2024E, which were based on the forecasts prepared by VMware management, were prepared following discussions with, and input received from VMware management. The extrapolations were made available to the VMware Special Committee, Dell and Moelis & Company. These projections reflect a range of long-term scenarios with one end of the range representing certain Hybrid-Cloud subscription and SaaS (software-as-a-service) transition trajectory (such forecasts, "Scenario A") and the other end of the range representing a further accelerated Hybrid-Cloud subscription and SaaS transition trajectory (such forecasts,"Scenario B").

	VMware Management Forecast				Extrapolation from VMware Management Forecast
($ in billions)	FY 2019A	FY 2020E	FY 2021E(1)	FY 2022E(1)	FY 2023E(1)	FY 2024E(1)
Total Revenue	$9.0	$10.0	$11.0 - $11.2	$12.1 - $12.4	$13.4 - $13.6	$14.9 - $15.0
Non-GAAP EBIT(2)	$3.0	$3.3	$3.5 - $3.7	$3.8 - $4.0	$4.2 - $4.4	$4.8 - $4.9

(1)
The left end-point represents amounts forecasted in Scenario B and the right end-point represents amounts forecasted in Scenario A.

(2)
Excludes stock-based compensation, amortization of intangibles assets and other discrete items.

VMware Prepared Pivotal Pro Forma Projections

VMware management, informed by Pivotal management's long range plan, developed the following In-VMware Case financial projections of Pivotal. The following financial projections of Pivotal were made available to the VMware Special Committee, Lazard, Dell and Moelis & Company in connection with their respective evaluations of the merger and the transactions contemplated by the merger agreement.

($ in millions)	FY 2020E	FY 2021E	FY 2022E	FY 2023E	FY 2024E	FY 2025E	FY 2026E	FY 2027E	FY 2028E	FY 2029E	FY 2030E
Total Revenue	$764	$840	$973	$1,153	$1,318	$1,482	$1,651	$1,822	$1,981	$2,123	$2,220
Non-GAAP EBIT	$(44)	$30	$104	$210	$303	$379	$441	$504	$556	$602	$633

For additional information on VMware's and Pivotal's actual results and historical financial information, see "Selected Consolidated Financial Data of Pivotal," "Selected Consolidated Financial Data of VMware" and "Where You Can Find Information."

Dell Prepared Pivotal Standalone Case

Dell, informed by the Base Case from the Revised Outlook provided by Pivotal management, developed the following financial projections of Pivotal as a standalone entity for the period from fiscal year 2020 through fiscal year 2030. The following financial projections of Pivotal were made available to the Dell Board and Moelis & Company in connection with their respective evaluations of the merger and the transactions contemplated by the merger agreement.

	Fiscal Year
	Pivotal Standalone Case
	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
	(in millions)
Revenue	$776	$915	$1,071	$1,232	$1,404	$1,587	$1,761	$1,920	$2,054	$2,157	$2,243
% growth	18.0%	18.0%	17.0%	15.0%	14.0%	13.0%	11.0%	9.0%	7.0%	5.0%	4.0%
Non-GAAP Gross Profit	$522	$627	$746	$872	$1,011	$1,161	$1,309	$1,449	$1,575	$1,679	$1,772
% margin	67.3%	68.5%	69.6%	70.8%	72.0%	73.1%	74.3%	75.5%	76.7%	77.8%	79.0%
Operating Expense	$561	$631	$690	$785	$885	$990	$1,087	$1,172	$1,240	$1,287	$1,324
Non-GAAP Operating Income (Loss)	$(39)	$(4)	$56	$87	$125	$171	$222	$278	$335	$392	$449
% margin	(5.0)%	(0.4)%	5.2%	7.1%	8.9%	10.8%	12.6%	14.5%	16.3%	18.2%	20.0%
Memo: EBITDA Reconciliation
EBITDA	$(23)	$10	$70	$100	$134	$181	$233	$290	$348	$405	$463
% margin	(2.9)%	1.1%	6.5%	8.1%	9.6%	11.4%	13.3%	15.1%	16.9%	18.8%	20.6%
Memo: Additional Items
Capital Expenditures	$(10)	$(10)	$(10)	$(9)	$(9)	$(10)	$(11)	$(12)	$(13)	$(14)	$(14)
Depreciation and Amortization	16	14	14	13	9	10	11	12	13	14	14
Change in Net Working Capital	16	19	22	22	24	25	24	22	19	14	12

For additional information on Pivotal's actual results and historical financial information, see "Selected Consolidated Financial Data of Pivotal" and "Where You Can Find More Information."

Dell directed Moelis & Company to use and rely on the Dell Prepared Pivotal Standalone Case for purposes of its financial analyses and fairness opinion. For a detailed description of Moelis & Company's fairness opinion, see "—Opinion and Materials of Financial Advisor to Dell (Moelis & Company)."

Purposes and Reasons of the Buyer Group for the Merger

Under the SEC rules governing "going-private" transactions, each member of the Buyer Group may be deemed to be an affiliate of Pivotal and engaged in a "going-private" transaction, and therefore, may be required to express his, her or its purposes and reasons for the merger to Pivotal's "unaffiliated security holders" as defined under Rule 13e-3 of the Exchange Act. The "Buyer Group" means (i) VMware, (ii) merger sub, (iii) Dell, (iv) EMC Corporation, (v) EMC LLC, (vi) VMW Holdings and (vii) Denali. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. However, the views of each Buyer Group Member should not be construed as a recommendation to any Pivotal stockholder as to how that stockholder should vote on the merger agreement proposal. Each member of the Buyer Group has interests in the merger that are different from, and in addition to, those of the other stockholders of Pivotal.

If the merger is completed, Pivotal will become a wholly owned subsidiary of VMware and Pivotal's shares of Class A common stock will cease to be publicly traded. For the Buyer Group, the purpose of the merger is to enable (i) VMware to acquire 100% ownership and control of Pivotal in a transaction in which the holders of Class A common stock (other than the excluded Class A shares and the dissenting shares) will receive the Class A merger consideration and the holders of Class B common stock will receive the Class B merger consideration, and (ii) Dell to continue to indirectly own equity interest in Pivotal after the merger. In this regard, the Buyer Group will bear the risks and receive the rewards of such ownership of Pivotal after the merger, including any future earnings and growth of Pivotal as a result of improvements to Pivotal's operations, synergies that may accrue from the combination of VMware and Pivotal, acquisitions of other businesses and the benefits of operating Pivotal within VMware.

The benefits of the merger for the Buyer Group include, but are not limited to the following:

  •
  the Buyer Group believes the merger will accelerate revenue growth and meaningfully increase VMware's Hybrid Cloud Subscription and SaaS revenue;

  •
  the Buyer Group believes combining Pivotal's comprehensive developer-centric application modernization platform with VMware's proven infrastructure leadership will position the Buyer Group to lead the industry transition to Kubernetes;

  •
  the Buyer Group believes that the merger will contribute to VMware's development of a next-generation application development platform for modern apps and multi-cloud environments;

  •
  the Buyer Group believes the merger will provide Pivotal with greater operational flexibility to pursue alternatives than it would have had as a public company, and management will be able to concentrate on long-term growth, reducing the focus on the quarter-to-quarter performance and the impact thereof on the public equity market's valuation of the Class A common stock;

  •
  the Buyer Group believes the merger will allow VMware to leverage its enterprise reach and installed base to rapidly scale Pivotal's platform and reinforce its credibility with developers; and

  •
  the Buyer Group considered what they believed were benefits of Pivotal ceasing to be a public entity and that absent the reporting and other substantial burdens placed on public entities, the Buyer Group believes that the management and employees of Pivotal will be able to better execute on Pivotal's future strategic plans when combined with VMware's organizational structure.

The Buyer Group also believes that structuring the transaction as a merger is preferable to other transaction structures as it enables the holders of Class A common stock (other than the excluded Class A shares and the dissenting shares) to immediately realize the value of their investment in Pivotal through their receipt of the Class A merger consideration of $15.00 in cash, which represents a premium of approximately 81% to the closing price of Class A common stock following the public announcement on August 14, 2019 in an amendment to Dell's Schedule 13D for VMware and Pivotal's issuance of a press release on August 14, 2019 and public filing of a Current Report on Form 8-K on August 15, 2019, disclosing that the Pivotal Special Committee and the VMware Special Committee were in discussions in connection with a potential transaction, pursuant to which the Pivotal Special Committee and the VMware Special Committee were proceeding to negotiate definitive agreements with respect to a transaction for VMware to acquire all of the outstanding shares of Class A common stock for cash at a per share price equal to $15.00. In addition, the Buyer Group believes that structuring the transaction in such a manner is preferable to other alternative transaction structures because (i) it will enable VMware to indirectly acquire all of the outstanding shares of Pivotal at the same time and (ii) it will allow Pivotal to cease to be a public reporting company.

Accordingly, the Buyer Group has decided to undertake to pursue the merger at this time for the reasons described above.

The VMware Special Committee considered structuring the transaction to acquire 100% ownership and control of Pivotal as a two-step tender offer followed by a back-end merger. However, the VMware Special Committee decided that structuring the transaction as a one-step merger is the most direct, efficient and effective way for VMware to own and control of Pivotal and the Buyer Group concurs with such view.

Position of the Buyer Group as to the Fairness of the Merger

Under the SEC rules governing "going-private" transactions, each member of the Buyer Group may be deemed to be an affiliate of Pivotal and engaged in a "going-private" transaction and, therefore, may be required to express his, her or its beliefs as to the fairness of the merger to Pivotal's "unaffiliated security holders" as defined under Rule 13e-3 of the Exchange Act. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. However, the views of each member of the Buyer Group should not be construed as a recommendation to any Pivotal stockholder as to how that stockholder should vote on the merger agreement proposal. Each member of the Buyer Group has interests in the merger that are different from, and in addition to, those of the other stockholders of Pivotal.

Pivotal's unaffiliated stockholders were represented by the Pivotal Special Committee, which negotiated the terms and conditions of the merger agreement on the unaffiliated stockholders' behalf, with the assistance of the Pivotal Special Committee's independent financial and legal advisors. While the members of the Buyer Group are represented by Mr. Dell, Mr. Durban, Mr. Green and Mr. Rowe on the Pivotal Board and Mr. Maritz, also a member of the Pivotal Board, was a member of the VMware Board until his resignation from the VMware Board effective December 31, 2017, the merger was negotiated, approved and recommended to the Pivotal Board by the Pivotal Special Committee. The members of the Buyer Group did not participate in the deliberations of the Pivotal Special Committee regarding, or receive advice from Pivotal's or the Pivotal Special Committee's legal or financial advisors as to, the substantive and procedural fairness of the merger to Pivotal's unaffiliated stockholders, nor did the Buyer Group undertake any independent evaluation of the fairness of the merger to Pivotal's unaffiliated stockholders, or engage a financial advisor for such purposes. See "—Background of the Merger."

The Buyer Group believes, based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the Pivotal Board and the Pivotal Special Committee described in the section entitled "—Recommendation of the Pivotal Special Committee and the Pivotal Board of Directors; Purposes and Reasons for the Merger; Fairness of the Merger" (which analysis and resulting conclusions the Buyer Group adopts), that the merger is substantively and procedurally fair to Pivotal's unaffiliated security holders.

In particular, the Buyer Group considered the following substantive factors, which are not presented in any relative order of importance:

  •
  the $15.00 Class A merger consideration represents (i) an 81% premium to $8.30, the price on the Last Unaffected Trading Day, (ii) a 54% premium to $9.73, the average of the closing trading prices of the Class A common stock on the NYSE for the 30 consecutive trading days ending on the Last Unaffected Trading Day, (iii) a 2% premium to $14.75, the average of the closing trading prices of the Class A common stock on the NYSE for the 90 consecutive trading days ending on the Last Unaffected Trading Day and (iv) the price per share of Class A common stock offered to the public in connection with Pivotal's IPO on April 19, 2018;

  •
  the Class A merger consideration is all cash, which provides a degree of certainty of value and liquidity to Pivotal's unaffiliated stockholders, since such stockholders are able to immediately realize a certain value for all of their shares of Class A common stock and such stockholders will no longer be exposed to the various risks and uncertainties related to continued ownership of Class A common stock and will have the ability to pursue other investment alternatives;

  •
  the merger is conditioned on approval by the holders of at least a majority of the outstanding Class A common stock not owned by VMware or any of its affiliates, including Dell and EMC LLC, in addition to approvals from (i) at least a majority of the outstanding shares of Class A common stock, (ii) at least a majority of the outstanding Class B common stock and (iii) at least a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class;

  •
  the merger agreement allows the Pivotal Special Committee to withdraw its recommendation of the merger agreement in favor of the merger in response to a superior proposal or intervening event, subject to Pivotal paying VMware a termination fee of $95.0 million;

  •
  the Pivotal Special Committee was deliberative in its process to determine whether the merger was fair and reasonable to, and in the best interests of, Pivotal's unaffiliated stockholders and to analyze, evaluate and negotiate the terms of the merger;

  •
  neither the Buyer Group, nor their affiliates, participated in or had any influence on the deliberative process of, or the conclusions reached by, the Pivotal Special Committee or the negotiating positions of the Pivotal Special Committee;

  •
  the authorization of the Pivotal Special Committee to (i) review and evaluate any potential conflicts arising in connection with the merger, (ii) review and evaluate the terms and conditions of the merger on behalf of Pivotal and Pivotal's unaffiliated stockholders, (iii) negotiate the terms and conditions of the merger, (iv) determine whether the merger is fair and reasonable to Pivotal, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to Pivotal), and in the best interests of Pivotal and (v) determine whether or not to recommend that the Pivotal Board approve the merger; and

  •
  the merger and the merger agreement were unanimously recommended by the Pivotal Special Committee for approval by the Pivotal Board and the Pivotal Board unanimously, among those voting, determined that the merger agreement and the transactions contemplated thereby, including the merger, were in the best interests of Pivotal and its unaffiliated stockholders.

In addition, the Buyer Group considered the following procedural factors, which are not presented in any relative order of importance:

  •
  the Pivotal Board established a special committee of independent and disinterested directors who are not affiliated with the Buyer Group, to consider the VMware Special Committee's proposal and to negotiate with the VMware Special Committee;

  •
  the Pivotal Board and Pivotal were advised by experienced and qualified legal counsel, consisting of Davis Polk;

  •
  the Pivotal Special Committee retained and was advised by experienced and qualified advisors, consisting of Latham & Watkins, as legal counsel, and Morgan Stanley, as financial advisor;

  •
  the VMware Board and VMware were advised by experienced and qualified legal counsel, consisting of Wilson Sonsini;

  •
  the VMware Special Committee consisted solely of directors who are independent and not affiliated with the Buyer Group, Pivotal or any of the Buyer Group's or Pivotal's affiliates (other than VMware);

  •
  the VMware Special Committee retained and was advised by experienced and qualified advisors, consisting of Gibson Dunn, as legal counsel, and Lazard, as financial advisor;

  •
  Dell was advised by experienced and qualified advisors, consisting of Simpson Thacher, as legal counsel, and Moelis & Company and Goldman Sachs, as financial advisors;

  •
  the merger consideration, including the Class A merger consideration, resulted from active negotiations between the Pivotal Special Committee and VMware Special Committee and their respective advisors; and

  •
  the merger agreement and the transactions contemplated thereby, including the merger, were negotiated by the Pivotal Special Committee, the VMware Special Committee and other relevant parties and recommended by each such special committee to their respective boards of directors and the Pivotal Board and the VMware Board approved the merger agreement and the transactions contemplated thereby.

In the course of reaching their determination as to the fairness of the merger to Pivotal's unaffiliated stockholders, the Buyer Group also considered a variety of risks and other countervailing factors related to the merger agreement and merger, including the following:

  •
  the fact that Pivotal's stockholders unaffiliated with Dell and VMware will have no ongoing equity participation in Pivotal following the merger and that those unaffiliated stockholders (i) will cease to participate in Pivotal's future earnings or growth, if any, (ii) will not benefit from increases, if any, in the value of the Class A common stock and (iii) will not benefit from any potential sale to a third party in the future;

  •
  the risk that the merger might not be completed in a timely manner or that the merger might not be consummated at all as a result of a failure to satisfy the conditions contained in the merger agreement, and the fact that a failure to complete the merger could negatively affect the trading price of Pivotal or could result in significant costs and disruption to Pivotal's normal business;

  •
  the restrictions on the conduct of Pivotal's business prior to the completion of the proposed merger, which may delay or prevent Pivotal from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of Pivotal's pending completion of the proposed merger;

  •
  the fact that merger is conditioned upon the approval of the holders of at least a majority of the outstanding shares of Class A common stock not owned by VMware or any of its affiliates, including Dell and EMC LLC, which reduces the certainty that the merger will be completed;

  •
  the fact that litigation may occur in connection with the merger and any such litigation may result in significant costs and a diversion of management focus;

  •
  the risk, if the merger is not consummated, that the pendency of the merger could affect adversely the relationship of Pivotal and its subsidiaries with their respective customers, employees, suppliers, agents and others with whom they have business dealings;

  •
  the fact that the merger agreement provides that, during the period from the date of the merger agreement until the effective time of the merger, Pivotal is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to third parties and to engage in negotiations with third parties regarding alternative acquisition proposals, subject to customary exceptions;

  •
  the fact that Pivotal has incurred and will continue to incur significant transaction costs and expenses in connection with the potential transaction, regardless of whether the merger is consummated;

  •
  the risk related to amounts that may be payable by Pivotal upon the termination of the merger agreement, including a termination fee of $95.0 million, and the processes required to terminate the merger; and

  •
  the fact that the receipt of the Class A merger consideration in exchange for Class A common stock pursuant to the merger generally will be taxable to U.S. holders (as defined below in "—Material U.S. Federal Income Tax Consequences of the Merger") of Class A common stock, whereas the exchange of Class B common stock for VMware Class B common stock is intended to be a tax-deferred transaction as described in section 351(a) of the code.

The Buyer Group did not conduct a going-concern valuation of the Class A common stock or the Class B common stock for the purposes of determining the fairness of the merger consideration, including the Class A merger consideration to Pivotal's unaffiliated stockholders, because, following the merger, Pivotal will have a significantly different capital structure and because the Buyer Group believes that the trading price of Class A common stock at any given time represents the best available indicator of Pivotal's going-concern value at that time, so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction.

In addition, the Buyer Group did not consider net book value, which is an accounting concept, for purposes of determining the fairness of the merger consideration to Pivotal's unaffiliated stockholders because, in the Buyer Group's view, net book value is neither indicative of Pivotal's market value nor its value as a going concern, but rather is an indicator of historical costs.

Moreover, the Buyer Group did not consider liquidation value in determining the fairness of the merger consideration, including the fairness of the Class A merger consideration to Pivotal's unaffiliated stockholders, because (i) of their belief that liquidation sales generally result in proceeds substantially less than the sales of a going concern, (ii) of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, (iii) they considered Pivotal to be a viable going concern and (iv) Pivotal's business is expected to continue to be operated following the merger and will be integrated into VMware's business.

In making their determination as to the substantive fairness of the merger to Pivotal's stockholders unaffiliated with Dell and VMware, while the Buyer Group considered the trading history of the Class A common stock and noted that at various times, this trading history reflected prices above the $15.00 to be paid for each share of Class A common stock held by holders of Class A common stock (other than the excluded Class A shares and the dissenting shares) as part of the merger consideration, the Buyer Group concluded that was not relevant to determining present value. In the Buyer Group's judgment, the historical trading prices for the Class A common stock are not indicative of the value of the Class A common stock as of the date of the proposed merger in light of Pivotal's current business operations and future prospects.

As more fully described in "—Opinion and Materials of Financial Advisor to the VMware Special Committee (Lazard)," Lazard provided financial advice to the VMware Special Committee in connection with the merger, and on August 21, 2019, rendered an oral opinion to the VMware Special Committee that, as of that date and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its opinion, the merger consideration to be paid by VMware in the merger was fair, from a financial point of view, to VMware. The Buyer Group did not consider Lazard's fairness opinion in making its determination as to the fairness of the merger consideration to Pivotal's unaffiliated stockholders.

Further, as more fully described in "—Opinion and Materials of Financial Advisor to Dell (Moelis & Company)," Moelis & Company provided financial advice to the Dell Board and the Denali Board in connection with the merger, and on August 21, 2019, rendered an oral opinion to the Dell Board confirmed by the delivery of a written opinion dated August 21, 2019, addressed to the Dell Board and the Denali Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the written opinion, the transaction was fair, from a financial point of view, to Dell and Denali. The Buyer Group did not consider Moelis & Company's fairness opinion in making its determination as to the fairness of the merger consideration to Pivotal's unaffiliated stockholders.

In making their determination as to the substantive fairness of the merger to Pivotal's unaffiliated stockholders, the Buyer Group was not aware of any firm offers by any person for (i) the merger or consolidation of Pivotal with another company, (ii) the sale or transfer of all or any substantial part of Pivotal's assets or (iii) a purchase of Pivotal's securities that would enable the holder to exercise control of Pivotal.

The foregoing discussion of the information and factors considered and given weight by the Buyer Group in connection with the fairness of the merger is not intended to be exhaustive but includes all material factors considered by the Buyer Group. The Buyer Group did not find it practicable to, and did not, quantify or otherwise assign relative weights to the individual factors considered in reaching their conclusions as to the fairness of the merger. Rather, the fairness determinations were made after consideration of all of the foregoing factors as a whole.

Sources and Amounts of Funds or other Consideration; Expenses

VMware estimates that the aggregate amount of cash required to consummate the merger will consist of the approximately $1.7 billion required to pay the Class A merger consideration and to make all payments in respect of Pivotal options and Pivotal RSUs (each as defined under "—Interests of Pivotal's Directors and Executive Officers in the Merger"), plus all related fees and expenses. VMware anticipates that the funds needed by it to complete the merger will be derived from available cash, cash equivalents and short-term borrowings. Neither VMware nor merger sub have any specific alternative financing arrangements or alternative financing plans in connection with the merger.

VMware will issue approximately 7.2 million shares of VMware Class B common stock to the holders of Class B common stock other than excluded Class B shares, as defined in "The Merger Agreement—Consideration to be Received in the Merger."

The estimated fees and expenses incurred or expected to be incurred by Pivotal, VMware and merger sub in connection with the merger are as follows:

Item	Amount
(in millions)
Financial advisory fees and expenses	$30.0
Legal, accounting and other professional fees	9.7
Filing fees	0.5
Proxy solicitation, printing and mailing costs	0.3
Miscellaneous	0.1

Total	$40.6

The estimate for legal fees set forth in the table above does not include any amounts attributable to any existing or future litigation challenging the merger. All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated under the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the proxy statement and Schedule 13E-3, and all filing and other fees paid to the SEC, in each case in connection with the merger (other than attorneys' fees, accountants' fees and related expenses), will be shared equally by VMware and Pivotal.

Plans for Pivotal After the Merger

Following the consummation of the merger, VMware will own 100% of the equity interests of Pivotal. The Buyer Group anticipates that Pivotal's operations will continue to be conducted substantially as they currently are being conducted and will be integrated into VMware's business.

Following the completion of the merger, Pivotal will no longer be subject to the Exchange Act and the NYSE listing rules and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.

At the effective time of the merger, each of the directors and officers of merger sub immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation.

As of the date of this proxy statement, other than the merger, the Buyer Group has no current plans, proposals or negotiations which would relate to or result in an extraordinary transaction involving Pivotal's business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness. Following the merger, the Buyer Group plans to evaluate and review Pivotal's business and operations and initiate a review of new plans and proposals which they consider to be in the best interests of Pivotal, including engaging in acquisitions of new businesses or assets, dispositions of existing businesses or assets, the movement of businesses or assets within VMware's organizational structure, the alteration of the mix of assets held by Pivotal or any of the types of extraordinary transactions described above.

Certain Effects of the Merger

If the proposal to adopt the merger agreement receives the required approvals of the stockholders described elsewhere in this proxy statement and the other conditions to the closing of the merger are either satisfied or waived, merger sub will be merged with and into Pivotal upon the terms set forth in the merger agreement. As the surviving corporation in the merger, Pivotal will continue to exist following the merger as a wholly owned subsidiary of VMware.

Pivotal's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will be amended as a result of the merger to be the same as set forth in exhibits to the merger agreement and the certificate of incorporation and bylaws of Pivotal as so amended will be the certificate of incorporation and bylaws of the surviving corporation.

Following the merger, all of Pivotal's common stock will be beneficially owned by VMware and none of the holders of the Class A common stock will, by virtue of the merger, have any direct ownership interest in, or be a stockholder of, Pivotal, the surviving corporation or VMware after the consummation of the merger (other than Dell's and EMC LLC's equity ownership in VMware). As a result, the holders of the Class A common stock will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of common stock. Following the merger, VMware (and Dell and EMC LLC through their equity ownership in VMware) will benefit from any increase in Pivotal's value and also will bear the risk of any decrease in Pivotal's value.

Upon consummation of the merger, (i) each share of Class A common stock issued and outstanding immediately prior to the effective time of the merger (other than the excluded Class A shares or dissenting shares, as defined in "The Merger Agreement—Consideration to be Received in the Merger") will be converted into the right to receive the Class A merger consideration and all shares of Class A common stock so converted will, at the effective time, be cancelled, and (ii) each share of Class B common stock issued and outstanding immediately prior to the effective time of the merger held by VMware or merger sub (other than shares of Class B common stock held by Dell or EMC LLC or any other third parties not affiliated with VMware) will be cancelled for no consideration, and the other shares of Class B common stock will be converted into the right to receive the Class B merger consideration. Please see the section of this proxy statement entitled "The Merger Agreement—Consideration to be Received in the Merger."

For information regarding the effects of the merger on Pivotal's outstanding equity awards and the employee stock purchase plan, please see the sections entitled "The Merger Agreement—Treatment of Options," "The Merger Agreement—Treatment of RSUs," "The Merger Agreement—Treatment of the ESPP" and "Interests of Pivotal's Directors and Executive Officers in the Merger."

The Class A common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol "PVTL." Following the consummation of the merger, shares of Class A common stock will no longer be traded on the NYSE or any other public market. In addition, the registration of the Class A common stock under the Exchange Act will be terminated and Pivotal will no longer be required to file periodic and other reports with the SEC with respect to the Class A common stock or otherwise. Termination of registration of the Class A common stock under the Exchange Act will reduce the information required to be furnished by Pivotal to Pivotal's stockholders and the SEC, and would make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders' meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Pivotal. VMware will become the beneficiary of the cost savings achieved by Pivotal no longer remaining a company subject to the reporting requirements under the federal securities laws.

Net Book Value and Net Earnings

Following consummation of the merger, VMware will own 100% of the interest in Pivotal's net book value and net earnings and the Dell Owners will collectively own 81.09% of the outstanding common stock of VMware. The table below sets forth the direct and indirect interests in Pivotal's net book value and net earnings and in merger sub immediately before the merger and immediately after the merger based on the net book value at August 2, 2019 and February 1, 2019 and net income attributable to stockholders for the fiscal year ended February 1, 2019 and net income attributable to stockholders for the six months ended August 2, 2019.

	Prior to the Merger (in thousands, except percentages)					After the Merger (in thousands, except percentages)
	% Interest at August 2, 2019(1)	Net book value at August 2, 2019	Net book value at February 1, 2019	Net income (loss) for the six months ended August 2, 2019	Net income (loss) for the fiscal year ended February 1, 2019	% Interest at August 2, 2019	Net book value at August 2, 2019	Net book value at February 1, 2019	Net income (loss) for the six months ended August 2, 2019	Net income (loss) for the fiscal year ended February 1, 2019
VMware(2)	16.1%	$213,244	$203,742	$(9,642)	$(22,846)	100%	$1,324,499	$1,265,478	$(59,889)	$(141,898)
Dell Owners(3)	64.0%	$847,679	$809,906	$(38,329)	$(90,815)	81.09%	$1,074,036	$1,026,176	$(48,564)	$(115,065)
EMC LLC(4)	47.9%	$634,435	$606,164	$(28,687)	$(67,969)	—%	$—	$—	$—	$—
Merger sub(5)	—%	$—	$—	$—	$—	N/A	N/A	N/A	N/A	N/A

(1)
Percentage interest expresses percentage interest in net book value and net earnings.

(2)
Reflects shares of common stock beneficially owned by VMware.

(3)
Reflects shares of common stock beneficially owned directly or indirectly by Dell, Denali, EMC Corporation and VMW Holdings.

(4)
Reflects shares of common stock beneficially owned by EMC LLC. Following the consummation of the merger, EMC LLC will no longer directly or indirectly beneficially own any shares of common stock.

(5)
Merger sub's separate corporate existence will cease as a result of the merger.

A primary benefit of the merger to Pivotal's stockholders (other than VMware, Dell, VMW Holdings and EMC LLC) will be the right of such stockholders to receive the merger consideration as described above: the Class A merger consideration of $15.00 per share of Class A common stock which represents a premium of approximately 81% to the closing price of Class A common stock following the public announcement on August 14, 2019 in an amendment to Dell's Schedule 13D for VMware and Pivotal's issuance of a press release on August 14, 2019 and public filing of a Current Report on Form 8-K on August 15, 2019, disclosing that the Pivotal Special Committee and the VMware Special Committee were in discussions in connection with a potential transaction, pursuant to which the Pivotal Special Committee and the VMware Special Committee were proceeding to negotiate definitive agreements with respect to a transaction for VMware to acquire all of the outstanding shares of Class A common stock for cash at a per share price equal to $15.00.

The primary detriments of the merger to such stockholders include the lack of interest of such stockholders in Pivotal's potential future earnings, growth or value. Additionally, the receipt of cash in exchange for the Class A common stock pursuant to the merger will generally be a taxable sale transaction for U.S. federal income tax purposes to our stockholders who surrender shares of Class A common stock in the merger.

Effects on Pivotal if the Merger is Not Completed

In the event that the proposal to adopt the merger agreement does not receive the required approvals of the stockholders described elsewhere in this proxy statement, or if the merger is not completed for any other reason, Pivotal's stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, Pivotal will remain an independent public company, the Class A common stock will continue to be listed and traded on the NYSE, the Class A common stock will continue to be registered under the Exchange Act and Pivotal's stockholders will continue to own their shares of the common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the common stock.

If the merger is not completed, there can be no assurances as to the effect of these risks and opportunities on the future value of your shares of Class A common stock, including the risk that the market price of the Class A common stock may decline to the extent that the current market price of the Class A common stock reflects a market assumption that the merger will be completed. If the merger is not completed, there can be no assurances that any other transaction acceptable to Pivotal will be offered or that the business, operations, financial condition, earnings or prospects of Pivotal will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances Pivotal is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled "The Merger Agreement—Termination of the Merger Agreement."

Under certain circumstances, if the merger is not completed, Pivotal may be obligated to pay to VMware a termination fee. Please see the section of this proxy statement entitled "The Merger Agreement—Termination Fees and Expenses."

Interests of Pivotal's Directors and Executive Officers in the Merger

Certain of Pivotal's directors and executive officers have interests in the merger that are in addition to, or different from, the interests of other stockholders. The Pivotal Special Committee and the Pivotal Board were each aware of these interests and considered them, among other matters, in evaluating and approving the merger agreement and the merger, and in recommending the approval of the merger agreement proposal and the adjournment proposal to Pivotal's stockholders. These interests are described in further detail below. For purposes of the agreements and plans described below, to the extent applicable, the completion of the merger will constitute a change in control.

Some of Pivotal's directors and officers own stock or other equity interests in Dell and VMware. In addition, some of Pivotal's directors are officers or directors of Dell and VMware. The Pivotal Board includes three members of the Dell Board: Mr. Michael S. Dell, Mr. Egon Durban and Mr. William D. Green. Mr. Dell also serves as Chairman and Chief Executive Officer of Dell. The Pivotal Board also includes two members of the VMware Board: Mr. Michael S. Dell and Mr. Egon Durban and one officer of VMware: Mr. Zane Rowe, who serves as the Chief Financial Officer and Executive Vice President of VMware.

Certain of Pivotal's directors and executive officers hold stock options to purchase shares of Class A common stock ("Pivotal options") and restricted stock units with respect to shares of Class A common stock ("Pivotal RSUs"). See "Important Information About Pivotal Software, Inc.—Security Ownership of Certain Beneficial Owners and Management."

Treatment of Options

In connection with the completion of the merger and subject to the terms of the merger agreement, each Pivotal option will be treated as follows:

  •
  Cashed-Out Options.  Immediately after the effective time, the portion of any Pivotal option that was either (i) outstanding and vested immediately prior to the effective time with a per share exercise price less than the Class A merger consideration that would be payable in respect of a share of Class A common stock underlying such Pivotal option or (ii) outstanding and held by a non-employee director of Pivotal (whether vested or unvested), will be cancelled in exchange for a cash payment to the holder of such Pivotal option equal to the excess of the Class A merger consideration payable in respect of the shares of Class A common stock issuable upon exercise of such Pivotal option had such Pivotal option been exercised in full prior to the effective time over the aggregate exercise price of such Pivotal option (net of tax withholdings) (the "Pivotal option cash out amount").

  •
  Substituted Options.  As of the effective time, VMware will substitute the portion of any Pivotal option that is outstanding and unvested immediately prior to the effective time, with a per share exercise price less than the Class A merger consideration that would be payable in respect of a share of Class A common stock underlying such Pivotal option and is held by a continuing employee (as defined in the merger agreement), with an option granted under VMware's Amended and Restated 2007 Equity and Incentive Plan (the "VMware plan"), on the same material terms and conditions as were applicable to such Pivotal option as of immediately prior to the effective time, except that (i) any continued employment or service requirement will be based on continued employment or service with VMware or its subsidiaries (including the surviving corporation) following the closing date; (ii) the number of shares of VMware Class A common stock, rounded down to the nearest whole share, will equal the number of shares of Class A common stock subject to such Pivotal option multiplied by a fraction, the numerator of which will be the Class A merger consideration and the denominator of which will be equal to the average of the closing prices of VMware Class A common stock on the NYSE for the ten trading days ending on (and inclusive of) the trading day that is five trading days immediately prior to the closing date (such fraction, the "option exchange ratio"); and (iii) the exercise price per share of VMware Class A common stock will equal the per share exercise price of such Pivotal option divided by the option exchange ratio, rounded up to the nearest whole cent (each such Pivotal option, as so adjusted, a "substituted option").

  •
  Other Options.  All Pivotal options (or portions thereof) not cancelled in exchange for the Pivotal option cash out amount or substituted for a substituted option will be cancelled at the effective time without payment of any consideration.

As of August 30, 2019, Pivotal's executive officers held an aggregate of 8,871,788 Pivotal options that were vested and exercisable for a per share exercise price less than the Class A merger consideration and an aggregate of 1,064,280 Pivotal options that were unvested and exercisable for an exercise price less than the Class A merger consideration and that are eligible for vesting acceleration in the event of the holder's qualifying termination of employment (see the section "—Change in Control Severance Agreements"). As of August 30, 2019, Pivotal's non-employee directors held an aggregate of 1,050,000 Pivotal options, all of which were vested and exercisable for a per share exercise price less than the Class A merger consideration.

Treatment of RSUs

In connection with the completion of the merger and subject to the terms of the merger agreement, each Pivotal RSU will be treated as follows:

  •
  Cashed-Out RSUs.  As of the effective time, each Pivotal RSU (or portion thereof) that (i) remains outstanding and vested as of immediately prior to the effective time or (ii) that is held by a non-employee director of Pivotal (whether vested or unvested) (each, a "cashed-out RSU"), will be cancelled in exchange for a cash payment to the holder of such cashed-out RSU equal to the number of shares of Class A common stock underlying such cashed-out RSU multiplied by the Class A merger consideration (net of tax withholdings) (the "Pivotal RSU cash out amount"); provided that any payment of Class A merger consideration in respect of any such Pivotal RSU which immediately prior to such cancellation was treated as "deferred compensation" subject to section 409A of the code shall be made on the earliest possible date that such payment would not trigger a tax or penalty under section 409A of the code.

  •
  Substituted RSUs.  As of the effective time, each Pivotal RSU (or portion thereof) that is held by a continuing employee and remains outstanding and unvested immediately prior to the effective time will be substituted with a restricted stock unit award granted under the VMware plan (each, a "substituted RSU"); the number of shares of VMware Class A common stock subject to each such substituted RSU will equal the number of shares of Class A common stock subject to the corresponding Pivotal RSU multiplied by the option exchange ratio, rounded down to the nearest whole share; and the substituted RSUs will continue to have, and be subject to, the same material terms and conditions as were applicable to such Pivotal RSU as of immediately prior to the effective time, except that: (i) any continued employment or service requirement will be based on continued employment or service with VMware or its subsidiaries following the closing date; (ii) the vesting dates for the substituted RSUs will be changed following the effective time to occur on the first day of the applicable month in which the vesting for each corresponding Pivotal RSU would have otherwise occurred; and (iii) on, and only with respect to, the first such vesting date, an additional amount will vest equal to the number of shares of Class A common stock underlying the corresponding Pivotal RSU, if any, that would have vested between the closing date and the first day of the calendar month next occurring thereafter had the original vesting schedule for such Pivotal RSU remained in effect.

  •
  Other RSUs.  All Pivotal RSUs (or portions thereof) not cancelled in exchange for a Pivotal RSU cash out amount or substituted for substituted RSUs will be cancelled at the effective time without payment of any consideration.

As of August 30, 2019, Pivotal's executive officers held an aggregate of 2,634,937 Pivotal RSUs, none of which were vested and unsettled as of such date, but that are eligible for vesting acceleration in the event of the holder's qualifying termination of employment (see the section "—Change in Control Severance Agreements"). As of August 30, 2019, Pivotal's non-employee directors held an aggregate of 45,159 Pivotal RSUs, none of which were vested and unsettled as of such date.

Estimate of Amounts Payable for Pivotal Option and RSU Cash Out Amount

If the effective time occurred on August 30, 2019, the aggregate Pivotal option cash out amount and Pivotal RSU cash out amount that would be payable to Pivotal's executive officers would have been approximately $72.0 million, and the aggregate Pivotal option cash out amount and Pivotal RSU cash out amount that would be payable to Pivotal's directors would have been approximately $10.1 million.

Change in Control Severance Agreements

Pivotal has entered into double-trigger change in control severance agreements with each of its executive officers (the "CIC Severance Agreements"), which provide that if during a "potential change in control period" (as defined below) or within 24 months following a change in control of Pivotal (as defined in the CIC Severance Agreements), the executive's employment is terminated (i) other than by Pivotal for "cause" (as defined in the CIC Severance Agreements), (ii) by reason of death or disability or (iii) by the executive without "good reason" (as defined in the CIC Severance Agreements) (scenarios (i) through (iii), collectively, a "qualifying termination of employment"), then the executive will be entitled to receive, subject to his or her execution of a release of claims against Pivotal:

  •
  an amount equal to 100% of the executive's then-current annual base salary in cash in a lump sum;

  •
  an amount equal to 100% of the executive's target annual bonus for the fiscal year of termination in cash in a lump sum;

  •
  health insurance benefits for the executive and his or her dependents for 24 months following the date of termination or until such earlier date on which the executive becomes entitled to receive comparable benefits under an employer or government plan;

  •
  a prorated portion of the executive's bonus compensation for the fiscal year of termination in cash in a lump sum; and

  •
  accelerated vesting of any outstanding equity or equity-based awards (including any award substituted in the change in control) and extension of the post-termination exercise period for outstanding options for up to 24 months following the qualifying termination date.

The completion of the merger will constitute a change in control under the CIC Severance Agreements. A potential change in control period is defined to begin upon: (i) Pivotal's execution of an agreement, the consummation of which would result in the occurrence of a change in control, (ii) the public announcement of an action, the consummation of which would result in the occurrence of a change in control or (iii) the adoption by the Pivotal Board of a resolution to the effect that a potential change in control has occurred. A potential change in control period is defined to end upon a change in control, unless the potential change in control event terminates in specified circumstances earlier. For purposes of the CIC Severance Agreements, a potential change in control period has been triggered and will remain in effect through the closing date, based on the following independent trigger events: (i) the filing of an amendment to Dell's Schedule 13D with regard to its holdings in VMware on August 14, 2019 which announced discussions between VMware and Pivotal over the possibility of a business combination, (ii) the filing of a current report on Form 8-K by Pivotal on August 15, 2019 announcing the potential business combination and (iii) the execution of the merger agreement on August 22, 2019. This potential change in control period will remain in effect through the closing date.

The aggregate value of the severance payments and benefits described above that would be paid or become payable to Pivotal's executive officers if the effective time of the merger occurred on August 30, 2019 and they all experienced a qualifying termination of employment under the CIC Severance Agreements at such time would have been approximately $50.5 million.

Board of Directors and Management Following the Merger

Prior to the effective time, Pivotal will direct each member of the Pivotal Board to execute and deliver a resignation letter, which will be effective immediately prior to the effective time. At the effective time, the directors and officers of merger sub will be the directors and officers of the surviving corporation, until the earlier of their resignation or removal or until their successors are duly elected and qualified, subject to the surviving corporation's certificate of incorporation and bylaws and the DGCL.

Indemnification and Insurance

Under the merger agreement, VMware and merger sub agreed that all preexisting rights to indemnification in favor of Pivotal's current or former directors or officers as in effect on the date of the merger agreement for acts or omissions occurring prior to the effective time will be assumed and performed by the surviving corporation and will continue in full force and effect until the later of six years following the effective time or the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable law. For six years after the effective time, VMware will cause to be maintained in effect provisions in the surviving corporation's certificate of incorporation and bylaws regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence prior to the date of the merger agreement. In addition, at or prior to the effective time, Pivotal will, or if Pivotal is unable to, VMware will, cause the surviving corporation to obtain and pay the premium for a six-year prepaid non-cancelable "tail policy" providing directors' and officers' liability insurance on terms that are no less favorable than the coverage provided under Pivotal's existing policies, with respect to matters arising at or prior to the effective time and with a claims reporting or discovery period of at least six years from the effective time. For more information, see "The Merger Agreement—Indemnification and Insurance."

New Arrangements

As of the date of this proxy statement, none of Pivotal's directors or executive officers have entered into any amendments or modifications to their existing employment, compensation or other agreements or arrangements with Pivotal in connection with the merger, nor have they entered into any such agreements or arrangements with VMware or its affiliates. The merger is not conditioned upon any director or executive officer of Pivotal entering into any such agreements or arrangements.

After the signing of the merger agreement, VMware has had discussions regarding the potential terms of new employment agreements with Pivotal's CEO and some of Pivotal's other executive officers. While some of Pivotal's executive officers may enter into new employment agreements, these matters are subject to negotiations and no terms or conditions have been agreed to.

Post-Closing Compensation and Employee Benefits

Under the merger agreement, VMware has agreed to provide, or cause the surviving corporation to provide, to any continuing employee (as defined in the merger agreement), including any continuing employee who was an executive officer of Pivotal, the compensation and benefits described under "The Merger Agreement—Employee Matters."

Accounting Treatment of the Merger

Dell holds the controlling financial interests in both VMware and Pivotal. As a result, the merger will be considered a transaction between entities under common control. A common control transaction has no effect on the parent's consolidated financial statements. Therefore, in accordance with Accounting Standard Codification 805-50, the assets and liabilities transferred between entities under common control should be recorded by the receiving entity based on their historical carrying amounts in the parent's consolidated financial statements. VMware, as the receiving entity, will record Pivotal's assets and liabilities based on their historical carrying amounts. Any difference between the consideration transferred by VMware and the carrying amounts of the assets and liabilities received from Pivotal will be recognized as a component of equity. This transaction will require VMware to retrospectively recast its financial statements for all periods during which VMware and Pivotal were under common control.

Material U.S. Federal Income Tax Consequences of the Merger

The following are the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of the Class A common stock. This discussion applies only to U.S. holders that hold the Class A common stock as a capital asset within the meaning of Section 1221 of the code. This discussion does not address the consequences of the merger to holders who receive cash pursuant to the exercise of appraisal rights. In addition, this discussion does not address the application of the Medicare contribution tax on net investment income or the application of the U.S. alternative minimum tax. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

  •
  dealers or traders subject to a mark-to-market method of tax accounting with respect to the Class A common stock;

  •
  persons holding the Class A common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

  •
  persons whose functional currency is not the U.S. dollar;

  •
  entities classified as partnerships for U.S. federal income tax purposes;

  •
  persons who acquired the Class A common stock through the exercise of compensatory stock options or otherwise as compensation;

  •
  persons subject to special accounting rules under Section 451(b) of the code;

  •
  certain financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts; or

  •
  tax-exempt entities, including an "individual retirement account" or "Roth IRA."

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Class A common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding the Class A common stock and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of the merger to them.

This discussion is based on the code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed.

For purposes of this discussion, the term "U.S. holder" means a beneficial owner of the Class A common stock that is:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The exchange of the Class A common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose Class A common stock is converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such Class A common stock and the U.S. holder's tax basis in such Class A common stock. Gain or loss will be determined separately for each block of the Class A common stock (i.e., each group of shares of the Class A common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder's holding period for the relevant block of the Class A common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

Payments made in exchange for shares of the Class A common stock generally will be subject to information reporting unless the holder is an "exempt recipient" and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder's U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

You are urged to consult your tax adviser with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under any state, local or foreign tax laws.

Litigation Related to the Merger

As of the date of this proxy statement, no stockholder litigation related to the merger agreement has been brought against Pivotal or any members of the Pivotal Board.

SELECTED CONSOLIDATED FINANCIAL DATA OF PIVOTAL

The following tables contain selected consolidated financial data of Pivotal. Pivotal's fiscal year is the 52- or 53-week period ending on the Friday nearest to January 31 of each year. Pivotal's fiscal year 2019 ("fiscal year 2019") ended on February 1, 2019, Pivotal's fiscal year 2018 ("fiscal year 2018") ended on February 2, 2018, Pivotal's fiscal year 2017 ("fiscal year 2017") ended on February 3, 2017 and Pivotal's fiscal year 2016 ("fiscal year 2016") ended on January 29, 2016. Pivotal's second quarter of fiscal year 2020 ended on August 2, 2019 and Pivotal's second quarter of fiscal year 2019 ended on August 3, 2018.

The selected consolidated statements of operations data for fiscal year 2019, fiscal year 2018 and fiscal year 2017 and the selected consolidated balance sheet data as of February 1, 2019 and February 2, 2018 are derived from the annual audited consolidated financial statements included in Pivotal's most recently filed Annual Report on Form 10-K for the fiscal year ended February 1, 2019, which is incorporated by reference herein. The selected consolidated statement of operations data for fiscal year 2016 and the selected consolidated balance sheet data as of February 3, 2017 are derived from the audited consolidated financial statements included in Pivotal's Prospectus filed on Form S-1 on April 20, 2018. The selected consolidated statements of operations data for the first six months of fiscal 2020 and 2019 and the selected consolidated balance sheet data as of August 2, 2019 are derived from the unaudited consolidated financial statements in Pivotal's most recently filed Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2019, which is incorporated by reference herein, as well as other accounting records. Pivotal's unaudited consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and include, in Pivotal's opinion, all adjustments, consisting of normal recurring adjustments that Pivotal considers necessary for a fair statement of the financial information set forth in those financial statements.

Pivotal's historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial and other data should be read in conjunction with the other information contained in Pivotal's Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and its Quarterly Reports on Form 10-Q for the quarters ended May 3, 2019 and August 2, 2019, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included therein.

	Six Months Ended		Fiscal Year Ended
	August 2, 2019(1)	August 3, 2018	February 1, 2019	February 2, 2018	February 3, 2017	January 29, 2016
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue:
Subscription	$263,846	$187,615	$400,866	$259,018	$149,995	$94,976
Services	114,865	132,528	256,628	250,418	266,272	185,898

Total revenue	378,711	320,143	657,494	509,436	416,267	280,874
Cost of revenue:
Subscription	17,664	16,234	32,142	30,472	31,253	33,830
Services	103,463	104,291	208,573	197,922	203,096	153,509

Total cost of revenue	121,127	120,525	240,715	228,394	234,349	187,339

Gross profit	257,584	199,618	416,779	281,042	181,918	93,535
Operating expenses:
Sales and marketing	164,260	139,688	286,385	221,187	194,322	187,292
Research and development	114,931	91,429	196,406	160,947	152,122	120,493
General and administrative	44,702	37,433	80,802	67,204	61,994	58,472

Total operating expenses	323,893	268,550	563,593	449,338	408,438	366,257

Loss from operations	(66,309)	(68,932)	(146,814)	(168,296)	(226,520)	(272,722)
Other income (expense), net	7,420	546	5,486	2,145	(3,732)	(6,183)

Loss before provision for (benefit from) income taxes	(58,889)	(68,386)	(141,328)	(166,151)	(230,252)	(278,905)
Provision for (benefit from) income taxes	1,000	(227)	570	(2,637)	2,614	3,767
Net loss	$(59,889)	$(68,159)	$(141,898)	$(163,514)	$(232,866)	$(282,672)

Less: Net loss (income) attributable to non-controlling interest	37	37	(5)	(1)	329	126
Net loss attributable to Pivotal	$(59,852)	$(68,122)	$(141,903)	$(163,515)	$(232,537)	$(282,546)

Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.38)	$(0.64)	$(2.38)	$(3.45)	$(4.42)

Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	270,619	181,404	221,149	68,574	67,337	63,955

	August 2, 2019(1)	February 1, 2019	February 2, 2018	February 3, 2017
Consolidated Balance Sheet Data:
Cash and cash equivalents	$808,432	$701,733	$73,012	$133,873
Current assets	1,010,298	1,067,486	366,734	328,689
Noncurrent assets	910,394	782,982	786,663	787,556
Working capital	593,211	581,511	6,620	49,153
Total assets	1,920,692	1,850,468	1,153,397	1,116,245
Deferred revenue, current	304,977	376,985	260,341	176,976
Current liabilities	417,087	485,975	360,114	279,536
Deferred revenue, noncurrent	55,429	89,603	57,126	65,656
Long-term obligations, excluding deferred revenue	123,677	9,412	28,358	13,370
Non-controlling interest	680	717	712	711
Redeemable convertible preferred stock	—	—	1,248,327	1,248,327
Total stockholders' equity (deficit)	$1,324,499	$1,265,478	$(540,528)	$(490,644)

(1)
Amounts reflect the impact of our adoption of Accounting Standards Codification 842, Leases. The adoption was effective on February 2, 2019 and was applied retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment to retained earnings.

 SELECTED CONSOLIDATED FINANCIAL DATA OF VMWARE

The following table contains selected consolidated financial data of VMware. VMware's fiscal year is the 52- or 53-week period ending on the Friday nearest to January 31 of each year as of the fiscal year beginning February 4, 2017. Prior to January 1, 2017, VMware's fiscal year was on a calendar year basis, with consolidated financial data for the transition period between January 1, 2017 to February 3, 2017 shown below. VMware's fiscal year 2019 ended on February 1, 2019, VMware's fiscal year 2018 ended on February 2, 2018, VMware's fiscal year 2016 ended on December 31, 2016, VMware's fiscal year 2015 ended on December 31, 2015 and VMware's fiscal year 2014 ended on December 31, 2014. VMware's second quarter of fiscal year 2020 ended on August 2, 2019 and VMware's second quarter of fiscal year 2019 ended on August 3, 2018.

The selected consolidated statements of operations data for VMware for its fiscal years 2019, 2018, 2016, the transition period from January 1 to February 3, 2017 and the consolidated balance sheet data as of February 1, 2019 and February 2, 2018 are derived from the annual audited consolidated financial statements included in VMware's most recently filed Annual Report on Form 10-K for the fiscal year ended February 1, 2019, which is incorporated by reference herein. The selected consolidated statement of operations data for fiscal years 2015, 2014 and the selected consolidated balance sheet data as of February 3, 2017, December 31, 2016, December 31, 2015 and December 31, 2014 are derived from the Selected Financial Data in Part II, Item 6 of VMware's most recently filed Annual Report on Form 10-K for the fiscal year ended February 1, 2019. The selected consolidated statements of operations data for the first six months of fiscal 2020 and 2019 and the selected consolidated balance sheet data as of August 2, 2019 are derived from the unaudited consolidated financial statements in VMware's most recently filed Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2019, which is incorporated by reference herein, as well as accounting records. VMware's unaudited consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and include, in VMware's opinion, all adjustments, consisting of normal recurring adjustments that VMware considers necessary for a fair statement of the financial information set forth in those financial statements.

VMware's historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial and other data should be read in conjunction with the other information contained in VMware's Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and its Quarterly Reports on Form 10-Q for the quarters ended May 3, 2019 and August 2, 2019, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included therein.

	Six Months Ended		For the Year Ended					Transition Period January 1 to February 3, 2017(2)(3)
	August 2, 2019(1)	August 3, 2018	February 1, 2019	February 2, 2018(2)(3)	December 31, 2016(2)(3)	December 31, 2015(3)	December 31, 2014(3)
	(amounts in millions, except per share amounts, and shares in thousands)
Results of Operations Data:
Revenue:
License	$1,879	$1,674	$3,788	$3,200	$2,799	$2,720	$2,591	$134
Services	2,826	2,509	5,186	4,662	4,274	3,927	3,444	378
GSA settlement	—	—	—	—	—	(76)	—	—

Total revenue	$4,705	$4,183	$8,974	$7,862	$7,073	$6,571	$6,035	$512
Operating income (loss)	938	891	2,050	1,702	1,469	1,197	1,027	(42)
Net income (loss)	5,430	1,586	2,422	659	1,223	997	886	(5)
Net income (loss) per weighted average share, basic, for Classes A and B	$13.24	$3.91	$5.94	$1.62	$2.91	$2.35	$2.06	$(0.01)
Net income (loss) per weighted average share, diluted, for Classes A and B	$13.01	$3.85	$5.85	$1.59	$2.87	$2.34	$2.04	$(0.01)
Weighted average shares, basic, for Classes A and B	410,088	406,040	407,766	406,738	420,520	424,003	430,355	408,625
Weighted average shares, diluted, for Classes A and B	417,488	412,389	414,267	413,368	423,994	426,547	434,513	408,625

	August 2, 2019(1)	February 1, 2019	February 2, 2018(2)	February 3, 2017(2)	December 31, 2016(2)	December 31, 2015(2)	December 31, 2014
Balance Sheet Data:
Cash, cash equivalents and short-term investments(4)	$2,948	$2,849	$11,653	$8,393	$7,985	$7,509	$7,075
Working capital(4)(5)	(229)	(45)	9,026	5,908	6,114	5,581	4,886
Total assets	20,372	14,662	21,206	16,837	17,090	16,130	15,216
Total unearned revenue	7,533	6,978	5,839	4,885	5,168	4,634	4,833
Long-term obligations(6)(7)	4,246	4,242	4,234	1,500	1,500	1,500	1,500
Total stockholders' equity	5,199	551	8,624	8,975	8,853	8,642	7,586

(1)
Amounts reflect the impact of our adoption of Accounting Standards Codification 842, Leases. The adoption was effective on February 2, 2019 and was applied retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment to retained earnings.

(2)
Amounts reflect the impact of our retrospective adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers.

(3)
Amounts reflect the impact of our retrospective adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash.

(4)
On July 1, 2018, the VMware Board declared a conditional $11 billion special dividend (the "Special Dividend"), payable pro-rata to VMware stockholders as of the record date. The Special Dividend was paid on December 28, 2018 to stockholders of record as of the close of business on December 27, 2018 in the amount of $26.81 per outstanding share of VMware common stock. Refer to Note P to the consolidated financial statements in Part II, Item 8 of VMware's Annual

  Report on Form 10-K filed on March 29, 2019, which is incorporated herein by reference, for further information.

(5)
Working capital as of August 2, 2019 and February 1, 2019 was impacted by a decrease in cash, cash equivalents and short-term investments and an increase in the current portion of unearned revenue when compared to February 2, 2018.

(6)
On January 21, 2014, in connection with VMware's agreement to acquire A.W.S. Holding, LLC, the sole member and equity holder of AirWatch LLC, VMware entered into a note exchange agreement with Dell providing for the issuance of three promissory notes in the aggregate principal amount of $1,500 million. Refer to Note C to the consolidated financial statements in Part II, Item 8 of VMware's Annual Report on Form 10-K filed on March 29, 2019, which is incorporated herein by reference, for further information.

(7)
On August 21, 2017, VMware issued three series of unsecured senior notes pursuant to a public debt offering in an aggregate principal amount of $4,000 million, which consisted of outstanding principal due on the following dates: $1,250 million due August 21, 2020, $1,500 million due August 21, 2022 and $1,250 million due August 21, 2027. Upon closing, a portion of the net proceeds from the offering was used to repay two of the notes payable to Dell due May 1, 2018 and May 1, 2020 in the aggregate principal amount of $1,230 million. Refer to Note H to the consolidated financial statements in Part II, Item 8 of VMware's Annual Report on Form 10-K filed on March 29, 2019, which is incorporated herein by reference, for further information.

 UNAUDITED COMPARATIVE PER SHARE INFORMATION

Presented below are Pivotal's historical per share data for fiscal year 2019, fiscal year 2018, fiscal year 2017 and the six months ended August 2, 2019, and VMware's historical and pro forma per share data for fiscal year 2019, fiscal year 2018, fiscal year 2016 and the six months ended August 2, 2019. This information should be read together with the historical consolidated financial statements and related notes of Pivotal and VMware filed by each with the SEC, and incorporated by reference in this proxy statement.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.

Pivotal Common Stock Historical Per Share Data

This table shows historical per share information for Pivotal's Class A common stock.

	As of and for the six months ended August 2, 2019	As of and for the fiscal year ended February 1, 2019			As of and for the fiscal year ended February 2, 2018			As of and for the fiscal year ended February 3, 2017
Net loss per share attributable to common stockholders (basic and diluted)	$(0.22)		$(0.64)			$(2.38)			$(3.45)
Cash dividends per share(1)	—		—			—			—
Book value per share	$4.83	$	NP	(2)	$	NP	(2)	$	NP	(2)

(1)
Pivotal has not paid any cash dividends on shares of its common stock. In addition, until the completion of the merger, Pivotal has agreed in the merger agreement not to declare or pay any cash dividend or make any other cash distribution with respect to shares of its common stock.

(2)
Book value per share is only presented as of the most recent balance sheet date.

VMware Common Stock Historical Per Share Data

This table shows historical per share information for the VMware common stock.

	As of and for the six months ended August 2, 2019	As of and for the fiscal year ended February 1, 2019			As of and for the fiscal year ended February 2, 2018			As of and for the fiscal year ended December 31, 2016			Transition Period January 1 to February 3, 2017
Net income (loss) per weighted-average share (basic)	$13.24		$5.94			$1.62			$2.91			(0.01)
Net income (loss) per weighted-average share (diluted)	13.01		5.85			1.59			2.87			(0.01)
Cash dividends per share	—		26.81			—			—			—
Book value per share	$12.70	$	NP(	1)	$	NP	(1)	$	NP	(1)	$	NP (1)

(1)
Book value per share is only presented as of the most recent balance sheet date.

VMware Pro Forma Per Share Data

This information will be provided in the definitive proxy statement.

THE MERGER AGREEMENT

The following discussion sets forth the principal terms of the Agreement and Plan of Merger, which is referred to as the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are urged to read the merger agreement carefully in its entirety, as well as this proxy statement, before making any decisions regarding the merger.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, merger sub, a Delaware corporation and a wholly owned subsidiary of VMware, will merge with and into Pivotal, and Pivotal will survive the merger as a wholly owned subsidiary of VMware.

Closing and Effective Time of the Merger

The closing of the merger will occur at 10:00 a.m., New York City time, on the third business day (the "closing date") following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the closing described under "—Conditions to Completion of the Merger" (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions). The merger will become effective at such time as the parties file a certificate of merger with the Delaware Secretary of State (or at such later time as the parties may agree in writing and be specified in the certificate of merger).

Directors and Officers

Prior to the effective time, Pivotal will direct each member of the Pivotal Board to execute and deliver a resignation letter, which will be effective immediately prior to the effective time. At the effective time, the directors and officers of merger sub will be the directors and officers of the surviving corporation, until the earlier of their resignation or removal or until their successors are duly elected and qualified, subject to the surviving corporation's certificate of incorporation and bylaws and the DGCL.

Consideration to be Received in the Merger

Class A Common Stock.    At the effective time, each share of Class A common stock (other than shares held in treasury or shares owned by Dell, EMC LLC, VMW Holdings, VMware or merger sub that are not held on behalf of unaffiliated third parties (collectively, the "excluded Class A shares") and shares issued and outstanding immediately prior to the effective time that are held by any holder who is entitled to demand and properly demands appraisal of such Class A common stock pursuant to, and that complies in all respects with, section 262 of the DGCL (the "dissenting shares")) will be converted into the right to receive $15.00 in cash, without interest and less required withholding tax. As of the effective time, all shares of Class A common stock will no longer be outstanding and will be automatically cancelled and cease to exist, and will only represent the right to receive this consideration. All excluded Class A shares will be automatically cancelled and will cease to exist, and no consideration will be delivered in exchange therefor. Additionally, any share of common stock of merger sub issued and outstanding prior to the effective time will be converted into and become one validly issued, fully paid and non-assessable share of common stock of the surviving corporation.

Class B Common Stock.    At the effective time, each share of Class B common stock (other than shares held in treasury or shares owned by VMware or merger sub that are not held by Dell or EMC LLC or on behalf of other unaffiliated third parties (collectively, the "excluded Class B shares")) will be converted into the Class B merger consideration. As of the effective time, all shares of Class B common stock will no longer be outstanding and will be automatically cancelled and cease to exist, and will only represent the right to receive this consideration and cash in lieu of fractional shares of VMware Class B common stock. All excluded Class B shares will be automatically cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

Dissenting Shares.    A holder of Class A common stock may exercise appraisal rights available under Section 262 of the DGCL, the text of which is included with this proxy statement as Annex E. The shares of stock held by holders who have properly exercised appraisal rights will not be converted into the right to receive the consideration discussed above, but will instead be entitled to such rights as are granted by Section 262 of the DGCL.

Payment for the Class A Common Stock

VMware will appoint a paying agent reasonably acceptable to Pivotal (the "paying agent") for the benefit of the holders of Class A common stock and will deposit cash with the paying agent in an amount sufficient to pay the aggregate Class A merger consideration payable to such holders.

If your shares of Class A common stock are held in "street name" in an account at a broker, in nominee name or otherwise, shortly after the effective time, you will receive instructions from your broker or other nominee as to how to effect the surrender of such shares in exchange for the Class A merger consideration.

If you are a holder of record of Class A common stock, you will not be entitled to receive the Class A merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificates to the paying agent. As soon as reasonably practicable after the effective time, but no later than three business days thereafter, the surviving corporation will cause the paying agent to mail to each holder of record of Class A common stock a form of letter of transmittal. Upon completion of the letter of transmittal and such other documents as the paying agent may reasonably require and, if applicable, submission of any stock certificates representing Class A common stock, the holder of such shares will be entitled to receive the Class A merger consideration for each surrendered share, and any stock certificates so surrendered will be cancelled.

If the Class A merger consideration is to be paid to someone other than in whose name the surrendered stock certificate representing Class A common stock or book-entry share is registered, such stock certificate must be properly endorsed or such book-entry share must be properly transferred, and all such applicable taxes must be paid.

From the effective time until surrendered in the manner described above, each certificate representing Class A common stock or book-entry share will represent only the right to receive the Class A merger consideration, without interest. At the effective time, the stock transfer books of Pivotal will be closed and there will be no further registration of transfers of the shares of Class A common stock that were outstanding prior to the effective time. If, after the effective time, certificates representing Class A common stock are presented to the surviving corporation or paying agent for transfer or transfer is sought for uncertificated shares of Class A common stock represented by book-entry, such certificates or shares will be cancelled and exchanged in accordance with the procedures described above.

The paying agent will invest any cash deposited in the amount of cash sufficient to pay the aggregate Class A merger consideration in accordance with the merger agreement (such cash, the "payment fund") as directed by VMware on a daily basis, but no such investment or losses thereon will affect the Class A merger consideration. Any interest or other income resulting from such investments will be paid to VMware.

Any portion of the payment fund that remains unclaimed by former Class A holders for a period of 12 months after the effective time will be delivered to VMware or its designee. Class A holders who have not complied with the procedures described in the merger agreement will look only to the surviving corporation as general creditors for the payment of the Class A merger consideration (subject to abandoned property, escheat or other similar laws), without interest. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental entity will become, to the extent permitted by applicable law, the property of VMware or its designee, free and clear of all claims of interest of any person previously entitled thereto. None of VMware, the surviving corporation, the paying agent or any other person will be liable in respect of any portion of the payment fund that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Class A common stock or uncertificated shares of Class A common stock represented by book-entry are not exchanged prior to the date on which the Class A merger consideration would otherwise escheat, such consideration will become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto.

Any portion of the Class A merger consideration made available to the paying agent to pay for shares of Class A common stock for which appraisal rights have been perfected will be returned to VMware. VMware is not required to deposit with the paying agent any portion of the Class A merger consideration with respect to shares subject to a notice or demand or appraisal that has not been withdrawn prior to the closing date.

Lost, Stolen or Destroyed Certificates

If a certificate of Class A common stock has been lost, stolen or destroyed, the paying agent may still deliver the Class A merger consideration to the holder claiming such certificate to be lost, stolen or destroyed, provided such holder makes an affidavit in form and substance reasonably acceptable to VMware and, if required by VMware or the paying agent, providing an indemnity against any claim that may be made against the paying agent or surviving corporation in respect of such certificate.

Class B Conversion

Promptly after the effective time, VMware will issue to Dell book-entry shares representing the shares of VMware Class B common stock it is entitled to receive under the merger agreement. No certificates or scrip representing fractional shares of VMware Class B common stock will be issued with respect to the Class B common stock. VMware will pay to Dell, if Dell is entitled to receive a fractional share of VMware Class B common stock, an amount of cash, without interest, determined by multiplying (i) the fraction of the share of VMware Class B common stock which Dell would otherwise be entitled to receive (taking into account all Class B common stock held at the effective time by Dell and rounded to the nearest thousandth when expressed in decimal form) by (ii) the volume weighted average closing price of shares of VMware Class A common stock on the NYSE for the ten days ending on (and inclusive of) August 14, 2019.

Treatment of Options

In connection with the completion of the merger and subject to the terms of the merger agreement, each Pivotal option will be treated as follows:

  •
  Cashed-Out Options.  Immediately after the effective time, the portion of any Pivotal option that was either (A) outstanding and vested immediately prior to the effective time with a per share exercise price less than the Class A merger consideration that would be payable in respect of a share of Class A common stock underlying such Pivotal option or (B) outstanding and held by a non-employee director of Pivotal (whether vested or unvested), will be cancelled in exchange for a cash payment to the holder of such Pivotal option equal to the excess of the Class A merger consideration payable in respect of the shares of Class A common stock issuable upon exercise of such Pivotal option had such Pivotal option been exercised in full prior to the effective time over the aggregate exercise price of such Pivotal option (net of tax withholdings) (the "Pivotal option cash out amount").

  •
  Substituted Options.  As of the effective time, VMware will substitute the portion of any Pivotal option that is outstanding and unvested immediately prior to the effective time with a per share exercise price less than the Class A merger consideration that would be payable in respect of a share of Class A common stock underlying such Pivotal option and is held by a continuing employee (as defined in the merger agreement), with an option granted under VMware's Amended and Restated 2007 Equity and Incentive Plan (the "VMware plan"), on the same material terms and conditions as were applicable to such Pivotal option as of immediately prior to the effective time, except that: (1) any continued employment or service requirement will be based on continued employment or service with VMware or its subsidiaries following the closing date; (2) the number of shares of VMware Class A common stock, rounded down to the nearest whole share, will equal the number of shares of Class A common stock subject to such Pivotal option multiplied by a fraction, the numerator of which will be the Class A merger consideration and the denominator of which will be equal to the average of the closing prices of VMware Class A common stock on the NYSE for the ten trading days ending on (and inclusive of) the trading day that is five trading days immediately prior to the closing date (such fraction, the "option exchange ratio"); and (3) the exercise price per share of VMware Class A common stock will equal the per share exercise price of such Pivotal option divided by the option exchange ratio, rounded up to the nearest whole cent (each such Pivotal option, as so adjusted, a "substituted option").

  •
  Other Options.  All Pivotal options (or portions thereof) not cancelled in exchange for the Pivotal option cash out amount or substituted for a substituted option will be cancelled at the effective time without payment of any consideration.

Treatment of RSUs

In connection with the completion of the merger and subject to the terms of the merger agreement, each Pivotal RSU will be treated as follows:

  •
  Cashed-Out RSUs.  As of the effective time, each Pivotal RSU (or portion thereof) that (A) remains outstanding and vested as of immediately prior to the effective time or (B) that is held by a non-employee director of Pivotal (whether vested or unvested) (each, a "cashed-out RSU"), will be cancelled in exchange for a cash payment to the holder of such cashed-out RSU equal to the number of shares of Class A common stock underlying such cashed-out RSU multiplied by the Class A merger consideration (net of tax withholdings) (the "Pivotal RSU cash out amount"); provided that any payment of Class A merger consideration in respect of any such Pivotal RSU which immediately prior to such cancellation was treated as "deferred compensation" subject to section 409A of the code shall be made on the earliest possible date that such payment would not trigger a tax or penalty under section 409A of the code.

  •
  Substituted RSUs.  As of the effective time, each Pivotal RSU (or portion thereof) that is held by a continuing employee and remains outstanding and unvested immediately prior to the effective time will be substituted with a restricted stock unit award granted under the VMware plan (each, a "substituted RSU"); the number of shares of VMware Class A common stock subject to each such substituted RSU will equal the number of shares of Class A common stock subject to the corresponding Pivotal RSU multiplied by the option exchange ratio, rounded down to the nearest whole share; and the substituted RSUs will continue to have, and be subject to, the same material terms and conditions as were applicable to such Pivotal RSU as of immediately prior to the effective time, except that (1) any continued employment or service requirement will be based on continued employment or service with VMware or its subsidiaries following the closing date; (2) the vesting dates for the substituted RSUs will be changed following the effective time to occur on the first day of the applicable month in which the vesting for each corresponding Pivotal RSU would have otherwise occurred; and (3) on, and only with respect to, the first such vesting date, an additional amount will vest equal to the number of shares of Class A common stock underlying the corresponding Pivotal RSU, if any, that would have vested between the closing date and the first day of the calendar month next occurring thereafter had the original vesting schedule for such Pivotal RSU remained in effect.

  •
  Other RSUs.  All Pivotal RSUs (or portions thereof) not cancelled in exchange for a Pivotal RSU cash out amount or substituted for substituted RSUs will be cancelled at the effective time without payment of any consideration.

Treatment of the ESPP

With respect to Pivotal's 2018 Employee Stock Purchase Plan (the "Pivotal ESPP"), Pivotal will take all actions reasonably necessary to provide that:

  •
  the maximum number of shares of Class A common stock that may be purchased during the "offering" (as defined in the Pivotal ESPP) that was in progress as of August 22, 2019 will be 1,040,000 shares (assuming the market price of a share of Class A common stock as of the final purchase date under this offering is equal to the Class A merger consideration and the final purchase date is the last business day of the offering in accordance with its terms as in effect as of August 22, 2019);

  •
  no new offering will commence following August 22, 2019;

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  no individual participating in the Pivotal ESPP will be permitted to increase the rate of payroll contributions from the rate in effect as of August 22, 2019, or make separate non-payroll contributions on or following August 22, 2019; and

  •
  no individual who was not participating in the Pivotal ESPP as of August 22, 2019 may commence participation in the Pivotal ESPP.

No later than three business days prior to the closing date, the outstanding offering that is in progress on such date will terminate and be the final offering under the Pivotal ESPP and the accumulated payroll deductions of each participant under the Pivotal ESPP will be returned to the participant, and, contingent upon the closing of the merger, Pivotal will cause the Pivotal ESPP to terminate immediately after the termination of such final offering.

Except as set forth above, all Pivotal options, Pivotal RSUs, rights under the Pivotal ESPP and any equity compensation plans of Pivotal will terminate as of the effective time, and, following the effective time, no holder of any Pivotal option or Pivotal RSU or any participant in the Pivotal ESPP or any other equity compensation plan of Pivotal will have any right to acquire any equity securities of Pivotal, its subsidiaries, or the surviving corporation as a result of such holder's Pivotal options, Pivotal RSUs or other rights under any of Pivotal's equity compensation plans.

Representations and Warranties

The merger agreement contains representations and warranties made by Pivotal to VMware and representations and warranties made by VMware to Pivotal. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement, were made only as of specific dates and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. The assertions embodied in Pivotal's representations and warranties are qualified by information contained in a confidential disclosure letter that Pivotal provided to VMware and merger sub in connection with the merger agreement, were made for the purpose of allocating contractual risk between the parties instead of establishing matters of facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Additionally, certain of the assertions embodied in the parties' representations and warranties are qualified by information disclosed in documents publicly filed by the parties with the SEC. Accordingly, Pivotal stockholders and other investors should not rely on representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in the parties' public disclosures. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of fact. This description of the representations and warranties is included to provide Pivotal stockholders with information regarding the terms of the merger agreement. The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings the parties publicly file with the SEC. See the section entitled "Where You Can Find More Information."

In the merger agreement, Pivotal, VMware and merger sub made a number of representations and warranties to each other. The parties each made representations and warranties relating to, among other things:

  •
  due organization, valid existence, good standing, qualification, and corporate power to carry on their businesses as conducted;

  •
  compliance with their organizational documents;

  •
  corporate power and authority, subject to the receipt of the requisite stockholder approvals, to execute, deliver and perform such party's obligations under the merger agreement and to consummate the transactions contemplated thereby;

  •
  the absence of any violation of or conflict with such party's organizational documents, contracts or applicable laws, rules or regulations as a result of entering into the merger agreement, entering into related agreements and consummating the merger;

  •
  the absence of consents, approvals, orders or authorizations of, or registration, declaration, filing with or notice to governmental entities, subject to certain exceptions, including this proxy statement and a Schedule 13E-3, such filings and reports as may be required under the federal securities laws, the filing of the certificate of merger with the Delaware Secretary of State and any required NYSE filings or approvals;

  •
  this proxy statement, a Schedule 13E-3 and the accuracy of information contained herein and therein;

  •
  the absence of undisclosed brokers' and financial advisors' fees related to the merger; and

  •
  acknowledging the absence of other representations and warranties from the other party outside of the representations and warranties contained in the merger agreement.

In addition to the foregoing, the merger agreement contains representations and warranties made by Pivotal to VMware, including regarding:

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  the Pivotal Board's recommendation, acting on the unanimous recommendation of the Pivotal Special Committee, to adopt the merger agreement and approve the merger;

  •
  receipt by the Pivotal Special Committee of a fairness opinion from Morgan Stanley;

  •
  Pivotal's capitalization, capital structure and its subsidiaries;

  •
  the stockholder approvals required to consummate the merger;

  •
  required third-party consents and approvals related to the merger;

  •
  documents filed by Pivotal with the SEC since April 19, 2018 and Pivotal's financial statements;

  •
  disclosure controls and internal control over financial reporting;

  •
  the absence of undisclosed liabilities;

  •
  the absence of changes or events since May 3, 2019 that would reasonably be expected to have, individually or in the aggregate, a material adverse effect, as defined below, on Pivotal or would constitute a breach of certain interim operating covenants if such actions were taken following the execution of the merger agreement;

  •
  litigation and legal proceedings;

  •
  compliance with applicable laws and possession of permits, licenses and authorizations of any governmental authority owned, leased or used in the operation of the business;

  •
  employment, benefits and labor matters;

  •
  compliance with environmental laws and regulations and other environmental matters;

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  tax matters;

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  matters with respect to material contracts;

  •
  insurance matters;

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  matters related to property, leases and assets;

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  intellectual property matters;

  •
  compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act;

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  certain customer matters;

  •
  matters related to privacy and data security;

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  matters with respect to export approvals and certain government contracts;

  •
  the inapplicability of certain state takeover statutes to the merger; and

  •
  related persons transactions.

In addition, the merger agreement contains representations and warranties made by VMware to Pivotal regarding merger sub and the availability of sufficient funds to consummate the transactions contemplated by the merger agreement.

A "material adverse effect" is defined with respect to Pivotal as any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, (A) has or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Pivotal and its subsidiaries, taken as a whole, or (B) would prevent the merger or any of the other transactions contemplated by the merger agreement or would reasonably be expected to do so or otherwise would prevent or reasonably be expected to prevent Pivotal from performing its obligations under the merger agreement.

The definition of "material adverse effect" in clause (A) immediately above excludes any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from:

  •
  changes or conditions generally affecting the industry in which Pivotal and its subsidiaries operate, or the general economic or political conditions or the financial or securities markets in the United States, including any suspension of trading in securities generally on any securities exchange or over-the-counter market, as a result of changes in geopolitical conditions, a partial or total shutdown of the U.S. federal government or as a result of the implementation of Brexit;

  •
  the outbreak or escalation of war, acts of terrorism or sabotage or natural disasters;

  •
  changes in law or GAAP (or authoritative interpretation thereof) first proposed after the date of the merger agreement;

  •
  any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, including any analyst estimates or expectations (except that the underlying causes of such failures may constitute or be taken into account in determining whether there has been, or would be, a material adverse effect);

  •
  any event, change, circumstance, occurrence, effect or state of facts directly resulting from the announcement of the merger agreement, subject to certain exceptions;

  •
  any event, change, circumstance, occurrence, effect or state of facts directly resulting from or otherwise relating to fluctuations in the value of any currency;

  •
  changes in the market price or trading volume of shares of the Class A common stock (except that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a material adverse effect);

  •
  any action taken by Pivotal or any of its subsidiaries that is expressly required pursuant to the merger agreement; or

  •
  any legal proceeding by any stockholder initiated against Pivotal or any of its subsidiaries, or known by Pivotal to be threatened against Pivotal, any of its subsidiaries or any of their respective directors, officers, employees or stockholders in their capacity as such, relating to the merger or any of the other transactions contemplated by the merger agreement (collectively, "transaction litigation") (it being understood and agreed that this exception will apply to the effects arising out of or relating to the bringing of such transaction litigation and not those arising out of or resulting from an actual breach (or other claim) that is the subject thereof).

The exclusions described in the first three bullets and the sixth bullet in the immediately preceding list require that the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Pivotal and its subsidiaries, taken as a whole, as compared to other participants in the industries in which Pivotal and its subsidiaries operate.

A "material adverse effect" is defined with respect to VMware as any change, event, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, would prevent the merger or any of the other transactions contemplated by the merger agreement or would reasonably be expected to do so or otherwise would prevent or reasonably be expected to prevent VMware or merger sub from performing its obligations under the merger agreement.

Conduct of Business Pending the Merger

Except as consented to in writing in advance by VMware or as otherwise expressly required or prohibited, from the date of the merger agreement until the time the merger becomes effective, Pivotal has agreed to, and will cause each of its subsidiaries to, conduct its business in the ordinary course, including its development and sales efforts as currently contemplated, and use its commercially reasonable efforts to (i) preserve intact its business organizations, assets, rights and properties, (ii) keep available the services of its current officers, employees and consultants and (iii) preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with it.

In addition, during such period, except as set forth in the confidential disclosure letter that Pivotal provided to VMware and merger sub in connection with the merger agreement, as specifically required by the merger agreement or as specifically required by applicable law, neither Pivotal nor any of its subsidiaries will, without VMware's prior written consent:

  •
  declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly owned subsidiary of Pivotal to Pivotal or to any other wholly owned subsidiary of Pivotal;

  •
  purchase, redeem or otherwise acquire any Pivotal securities or Pivotal's subsidiaries' securities, subject to certain exceptions including: (i) shares of the Class A common stock withheld to satisfy tax obligations with respect to compensatory awards outstanding on the date of the merger agreement or as permitted by the merger agreement, in accordance with their terms on the date of the merger agreement and (ii) the acquisition by Pivotal of compensatory awards on the date of the merger agreement or as permitted by the merger agreement in connection with the forfeiture of such awards, in accordance with their terms on the date of the merger agreement;

  •
  split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

  •
  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien (other than certain transfer restrictions of general applicability) any Pivotal securities, subject to certain exceptions including the issuance of shares of Class A common stock upon the exercise or settlement of compensatory awards and purchase rights under the Pivotal ESPP that are outstanding on the date of the merger agreement in accordance with the terms of such awards and purchase rights on the date of the merger agreement;

  •
  amend or otherwise change, or authorize or propose to amend or otherwise change, its certificate of incorporation or bylaws (or similar organizational documents);

  •
  directly or indirectly acquire or agree to acquire, (i) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are otherwise material to Pivotal and its subsidiaries (other than acquisitions of inventory, products or services in the ordinary course of business), except, in each case, for capital expenditures, which are subject to the limitation described below, and purchases of marketable securities by or on behalf of Pivotal or its subsidiaries for cash management purposes in the ordinary course of business consistent with Pivotal's investment management policy;

  •
  directly or indirectly sell, lease, license, sell and leaseback, abandon, allow to lapse, mortgage or otherwise encumber or subject to any lien or otherwise dispose, in whole or in part, of any of its material properties, assets or rights (including any of Pivotal's material intellectual property) or any interest therein, except, in each case, (i) sales, pledges, dispositions, transfers, abandonments, leases, licenses, lapses, expirations, or encumbrances pursuant to existing agreements that are not material to Pivotal and its subsidiaries, taken as a whole, and that are required to be effected prior to the time the merger becomes effective and (ii) certain ordinary course out-licenses;

  •
  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

  •
  fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any of Pivotal's material intellectual property applications and registrations;

  •
  incur, create, assume or otherwise become liable for, or repay, cancel, forgive or prepay, any indebtedness, or amend, modify or refinance any indebtedness;

  •
  make any loans, advances, capital contributions, or investments, other than to or in Pivotal or any direct or indirect wholly owned subsidiary of Pivotal;

  •
  incur or commit to incur any capital expenditures or authorization or commitment with respect thereto that in the aggregate are in excess of $1,000,000;

  •
  except as required by any judgment by a court of competent jurisdiction, (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than (A) payment, discharge or satisfaction in the ordinary course of business, (B) as required by their terms as in effect on the date of the merger agreement, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of Pivotal included in documents filed with or furnished to the SEC by Pivotal (for amounts not in excess of such reserves) or (C) incurred since the date of such financial statements in the ordinary course of business, (ii) cancel any material indebtedness owed to Pivotal or any of its subsidiaries, or (iii) waive, release, grant or transfer any right of material value;

  •
  materially modify, materially amend, terminate, cancel, waive any material right under or extend any material contract (other than renewals of contracts with Pivotal's customers in the ordinary course of business), or enter into any contract that if in effect on the date of the merger agreement would be a material contract, other than customer contracts entered into in the ordinary course of business;

  •
  commence any legal proceeding (other than a legal proceeding as a result of a legal proceeding commenced against Pivotal or any of its subsidiaries), or compromise, settle or agree to settle any legal proceeding, other than legal proceedings by any stockholder relating to the transactions contemplated by the merger agreement, compromises, settlements or agreements in the ordinary course of business that involve only the payment of money damages not in excess of $500,000 individually or $2,000,000 in the aggregate, in any case without the imposition of any equitable relief on, or the admission of wrongdoing by, Pivotal or any of its subsidiaries;

  •
  change its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable law;

  •
  take certain actions with respect to taxes: (i) settle or compromise any material liability for taxes or surrender any material claim for a refund of taxes, (ii) file any amended tax return or claim for tax refund, (iii) make, revoke or modify any material tax election, or change the entity classification of any subsidiary for U.S. federal tax purposes, (iv) file any tax return other than in the ordinary course of business and on a basis consistent with past practice that would materially and adversely affect its tax liability, (v) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of taxes, (vi) grant any power of attorney with respect to material taxes, (vii) enter into any tax sharing agreement or any closing agreement or other similar agreement, or (viii) change any method of accounting for tax purposes;

  •
  change its fiscal year;

  •
  take certain actions with respect to compensation and benefits: (i) grant any current or former director, officer, employee or independent contractor of Pivotal or its subsidiaries any increase in compensation, bonus or other benefits, or make any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, (ii) grant or, other than to the extent required by certain Pivotal benefit plans in effect as of the date of the merger agreement, pay to any current or former director, officer, employee or independent contractor of Pivotal or its subsidiaries any severance, change in control or termination pay, or modifications thereto or increases therein, (iii) grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in certain Pivotal benefit plans or awards made thereunder) except as required to comply with any applicable law or certain Pivotal benefit plans in effect as of the date hereof, (iv) adopt or enter into any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting, funding or payment of any compensation or benefit under certain Pivotal benefit plans or other contract or (vi) adopt any new employee benefit or compensation plan or arrangement or amend, modify or terminate certain existing Pivotal benefit plans, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable law;

  •
  hire any employees (except that VMware will reasonably consult with Pivotal in good faith with respect to granting or withholding its consent with respect to any hiring matters); or

  •
  authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

No Solicitation; Recommendations of the Merger

In the merger agreement, Pivotal has agreed that it will not, and will not permit or authorize its subsidiaries or any of its representatives to, directly or indirectly:

  •
  initiate, solicit or intentionally encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any "acquisition proposal," as defined below, or any inquiry, proposal or offer that is reasonably likely to lead to any acquisition proposal;

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, or otherwise cooperate in any way with, any acquisition proposal; or

  •
  resolve, agree or propose to do any of the foregoing.

Pivotal agreed further that it would, and it would cause each of its subsidiaries and its representatives to, (A) immediately cease and terminate all existing discussions and negotiations with any person previously conducted with respect to any acquisition proposal or potential acquisition proposal and immediately terminate all physical and electronic data room access previously granted to any such person, (B) request the prompt return or destruction of all confidential information previously furnished with respect to any acquisition proposal or potential acquisition proposal, and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its affiliates or representatives is a party with respect to any acquisition proposal or potential acquisition proposal (except that Pivotal may grant waivers of, and not enforce, any standstill agreement, but solely to the extent that the Pivotal Special Committee has determined in good faith, after consultation with its outside counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to Pivotal's stockholders under applicable law).

However, if at any time following the date of the merger agreement and prior to obtaining Class A stockholder approval, Pivotal receives a written acquisition proposal that (i) the Pivotal Special Committee believes in good faith to be bona fide, (ii) did not result from a breach (other than an inadvertent breach) of the relevant provisions of the merger agreement, (iii) the Pivotal Special Committee determines in good faith (after consultation with outside counsel and its financial advisor) that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and (iv) the Pivotal Special Committee determines in good faith (after consultation with outside counsel) that the failure to take the actions described in the first two bullet points listed below would be reasonably likely to result in a breach of its fiduciary duties to Pivotal's stockholders under applicable law, then Pivotal may:

  •
  furnish information with respect to Pivotal and its subsidiaries to the person making such acquisition proposal pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable in the aggregate to Pivotal, than Pivotal's confidentiality agreement with VMware (an "acceptable confidentiality agreement"), except that any non-public information provided to any such person must have been or be provided to VMware prior to or concurrently with the time it is provided to such person;

  •
  participate in discussions or negotiations with such person regarding such acquisition proposal; and

  •
  take any action that any court of competent jurisdiction orders Pivotal or its subsidiaries to take (by nonappealable, final order).

In the merger agreement, Pivotal has also agreed that none of the Pivotal Special Committee, the Pivotal Board or any other committee of the Pivotal Board will:

  •
  withdraw (or modify or qualify in any manner adverse to VMware or merger sub) the recommendation or declaration of advisability by the Pivotal Special Committee or the Pivotal Board of the merger agreement, the merger or any of the other transactions contemplated thereby; recommend or otherwise declare advisable the approval by Pivotal's stockholders of any acquisition proposal; or resolve, agree or propose to take any of the foregoing actions (each such action, an "adverse recommendation change"); or

  •
  cause or permit Pivotal or its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract (except for an acceptable confidentiality agreement), in each case constituting, or which is intended to or is reasonably likely to lead to, any acquisition proposal (each, an "alternative acquisition agreement"), or resolve, agree or propose to take any such actions.

However, at any time prior to obtaining the Class A stockholder approval, the Pivotal Special Committee may, to the extent the Pivotal Special Committee determines in good faith (after consultation with outside legal counsel) that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal under applicable law (taking into account all adjustments to the terms of the merger agreement that may be offered by VMware pursuant to the merger agreement):

  •
  make an adverse recommendation change in response to either an intervening event or a superior proposal received after the date of the merger agreement that did not result from a breach of the relevant provisions of the merger agreement (other than any inadvertent breach); and

  •
  solely in response to a superior proposal and subject to compliance with the applicable terms of the merger agreement, terminate the merger agreement and concurrently enter into an alternative acquisition agreement with respect to a superior proposal, except as described below.

The merger agreement provides that prior to Pivotal making an adverse recommendation change or terminating the merger agreement to enter into a definitive agreement with respect to a superior proposal, (i) Pivotal must notify VMware in writing at least three business days before taking any such intended action, which notice must specify the reasons for such action, including, if in connection with any superior proposal, the terms and conditions of, and the identity of the person making, such superior proposal and contemporaneously furnish a copy (if any) of the proposed alternative acquisition agreement and any other relevant transaction documents (with any amendment to the financial terms or any other material term of the superior proposal requiring a new written notice by Pivotal and a new three business day period) and (ii) if VMware makes a proposal during such three business day period to adjust the terms and conditions of the merger agreement, the Pivotal Special Committee, after taking into consideration the adjusted terms and conditions of the merger agreement as proposed by VMware, must continue to determine in good faith (after consultation with outside counsel and its financial advisor) that such superior proposal continues to be a superior proposal and, in any event, that the failure to make an adverse recommendation change or terminate the merger agreement, as applicable, would be reasonably likely to result in a breach of its fiduciary duties to Pivotal's stockholders under applicable law.

The merger agreement further provides that during the three business day period prior to Pivotal effecting an adverse recommendation change or terminating the merger agreement as referred to above, it shall, and shall cause its financial and legal advisors to, negotiate with VMware in good faith (to the extent VMware seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by the merger agreement proposed by VMware. Notwithstanding anything to the contrary contained herein, neither Pivotal nor any of its subsidiaries shall enter into any alternative acquisition agreement unless the merger agreement has been terminated in accordance with its terms (including the payment of the termination fee specified in the merger agreement, if applicable).

The merger agreement also provides that, in addition to the obligations set forth above, Pivotal must promptly (and in any event within 24 hours of receipt) advise VMware in writing in the event Pivotal or any of its subsidiaries or representatives receives an acquisition proposal, or any proposal or offer that is or is reasonably likely to lead to an acquisition proposal, together with a description of the material terms and conditions of and facts surrounding any such proposal or acquisition proposal, the identity of the person making any such proposal or acquisition proposal and a copy of such written proposal, offer or draft agreement provided by such person. Pivotal shall keep VMware informed (orally and in writing) in all material respects on a timely basis of the status and details of any such acquisition proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting any of the foregoing, Pivotal shall promptly (and in any event within 24 hours) notify VMware orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal.

Pivotal also agreed that neither it nor its subsidiaries would subsequently enter into a confidentiality agreement with any person that would restrict Pivotal's ability to comply with any of the provisions of the merger agreement described above, and represented that neither it nor its subsidiaries was party to such an agreement.

The term "acquisition proposal" means any proposal or offer with respect to any direct or indirect acquisition or purchase or exclusive license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (i) assets or businesses of Pivotal and its subsidiaries that generate 15% or more of the net revenues or net income (for the 12-month period ending on the last day of Pivotal's most recently completed fiscal quarter) or that represent 15% or more of the total assets (based on fair market value) of Pivotal and its subsidiaries, taken as a whole, immediately prior to such transaction, or (ii) 15% or more of any class of capital stock, other equity securities or voting power of Pivotal, in each case other than the merger and the other transactions contemplated by the merger agreement.

The term "intervening event" means any material event, change, effect, development, state of facts, condition or occurrence (including any acceleration or deceleration of existing changes or developments) that was not known to the Pivotal Special Committee on the date of the merger agreement (or, if known, the consequences of which were not reasonably foreseeable to the Pivotal Special Committee as of the date of the merger agreement), which material event, change, effect, development, state of facts, condition or occurrence (or the consequences thereof) becomes known to the Pivotal Special Committee before obtaining the approval of Pivotal's stockholders (but the receipt, existence or terms of an acquisition proposal cannot constitute an intervening event).

The term "superior proposal" means any unsolicited bona fide binding written acquisition proposal, except that for purposes of this definition of superior proposal, references in the term acquisition proposal to "15%" shall be deemed to be references to "50%," that the Pivotal Special Committee determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal (including any conditions, the person making the proposal and the likelihood and anticipated timing of consummation on the terms proposed), is (i) more favorable to the holders of Class A common stock from a financial point of view than the merger and the other transactions contemplated by this merger agreement (including any adjustment to the terms and conditions proposed by VMware in response to such proposal) and (ii) reasonably likely to be completed on the terms proposed on a timely basis.

Commercially Reasonable Efforts; Other Agreements

Commercially Reasonable Efforts

Pivotal and VMware agreed to use commercially reasonable efforts to take all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and other transactions contemplated thereby. This includes efforts to obtain all required consents, approvals or waivers from third parties, to obtain necessary actions, nonactions, waivers, consents, approvals, orders and authorizations from governmental entities, to make all necessary registrations, declarations and filings to, or to avoid any legal proceeding by, governmental entities, to execute any instrument necessary to consummate the transactions contemplated by the merger agreement. However, Pivotal and its subsidiaries must get VMware's prior written consent to pay any fee or penalty, or to make any other concession, waiver or amendment under any contract in connection with obtaining any consent. Neither VMware, Pivotal, nor any of their respective affiliates will be required to sell, divest, license or otherwise dispose of any capital stock or other equity or voting interest, assets, rights, products or businesses to the extent that, individually or in the aggregate, such action would reasonably be expected to have a material and adverse impact on the reasonably expected benefits to VMware of completing the merger.

Preparation of Proxy Statement, Schedule 13E-3 and Other Filings

Under the merger agreement, Pivotal agreed to prepare and file this proxy statement with the SEC, to jointly prepare and file with VMware a Schedule 13E-3, and to set a preliminary record date for the Pivotal stockholders meeting and commence a broker search as promptly as reasonably practicable after the date of the merger agreement. Pivotal agreed to allow VMware, merger sub and their counsel and the VMware Special Committee, and its counsel the opportunity to review and comment on the proxy statement, Schedule 13E-3 and its responses to any related comments from the SEC, and agreed to use commercially reasonable efforts to have the proxy statement and Schedule 13E-3 cleared by the SEC as promptly as reasonably practicable after their filing.

Pivotal also agreed that it would hold a special meeting of stockholders for the purposes of obtaining the stockholder approvals required for the merger as promptly as reasonably practicable after the proxy statement and Schedule 13E-3 are cleared by the SEC for mailing to Pivotal's stockholders. Except in the case of an adverse recommendation change, Pivotal, through the Pivotal Board, upon the recommendation of the Pivotal Special Committee, agreed to recommend to its stockholders that they adopt the merger agreement and the transactions contemplated thereby and to include such recommendation in the proxy statement and Schedule 13E-3.

Subject to applicable laws, VMware and Pivotal have the right to review in advance all of the information relating to the parties that appear in any filing made with or submitted to any third party or governmental entity in connection with the merger and related transactions, will keep each other reasonably apprised of the status of matters relating to the completion of the transaction, and to the extent practicable, will provide the other party and its counsel with the opportunity to participate in any meeting with any governmental entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by the merger agreement.

Black Duck Scan

Under the merger agreement, Pivotal agreed to use commercially reasonable efforts to execute a customary and reasonable non-disclosure agreement with Black Duck Software, Inc. ("Black Duck") to permit Black Duck to conduct an audit of the source code for certain of Pivotal's products, to deliver such source code to Black Duck and to deliver to VMware the results of such audit as soon as practicable following completion of the audit.

Enforcement of Support Agreement

VMware agreed to enforce its rights under the support agreement entered into by and among VMware, Dell, EMC LLC and certain other parties concurrently with the execution of the merger agreement to cause the shares of the Class A common stock and the Class B common stock beneficially owned by Dell to be present for purposes of establishing a quorum and to be voted in favor of the approval of the merger agreement, the merger and each of the transactions contemplated thereby, in each case, in accordance with section 3 of the support agreement.

Other Agreements

The merger agreement contains certain other agreements, including agreements relating to access to information and confidentiality, Pivotal's and the Pivotal Board's obligations with respect to the application of takeover laws to the merger agreement and transactions contemplated thereby, notification obligations upon the occurrence of certain events, including public announcements, the initiation of and ongoing material developments during any transaction-related or other litigation, good faith consultation with VMware regarding the defense, settlement or compromise of any such litigation, the process of delisting the Class A common stock from the NYSE and deregistering the Class A common stock under the Exchange Act, matters related to Section 16 of the Exchange Act and the rules and regulations thereunder and certain tax matters.

Indemnification and Insurance

Under the merger agreement, VMware and merger sub agreed that all preexisting rights to indemnification in favor of Pivotal's current or former directors or officers will be assumed and performed by the surviving corporation and will continue in full force and effect until the later of six years following the effective time or the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable law. For six years after the effective time, VMware will cause to be maintained in effect provisions of the surviving corporation's certificate of incorporation and bylaws regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence prior to the date of the merger agreement.

At or prior to the effective time, Pivotal will, or if Pivotal is unable to, VMware will, cause the surviving corporation to obtain and pay the premium for a six-year prepaid non-cancelable "tail policy" providing directors' and officers' liability insurance on terms that are no less favorable than the coverage provided under Pivotal's existing policies, with respect to matters arising at or prior to the effective time and with a claims reporting or discovery period of at least six years from the effective time. If Pivotal or the surviving corporation fails to obtain such tail policy by the effective time, the surviving corporation will continue to maintain in effect or to obtain, for a period of six years, directors' and officers' liability insurance policies with terms no less favorable than those of Pivotal's existing policies. However, neither the surviving corporation nor Pivotal will be required to commit or expend for such policies more than 300% of the last aggregate annual premium paid by Pivotal prior to the date of the merger agreement for its existing policies, and will instead purchase only as much coverage as reasonably practicable for such amount.

Conditions to Completion of the Merger

The obligations of Pivotal, VMware and merger sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions on or prior to the effective time, including the following:

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  the receipt of the approvals of the following groups of stockholders: (i) at least a majority of the outstanding shares of Class A common stock not owned by VMware or any of its affiliates, including Dell and EMC LLC, (ii) at least a majority of the outstanding shares of Class A common stock, (iii) at least a majority of the outstanding shares of Class B common stock and (iv) at least a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class (collectively, the "Pivotal stockholder approvals"); and

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  the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition, or of any law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that would prohibit or make illegal the consummation of the merger.

VMware's and merger sub's obligations to consummate the merger are subject to the satisfaction or waiver of additional conditions, which include the following:

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  (i) the accuracy in all material respects of Pivotal's representations and warranties relating to its organization, standing and power, capital stock, subsidiaries and broker fees as of the date of the merger agreement and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) (it being understood that Pivotal's representations and warranties relating to its capital stock will only be deemed to fail to be true and correct in all material respects if such failure would reasonably be expected to cause the aggregate merger consideration to increase by more than $5,000,000); (ii) the accuracy in all respects of Pivotal's representations relating to its corporate power and authorizations (except where such failures to be accurate are de minimis) and the accuracy in all respects of Pivotal's representations and warranties as to the absence of any change, event or development that would have a material adverse effect, in each case as of the date of the merger agreement and closing date (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); and (iii) the accuracy of Pivotal's other representations and warranties in the merger agreement as of the date of the merger agreement and as of the closing date (other than representations and warranties that by their terms are made as of another specified date, in which case as of such date), except where such inaccuracy does not constitute or would not reasonably be expected to have a material adverse effect (disregarding all material adverse effect qualifications and other materiality qualifications);

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  Pivotal's performance in all material respects of its obligations under the merger agreement prior to the effective time; and

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  the delivery to VMware of a certificate signed by an executive officer of Pivotal certifying that the conditions described in the immediately preceding two bullets have been satisfied.

Pivotal's obligations to complete the merger are subject to the satisfaction or waiver of additional conditions, which include the following:

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  (i) the accuracy in all material respects of VMware's and merger sub's representations relating to their organization, standing and power (except to the extent such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); (ii) the accuracy in all respects of VMware's and merger sub's representations relating to their corporate power and authorizations (except where such failures to be accurate are de minimis) as of the date of the merger agreement and closing date (except where such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); and (iii) the accuracy in all respects of VMware's and merger sub's other representations as of the date of the merger agreement and as of the closing date (other than representations and warranties that by their terms are made as of another specified date, in which case as of such date or period), except where such inaccuracy does not constitute or would not reasonably be expected to have a material adverse effect (disregarding all material adverse effect qualifications and other materiality qualifications);

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  VMware's and merger sub's performance in all material respects of their obligations under the merger agreement prior to the effective time; and

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  the delivery to Pivotal of a certificate signed by an executive officer of VMware certifying that the conditions described in the immediately preceding two bullets have been satisfied.

If, however, Pivotal waives any of the closing conditions described above, we do not anticipate re-soliciting the holders of the Class A common stock for approval unless such waiver would be material to such stockholders, in which case we would re-solicit the vote of our stockholders.

Financing

The merger agreement does not contain any financing-related closing condition and VMware has represented that it has access to sufficient resources and will have at the effective time access to sufficient immediately available funds to consummate the merger and other transactions contemplated by the merger agreement on the terms and subject to the conditions contemplated therein, including to pay the Class A merger consideration for all of the shares of Class A common stock, to make all payments in respect of options and restricted stock units as contemplated in the merger agreement, and to pay all related fees and expenses of VMware, merger sub and their respective representatives.

Regulatory Approvals

No material federal or state regulatory approvals, filings or notices are required in connection with the merger other than the filing of a certificate of merger with the Secretary of State of the State of Delaware by Pivotal and merger sub at the effective time of the merger.

Termination of the Merger Agreement

The merger agreement may be terminated, and the merger may be abandoned at any time prior to its completion:

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  by mutual written consent of Pivotal and VMware;

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  by either Pivotal or VMware, if:

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  the merger has not been consummated on or before February 18, 2020 (the "outside date"), except that such termination right is not available to any party whose failure to fulfill in any material respect any of its obligations under the merger agreement has been the primary cause of, or the primary factor that resulted in, the failure of the merger to be consummated by such date;

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  any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the agreement and such judgment, order, injunction, rule, decree or other action has become final and nonappealable;

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  the required approval of the holders of Class A common stock has not been obtained at the stockholders meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of the merger agreement is taken, except that Pivotal may not terminate the agreement pursuant to this section of the merger agreement if the failure to obtain such approval is proximately caused by any action or failure to act of Pivotal that constitutes a breach of the merger agreement;

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  by VMware, if:

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  Pivotal has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement (other than with respect to a breach of certain of Pivotal's obligations related to no solicitation and its special meeting of stockholders, as to which the termination provision in the immediately following paragraph applies), or if any representation or warranty of Pivotal has become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the effective time, would result in the failure of any of the conditions to VMware's and merger sub's obligations to effect the merger and cannot be cured by the earlier of the outside date and 30 days after the giving of written notice to Pivotal of such breach; except, that VMware may not terminate the agreement pursuant to this provision if it or merger sub is in material breach of any of its covenants or agreements set forth in the merger agreement; or

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  any of the following occurs:

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  an adverse recommendation change;

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  Pivotal fails, based on the recommendation of the Pivotal Special Committee, to publicly recommend against a tender or exchange offer relating to Pivotal's securities within 10 business days of such tender or exchange offer having been commenced;

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      Pivotal fails to publicly affirm the recommendation of the Pivotal Special Committee of the merger within 10 business days after receipt of a written request from VMware to provide such reaffirmation following the public announcement of an acquisition proposal or an acquisition proposal becoming generally known to the public (or any material modification thereto);

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      Pivotal breaches or fails to perform in any material respects any of its obligations set forth in its covenants related to no solicitation or to convene the special meeting of its stockholders in accordance with the terms of the merger agreement; or

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      the Pivotal Special Committee has formally resolved or publicly authorized or proposed to take any of the foregoing actions.

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  by Pivotal:

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  if VMware or merger sub has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, or if any representation or warranty of VMware or merger sub has become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the effective time, would result in the failure of any of the conditions to Pivotal's obligations to effect the merger and cannot be cured by the earlier of the outside date and 30 days after the giving of written notice to VMware of such breach; except, that Pivotal may not terminate the agreement pursuant to this provision if it is in material breach of any of its covenants or agreements set forth in the merger agreement; or

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  at any time prior to obtaining the Pivotal stockholder approvals, in order to accept a superior proposal, so long as Pivotal has otherwise complied in all material respects with the section of the merger agreement related to non-solicitation, enters into the associated alternative acquisition agreement substantially concurrently with such termination and has paid any amounts due pursuant to the termination fee-related provisions of the merger agreement.

Termination Fees and Expenses

Pivotal has agreed to pay VMware a termination fee of $95.0 million in the event that:

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  The following occurs:

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  An acquisition proposal (whether or not conditional) or intention to make an acquisition proposal (whether or not conditional) is made directly to Pivotal's stockholders or is otherwise publicly disclosed or otherwise communicated to senior management of Pivotal, the Pivotal Special Committee or the Pivotal Board, and, in each case, not withdrawn prior to the date of the Pivotal stockholders meeting (in the case of termination due to a failure to obtain the Class A stockholder approval) or the date of termination (in the case of termination due to the merger not having been consummated by the outside date or due to certain breaches by Pivotal of its representations, warranties, covenants or agreements set forth in the merger agreement);

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  The merger agreement is terminated by Pivotal or VMware due to the merger not having been consummated on or before the outside date or due to the failure to obtain the Class A stockholder approval at the Pivotal stockholders meeting, or by VMware due to certain breaches by Pivotal of its representations, warranties, covenants or agreements set forth in the merger agreement; and

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  Within 12 months after the date of a termination due to the reasons listed above, Pivotal enters into an agreement (which is subsequently consummated) in respect of any acquisition proposal, or recommends or submits an acquisition proposal (which is subsequently consummated) to its stockholders for adoption, or a transaction in respect of any acquisition proposal is consummated, which, in each case, need not be the same acquisition proposal that was made, disclosed or communicated prior to termination of the merger agreement (for purposes of this provision, treating references to "15%" in the definition of acquisition proposal as "50%"); or

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  The merger agreement is terminated by VMware upon any of the following occurring:

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  an adverse recommendation change occurs;

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  Pivotal, within 10 business days of a tender or exchange offer relating to Pivotal securities having been commenced, fails, based upon the recommendation of the Pivotal Special Committee, to publicly recommend against such tender or exchange offer;

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  Pivotal fails to publicly reaffirm the Pivotal Special Committee's recommendation of the merger within 10 business days after receipt of a written request from VMware to provide such reaffirmation following the public announcement of an acquisition proposal or an acquisition proposal becoming generally known to the public (or any material modification thereto);

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  Pivotal breaches or fails to perform in any material respect certain of its obligations under the merger agreement or fails to convene the Pivotal stockholders meeting in accordance with the merger agreement; or

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  the Pivotal Special Committee formally resolves or publicly authorizes or proposes to take any of the foregoing actions; or

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  The merger agreement is terminated by Pivotal in order to enter into an agreement with respect to a superior proposal, as more particularly described above under "—Termination of the Merger Agreement."

Except as described above, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated under the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the proxy statement and Schedule 13E-3, and all filing and other fees paid to the SEC, in each case in connection with the merger (other than attorneys' fees, accountants' fees and related expenses), will be shared equally by VMware and Pivotal.

Effect of Termination

If the merger agreement is terminated, it will immediately become void and have no effect, without any liability or obligation on the part of the parties, except that:

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  certain provisions of the merger agreement, including, among others, the provisions relating to the confidentiality agreement between VMware and Pivotal, the effect of termination of the merger agreement, fees and expenses, the notice information and obligations of the parties, governing law, jurisdiction and waiver of jury trial will survive termination;

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  Pivotal may have liability as provided in the section of the merger agreement related to fees and expenses; and

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  no termination will relieve any party from liability or damages resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement or fraud, in which case the non-breaching party will be entitled to all rights and remedies available at law or in equity.

Specific Performance

The merger agreement provides that the parties are entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in the Court of Chancery of the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity. If jurisdiction is not available in the Court of Chancery of the State of Delaware, then they may seek to enforce specifically the terms and provisions of the merger agreement in any federal court located in the State of Delaware or any other Delaware state court.

Employee Matters

For the period beginning on the closing date and ending on the one-year anniversary thereof (or if shorter, the period of an applicable continuing employee's employment), VMware has agreed to provide, or cause the surviving corporation to provide, each continuing employee with (x) aggregate target cash compensation opportunities no less favorable in the aggregate than that provided to such continuing employee immediately prior to the closing date and (y) benefits (excluding equity and other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans and post-employment welfare benefits) that are, on an aggregate basis, no less favorable than either (1) the benefits (excluding equity and other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans and post-employment welfare benefits) provided by Pivotal and its subsidiaries to such continuing employee immediately prior to the closing date or (2) those provided by VMware to its similarly-situated employees.

Unless requested otherwise by VMware at least 10 business days prior to the closing, the Pivotal Board has agreed to adopt a resolution terminating, effective as of the day prior to the closing, each Pivotal benefit plan that is intended to be qualified under section 401(a) of the code and includes a cash or deferred arrangement intended to qualify under code section 401(k). From and after the effective time, VMware will, in its sole discretion either (1) continue (or cause the surviving corporation to continue) each Pivotal benefit plan on substantially the same terms as in effect immediately prior to the effective time or (2) discontinue one or more Pivotal benefit plans and permit the continuing employees to participate in the benefit programs of VMware to the same extent as similarly situated VMware employees.

With respect to any benefit plan maintained by VMware or its subsidiaries that is not a Pivotal benefit plan and in which continuing employees are eligible to participate, VMware has agreed to: (i) provide continuing employees with credit for service with Pivotal or its subsidiaries with respect to paid time-off and severance, as applicable; (ii) cause any pre-existing conditions and eligibility waiting periods under any such plan to be waived with respect to the continuing employees and their eligible dependents and (iii) with respect to any continuing employee who moves to any U.S. group health plans of VMware or its subsidiaries on a date other than the first day of the plan year, give such continuing employees credit toward deductibles and annual out of pocket limits for expenses incurred and paid during the plan year in which the transition occurs. With respect to unused PTO days accrued prior to the closing, (x) any such days accrued by all exempt U.S. continuing employees will be cashed-out in connection with the closing and such continuing employees will be subject to VMware's non-accrued vacation policy applicable to all exempt U.S. employees, and (y) any unused PTO or vacation days accrued by all other continuing employees under Pivotal's plans and policies will carry over to VMware or the surviving corporation to the extent administratively practicable and legally permitted (or will be cashed out if not administratively practicable or legally required to carry over).

Prior to the closing, VMware and Pivotal have agreed to reasonably consult in good faith to mutually determine and implement an appropriate retention program for certain employees of Pivotal.

Amendment; Extension and Waiver

The merger agreement may be amended in writing by the parties by action taken by their respective boards of directors (or their special committees) at any time prior to the effective time, whether before or after the receipt of the Pivotal stockholder approvals, except that if the Pivotal stockholder approvals have been obtained, no amendment may be made that would require further approval by the stockholders under applicable laws without such approval. Prior to the effective time, the parties may, by action taken by their respective boards of directors and set forth in writing, subject to applicable law, extend the time for the performance of any of the obligations or acts of the other parties, waive any inaccuracies in the representations and warranties of the other parties or waive compliance with any of the agreements or conditions of the other parties contained in the merger agreement, except that if the Pivotal stockholder approvals have been obtained, no waiver may be made that would require further approval by the stockholders under applicable laws without such approval.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

 VOTING AGREEMENT

Substantially concurrently with the execution of the merger agreement, Ford, a stockholder of Pivotal, entered into the voting agreement with VMware, pursuant to which Ford has agreed, among other things and subject to the terms and conditions set forth therein, to vote its 17,516,709 shares of Class A common stock, constituting 17.6% of the Class A common stock as of August 30, 2019 (based on the representation made by Ford in the voting agreement), and any Class A common stock acquired after August 22, 2019, in favor of the merger agreement proposal. The foregoing description of the voting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the voting agreement, which is included as Exhibit 10.1 to VMware's Current Report on Form 8-K filed on August 22, 2019 and is incorporated herein by reference.

 CONSENT AND SUPPORT AGREEMENT

Substantially concurrently with the execution of the merger agreement, VMware, Dell, EMC LLC and, solely with respect to certain sections therein, EMC Corporation and VMW Holdings, entered into the support agreement, pursuant to which, among other things and subject to the terms and conditions set forth therein: (i) Dell and EMC LLC agreed to vote their shares of Class B common stock in favor of the adoption of the merger agreement and the transactions contemplated thereby, including the merger; (ii) EMC Corporation and VMW Holdings provided the VMware Consent (as described below), and (iii) EMC Corporation and VMW Holdings each agreed to deliver, in respect of the shares of Class B common stock it owns, an irrevocable consent in writing, no later than 24 hours following the execution and delivery of the merger agreement, approving the issuance of the shares of VMware Class B common stock constituting the Class B merger consideration. Dell and EMC LLC also agreed to certain restrictions on transfer of their shares of the Class B common stock as further set forth in the support agreement. In addition, the support agreement includes a covenant that prior to the closing, Dell and VMware shall cause the amended and restated tax sharing agreement among Pivotal and Dell and its affiliates to be amended. The form of the second amended and restated tax sharing agreement is attached as Exhibit B to the support agreement, which was filed with the SEC as Exhibit 10.2 to VMware's Current Report on Form 8-K on August 22, 2019.

Among other things, the support agreement included the consent of EMC Corporation and VMW Holdings (acting in their capacity as the holders of all of the outstanding shares of the VMware Class B common stock) to VMware's entry into the merger agreement, and the consummation of the transactions contemplated thereby, for all purposes required pursuant to VMware's Amended and Restated Certificate of Incorporation and an amended and restated master transaction agreement among EMC Corporation, Dell and VMware (collectively, the "VMware Consent"). On the same date, following the execution of the merger agreement and the support agreement, EMC Corporation and VMW Holdings executed and delivered a written consent (the "Written Consent") adopting and approving the issuance of shares of the VMware Class B common stock that will constitute the Class B merger consideration on behalf of VMware's stockholders. No further approval of the stockholders of VMware is required to effectuate the merger or to approve the issuance of the shares constituting the Class B merger consideration or the other transactions contemplated by the merger agreement.

VMware will file an information statement for its stockholders containing the information with respect to the issuance of the shares constituting the Class B merger consideration and the Written Consent approving such issuance as required by Schedule 14C promulgated under the Exchange Act. VMware will mail the definitive information statement to its stockholders.

The foregoing description of the support agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the support agreement, which is included as Exhibit 10.2 to VMware's Current Report on Form 8-K filed on August 22, 2019 and is incorporated herein by reference.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

No provision has been made (i) to grant Pivotal's unaffiliated stockholders access to the corporate files of Pivotal, any other party to the merger or any of their respective affiliates or (ii) to obtain counsel or appraisal services at the expense of Pivotal or any other such party or affiliate.

 IMPORTANT INFORMATION ABOUT PIVOTAL SOFTWARE, INC.

Pivotal Background

Pivotal provides a leading cloud-native platform that makes software development and IT operations a strategic advantage for its customers. Pivotal's cloud-native platform, PCF, accelerates and streamlines software development by reducing the complexity of building, deploying and operating new cloud-native applications and modernizing legacy applications. This enables Pivotal's customers' development and IT operations teams to spend more time writing code, waste less time on mundane tasks and focus on activities that drive business value—building and deploying great software. PCF customers can accelerate their adoption of a modern software development process and their business success using Pivotal's platform through its complementary strategic services, Pivotal Labs. Enterprises across industries have adopted Pivotal's platform to build, deploy and operate software, including enterprises in the automotive and transportation, industrial and business services, financial services, healthcare and insurance, technology and media, consumer and communications and government sectors. Pivotal's executive offices are located at 875 Howard Street, Fifth Floor, San Francisco, California 94103. Pivotal's telephone number is (415) 777-4868.

Directors and Executive Officers

The names and material occupations, positions, offices or employment during the past five years of Pivotal's directors and executive officers are set forth below. Each of Pivotal's directors and executive officers is a citizen of the United States. During the past five years, none of Pivotal or any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for each listed director or executive officer is c/o Pivotal Software, Inc., 875 Howard Street, Fifth Floor, San Francisco, California 94103 and the phone number for each listed director or executive officer is (415) 777-4868.

Name	Position With Pivotal
Paul Maritz	Chairman of the Pivotal Board
Michael S. Dell	Director
Zane Rowe	Director
Egon Durban	Director
William D. Green	Director
Marcy S. Klevorn	Director
Madelyn J. Lankton	Director
Robert Mee	Chief Executive Officer and Director
William Cook	President
Onsi Fakhouri	Senior Vice President, Cloud R&D
Cynthia Gaylor	Senior Vice President, Chief Financial Officer
Edward Hieatt	Senior Vice President, Customer Success
Andrew Cohen	Senior Vice President, General Counsel and Corporate Secretary
Scott Yara	Senior Vice President, Products

Paul Maritz.    Mr. Maritz has served as a member of the Pivotal Board since April 2013 and Chairman of the Pivotal Board since September 2016. Mr. Maritz served as Pivotal's Chief Executive Officer from April 2013 through August 2015. From September 2012 through March 2013, Mr. Maritz served as Chief Strategist at EMC Corporation. Mr. Maritz also served as a director of VMware from July 2008, when he joined VMware as Chief Executive Officer, to December 2017. Mr. Maritz was VMware's

Chief Executive Officer from July 2008 to August 2012 and President from July 2008 to January 2011. Prior to joining VMware, he was President of EMC Corporation's Cloud Infrastructure and Services Division after EMC Corporation acquired Pi Corporation in February 2008. Mr. Maritz was a founder of Pi, a software company focused on building cloud-based solutions, and served as its Chief Executive Officer. Before founding Pi, Mr. Maritz spent 14 years working at Microsoft Corporation, a multinational technology company, where he served as a member of the five-person Executive Committee that managed the company.

Michael S. Dell.    Mr. Dell has served as a member of the Pivotal Board since September 2016. Mr. Dell has held the title of Chairman of the Dell Board since he founded the company in 1984. Mr. Dell has served as the Chief Executive Officer of Dell since October 2013, and has also served as Chief Executive Officer of Dell Inc. from 1984 until July 2004 and resumed that role in January 2007. In 1998, Mr. Dell formed MSD Capital, L.P. for the purpose of managing his and his family's investments, and, in 1999, he and his wife established the Michael & Susan Dell Foundation to provide philanthropic support to a variety of global causes. Mr. Dell has served as a director and Chairman of the VMware Board since September 2016 when Dell acquired EMC Corporation, VMware's then-parent company. Mr. Dell also serves as the Chief Executive Officer and Chairman of EMC Corporation, Denali, EMC LLC and VMW Holdings. The principal business addresses of EMC Corporation, Denali, EMC LLC and VMW Holdings are provided under "Important Information About the Buyer Group." Mr. Dell is an honorary member of the Foundation Board of the World Economic Forum and is an executive committee member of the International Business Council. The principal business address of the Foundation Board of the World Economic Forum is 91-93 route de la Capite, CH-1223 Cologny/Geneva, Switzerland. The principal business address of the International Business Council is Praha—Vinohrady, Korunní 2569/108, PSČ 101 00. Mr. Dell serves as a member of the Technology CEO Council and is a member of the U.S. Business Council and the Business Roundtable. The principal business address of the Technology CEO Council is 1341 G Street NW, Suite 1100 Washington, DC 20005. The principal business address of the Business Roundtable is 1000 Maine Avenue, SW, Suite 500, Washington, D.C. 20024. Mr. Dell also serves on the governing board of the Indian School of Business in Hyderabad, India, and is a board member of Catalyst, Inc., a non-profit organization that promotes inclusive workplaces for women. The principal business address of the Indian School of Business in Hyderabad, India is Gachibowli, Hyderabad, Telangana—500 111. The principal business address of Catalyst, Inc. is 120 Wall Street, 15th Floor, New York, New York 10005. Mr. Dell is also Chairman of the VMware Board and Non-Executive Chairman of SecureWorks Corp. VMware and SecureWorks Corp. are public majority-owned subsidiaries of Dell. The principal business address of VMware is 3401 Hillview Avenue, Palo Alto, California 94304. The principal business address of SecureWorks Corp. is One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328.

Zane Rowe.    Mr. Rowe has served as a member of the Pivotal Board since September 2016. Mr. Rowe has served as VMware's Chief Financial Officer and Executive Vice President since March 2016. Prior to joining VMware, he was EMC Corporation's Executive Vice President and Chief Financial Officer from October 2014 until February 2016. Prior to joining EMC Corporation, Mr. Rowe was Vice President of North American Sales of Apple Inc., a technology company that designs, develops, and sells consumer electronics, computer software, online services, and personal computers, from May 2012 until May 2014. He was Executive Vice President and Chief Financial Officer of United Continental Holdings, Inc., an airline holdings company, from October 2010 until April 2012 and was Executive Vice President and Chief Financial Officer of Continental Airlines from August 2008 to September 2010. Mr. Rowe joined Continental Airlines in 1993. Mr. Rowe currently serves on the boards of directors of Sabre Corporation, a majority-owned subsidiary of Dell, and Pivotal.

Egon Durban.    Mr. Durban has served as a director of the Pivotal Board since September 2016. Mr. Durban has served as a director of VMware since September 2016 when Dell acquired EMC

Corporation, VMware's then-parent company. Mr. Durban has been a member of the Dell Board since the closing of Dell Inc.'s going-private transaction in October 2013. Mr. Durban is a Managing Partner and Managing Director of Silver Lake, a global private equity firm. Mr. Durban joined Silver Lake in 1999 as a founding principal. The principal business address of Silver Lake is 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025. Mr. Durban also serves on the boards of directors of Motorola Solutions, Inc. and SecureWorks Corp., which is a majority-owned subsidiary of Dell. The principal business addresses of Motorola Solutions, Inc. is 500 W. Monroe Street, Suite 4400, Chicago, Illinois 60661. The principal business address of SecureWorks Corp. is provided above in the biographical information of Mr. Dell. Previously, Mr. Durban served on the board of directors of Intelsat S.A. from 2011 to 2016. The principal business address of Intelsat S.A. is 4 rue Albert Borschette, Luxembourg, Grand-Duchy of Luxembourg L-1246. Mr. Durban currently serves on the board of directors of Tipping Point and Verily. The principal business address of Tipping Point is 220 Montgomery Street, Suite 850, San Francisco, California 94104. The principal business address of Verily is 269 East Grand Ave, San Francisco, California 94080. Mr. Durban also serves on the board of directors of Learfield IMG College, Ultimate Fighting Championship, Endeavor Group Holdings Inc. and Unity Technologies. The principal business address of Learfield IMG College is 2400 Dallas Parkway, Suite 500, Plano, TX 75093. The principal business address of Ultimate Fighting Championship is 6650 South Torrey Pines Drive, Las Vegas, NV 89118. The principal business address of Endeavor Group Holdings Inc. is 9601 Wilshire Boulevard, 3rd Floor, Beverly Hills, CA 90210. The principal business address of Unity Technologies is 30 3rd Street, San Francisco, CA 94103.

William D. Green.    Mr. Green has served as a member of the Pivotal Board since August 2015. Mr. Green has served as a director of Dell since September 2016. Mr. Green served as a director of EMC Corporation from July 2013 to August 2016, before EMC Corporation was acquired by Dell, and as EMC Corporation's independent lead director from February 2015 to August 2016. Mr. Green served on the leadership and compensation committee, the audit committee and the mergers and acquisitions committee of the EMC Corporation board of directors. Mr. Green served as Chairman of the board of directors of Accenture plc, a global management consulting, technology services and outsourcing company, from August 2006 until his retirement in February 2013, and as Chief Executive Officer of that company from September 2004 through December 2010. He was elected as a partner of Accenture plc in 1986. The principal business address of Accenture plc is 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland. Mr. Green serves as a director of GTY Technology Holdings Inc., where he previously served as Co-Chief Executive Officer and Co-Chairman from September 2016 until February 2019. The principal business address of GTY Technology Holdings Inc. is 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144. Mr. Green is also a member of the boards of directors of S&P Global Inc. (formerly known as McGraw Hill Financial, Inc.), where he serves on the board's compensation and leadership development committee, executive committee and nominating and corporate governance committee and of Inovalon Holdings, Inc., where he serves on the board's compensation committee, nominating and corporate governance committee and security and compliance committee. The principal business address of S&P Global Inc. is 55 Water Street, New York, New York 10041. The principal business address of Inovalon Holdings, Inc. is 4321 Collington Road, Bowie, Maryland 20716.

Marcy S. Klevorn.    From May 2019 until September 2019, Ms. Klevorn served as Chief Transformation Officer at Ford, a global automaker. In this role she was responsible for helping to refine Ford's corporate governance systems, to facilitate faster adoption of agile teams across the business, to ensure process improvements across the enterprise, to facilitate strategic partnerships with key technology partners as well as to support Ford's diversity efforts. Previously, Ms. Klevorn was Executive Vice President of Mobility at Ford from June 2017 to April 2019 and was group vice president, Information Technology and Chief Information Officer from January 2015 to January 2017. From 1983 to January 2015, Ms. Klevorn worked in various positions at Ford. The principal business address of Ford is One American Road, Dearborn, Michigan 48126.

Madelyn J. Lankton.    Ms. Lankton has served as a member of the Pivotal Board since October 2018. From 1982 until 2018, she was at The Travelers Companies, Inc., an insurance company, serving most recently as Senior Vice President and Chief Information Officer and a member of the Management and Operating Committees. In addition to holding a number of technology and operational leadership roles at the Travelers, she initiated a Women's Mentoring Forum for high potential women within the information technology industry and, in 2008, she was recognized with a "Women in Insurance Leadership Award" from Insurance Networking News. The principal business address of The Travelers Companies, Inc., is 485 Lexington Avenue, New York, New York 10017.

Robert Mee.    Mr. Mee has served as Pivotal's Chief Executive Officer and as a member of the Pivotal Board since August 2015. Prior to that, Mr. Mee was Pivotal's Senior Vice President of Products and Research & Development from April 2013 to August 2015. Mr. Mee was part of Pivotal's founding team in April 2013. Prior to joining Pivotal, Mr. Mee led the Pivotal Labs Division at EMC Corporation from 2012 to April 2013, where he was responsible for all aspects of the Pivotal Labs business. Prior to EMC Corporation, he served as Founder and Chief Executive Officer of Pivotal Labs LLC from 1989 until it was acquired by EMC Corporation in 2012.

William Cook.    Mr. Cook has served as Pivotal's President since April 2013. Mr. Cook was part of Pivotal's founding team in April 2013. Prior to joining Pivotal, Mr. Cook served as President of the Greenplum Division at EMC Corporation from 2010 to 2013, where he was responsible for all aspects of the Greenplum business. Prior to EMC Corporation, Mr. Cook was the Chief Executive Officer of Greenplum, Inc., an open-source data company, from 2006 until Greenplum's acquisition by EMC Corporation in 2010. Prior to Greenplum, Mr. Cook held leadership positions at various companies, including spending 19 years at Sun Microsystems, a computer systems and software company, where he most recently served as Senior Vice President of U.S. Sales.

Onsi Fakhouri.    Mr. Fakhouri has served as Pivotal's Senior Vice President, Cloud R&D, since May 2017, and is responsible for the development of Pivotal's cloud-native offerings. Prior to that, Mr. Fakhouri was Vice President, Cloud R&D from January 2016 to May 2017, and Vice President, Engineering for Cloud Foundry from April 2015 to January 2016. He also was a distinguished software engineer and product manager from 2013 to April 2015. Prior to joining Pivotal in 2013, Mr. Fakhouri was a senior software engineer in the Pivotal Labs Division at EMC Corporation from 2012 to 2013. Prior to EMC Corporation, he was a software engineer at Pivotal Labs LLC from September 2010 until it was acquired by EMC Corporation in 2012.

Cynthia Gaylor.    Ms. Gaylor has served as Pivotal's Senior Vice President and Chief Financial Officer since May 2016. Prior to joining Pivotal, Ms. Gaylor was an independent strategic advisor from November 2014 to May 2016. From June 2013 to October 2014, Ms. Gaylor was the Head of Corporate Development and an Advisor at Twitter, Inc., a social networking service. Prior to Twitter, Ms. Gaylor was a Managing Director at Morgan Stanley, serving in various positions in the technology investment banking group between March 2006 and May 2013. Ms. Gaylor is also a member of the board of directors of DocuSign, Inc., an electronic signature company. The principal business address of Twitter, Inc. is 1355 Market Street, Suite 900, San Francisco, California 94103. The principal business address of DocuSign, Inc. is 221 Main Street, Suite 1550, San Francisco, California 94105.

Edward Hieatt.    Mr. Hieatt has served as Pivotal's Senior Vice President, Customer Success, since August 2015, and is responsible for Pivotal's Customer Success Organization. Prior to that, Mr. Hieatt was Vice President of Pivotal Labs from January 2014 to August 2015. Prior to joining Pivotal in 2013, Mr. Hieatt was Senior Director of Engineering at the Pivotal Labs Division of EMC Corporation from 2012 to 2013, where he was responsible for the operations of the Pivotal Labs consultancy. Prior to EMC Corporation, he served as Vice President of Engineering of Pivotal Labs LLC, which he joined as a software engineer in 2003, until it was acquired by EMC Corporation in 2012.

Andrew Cohen.    Mr. Cohen has served as Pivotal's Senior Vice President, General Counsel and Corporate Secretary since July 2016. From Pivotal's founding in April 2013 to July 2016, Mr. Cohen was Vice President, General Counsel and Corporate Secretary. Prior to joining Pivotal, Mr. Cohen held various leadership positions at EMC Corporation from 1998 to 2013, including serving as Vice President and Assistant General Counsel from January 2007 to April 2013, where he was responsible for a number of legal functions, including compliance, litigation, mergers and acquisitions, investigations and real estate, as well as leading a compliance technology solutions team.

Scott Yara.    Mr. Yara has served as Pivotal's Senior Vice President, Products, since September 2016. Mr. Yara was Pivotal's President and Head of Products from July 2014 to September 2016 and was Senior Vice President, Products from April 2013 to July 2014. Mr. Yara was part of Pivotal's founding team in April 2013. Prior to joining Pivotal, Mr. Yara served as Senior Vice President of the Greenplum Division at EMC Corporation from August 2010 to April 2013, where he was responsible for product development. Prior to EMC Corporation, Mr. Yara co-founded Greenplum, which was acquired by EMC Corporation in 2010.

Prior Public Offerings

On April 19, 2018, Pivotal commenced its IPO, which closed on April 24, 2018. As part of the IPO, Pivotal issued and sold 38,667,000 shares of Class A common stock, which included 5,550,000 shares sold pursuant to the exercise by the underwriters' option to purchase additional shares at a public offering price of $15.00 per share. Pivotal received net proceeds of $548.1 million from the IPO, after underwriters' discounts and commissions and before deducting offering costs of approximately $3.7 million. Prior to the completion of the IPO, all shares of Series A and C-1 redeemable convertible preferred stock then outstanding were converted into 110,466,653 shares of Class B common stock on a one-to-one basis and all shares of Series B and C redeemable convertible preferred stock then outstanding were converted into 37,412,396 shares of Class A common stock on a one-to-one basis.

Market Price of Pivotal's Class A Common Stock and Dividend Information

The Class A common stock is listed on the NYSE under the trading symbol "PVTL." The following table shows the intraday high and low sale prices of the Class A common stock as reported on the NYSE for each quarterly period since Pivotal's initial public offering:

	High	Low
Fiscal Year 2019
Quarter ended May 4, 2018	$19.00	$15.11
Quarter ended August 3, 2018	$31.24	$17.53
Quarter ended November 2, 2018	$29.15	$17.03
Quarter ended February 1, 2019	$19.61	$14.43
Fiscal Year 2020
Quarter ended May 3, 2019	$24.39	$18.24
Quarter ended August 2, 2019	$21.80	$9.34
Through October 8, 2019	$14.96	$8.03

The closing trading price of the Class A common stock on the NYSE on August 14, 2019, the last trading day before Dell filed an amendment to its Schedule 13D after the close of market and Pivotal issued a press release and filed a Current Report on Form 8-K, in each case disclosing that the Pivotal Special Committee and the VMware Special Committee were in negotiations for VMware to acquire all of the outstanding shares of Class A common stock for cash consideration of $15.00 per share, was $8.30. The closing trading price of the Class A common stock on the NYSE on August 21, 2019, the day before the merger agreement was approved by the Pivotal Special Committee and the Pivotal

Board, was $13.67. On [•], which is the latest practicable trading day before this proxy statement was printed, the closing price for the Class A common stock on the NYSE was [•]. You are encouraged to obtain current market quotations for shares of the Class A common stock in connection with voting your shares of Class A common stock.

Pivotal has never paid dividends to its stockholders and does not anticipate that it will pay any cash dividends to holders of common stock in the foreseeable future. In addition, Pivotal's current revolving credit facility and future debt financing arrangements contain terms prohibiting or limiting the amount of dividends that may be declared or paid on Pivotal's common stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of August 30, 2019 regarding beneficial ownership of the common stock by:

  •
  each person who, to Pivotal's knowledge, is the beneficial owner of more than 5% of the outstanding Class A common stock or Class B common stock;

  •
  each of Pivotal's directors, principal executive officer and two other most highly compensated executive officers during fiscal 2019 (Robert Mee, William Cook and Scott Yara, the "named executive officers") individually; and

  •
  all directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to such stock options that are exercisable and the vesting and settlement of RSUs as of or within 60 days after August 30, 2019. Shares issuable pursuant to stock options that are exercisable and RSUs that will vest and settle within 60 days after August 30, 2019, are deemed outstanding for computing the percentage of the person holding such securities but are not outstanding for computing the percentage of any other person.

The calculation of the percentages of beneficial ownership below are based on 99,703,078 shares of Class A common stock outstanding and 175,514,272 shares of Class B common stock outstanding as of August 30, 2019. Because each holder of shares of Class B common stock may convert such shares into an equal number of shares of Class A common stock at any time, and from time to time, at such holder's option, the beneficial owners of outstanding shares of Class B common stock are deemed to be the beneficial owners of an equal number of shares of Class A common stock.

Unless otherwise indicated, the address for each listed stockholder is: c/o Pivotal Software, Inc., 875 Howard Street, 5th Floor, San Francisco, California 94103. To Pivotal's knowledge, except as indicated

in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

Name of Beneficial Owner	Number of Shares of Class A Beneficially Owned(1)	Percentage of Shares of Class A Beneficially Owned(1)	Number of Shares of Class B Beneficially Owned(1)	Percentage of Shares of Class B Beneficially Owned(1)	Percentage of Total Voting Power(1)
Principal Stockholders:
Michael S. Dell(2)	175,514,272	63.8%	175,514,272	100%	94.6%
Dell Technologies Inc.(3)	175,514,272	63.8%	175,514,272	100%	94.6%
EMC Corporation(3)	175,514,272	63.8%	175,514,272	100%	94.6%
EMC Equity Assets LLC(3)	175,514,272	63.8%	175,514,272	100%	94.6%
VMware, Inc.(3)	175,514,272	63.8%	175,514,272	100%	94.6%
Ford Motor Company(4)	17,516,709	17.6%	—	—	*
FMR LLC(5)	14,459,818	14.5%	—	—	*
The Vanguard Group(6)	6,807,530	6.8%	—	—	*
Named Executive Officers and Directors:
Robert Mee(7)	2,477,469	2.4%	—	—	*
William Cook(8)	2,235,850	2.2%	—	—	*
Scott Yara(9)	1,750,379	1.7%	—	—	*
Paul Maritz(10)	1,013,334	1.0%	—	—	*
Michael S. Dell(2)	175,514,272	63.8%	175,514,272	100%	94.6%
Zane Rowe	—	—	—	—	—
Egon Durban	—	—	—	—	—
William D. Green(11)	63,334	*	—	—	*
Marcy S. Klevorn	—	—	—	—	—
Madelyn J. Lankton(12)	4,152	*	—	—	*
All executive officers and directors as a group (14 persons)(13)	184,984,457	65.1%	175,514,272	100%	94.7%

*
Less than 1%.

(1)
The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by the person, which includes the number of shares as to which such person has the right to acquire voting or investment power (including upon conversion of such person's Class B common stock with respect to the calculation of beneficial ownership percentage of Class A common stock) as of or within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power (including upon conversion of such person's Class B common stock with respect to the calculation of beneficial ownership percentage of Class A common stock) as of or within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(2)
The information regarding Mr. Dell is based on a Schedule 13D jointly filed with the SEC on August 30, 2019 on behalf of Mr. Dell, Dell, EMC Corporation and EMC LLC. Represents 131,306,110 shares of Class B common stock held directly by EMC LLC and 44,208,162 shares of Class B common stock held directly by VMware. Mr. Dell is the Chairman and CEO of Dell and, as of August 30, 2019, was the beneficial owner of Dell common stock representing a majority of the total voting power of the outstanding shares of all outstanding classes of common stock of Dell. As a result of the foregoing, Mr. Dell may be deemed to be the beneficial owner of all of the shares of Pivotal's common stock beneficially owned by Dell. Shares of Class A common stock shown as beneficially owned by Mr. Dell are issuable upon conversion of the same number of shares of Class B common stock deemed to be beneficially owned by Mr. Dell. Mr. Dell's address is c/o Dell Technologies Inc., One Dell Way, Round Rock, Texas 78682.

(3)
The information regarding Dell, EMC Corporation and EMC LLC is based on a Schedule 13D jointly filed with the SEC on August 30, 2019 on behalf of Mr. Dell, Dell, EMC Corporation and EMC LLC. The information regarding VMware is based on a Schedule 13D filed with the SEC on August 30, 2019. Represents 131,306,110 shares of Class B common stock held directly by EMC LLC and 44,208,162 shares of Class B common stock held directly by VMware. EMC LLC is a wholly owned subsidiary of EMC Corporation. EMC Corporation is, as of August 30, 2019, indirectly wholly owned by Dell through directly and indirectly held wholly owned subsidiaries of Dell, consisting of Denali and Dell Inc. As of such date, Dell Inc. directly owns all of the outstanding common stock of EMC Corporation. EMC Corporation was, as of August 30, 2019, through direct ownership and through the ownership of its direct wholly owned subsidiary, VMW Holdings, the beneficial owner of VMware common stock representing a majority of the total voting power of the outstanding shares of all outstanding classes of common stock of VMware. As a result of the foregoing, Dell, Denali and Dell Inc. may be deemed to be the beneficial owner of all of the shares of Pivotal's common stock beneficially owned by EMC LLC, including all of the shares of Pivotal's common stock beneficially owned by VMware. In connection with the merger agreement, on August 22, 2019, VMware, Dell, EMC LLC and, solely with respect to certain sections therein, EMC Corporation and VMW Holdings, entered into the support agreement. As a result of the entry into the support agreement and the transactions contemplated therein, VMware may be deemed to (1) have the power to direct the voting and disposition of the shares of Class B common stock held by EMC LLC; and (2) be the indirect beneficial owner of the shares of Class B common stock held by EMC LLC. VMware disclaims beneficial ownership of the shares of Class B common stock held by EMC LLC for all other purposes. Shares of Class A common stock shown as beneficially owned by Dell, EMC Corporation, EMC LLC and VMware are issuable upon conversion of the same number of shares of Class B common stock beneficially owned by such stockholders. The address for Dell and EMC LLC is c/o One Dell Way, Round Rock, Texas 78682. The address for EMC Corporation is 176 South Street, Hopkinton, Massachusetts 01748 and the address for VMware is 3401 Hillview Avenue, Palo Alto, California 94304.

(4)
The information regarding Ford is based on a Schedule 13G filed with the SEC on January 28, 2019. The address for Ford is One American Road, Dearborn, Michigan 48126.

(5)
The information regarding FMR LLC is based on a Form 13F filed with the SEC on August 13, 2019. Beneficial ownership of these shares is shared with Abigail P. Johnson. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6)
The information regarding The Vanguard Group is based on a Form 13F filed with the SEC on August 14, 2019. The address for The Vanguard Group is P.O. Box 2600 V26, Valley Forge, Pennsylvania 19482-2600.

(7)
Consists of (i) 112,886 shares held by Mr. Mee, (ii) 2,322,916 shares issuable pursuant to options that are exercisable as of or within 60 days after August 30, 2019 and (iii) 41,667 RSUs that will vest and settle within 60 days after August 30, 2019.

(8)
Consists of (i) 13,668 shares held by Mr. Cook, (ii) 2,197,182 shares issuable pursuant to options that are exercisable as of or within 60 days after August 30, 2019 and (iii) 25,000 RSUs that will vest and settle within 60 days after August 30, 2019.

(9)
Consists of (i) 31,212 shares held by Mr. Yara, (ii) 1,706,667 shares issuable pursuant to options that are exercisable as of or within 60 days after August 30, 2019 and (iii) 12,500 RSUs that will vest and settle within 60 days after August 30, 2019.

(10)
Consists of (i) 13,334 shares held by Mr. Maritz and (ii) 1,000,000 shares issuable pursuant to options that are exercisable as of or within 60 days after August 30, 2019.

(11)
Consists of (i) 13,334 shares held by Mr. Green and (ii) 50,000 shares issuable pursuant to options that are exercisable as of or within 60 days after August 30, 2019.

(12)
Consists of 4,152 RSUs that will vest and settle within 60 days after August 30, 2019 held by Ms. Lankton.

(13)
Consists of (i) 175,869,763 shares held by all executive officers and directors as a group, (ii) 8,985,541 shares issuable pursuant to options that are exercisable as of or within 60 days after August 30, 2019 and (iii) 129,153 RSUs that will vest and settle within 60 days after August 30, 2019.

Security Ownership of Common Stock by VMware, Dell, Merger Sub and Certain Persons

Except as set forth in the table under the heading "—Security Ownership of Certain Beneficial Owners and Management," none of VMware, Dell, merger sub or any director, executive officer, or controlling person of VMware, Dell or merger sub beneficially owned any common stock as of August 30, 2019.

Transactions in Common Stock by the Buyer Group

None of the Buyer Group have purchased or sold any securities of Pivotal during the past two years, except as provided below:

  •
  On April 17, 2018, Pivotal issued 44,208,162 shares of its Class B common stock to VMware in connection with the automatic conversion of 42,285,714 shares of its Series A preferred stock and 1,922,448 shares of its Series C-1 preferred stock for no consideration in connection with the IPO.

  •
  On April 17, 2018, Pivotal issued 66,258,491 shares of its Class B common stock to EMC Corporation in connection with the automatic conversion of 27,809,523 shares of its Series A preferred stock and 38,448,968 shares of its Series C-1 preferred stock for no consideration in connection with the IPO.

  •
  On March 26, 2019, EMC Corporation transferred 131,306,100 shares of Class B common stock to EMC LLC for no consideration.

Transactions in Common Stock During the Past 60 Days

Neither Pivotal nor any executive officer, director, affiliate or subsidiary of Pivotal has engaged in any transaction in common stock during the sixty (60) days ended August 30, 2019, except for the transactions described below by directors and executive officers of Pivotal.

Transactions by Directors and Officers (sixty-day period ended August 30, 2019)	Date of Transaction	Number of Shares		Price
Robert Mee	7/10/2019	816	(1)	$9.18
William Cook	7/10/2019	816	(1)	$9.18
Andrew Cohen	7/10/2019	816	(1)	$9.18
Cynthia Gaylor	7/10/2019	816	(1)	$9.18

(1)
Shares acquired under the Pivotal ESPP.

Neither any member of the Buyer Group nor merger sub nor any of their respective directors, executive officers or controlling persons, associates or majority-owned subsidiaries has entered into any transactions with respect to the common stock during the past sixty (60) days.

Transactions Between Pivotal and the Members of the Buyer Group

Transactions with Dell

Master Transaction Agreement with Dell

In connection with Pivotal's IPO, Pivotal entered into a master transaction agreement with Dell (the "master transaction agreement"), which contains key provisions relating to Pivotal's ongoing relationship with Dell. The master transaction agreement also contains agreements relating to the conduct of future transactions and governs Pivotal's post-IPO business relationship with Dell.

Certain provisions contained in the master transaction agreement and Pivotal's certificate of incorporation require that, until the earlier of: (i) the first date Dell and certain of its affiliates cease to beneficially own shares of Pivotal's common stock representing at least 30% of the voting power of Pivotal's outstanding common stock, voting together as a single class with each share of Class B common stock having 10 votes and each share of Class A common stock having one vote, or (ii) such time as no shares of Class B common stock remain outstanding, the prior affirmative vote of the holders of a majority of the outstanding shares of Class B common stock, voting as a separate class, is required prior to Pivotal taking certain actions, including, subject to certain exceptions:

  •
  adopting or implementing any stockholder rights plan or similar takeover defense measure;

  •
  entering into a merger, consolidation, business combination or sale of all or substantially all of Pivotal's assets, or selling, transferring or licensing any of Pivotal's business, operations or intellectual property for aggregate consideration in excess of $100 million in any calendar year period;

  •
  acquiring the stock or assets of another entity in transactions involving in excess of $250 million;

  •
  issuing any capital stock or stock equivalent except to Pivotal's subsidiaries, pursuant to the conversion, exercise or exchange of any outstanding stock equivalent or pursuant to Pivotal's employee benefit or compensation plans;

  •
  authorizing the aggregate amount of Pivotal's equity awards to be granted in any fiscal year;

  •
  taking any actions to dissolve, liquidate or wind up Pivotal;

  •
  declaring dividends on Pivotal's capital stock;

  •
  entering into any exclusive or exclusionary arrangement with a third party involving, in whole or in part, products or services that are similar to those of Dell;

  •
  approving, amending or repealing Pivotal's certificate of incorporation or bylaws, or the certificate of incorporation or bylaws of certain of Pivotal's subsidiaries;

  •
  acquiring the business, operations, securities or indebtedness of another entity for consideration in excess of $250 million in any calendar year period;

  •
  incurring indebtedness in excess of $200 million;

  •
  approving, modifying or terminating any employee equity or pension plan;

  •
  entering into any legal settlement resulting in payment by Pivotal in excess of $100 million or that would impose limitations on Pivotal's operations that would reasonably be expected to have a material adverse effect on Pivotal; and

  •
  entering into any other types of transactions involving consideration in excess of $100 million.

Administrative Services Agreements with Dell

Pivotal has shared services and employee matters agreements with Dell. Under these agreements, Dell provides Pivotal with certain management and administrative services, including:

  •
  routine management, administration, treasury, legal and human resources services;

  •
  paying agent services for certain international payroll, certain accounts payable and other expenses; and

  •
  support services to Pivotal in countries where Pivotal does not have a legal entity.

Dell also charges Pivotal expenses related to administrative services such as facilities and IT systems for Pivotal's employees who work from Dell offices. Dell provides Pivotal these services in exchange for a service fee equal to the operating costs of providing the services plus a markup equal to a percentage of such operating costs. Pivotal's expenses under these agreements primarily consists of salaries, benefits, travel and rent. Dell has also acted as Pivotal's paying agent and paid certain value-added taxes and property taxes on their behalf. The total amounts that Pivotal paid to Dell and its subsidiaries under these agreements totaled $15.5 million for the first half of fiscal year 2020, $29.2 million in fiscal year 2019 and $81.7 million in fiscal year 2018.

Sales of Pivotal's Products and Services to Dell

Pivotal has a master ordering agreement with Dell under which Pivotal may from time to time sell Pivotal's software and strategic services to Dell for its internal use. Revenue recognized from Dell was $12.2 million in the first half of fiscal year 2020, $18.9 million in fiscal year 2019 and $12.2 million in fiscal year 2018.

Tax Sharing Agreement with Dell

Pivotal has a tax sharing agreement with Dell and its affiliates (the "tax sharing agreement"). The tax sharing agreement governs the respective rights, responsibilities and obligations of Dell and Pivotal with respect to any jointly filed returns. The agreement determines the allocation of certain tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, and non-income returns.

The total amounts paid to Pivotal by Dell under the tax sharing agreement in fiscal year 2019 were $35.0 million for tax assets related to both fiscal year 2019 and fiscal year 2018. Prior to the IPO in April 2018, Pivotal's U.S. federal and certain state net operating losses and research credits and foreign tax credits were fully applied against the consolidated return of Dell as Pivotal was included in Dell's consolidated U.S. federal and state income tax returns.

In April 2019, Pivotal amended the tax sharing agreement with regard to the treatment of certain 2017 Tax Cut and Jobs Act implications not explicitly covered by the original terms of the tax sharing agreement. The amendment provided that Pivotal will receive a one-time payment of $26.5 million from Dell for the current benefit and estimated future expense related to Pivotal's foreign deficits included in the transition tax determination in the Dell fiscal year 2018 federal tax return. Dell's payment to Pivotal was received on August 29, 2019.

As of August 2, 2019, a receivable of $27.3 million for payments due from Dell and additional paid in capital under the tax sharing agreement was included on the condensed consolidated balance sheet in Pivotal's Quarterly Report on Form 10-Q filed for the quarterly period ended August 2, 2019.

Agency Agreements with Dell

Pivotal has domestic and international agency agreements with Dell which enable Dell to sell Pivotal's products and services leveraging the Dell enterprise relationships and its end-user customer contracts. In exchange for such services, Pivotal pays an agency service fee to Dell which is based on a percentage of the invoiced contract amounts. Pivotal paid agency fees to Dell in the amount of $2.7 million in the first half of fiscal year 2020, $11.7 million in fiscal year 2019 and $6.9 million in fiscal year 2018. These amounts were deferred and amortized to sales and marketing expense over the term of the underlying customer arrangements.

Other Transactions

Shareholders' Agreement

In connection with the IPO, Pivotal entered into an amended and restated shareholders' agreement with Dell, EMC Corporation, VMware, GE International Holdings B.V., General Electric Company, Ford and Microsoft Global Finance, which, among other things, provides for certain agreements with respect to demand and piggyback registration rights and other covenants and agreements among the shareholders party thereto and Pivotal. Pivotal is required to pay the registration expenses in connection with the registrations, other than any underwriting discounts and commissions and internal administrative and similar costs of the selling stockholder.

The above summary of the master transaction agreement with Dell, shared services agreement and tax sharing agreement with Dell, the domestic and international agency agreements with Dell and VMware, the employee matters agreement with Dell and VMware and the shareholders' agreement with Dell, EMC Corporation, VMware, GE International Holdings B.V., General Electric Company, Ford and Microsoft Global Finance does not purport to be complete and is qualified in its entirety by reference to the agreements themselves, which are exhibits to Pivotal's most recent Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and are incorporated herein by reference.

Transactions Between Pivotal and William D. Green

William D. Green, has served as a member of the Pivotal Board since August 2015, and as a director of Dell since September 2016. In connection with his engagement as a member of the Pivotal Board, during the past two years, Mr. Green has received approximately $436,700 in compensation and out-of-pocket expense reimbursements. Mr. Green currently holds an unvested restricted stock unit award with respect to 10,900 shares of Pivotal's Class A common stock, and a vested option to acquire 50,000 shares of Pivotal's Class A common stock at $7.76 per share. For information on treatment of these awards in the merger, see "The Merger Agreement—Treatment of RSUs" and "The Merger Agreement—Treatment of Options."

Transactions Between Members of the Buyer Group and Pivotal's Directors

Michael S. Dell

Since 2007, Michael S. Dell, a current Director at Pivotal, has served as the Chairman, Chief Executive Officer and director of Dell. In connection with this engagement, Mr. Dell entered into an employment agreement with Dell. During the past two fiscal years, in connection with this engagement, Mr. Dell received $6,379,702 in compensation.

William D. Green

Since 2016, William D. Green, a current Director at Pivotal, has served as a director of Dell. In connection with this engagement, Mr. Green entered into an agreement with Dell. During the past two fiscal years, in connection with this engagement, Mr. Green received approximately $819,986 in compensation and out-of-pocket expense reimbursement (in both cash and stock of Dell).

Zane Rowe

Since 2016, Zane Rowe, a current Director at Pivotal, has served as Executive Vice President and Chief Financial Officer of VMware. During the past two fiscal years, in connection with this engagement, Mr. Rowe received approximately $21,099,470 in compensation. As described in more detail in VMware's Definitive Proxy Statement on Schedule 14A filed with the SEC on May 13, 2019, such compensation includes $17,676,243 in stock awards, which represents the grant date fair values of such stock awards, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Options, without taking into account estimated forfeitures.

IMPORTANT INFORMATION ABOUT THE BUYER GROUP

Background of VMware

VMware originally pioneered the development and application of virtualization technologies with x86 server-based computing, separating application software from the underlying hardware. IT driven innovation continues to disrupt markets and industries. Technologies emerge faster than organizations can absorb, creating increasingly complex environments. IT is working at an accelerated pace to harness new technologies, platforms and cloud models, ultimately guiding their business through a digital transformation. To take on these challenges, VMware is working with customers in the areas of hybrid cloud, multi-cloud, modern applications, networking and security and digital workspaces. VMware's software provides a flexible digital foundation to help enable customers in their digital transformations. The business address and telephone number of VMware is 3401 Hillview Avenue, Palo Alto, California 94304, telephone number (650) 427-5000.

VMware and Pivotal are both subsidiaries of Dell.

Directors and Executive Officers of VMware

The names and material occupations, positions, offices or employment during the past five years of VMware's directors and executive officers are set forth below. Each of VMware's directors and executive officers is a citizen of the United States, except Maurizio Carli, who is a citizen of Italy. During the past five years, none of VMware or any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for each listed director or executive officer is c/o VMware, Inc., 3401 Hillview Avenue, Palo Alto, California 94304 and the phone number for each listed director or executive officer is (650) 427-5000.

Name	Position With VMware
Michael S. Dell	Chairman of the VMware Board
Anthony J. Bates	Director
Michael W. Brown	Director
Donald J. Carty	Director
Egon Durban	Director
Karen E. Dykstra	Director
Paul Sagan	Director
Patrick Gelsinger	Chief Executive Officer and Director
Zane Rowe	Executive Vice President and Chief Financial Officer
Maurizio Carli	Executive Vice President, Worldwide Sales and Services
Amy Fliegelman Olli	Senior Vice President, General Counsel and Secretary
Sanjay Poonen	Chief Operations Officer, Customer Operations
Rangarajan (Raghu) Raghuram	Chief Operating Officer, Products and Cloud Services
Rajiv Ramaswami	Chief Operating Officer, Products and Cloud Services

Michael S. Dell.    For more details, see the biographical information of Mr. Dell under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers."

Anthony J. Bates.    Mr. Bates has served as a director of VMware since February 2016. Mr. Bates has served as CEO of Genesys Telecommunications Laboratories, Inc., a customer experience software platform provider, since May 2019. Mr. Bates served as a board partner at Social Capital, an investment firm, from August 2018 until May 2019 and was CEO, Growth Equity at Social Capital from June 2017 until August 2018. From June 2014 until December 2016, Mr. Bates served as President of GoPro, Inc., a maker of video and photo capture devices. The principal business address of GoPro, Inc. is 3000 Clearview Way, San Mateo, California 94402. From June 2013 until March 2014, Mr. Bates was Executive Vice President, Business Development and Evangelism of Microsoft Corporation, a software company. Mr. Bates was the Chief Executive Officer of Skype Inc., a provider of software applications and related Internet communications products, from October 2010 until its acquisition by Microsoft in 2011, subsequent to which Mr. Bates served as the President of Microsoft's Skype Division until June 2013. From 1996 to October 2010, Mr. Bates served in various roles at Cisco Systems, Inc., a networking equipment provider, most recently as Senior Vice President and General Manager of Enterprise, Commercial and Small Business. Mr. Bates currently serves on the boards of directors of Social Capital Hedosophia Holdings Corp. and Ebay Inc. The principal business address of Social Capital and Social Capital Hedosophia Holdings Corp. is 120 Hawthorne Avenue, Palo Alto, California 94301. The principal business address of Ebay Inc. is 2025 Hamilton Avenue, San Jose, California 95125.

Michael W. Brown.    Mr. Brown has served as a director of VMware since April 2007. Mr. Brown was a director of EMC Corporation from August 2005 until May 2016. From August 1994 until his retirement in July 1997, Mr. Brown served as Vice President and Chief Financial Officer of Microsoft Corporation. He was Vice President, Finance, of Microsoft from April 1993 to August 1994. He joined Microsoft in December 1989. After retiring from Microsoft, Mr. Brown served as Chair of the Nasdaq Stock Market board of directors and as a past governor of the National Association of Securities Dealers. The principal business address of the Nasdaq Stock Market is 151 W. 42nd Street, New York, New York, 10036. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP in various positions. Mr. Brown is also a director of Stifel Financial Corp., where he chairs the audit committee. The principal business address of Stifel Financial Corp. is One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102.

Donald J. Carty.    Mr. Carty has served as a director of VMware since December 2015. Mr. Carty is currently a private investor. He served as a director of EMC Corporation from January 2015 until September 2016 when Dell acquired EMC Corporation, VMware's then-parent company (the "Dell Acquisition"). Mr. Carty served as Chairman of Virgin America Inc. from February 2006 to December 2016, when Virgin was acquired by Alaska Air Group, Inc. The principal business address of Virgin America Inc. was 555 Airport Boulevard, Burlingame, California 94010. He served as Vice Chairman and Chief Financial Officer of Dell, Inc. from January 2007 to June 2008, and as Chairman and Chief Executive Officer of AMR Corporation and American Airlines from May 1998 to April 2003. Mr. Carty is also a director of Hawaiian Holdings, Inc., the parent company of Hawaiian Airlines, Inc., where he serves on the audit committee, compensation committee, safety committee and executive committee, and is a director of Canadian National Railway Company, where he chairs the audit committee and serves on the environment, safety and security committee, the human resources and compensation committee, the strategic planning committee and the pension and investment committee. The principal business address of Hawaiian Holdings, Inc. is 3375 Koapaka Street, G-350, Honolulu, Hawaii 96819. The principal business address of Canadian National Railway Company is 935 de La Gauchetiere Street, West Montreal, Quebec, Canada H3B 2M9.

Egon Durban.    For more details, see the biographical information of Mr. Durban under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers."

Karen E. Dykstra.    Ms. Dykstra has served as a director of VMware since March 2016. Ms. Dykstra served as Chief Financial Officer and Administrative Officer of AOL, Inc., a global media technology company, from November 2013 until July 2015, and as the Executive Vice President and Chief Financial Officer of AOL from September 2012 until November 2013. The principal business address of

AOL, Inc. is 770 Broadway, New York, New York 10003. Ms. Dykstra served on the board of directors of AOL from 2009 until September 2012, including service as Chair of the audit committee during her last two years on the AOL board. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC ("Plainfield"), and she served as Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Plainfield's business development company, from May 2006 to 2010, and as a director from 2007 to 2010. She previously spent over 25 years with Automatic Data Processing, Inc., from 1981 through 2006, serving most recently as Chief Financial Officer from January 2003 to May 2006, and previously as Vice President—Finance, Corporate Controller and in other capacities. Ms. Dykstra is currently a director of Gartner, Inc., where she serves on the audit committee, and Boston Properties, Inc., where she also serves on the audit committee.

Paul Sagan.    Mr. Sagan has served as a director of VMware since April 2014 and was appointed VMware's Lead Director in February 2015. Mr. Sagan has been Managing Director at General Catalyst, a venture capital firm, since January 2018, and previously served there as an Executive In Residence (XIR) from January 2014. The principal business address of General Catalyst is 20 University Road, Suite 450, Cambridge, Massachusetts 02138. Mr. Sagan was a director of EMC Corporation from December 2007 until the Dell Acquisition in September 2016. From April 2005 to January 2013, Mr. Sagan served as Chief Executive Officer of Akamai Technologies, Inc., a provider of services for accelerating the performance and security of content delivery and applications over the Internet, and was President from May 1999 to September 2010 and from October 2011 to December 2012. Mr. Sagan joined Akamai in October 1998 as Vice President and Chief Operating Officer. Mr. Sagan was a member of President Obama's National Security Telecommunications Advisory Committee from December 2010 until January 2017. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum. Previously, Mr. Sagan held senior executive positions at global media and entertainment companies Time Warner Cable and Time Inc., affiliates of Time Warner, Inc., as well as at CBS, Inc. Mr. Sagan is also a director of Moderna, Inc.

Patrick Gelsinger.    Mr. Gelsinger has served as Chief Executive Officer and a director of VMware since September 2012. Prior to joining VMware, he served as President and Chief Operating Officer, EMC Information Infrastructure Products at EMC Corporation from September 2009 to August 2012. Mr. Gelsinger joined EMC Corporation from Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms, where he served as Senior Vice President and Co-General Manager of Intel Corporation's Digital Enterprise Group from 2005 to September 2009 and served as Intel's Senior Vice President, Chief Technology Officer from 2002 to 2005. Prior to that, Mr. Gelsinger led Intel's Desktop Products Group.

Zane Rowe.    For more details, see the biographical information of Mr. Rowe under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers."

Maurizio Carli.    Mr. Carli has served as VMware's Executive Vice President, Worldwide Sales and Services since February 2017. Mr. Carli previously served as VMware's Executive Vice President, Worldwide Sales since April 2016, Corporate Senior Vice President and General Manager, Americas from April 2015 to March 2016, and as Senior Vice President and General Manager, EMEA from December 2008 to April 2015. Before joining VMware, Mr. Carli held executive sales management positions at Google Inc., where he served as Managing Director, Enterprise Business, EMEA from June 2008 to November 2008; Business Objects S.A., where he served as Senior Vice President & General Manager, EMEA, from December 2002 to December 2007; and at IBM Corporation, where he spent 19 years, from 1984 to 2002, serving in a variety of sales, marketing and leadership positions, including Vice President Software Group from 2000 to 2002 and General Manager and Vice President Tivoli EMEA from 1998 to 2000.

Amy Fliegelman Olli.    Ms. Fliegelman Olli joined VMware as Senior Vice President and General Counsel in August 2017, and was appointed as Secretary in October 2017. Prior to joining VMware,

Ms. Fliegelman Olli served as Senior Vice President and General Counsel of Avaya Inc., a provider of contact center, unified communications and networking products, from June 2014 through August 2017. The principal business address of Avaya is 4655 Great America Parkway, Santa Clara, California 95054. Previously, she was the General Counsel of CA, Inc., a provider of software solutions, from September 2006 to June 2014 where her responsibilities covered all legal, governance, compliance, internal audit, security, risk management and controls matters. Ms. Fliegelman Olli also spent 18 years with IBM Corporation, ultimately serving as Vice President and General Counsel for the Americas and Europe.

Sanjay Poonen.    Mr. Poonen has served as VMware's Chief Operating Officer, Customer Operations since October 2016. Prior to that he served as Executive Vice President and General Manager, End-User Computing, Head of Global Marketing from April 2016 to October 2016. He joined VMware as Executive Vice President and General Manager, End-User Computing in August 2013. Prior to joining VMware, he spent more than seven years at SAP AG, an enterprise application software and services company, serving as President and Corporate Officer of Platform Solutions and the Mobile Division from April 2012 to July 2013, prior to that as President of Global Solutions from November 2010 to March 2012, as Executive Vice President of Performance Optimization Apps from June 2008 to September 2009 and Senior Vice President of Analytics from April 2006 to May 2008. Mr. Poonen's over 20 years of technology industry experience also included executive-level positions with Symantec and Veritas, and product management and engineering positions with Alphablox Corporation, Apple, Inc. and Microsoft Corporation.

Rangarajan (Raghu) Raghuram.    Mr. Raghuram has served as VMware's Chief Operating Officer, Products and Cloud Services since October 2016. Prior to that he served as Executive Vice President, Software-Defined Data Center Division from April 2012 to October 2016. Mr. Raghuram joined VMware in 2003 and has held multiple product management and marketing roles. Mr. Raghuram served as Senior Vice President and General Manager, Cloud Infrastructure and Management, Virtualization and Cloud Platforms, and Enterprise Products, from December 2009 through March 2012. Mr. Raghuram previously served as Vice President of VMware's Server Business Unit and of Product and Solutions Marketing from September 2003 through December 2009. Prior to VMware, Mr. Raghuram held product management and marketing roles at Netscape Communications Corporation and Bang Networks, Inc.

Rajiv Ramaswami.    Mr. Ramaswami has served as VMware's Chief Operating Officer, Products and Cloud Services since October 2016. Mr. Ramaswami joined VMware in April 2016 and served as VMware's Executive Vice President and General Manager of its Networking and Security business. Prior to joining VMware he was Executive Vice President and General Manager of the Infrastructure & Networking Group of Broadcom Corporation, a semiconductor company, from 2010. The principal business address of Broadcom Corporation is 1320 Ridder Park Drive, San Jose, California 95131. Prior to that he was Vice President and General Manager of the Cloud Services and Switching Technology Group at Cisco Systems, Inc., where he also served as Vice President and General Manager for a variety of business units in Optical, Switching and Storage Networking. Prior to joining Cisco, he served in various technical and leadership positions at Xros, Tellabs Inc. and IBM's Thomas J. Watson Research Center. Mr. Ramaswami is a member of the board of directors of NeoPhotonics Corporation.

Background of Merger Sub

Merger sub is a wholly owned subsidiary of VMware, whose principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California. Merger sub's telephone number is (650) 427-5000. Merger sub was formed solely for the purpose of facilitating VMware's acquisition of Pivotal.

Directors and Executive Officers of Merger Sub

The names and material occupations, positions, offices or employment during the past five years of merger sub's directors and executive officers are set forth below. Each of merger sub's directors and executive officers is a citizen of the United States. During the past five years, none of merger sub or any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for each listed director or executive officer is c/o VMware, Inc., 3401 Hillview Avenue, Palo Alto, California 94304 and the phone number for each listed director or executive officer is (650) 427-5000.

Name	Position With Merger Sub
Craig Norris	President, Secretary and Director
Andrew Munk	Vice President, Finance and Director
Jim Blake	Vice President, Tax
John Mills	Assistant Secretary

Craig Norris.    Mr. Norris is Vice President, Deputy General Counsel, Corporate Securities and M&A of VMware, in which position he has served since May 2010.

Andrew Munk.    Mr. Munk is Vice President, Corporate Controller of VMware, in which position he has served since April 2016. Prior to his current position, Mr. Munk served as Vice President, Finance Global Processes & Shared Services Strategy of VMware from October 2013 to April 2016.

Jim Blake.    Mr. Blake is Vice President, Head of Global Tax of VMware, in which position he has served since June 2007.

John Mills.    Mr. Mills is Associate General Counsel and Senior Director of M&A and Investments of VMware, in which position he has served since March 2008.

Background of Dell

Dell Technologies Inc. is a Delaware corporation that delivers integrated information technology solutions across customer segments. Dell is a holding company that conducts its business operations through its direct and indirect subsidiaries.

Dell owns (i) 131,306,110 shares of Class B common stock indirectly through EMC LLC and (ii) 44,208,162 shares of Class B common stock indirectly through VMware.

The business address and telephone number of Dell is One Dell Way, Round Rock, Texas 78682, telephone number 1-800-289-3355.

Directors and Executive Officers of Dell

The names and material occupations, positions, offices or employment during the past five years of Dell's directors and executive officers are set forth below. Each of Dell's directors and executive officers is a citizen of the United States. During the past five years, none of Dell or any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for each listed director or executive officer is c/o Dell Technologies Inc., One Dell Way, Round Rock, Texas 78682 and the phone number for each listed director or executive officer is 1-800-289-3355.

Name	Position With Dell
Michael S. Dell	Chairman of the Dell Board and Chief Executive Officer
David W. Dorman	Director
Egon Durban	Director
William D. Green	Director
Ellen J. Kullman	Director
Simon Patterson	Director
Lynn M. Vojvodich	Director
Jeffrey W. Clarke	Vice Chairman, Products and Operations
Allison Dew	Chief Marketing Officer
Howard D. Elias	President, Services and Digital
Marius Haas	President and Chief Commercial Officer
Steven H. Price	Chief Human Resources Officer
Karen H. Quintos	Chief Customer Officer
Rory Read	Chief Operating Executive, Dell and President, Virtustream
Richard J. Rothberg	General Counsel
William F. Scannell	President, Global Enterprise Sales and Customer Operations, Dell EMC
Thomas W. Sweet	Chief Financial Officer

Michael S. Dell.    For more details, see the biographical information of Mr. Dell under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers."

David W. Dorman.    Mr. Dorman is a director of Dell. Mr. Dorman has been a Founding Partner of Centerview Capital Technology, or Centerview, since July 2013. The principal business address of Centerview is 600 Ramona Street, 2nd Floor, Palo Alto, California 94301. Mr. Dorman has served as Non-Executive Chairman of the board of CVS Health Corporation (formerly known as CVS Caremark Corporation), since May 2011, as a director of CVS Health Corporation since March 2006, and as Chairman of the board of Infoworks.io, since July 2018. The principal business address of CVS Health Corporation is One CVS Drive, Woonsocket, Rhode Island 02895. The principal business address of Infoworks.io is 490 S. California Ave, Suite 200, Palo Alto, California 94306. Mr. Dorman also serves as a director of PayPal Holdings, Inc. The principal business address of PayPal Holdings, Inc. is 2211 North First Street, San Jose, California 95131. Mr. Dorman became a board member of Motorola Solutions, Inc. in July 2006 and served as its lead director until his retirement from his board position in May 2015. The principal business address of Motorola Solutions, Inc. is 500 W. Monroe Street, Suite 4400, Chicago, Illinois 60661. Mr. Dorman served as a director of SecureWorks Corp. from April 2016 to September 2016, and a director of eBay Inc. from May 2014 until July 2015, when he joined the board of directors of PayPal Holdings, Inc. upon its separation from eBay Inc. The principal business address of SecureWorks Corp. is provided in the biographical information of Mr. Dell under "—Directors and Executive Officers of VMware." The principal business address of eBay Inc. is 2025 Hamilton Avenue, San Jose, California 95125. Mr. Dorman was a board member of Yum! Brands, Inc. until May 2017. The principal business address of Yum! Brands, Inc. is 1441 Gardiner Lane, Louisville, Kentucky 40213. Mr. Dorman is also currently a member of the board of trustees of the Georgia Tech Foundation and a member of the board of directors of Expanse, Inc. (formerly Qadium). The principal business address of the Georgia Tech Foundation is Georgia Tech Foundation, Inc., 760 Spring Street, NW, Suite 400, Atlanta, Georgia 30308. The principal business address of Expanse, Inc. is 425 Market Street, 8th Floor, San Francisco, California 94105.

Egon Durban.    For more details, see the biographical information of Mr. Durban under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers."

William D. Green.    For more details, see the biographical information of Mr. Green under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers."

Ellen J. Kullman.    Ms. Kullman is a director of Dell. Ms. Kullman served as Chief Executive Officer of E. I. du Pont de Nemours and Company, or DuPont, from January 2009 to October 2015 and as Chair of DuPont from December 2009 to October 2015. The principal business address of DuPont is 974 Centre Road, Building 730, Wilmington, Delaware 19805. Ms. Kullman is a member of the National Academy of Engineering and co-chaired their Committee on Changing the Conversation: From Research to Action. The principal business address of the National Academy of Engineering is 500 Fifth Street, NW, Washington, DC 20001. Ms. Kullman also serves as a director of United Technologies Corporation, Amgen Inc. and The Goldman Sachs Group, Inc. The principal business address of the United Technologies Corporation is 10 Farm Springs Road, Farmington, Connecticut 06032. The principal business address of Amgen Inc. is One Amgen Center Drive, Thousand Oaks, California 91320. The principal business address of The Goldman Sachs Group, Inc. is 200 West Street, 29th Floor, New York, New York 10282. Ms. Kullman is a member of the board of trustees of Northwestern University and serves on the board of overseers at Tufts University School of Engineering. The principal business address of the board of trustees Northwestern University is 633 Clark Street, Rebecca Crown Center 2-112, Evanston, Illinois 60208. The principal business address of the board of overseers at Tufts University School of Engineering is 28 Sawyer Avenue, Medford, Massachusetts 02155.

Simon Patterson.    Mr. Patterson is a director of Dell. Mr. Patterson has been a member of the board of directors of Dell since the closing of Dell Inc.'s going-private transaction in October 2013. Mr. Patterson is a Managing Director of Silver Lake Partners, which he joined in 2005. The principal business address of Silver Lake is provided in the biographical information of Mr. Durban under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers of Pivotal." Mr. Patterson also serves on the board of directors of Tesco plc and ZPG plc. The principal business address of Tesco plc is 383 Madison Avenue, Floor 11, New York, New York 10179. The principal business address of ZPG is The Cooperage, 5 Copper Row, London SE1 2LH. Mr. Patterson also serves on the boards of trustees of the Natural History Museum in London and The Royal Foundation of The Duke and Duchess of Cambridge and The Duke and Duchess of Sussex. The principal business address of the board of trustees of the Natural History Museum in London is Cromwell Road, London, SW7 5BD. The principal business address of The Royal Foundation of The Duke and Duchess of Cambridge and The Duke and Duchess of Sussex is c/o Kensington Palace, London, W8 4PU. Previously, Mr. Patterson served on the boards of directors of Intelsat S.A. and N Brown Group plc. The principal business address of Intelsat S.A. is provided in the biographical information of Mr. Durban under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers of Pivotal." The principal business address of N Brown Group plc is Griffin House, 40 Lever Street, Manchester M60 6ES. Mr. Patterson has also served as a board member of FlixBus since 2016. The principal business address of FlixBus is Birketweg 33, 80639 Munchen, Germany. Mr. Patterson also served as a board member of Cegid from 2016 to 2017. The principal business address of Cegid is Lyon Cedex 09, France 69279.

Lynn M. Vojvodich.    Ms. Vojvodich is a director of Dell. Ms. Vojvodich is an advisor to start-up and growth-stage technology companies. She served as Executive Vice President and Chief Marketing Officer of Salesforce.com, Inc., or Salesforce, from September 2013 to February 2017. The principal business address of Salesforce is 415 Mission Street, 3rd Floor, San Francisco, California 94105. Ms. Vojvodich currently serves on the boards of directors of Booking Holdings Inc. and Ford. The principal business address of Booking Holdings Inc. is 800 Connecticut Avenue, Norwalk,

Connecticut 06854. The principal business address of Ford is One American Road, Dearborn, Michigan 48126.

Jeffrey W. Clarke.    Mr. Clarke is the Vice Chairman, Products and Operations of Dell. Mr. Clarke has served as Vice Chairman, Products and Operations since September 2017, before which he served as Vice Chairman and President, Operations and Client Solutions with Dell and, previously, Dell Inc., since January 2009.

Allison Dew.    Ms. Dew is the Chief Marketing Officer of Dell, in which position she has served since March 2018. Since joining Dell in 2008, Ms. Dew has been instrumental in Dell's marketing transformation, leading an emphasis on data-driven marketing, customer understanding and integrated planning. Most recently, prior to her current position, Ms. Dew led marketing for Dell's Client Solutions Group from December 2013 to March 2018.

Howard D. Elias.    Mr. Elias is the President of Services and Digital of Dell. Mr. Elias previously served as President and Chief Operating Officer, EMC Global Enterprise Services from January 2013 until EMC Corporation's acquisition by Dell, and was President and Chief Operating Officer, EMC Information Infrastructure and Cloud Services from September 2009 to January 2013.

Marius Haas.    Mr. Haas is the President and Chief Commercial Officer of Dell. Mr. Haas previously served as Dell's Chief Commercial Officer and President, Enterprise Solutions from 2012 to September 2016, where he was responsible for strategy, development and deployment of all data center and cloud solutions globally. Mr. Haas also currently serves as a board member of US-China Business Council and Westlake Chemical. The principal business address of US-China Business Council is 1818 N. Street, NW, Suite 200, Washington, DC 20036. The principal business address of Westlake Chemical is 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056. Mr. Haas also serves as a member of the board of advisors of Thunderbird School of Global Management. The principal business address of Thunderbird School of Global Management is 400 E. Van Buren Street, Phoenix, Arizona 85004.

Steven H. Price.    Mr. Price is the Chief Human Resources Officer of Dell. Mr. Price previously served as Dell's Senior Vice President, Human Resources from June 2010 to September 2016.

Karen H. Quintos.    Ms. Quintos is the Chief Customer Officer of Dell. Ms. Quintos previously served as Senior Vice President and Chief Marketing Officer for Dell from September 2010 to September 2016, where she led marketing for Dell's global commercial business, brand strategy, global communications, social media, corporate responsibility, customer insights, marketing talent development and agency management.

Rory Read.    Mr. Read is the Chief Operating Executive of Dell and President of Virtustream. The principal business address of Virtustream is 8444 Westpark Drive, Suite 900, McLean, Virginia 22102. Mr. Read has served as Chief Operating Officer of Dell since October 2015, and as President of Virtustream since May 2018. Mr. Read was Chief Integration Officer from October 2015 until April 2018. From March 2015 to October 2015, Mr. Read served as Chief Operating Officer and President of Worldwide Commercial Sales for Dell. Prior to joining Dell in March 2015, Mr. Read served as President and Chief Executive Officer at Advanced Micro Devices, Inc. from August 2011 to October 2014, where he also served as a member of the board of directors. The principal business address of Advanced Micro Devices is 2485 Augustine Drive, Santa Clara, California 95054.

Richard J. Rothberg.    Mr. Rothberg is the General Counsel of Dell. Mr. Rothberg has served as General Counsel since November 2013. Mr. Rothberg also serves as the General Counsel and Secretary of EMC Corporation, EMC LLC and VMW Holdings. The principal business addresses of EMC Corporation, EMC LLC and VMW Holdings are provided below.

William F. Scannell.    Mr. Scannell is the President of Global Enterprise Sales and Customer Operations, Dell EMC. Mr. Scannell has served this role since September 2017. Previously, Mr. Scannell served as President, Global Sales and Customer Operations at EMC Corporation. In this role, to which he was appointed in July 2012, Mr. Scannell focused on driving coordination and teamwork among EMC Corporation's business unit sales forces, as well as building and maintaining relationships with EMC Corporation's largest global accounts, global alliance partners and global channel partners. The principal business address of EMC Corporation is provided below.

Thomas W. Sweet.    Mr. Sweet is the Chief Financial Officer of Dell. Mr. Sweet has served as Chief Financial Officer since January 2014. From May 2007 to January 2014, Mr. Sweet served in a variety of finance leadership roles for Dell, including as Vice President of Corporate Finance, Controller and Chief Accounting Officer with responsibility for global accounting, tax, treasury and investor relations, as well as for global finance services. Mr. Sweet also serves as the Chief Financial Officer of EMC Corporation, EMC LLC and VMW Holdings. The principal business addresses of EMC Corporation, EMC LLC and VMW Holdings are provided below.

Background of EMC Corporation

EMC Corporation is a Massachusetts corporation that manages businesses which play a role in the transformation of information technology. EMC Corporation is an indirect wholly-owned subsidiary of Dell and owns (i) 131,306,110 shares of Class B common stock indirectly through its wholly-owned subsidiary EMC LLC and (ii) 44,208,162 shares of Class B common stock indirectly through its partially-owned subsidiary VMware.

The business address and telephone number of EMC Corporation is 176 South Street, Hopkinton, Massachusetts 01748, telephone number (508) 435-1000.

Directors and Executive Officers of EMC Corporation

The names and material occupations, positions, offices or employment during the past five years of EMC Corporation's directors and executive officers are set forth below. Each of EMC Corporation's directors and executive officers is a citizen of the United States. During the past five years, none of EMC Corporation or any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for each listed director or executive officer is One Dell Way, Round Rock, Texas 78682 and the phone number for each listed director or executive officer is 1-800-289-3355.

Name	Position With EMC Corporation
Robert L. Potts	Senior Vice President, Corporate Securities & Finance Counsel, Assistant Secretary
Michael S. Dell	Chief Executive Officer and Chairman
Tyler W. Johnson	Senior Vice President and Treasurer
Richard J. Rothberg	General Counsel and Secretary
Thomas W. Sweet	Chief Financial Officer
Tom Vallone	Senior Vice President, Tax
Maya G. McReynolds	Senior Vice President and Chief Accounting Officer

Robert L. Potts.    Mr. Potts is the Senior Vice President, Assistant Secretary and sole director of EMC Corporation, Denali and EMC LLC. Mr. Potts is also the Senior Vice President, Assistant Secretary and director of VMW Holdings. The principal business addresses of Denali, EMC LLC and VMW Holdings are provided below.

Michael S. Dell.    For more details, see the biographical information of Mr. Dell under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers."

Tyler W. Johnson.    Mr. Johnson is the Senior Vice President and Treasurer of EMC Corporation, Denali, EMC LLC and VMW Holdings. The principal business addresses of Denali, EMC LLC and VMW Holdings are provided below.

Richard J. Rothberg.    For more details, see the biographical information of Mr. Rothberg under "—Directors and Executive Officers of Dell."

Thomas W. Sweet.    For more details, see the biographical information of Mr. Sweet under "—Directors and Executive Officers of Dell."

Tom Vallone.    Mr. Vallone is the Senior Vice President of Tax of EMC Corporation, Denali, EMC LLC and VMW Holdings. The principal business addresses of Denali, EMC LLC and VMW Holdings are provided below.

Maya G. McReynolds.    Ms. McReynolds is the Senior Vice President and Chief Accounting Officer of EMC Corporation, Denali, EMC LLC and VMW Holdings. The principal business addresses of Denali, EMC LLC and VMW Holdings are provided below.

Background of EMC LLC

EMC LLC is a Delaware limited liability company whose principal purpose is engaging in transactions and holding securities. EMC LLC is a wholly-owned subsidiary of EMC Corporation, which is an indirect wholly-owned subsidiary of Dell. EMC LLC directly owns 131,306,110 shares of Class B common stock.

The business address and telephone number of EMC LLC is One Dell Way, Round Rock, Texas 78682, telephone number 1-800-289-3355.

Directors and Executive Officers of EMC LLC

The names and material occupations, positions, offices or employment during the past five years of EMC LLC's directors and executive officers are set forth below. Each of EMC LLC's directors and executive officers is a citizen of the United States. During the past five years, none of EMC LLC's or any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for each listed director or executive officer is One Dell Way, Round Rock, Texas 78682 and the phone number for each listed director or executive officer is 1-800-289-3355.

Name	Position With EMC LLC
Robert L. Potts	Senior Vice President, Corporate Securities & Finance Counsel, Assistant Secretary
Michael S. Dell	Chief Executive Officer and Chairman
Tyler W. Johnson	Senior Vice President and Treasurer
Richard J. Rothberg	General Counsel and Secretary
Thomas W. Sweet	Chief Financial Officer
Tom Vallone	Senior Vice President, Tax
Maya G. McReynolds	Senior Vice President and Chief Accounting Officer

Robert L. Potts.    For more details, see the biographical information of Mr. Potts under "—Directors and Executive Officers of EMC Corporation."

Michael S. Dell.    For more details, see the biographical information of Mr. Dell under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers."

Tyler W. Johnson.    For more details, see the biographical information of Mr. Johnson under "—Directors and Executive Officers of EMC Corporation."

Richard J. Rothberg.    For more details, see the biographical information of Mr. Rothberg under "—Directors and Executive Officers of Dell."

Thomas W. Sweet.    For more details, see the biographical information of Mr. Sweet under "—Directors and Executive Officers of Dell."

Tom Vallone.    For more details, see the biographical information of Mr. Vallone under "—Directors and Executive Officers of EMC Corporation."

Maya G. McReynolds.    For more details, see the biographical information of Ms. McReynolds under "—Directors and Executive Officers of EMC Corporation."

Background of VMW Holdings

VMW Holdings is a Delaware limited liability company whose principal purpose is engaging in transactions and holding securities. VMW Holdings is an indirect wholly-owned subsidiary of Dell and a direct wholly-owned subsidiary of EMC Corporation.

The business address and telephone number of VMW Holdings is One Dell Way, Round Rock, Texas 78682, telephone number 1-800-289-3355.

Directors and Executive Officers of VMW Holdings

The names and material occupations, positions, offices or employment during the past five years of VMW Holdings' directors and executive officers are set forth below. Each of VMW Holdings' directors and executive officers is a citizen of the United States. During the past five years, none of VMW Holdings or any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for each listed director or executive officer is One Dell

Way, Round Rock, Texas 78682 and the phone number for each listed director or executive officer is 1-800-289-3355.

Name	Position With VMW Holdings
Robert L. Potts	Senior Vice President, Corporate Securities & Finance Counsel, Assistant Secretary
Michelle A. Dreyer	Independent Director
Michael S. Dell	Chief Executive Officer and Chairman
Tyler W. Johnson	Senior Vice President and Treasurer
Richard J. Rothberg	General Counsel and Secretary
Thomas W. Sweet	Chief Financial Officer
Tom Vallone	Senior Vice President, Tax
Maya G. McReynolds	Senior Vice President and Chief Accounting Officer

Robert L. Potts.    For more details, see the biographical information of Mr. Potts under "—Directors and Executive Officers of EMC Corporation."

Michelle A. Dreyer.    Ms. Dreyer is an Independent Director of VMW Holdings.

Michael S. Dell.    For more details, see the biographical information of Mr. Dell under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers."

Tyler W. Johnson.    For more details, see the biographical information of Mr. Johnson under "—Directors and Executive Officers of EMC Corporation."

Richard J. Rothberg.    For more details, see the biographical information of Mr. Rothberg under "—Directors and Executive Officers of Dell."

Thomas W. Sweet.    For more details, see the biographical information of Mr. Sweet under "—Directors and Executive Officers of Dell."

Tom Vallone.    For more details, see the biographical information of Mr. Vallone under "—Directors and Executive Officers of EMC Corporation."

Maya G. McReynolds.    For more details, see the biographical information of Ms. McReynolds under "—Directors and Executive Officers of EMC Corporation."

Background of Denali

Denali is a Delaware corporation whose principal purpose is engaging in transactions and holding securities. Denali is a wholly-owned subsidiary of Dell.

The business address and telephone number of Denali is One Dell Way, Round Rock, Texas 78682, telephone number 1-800-289-3355.

Directors and Executive Officers of Denali

The names and material occupations, positions, offices or employment during the past five years of Denali's directors and executive officers are set forth below. Each of Denali's directors and executive officers is a citizen of the United States. During the past five years, none of Denali or any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for each listed director or executive officer is One Dell Way, Round Rock, Texas 78682 and the phone number for each listed director or executive officer is 1-800-289-3355.

Name	Position With Denali
Robert L. Potts	Senior Vice President, Corporate Securities & Finance Counsel, Assistant Secretary
Michael S. Dell	Chief Executive Officer and Chairman
Tyler W. Johnson	Senior Vice President and Treasurer
Richard J. Rothberg	General Counsel and Secretary
Thomas W. Sweet	Chief Financial Officer
Tom Vallone	Senior Vice President, Tax
Maya G. McReynolds	Senior Vice President and Chief Accounting Officer

Robert L. Potts.    For more details, see the biographical information of Mr. Potts under "—Directors and Executive Officers of EMC Corporation."

Michael S. Dell.    For more details, see the biographical information of Mr. Dell under "Important Information About Pivotal Software, Inc.—Directors and Executive Officers."

Tyler W. Johnson.    For more details, see the biographical information of Mr. Johnson under "—Directors and Executive Officers of EMC Corporation."

Richard J. Rothberg.    For more details, see the biographical information of Mr. Rothberg under "—Directors and Executive Officers of Dell."

Thomas W. Sweet.    For more details, see the biographical information of Mr. Sweet under "—Directors and Executive Officers of Dell."

Tom Vallone.    For more details, see the biographical information of Mr. Vallone under "—Directors and Executive Officers of EMC Corporation."

Maya G. McReynolds.    For more details, see the biographical information of Ms. McReynolds under "—Directors and Executive Officers of EMC Corporation."

ADJOURNMENT PROPOSAL

Pivotal stockholders are also being asked to consider and vote on the adjournment proposal. Pivotal is seeking stockholder approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement. Approval of the adjournment proposal will require the affirmative vote of a majority of the combined voting power of the shares of common stock represented in person or by proxy at the special meeting.

The Pivotal Board recommends that the stockholders vote "FOR" the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies.

 APPRAISAL RIGHTS

If the merger is consummated, holders of the Class A common stock who do not vote in favor of the adoption and approval of the merger agreement and who properly demand appraisal of their shares of Class A common stock will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL ("Section 262").

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex E. The following summary does not constitute any legal or other advice and does not constitute a recommendation that holders of the Class A common stock exercise their appraisal rights under Section 262. Only a holder of record of shares of Class A common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of Class A common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Class A common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of common stock who (1) do not vote in favor of the adoption and approval of the merger agreement; (2) continuously are the record holders of such shares through the effective time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery.

Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes notice to holders of the Class A common stock that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex E. In connection with the merger, any holder of shares of Class A common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review Annex E carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A holder of Class A common stock who loses his, her or its appraisal rights will be entitled to receive the Class A merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, stockholders considering exercising such rights should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Class A common stock must do ALL of the following:

  •
  the stockholder must not vote in favor of the merger agreement proposal;

  •
  the stockholder must deliver to Pivotal a written demand for appraisal before the vote on the merger agreement at the special meeting;

  •
  the stockholder must continuously hold the shares from the date of making the demand through the effective time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

  •
  a stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving company is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption and approval of the merger agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of Class A common stock wishing to exercise appraisal rights must deliver to Pivotal, before the vote on the adoption and approval of the merger agreement at the special meeting at which the merger agreement proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares of Class A common stock and that stockholder must not vote or submit a proxy in favor of the adoption and approval of the merger agreement. A holder of shares of Class A common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption and approval of the merger agreement or abstain from voting on the adoption and approval of the merger agreement. Neither voting against the adoption and approval of the merger agreement nor abstaining from voting or failing to vote on the merger agreement proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption and approval of the merger agreement. A proxy or vote against the adoption and approval of the merger agreement will not constitute a demand. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption and approval of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of Class A common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of Class A common stock should be executed by or on behalf of the holder of record, and must reasonably inform Pivotal of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares of Class A common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Pivotal Software, Inc.
875 Howard Street, 5th Floor
San Francisco, California 94103
Attn: Corporate Secretary

Any holder of shares of Class A common stock who has not commenced or joined an appraisal proceeding may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Pivotal a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time, the surviving corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption and approval of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time, but not thereafter, the surviving corporation or any holder of shares of Class A common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Class A common stock held by all stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Class A common stock. Accordingly, any holders of shares of Class A common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Class A common stock within the time and in the manner prescribed in Section 262. The failure of a holder of Class A common stock to file such a petition within the period specified in Section 262 could nullify the stockholder's previous written demand for appraisal.

Within 120 days after the effective time, any holder of shares of Class A common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon request given in writing, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the merger agreement and with respect to which Pivotal has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must give this statement to the requesting stockholder within 10 days after receipt of the request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Class A common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Class A common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within

20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of a class of stock who assert appraisal rights unless (x) the total number of such shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of the class of stock entitled to appraisal, measured in accordance with subsection (g) of Section 262 or (y) the value of the merger consideration in respect of such total number of shares for which appraisal rights have been pursued and perfected exceeds $1 million.

Determination of Fair Value

After determining the holders of Class A common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of the shares of Class A common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in the preceding sentence only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Pivotal believes that the Class A merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Class A merger consideration. Neither Pivotal nor VMware anticipates offering more than the Class A merger consideration to any stockholder exercising appraisal rights, and each of Pivotal and VMware reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of Class A common stock is less than the Class A merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of Class A common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of Class A common stock will be deemed to have been converted at the effective time into the right to receive the Class A merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the Class A merger consideration in accordance with Section 262.

From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Class A common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of Class A common stock, if any, payable to stockholders as of a time prior to the effective time. If no petition for appraisal is filed within 120 days after the effective time, then the right of such stockholder to an appraisal will cease. If the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court. Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

If the merger is completed, Pivotal does not expect to hold a 2020 annual meeting of stockholders. However, if the merger is not completed, Pivotal will hold a 2020 annual meeting of stockholders. Stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the 2020 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, or Rule 14a-8. Further, in accordance with Pivotal's bylaws, nominations of persons for election to the Pivotal Board and other stockholder proposals will be eligible for consideration at next year's annual meeting without inclusion in the proxy materials.

Proposal for Inclusion in Next Year's Proxy Statement—A stockholder who wishes to present a proposal for inclusion in Pivotal's proxy statement for the 2020 annual meeting in accordance with Rule 14a-8 must deliver the proposal to Pivotal's principal executive offices no later than the close of business on January 4, 2020. Submissions must be delivered to the Corporate Secretary at Pivotal Software, Inc., 875 Howard Street, 5th Floor, San Francisco, California 94103, Attn: Corporate Secretary. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC under Rule 14a-8.

Proposal for Consideration at Next Year's Annual Meeting—Under Pivotal's bylaws, a stockholder who desires to present a nomination of persons for election to the Pivotal Board or other proposal for consideration at the 2020 annual meeting, but not for inclusion in next year's proxy statement, must deliver the proposal no later than 5:00 p.m., Eastern Time, on March 15, 2020 and no earlier than February 14, 2020. However, in the event that the 2020 annual meeting is before May 14, 2020 or after August 22, 2020, notice by the stockholder, to be timely, must be so delivered no later than 5:00 p.m., Eastern Time, on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which notice of the date of such meeting is first made by Pivotal and no earlier than 120 days prior to such annual meeting.

The submission must contain the information specified in Pivotal's bylaws, including a description of the proposal and a brief statement of the reasons for the proposal, the name and address of the stockholder (as they appear in Pivotal's books and records), the class and number of shares of common stock owned of record and, if the proposal is being made on behalf of a beneficial owner of the common stock, the class or series and number of shares of common stock owned beneficially by such beneficial owner, and the other information specified in Pivotal's bylaws. For additional information about these requirements, see Pivotal's bylaws, which have been filed with the SEC as an exhibit to Pivotal's Annual Report on Form 10-K for the fiscal year ended February 1, 2019, and which is also available on Pivotal's website at https://investors.pivotal.io in the Financials section under SEC Filings. Proposals must be delivered to the Corporate Secretary at Pivotal Software, Inc., 875 Howard Street, 5th Floor, San Francisco, California 94103, Attn: Corporate Secretary. Information contained on or accessible through Pivotal's website is not a part of this proxy statement and is not incorporated by reference herein or therein, and the inclusion of Pivotal's website address is an inactive textual reference only.

The provisions of Pivotal's bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to seek inclusion of proposals in Pivotal's proxy statement under Rule 14a-8.

 WHERE YOU CAN FIND MORE INFORMATION

Pivotal and VMware file annual, quarterly and current reports, proxy statements and other information with the SEC. Pivotal's and VMware's public filings are also available to the public from document retrieval services and the website maintained by the SEC at http://www.sec.gov.

Because the merger is a "going-private" transaction, Pivotal has filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available as described above.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Pivotal and VMware to "incorporate by reference" information into this proxy statement. This means that Pivotal and VMware can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference. Similarly, the information that Pivotal or VMware later file with the SEC may update and supersede the information in this proxy statement.

Pivotal also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

  •
  Pivotal's Annual Report on Form 10-K for the fiscal year ended February 1, 2019;

  •
  Pivotal's Quarterly Reports on Form 10-Q for the quarters ended May 3, 2019 and August 2, 2019;

  •
  the portions of Pivotal's Definitive Proxy Statement on Schedule 14A filed with the SEC on May 3, 2019, that are incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended February 1, 2019; and

  •
  Pivotal's Current Reports on Form 8-K filed on April 12, 2019, June 14, 2019, August 15, 2019, August 22, 2019, August 27, 2019 and September 4, 2019 (other than documents or portions of those documents deemed to be furnished but not filed).

Pivotal's annual, quarterly and current reports are available, without exhibits, to any person, including any beneficial owner of the common stock, to whom this proxy statement is delivered, without charge, upon written request directed to Pivotal by emailing ir@pivotal.io.

This proxy statement also incorporates by reference the following documents filed by VMware with the SEC under the Exchange Act and any documents filed by VMware pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

  •
  VMware's Annual Report on Form 10-K for the fiscal year ended February 1, 2019;

  •
  VMware's Quarterly Reports on Form 10-Q for the quarters ended May 3, 2019 and August 2, 2019;

  •
  the portions of VMware's Definitive Proxy Statement on Schedule 14A filed with the SEC on May 13, 2019, that are incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended February 1, 2019; and

  •
  VMware's Current Reports on Form 8-K filed on May 30, 2019, June 4, 2019, June 14, 2019, June 27, 2019, August 22, 2019 and October 9, 2019 (other than documents or portions of those documents deemed to be furnished but not filed).

VMware's annual, quarterly and current reports are available, without exhibits, to any person, including any beneficial owner of VMware's common stock, to whom this proxy statement is delivered, without charge, upon written request directed to VMware by emailing ir@vmware.com.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Pivotal or any other person.

Annex A

AGREEMENT AND PLAN OF MERGER

among

VMWARE, INC.,

RAVEN TRANSACTION SUB, INC.

and

PIVOTAL SOFTWARE, INC.

Dated as of August 22, 2019

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Definition	Location
Acceptable Confidentiality Agreement	5.2(b)
Acquisition Proposal	5.2(j)(i)
Adverse Recommendation Change	5.2(c)(i)
Affiliate	8.3(a)
Agreement	Preamble
Alternative Acquisition Agreement	5.2(c)(ii)
Applicable Anti-Corruption Laws	3.20
Base Amount	5.9(b)
Black Duck	5.16
Business Day	8.3(b)
Cashed Out RSU	2.3(c)(i)
Certificate of Merger	1.3
Class A Book-Entry Shares	2.4(b)
Class A Certificates	2.4(b)
Class A Merger Consideration	2.1(a)
Class A Shares	2.1(a)
Class B Exchange Ratio	2.2(a)
Class B Merger Consideration	2.2(a)
Class B Shares	Recitals
Class B VMware Common Stock	Recitals
Classified Information	3.23(b)
Closing	1.2
Closing Date	1.2
COBRA	3.12(c)(vii)
Code	Recitals
Confidential Information	8.3(c)
Confidentiality Agreement	5.4(c)
Continuing Employee	5.14(a)
Contract	3.5(a)
control	8.3(d)
Controlled Group	3.12(b)
Copyleft License	8.3(e)
Copyrights	8.3(f)
Current Government Contracts	3.24(a)
Customer Data	8.3(g)
D&O Insurance	5.9(b)
Data	8.3(h)
Databases	8.3(i)
Delaware Secretary of State	1.3
Dell	Recitals
DGCL	1.1
Dissenting Shares	2.7
Domain Names	8.3(j)
Effective Time	1.3
EMC Agency Agreements	8.3(k)
EMC Corp	Recitals
EMC Entity	8.3(l)
EMC LLC	Recitals

A-iv

Definition	Location
EMC Pivotal Customer Contracts	8.3(m)
Environmental Law	3.14(b)
ERISA	3.12(a)
Exchange Act	3.5(b)
Excluded Class A Shares	2.1(b)
Excluded Class B Shares	2.2(b)
Export Approvals	3.23(a)(i)
GAAP	3.6(b)
Government Contract	8.3(n)
Government Officials	3.20
Governmental Entity	3.5(b)
Hazardous Substance	3.14(c)
Indebtedness	8.3(o)
Indemnified Person	5.9(a)
Institutions	3.19(p)
Intellectual Property	8.3(p)
Intervening Event	5.2(j)(ii)
In-the-Money Vested Option	2.3(a)(i)
Invention Assignment Agreements	3.19(f)
IRS	3.12(a)
knowledge	8.3(q)
Law	8.3(r)
Legal Proceeding	8.3(s)
Liens	3.2(b)
Made Available	8.3(t)
Material Adverse Effect	8.3(u)
Material Contract	3.16(a)
Material Customer Contract	8.3(v)
Measurement Date	3.2(a)
Merger	Recitals
Merger Sub	Preamble
Most Recent Pivotal Balance Sheet	3.7
New Litigation Claim	5.7
Non-U.S. Benefit Plan	3.12(c)(viii)
Open Source License	8.3(w)
Open Source Materials	8.3(x)
Option Exchange Ratio	2.3(a)(ii)
Order	8.3(y)
Ordinary Course Licenses Out	8.3(z)
Outside Date	7.1(b)(i)
Owned Pivotal Intellectual Property	8.3(aa)
Owned Pivotal Software	8.3(bb)
Owned Pivotal Technology	8.3(cc)
Patents	8.3(dd)
Paying Agent	2.4(a)
Payment Fund	2.4(a)
Pension Plan	3.12(b)
Permits	3.11(c)
Permitted Liens	3.18(b)
Person	8.3(ee)

A-v

Definition	Location
Personal Data	3.22(a)
Pivotal	Preamble
Pivotal Acquirer	3.19(i)
Pivotal Board	Recitals
Pivotal Bylaws	3.1(b)
Pivotal Charter	3.1(b)
Pivotal Class A Stockholder Approval	3.4(a)
Pivotal Data	8.3(ff)
Pivotal Disclosure Letter	Article III
Pivotal ESPP	2.3(e)
Pivotal Intellectual Property	8.3(gg)
Pivotal Intellectual Property Registrations	8.3(hh)
Pivotal IPO Date	8.3(ii)
Pivotal MTA	8.3(gg)
Pivotal Option	2.3(a)
Pivotal Option Cash Out Amount	2.3(a)(i)
Pivotal Plans	3.12(a)
Pivotal Preferred Stock	3.2(a)
Pivotal Products	8.3(kk)
Pivotal Returns	3.15(a)
Pivotal RSU	2.3(c)
Pivotal RSU Cash Out Amount	2.3(c)(i)
Pivotal SEC Documents	3.6(a)
Pivotal Software	8.3(ll)
Pivotal Special Committee	Recitals
Pivotal Stock Awards	3.2(e)
Pivotal Stock Plans	2.3(a)
Pivotal Stockholder Approvals	3.4(a)
Pivotal Stockholders Meeting	5.3(b)
Pivotal Technology	8.3(mm)
Pivotal Training Data	8.3(nn)
Privacy Laws	3.22(c)
Processing	3.22(c)
Proxy Statement	3.8
Related Person	3.26
Representatives	5.2(a)
Required VMware Filing	5.3(c)
Rollover Option	2.3(a)(ii)
Rollover RSU	2.3(c)(ii)
Sarbanes-Oxley Act	3.6(a)
Schedule 13E-3	3.8
SEC	Article III
Securities Act	3.5(b)
Software	8.3(oo)
Standards Organizations	3.19(e)
Subsidiary	8.3(pp)
Substituted Option	2.3(a)(ii)
Substituted RSU	2.3(c)(ii)
Superior Proposal	5.2(j)(iii)
Support Agreement	Recitals

A-vi

Definition	Location
Surviving Corporation	1.1
Systems	3.19(n)
Takeover Laws	3.25
Tax Return	8.3(qq)
Tax Sharing Agreement	8.3(rr)
Taxes	8.3(ss)
Taxing Authority	8.3(tt)
Technology	8.3(uu)
Termination Fee	7.3(b)
Top Customers	3.21
Trade Secrets	8.3(vv)
Trademarks	8.3(ww)
Transaction Litigation	5.7
VMware	Preamble
VMware Board	Recitals
VMware Charter	Recitals
VMware Material Adverse Effect	4.1
VMware Special Committee	Recitals
VMware Stock	2.3(a)(ii)
Voting Agreement	Recitals
WARN Act	3.13(c)
Works of Authorship	8.3(xx)

A-vii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger ("Agreement"), dated as of August 22, 2019, is between VMware, Inc., a Delaware corporation ("VMware"), Raven Transaction Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of VMware ("Merger Sub"), and Pivotal Software, Inc., a Delaware corporation ("Pivotal").

RECITALS

WHEREAS, the parties intend to effect the merger (the "Merger") of Merger Sub with and into Pivotal, with Pivotal surviving the merger, on the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of VMware (the "VMware Board") has established a special committee (the "VMware Special Committee"), consisting solely of independent and disinterested directors, to, among other things, negotiate, evaluate and approve or disapprove potential transactions with Pivotal, and to make a recommendation to the VMware Board with respect thereto;

WHEREAS, the VMware Board, acting upon the unanimous recommendation of the VMware Special Committee, and the Board of Directors of Merger Sub have each unanimously approved this Agreement and declared it advisable for VMware and Merger Sub, respectively, to enter into this Agreement;

WHEREAS, the Board of Directors of Pivotal (the "Pivotal Board") has established a special committee (the "Pivotal Special Committee"), consisting solely of independent and disinterested directors, to, among other things, negotiate, evaluate and approve or disapprove a potential transaction with VMware, and to make a recommendation to the Pivotal Board with respect thereto;

WHEREAS, the Pivotal Board, acting on the unanimous recommendation of the Pivotal Special Committee, has unanimously among those voting (i) determined that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Pivotal and its stockholders, (ii) approved and declared advisable the execution, delivery and performance by Pivotal of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement, and the treatment of Class A Shares and Class B Shares hereunder, be submitted to the stockholders of Pivotal for adoption and (iv) resolved to recommend that the Pivotal stockholders vote in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger and the treatment of Class A Shares and Class B Shares hereunder as required by the Pivotal Charter;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to VMware's willingness to enter into this Agreement, Ford Motor Company, a stockholder of Pivotal is entering into a voting and support agreement in substantially the form attached hereto as exhibit A (the "Voting Agreement"), pursuant to which it has agreed, among other things, to vote its Class A Shares in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger and the treatment of Class A Shares and Class B Shares hereunder as required by the Pivotal Charter;

WHEREAS, concurrently with the execution and delivery of this Agreement, each of VMware is entering into a consent and support agreement in substantially the form attached hereto as exhibit B (the "Support Agreement") with Dell Technologies, Inc., a Delaware corporation ("Dell"), EMC Equity Assets LLC, a Delaware limited liability company ("EMC LLC") and certain other parties thereto, pursuant to which, among other things and subject to the terms and conditions set forth therein, (i) Dell has agreed that each share of Class B Common Stock, par value $0.01 per share, of Pivotal ("Class B Shares") beneficially owned by Dell (other than Class B Shares beneficially owned by VMware) shall be exchanged for 0.0550 of a share of Class B Common Stock, par value $0.01 per share of VMware ("Class B VMware Common Stock"), (ii) Dell, representing a majority of the outstanding Class B Shares, has agreed to vote the Class B Shares it beneficially owns in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger and the treatment of Class A Shares and Class B Shares hereunder as required by the Pivotal Charter and the Pivotal MTA and (iii) EMC Corporation ("EMC Corp") and VMW Holdco LLC, as owner of a majority of the outstanding shares of Class B VMware Common Stock, has irrevocably consented to VMware's entry into this Agreement and the consummation of the transactions contemplated hereby, as required pursuant to the VMware Amended and Restated Certificate of Incorporation ("VMware Charter");

WHEREAS, for U.S. federal income tax purposes, the exchange of Class B Shares for Class B VMware Common Stock described in the preceding recital is intended to be a tax-deferred transaction described in section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, VMware, Merger Sub and Pivotal desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, VMware, Merger Sub and Pivotal hereby agree as follows:

ARTICLE I
THE MERGER

Section 1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, Merger Sub shall be merged with and into Pivotal. Following the Merger, the separate corporate existence of Merger Sub shall cease, and Pivotal shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of VMware.

Section 1.2    Closing.     The closing of the Merger (the "Closing") shall take place remotely via electronic delivery of duly signed documents at 10:00 a.m., New York City time, on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), unless another time is agreed to in writing by VMware and Pivotal. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

Section 1.3    Effective Time.     Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other time as VMware and Pivotal shall agree in writing and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

Section 1.4    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Pivotal and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Pivotal and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5    Certificate of Incorporation; Bylaws.

          (a)   At the Effective Time, the certificate of incorporation of Pivotal will be amended to read in its entirety as set forth in exhibit C hereto and will be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation, subject to section 5.9.

          (b)   At the Effective Time, the bylaws of Pivotal will be amended to read in their entirety as set forth in exhibit D hereto and will be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the certificate of incorporation of the Surviving Corporation or such bylaws, subject to section 5.9.

Section 1.6    Directors and Officers.     At the Effective Time, each of the directors and officers of Merger Sub, as constituted immediately prior to the Effective Time, will be the directors and officers of the Surviving Corporation, until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be, subject to the provisions of the Surviving Corporation's certificate of incorporation and bylaws, and the DGCL.

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.1    Conversion of Class A Shares.     At the Effective Time, by virtue of the Merger and without any action on the part of Pivotal, VMware, Merger Sub or the holders of any shares of capital stock of Pivotal, VMware or Merger Sub:

          (a)   Each share of Class A Common Stock, par value $0.01 per share, of Pivotal (such shares, collectively, the "Class A Shares") issued and outstanding immediately prior to the Effective Time (other than any (i) Excluded Class A Shares and (ii) Dissenting Shares) shall be converted automatically into and shall thereafter represent the right to receive $15.00 in cash, without interest, and subject to deduction for any required withholding Tax (the "Class A Merger Consideration"). As of the Effective Time, all Class A Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter only represent the right to receive the Class A Merger Consideration, if any, to be paid in accordance with section 2.4, without interest, subject to section 2.7.

          (b)   Each Class A Share held in the treasury of Pivotal or owned, directly or indirectly, by Dell, EMC LLC, VMW Holdco LLC, VMware or Merger Sub immediately prior to the Effective Time (in each case, other than any such Class A Shares held on behalf of unaffiliated third parties) (collectively, "Excluded Class A Shares") shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor. For the avoidance of doubt, no Class B Shares shall be deemed Excluded Class A Shares and all Class B Shares shall be treated in accordance with section 2.2.

          (c)   Each share of common stock, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

          (d)   If at any time during the period between the date of this Agreement and the Effective Time (other than pursuant to the Support Agreement), any change in the outstanding shares of capital stock of Pivotal, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar transaction, the Class A Merger Consideration shall be equitably adjusted so as to provide

  VMware and the holder of Class A Shares the same economic effect as contemplated by this Agreement prior to such event. Nothing in this section 2.1(d) shall be construed to permit Pivotal to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.2    Conversion of Class B Shares.     At the Effective Time, by virtue of the Merger and without any action on the part of Pivotal, VMware, Merger Sub or the holders of any shares of capital stock of Pivotal, VMware or Merger Sub:

          (a)   Each Class B Share issued and outstanding immediately prior to the Effective Time (other than any Excluded Class B Shares) shall be converted into and entitled to receive 0.0550 (the "Class B Exchange Ratio") of a share of Class B VMware Common Stock (the "Class B Merger Consideration"). As of the Effective Time, all such Class B Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter only represent the right to receive the Class B Merger Consideration, and any cash in lieu of fractional shares of Class B VMware Common Stock payable pursuant to section 2.5(c), in each case to be issued or paid in accordance with section 2.5, without interest.

          (b)   Each Class B Share held in the treasury of Pivotal or owned, directly or indirectly, by VMware or Merger Sub immediately prior to the Effective Time (in each case, other than any Class B Shares held (x) by Dell or EMC LLC or (y) on behalf of other unaffiliated third parties) (collectively, "Excluded Class B Shares") shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)   The Class B Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, split-up, reverse stock split, stock dividend or distribution of securities convertible into Class B Shares or Class B VMware Common Stock, reorganization, recapitalization, reclassification or other like change with respect to the Class B Shares or Class B VMware Common Stock having a record date occurring on or after the date of this Agreement and prior to the Effective Time. Nothing in this section 2.2(c) shall be construed to permit Pivotal to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.3    Treatment of Options and RSUs; ESPP.

          (a)   Each option to purchase Class A Shares (each, a "Pivotal Option") that has been granted under any compensatory stock option, stock purchase or equity compensation plan, arrangement or agreement of Pivotal (other than the Pivotal ESPP) (the "Pivotal Stock Plans") will, by virtue of the Merger and without any action on the part of Pivotal, VMware, Merger Sub or the holders thereof, be treated as follows:

              (i)  immediately after the Effective Time, the portion of any Pivotal Option that was either (A) outstanding and vested immediately prior to the Effective Time and then exercisable for an exercise price less than the Class A Merger Consideration that would be payable in respect of the Class A Shares underlying such Pivotal Option or (B) outstanding and held by a non-employee director of Pivotal (whether vested or unvested) (any such portion of such Pivotal Option, an "In-the-Money Vested Option") will be canceled in exchange for payment to the holder of such Pivotal Option of an amount in cash equal to the amount, if any, by which (A) the Class A Merger Consideration that would be payable in accordance with section 2.1(a) in respect of the Class A Shares issuable upon exercise of such In-the-Money Vested Option had such In-the-Money Vested Option been exercised in full prior to the Effective Time exceeds (B) the aggregate exercise price for such In-the-Money Vested Option (such payment to be net of Tax withholdings) (the "Pivotal Option Cash Out Amount"); and

             (ii)  as of the Effective Time, VMware shall, in a manner that is intended to satisfy the requirements of section 409A of the Code and the proposed and final Treasury Regulations thereunder, substitute the portion of any Pivotal Option that is outstanding and unvested immediately prior to the Effective Time, is then held by a Continuing Employee and is exercisable for an exercise price less than the Class A Merger Consideration that would be payable in respect of the Class A Shares underlying such Pivotal Option (any such portion of any such Pivotal Option, a "Rollover Option") with an option granted under VMware's Amended and Restated 2007 Equity and Incentive Plan to acquire, on the same material terms and conditions as were applicable to such Rollover Option as of immediately prior to the Effective Time, except that (A) any continued employment or service requirement will be based on the applicable Continuing Employee's continued employment or service with VMware or its Subsidiaries (including the Surviving Corporation) following the Closing, (B) the number of shares of Class A Common Stock, par value $0.01 per share of VMware ("VMware Stock"), rounded down to the nearest whole share, will be, determined by multiplying the number of shares of Class A Shares issuable upon the exercise in full of such Rollover Option as of immediately prior to the Effective Time by a fraction (such fraction, the "Option Exchange Ratio"), the numerator of which will be the Class A Merger Consideration and the denominator of which will be equal to the average of the closing prices of VMware Stock on the New York Stock Exchange as reported on https://www.nyse.com/quote/XNYS:VMW for the ten trading days ending on (and inclusive of) the trading day that is five trading days immediately prior to the Closing Date and (C) the exercise price per share of VMware Stock will equal the quotient obtained by dividing (x) the per share exercise price of such Rollover Option, by (y) the Option Exchange Ratio, rounded up to the nearest whole cent (each Rollover Option, as so adjusted, a "Substituted Option").

          (b)   All Pivotal Options (or portions thereof) not canceled in exchange for a Pivotal Option Cash Out Amount pursuant to section 2.3(a)(i) or substituted for a Substituted Option pursuant to section 2.3(a)(ii) will be canceled at the Effective Time without payment of any consideration.

          (c)   As of the Effective Time, each restricted stock unit award covering Class A Shares granted under the Pivotal Stock Plans (each, a "Pivotal RSU") will, by virtue of the Merger and without any action on the part of Pivotal, VMware, Merger Sub, or the holders thereof, be treated as follows:

              (i)  each Pivotal RSU (or portion thereof) that remains outstanding and vested as of immediately prior to the Effective Time or that is held by a non-employee director of Pivotal (whether vested or unvested) (each, a "Cashed Out RSU") shall be canceled in exchange for payment to the holder of such Cashed Out RSU of an amount in cash equal to the number of Class A Shares underlying such Cashed Out RSU, multiplied by the Class A Merger Consideration (such payment to be net of applicable Tax withholdings) (the "Pivotal RSU Cash Out Amount");

             (ii)  VMware shall substitute each Pivotal RSU (or portion thereof) that is then held by a Continuing Employee and remains outstanding and unvested immediately prior to the Effective Time (any such Pivotal RSU, a "Rollover RSU") with a restricted stock unit award covering VMware Stock (a "Substituted RSU") granted under VMware's Amended and Restated 2007 Equity and Incentive Plan. The number of shares of VMware Stock subject to a Substituted RSU will be determined by multiplying the number of Class A Shares subject to the Rollover RSU immediately prior to the Effective Time by the Option Exchange Ratio and rounding down to the nearest whole share of VMware Stock. The Substituted RSUs will continue to have, and be subject to, the same material terms and conditions as were applicable to the Rollover RSUs as of immediately prior to the Effective Time, except that:

              (A)  any continued employment or service requirement will be based on the applicable Continuing Employee's continued employment or service with VMware or its Subsidiaries (including the Surviving Corporation) following the Closing;

              (B)  the vesting dates for the Substituted RSUs will be changed following the Effective Time to occur on the first day of the applicable month in which the vesting for each corresponding Rollover RSU would have otherwise occurred;

              (C)  on, and only with respect to, the first such vesting date, an additional amount will vest equal to the number of Class A Shares underlying the corresponding Rollover RSUs, if any, that would have vested between the Closing Date and the first day of the calendar month next occurring thereafter had the original vesting schedule for such Rollover RSUs remained in effect; and

            (iii)  notwithstanding anything to the contrary contained in this Agreement, any payment of the Class A Merger Consideration in respect of any such Pivotal RSU which immediately prior to such cancellation was treated as "deferred compensation" subject to section 409A of the Code shall be made on the earliest possible date that such payment would not trigger a tax or penalty under section 409A of the Code.

          (d)   All Pivotal RSUs (or portions thereof) not canceled in exchange for a Pivotal RSU Cash Out Amount pursuant to section 2.3(c)(i) or substituted for Substituted RSUs pursuant to section 2.3(c)(ii) will be canceled at the Effective Time without payment of any consideration.

          (e)   With respect to Pivotal's 2018 Employee Stock Purchase Plan (the "Pivotal ESPP"), Pivotal will take all actions reasonably necessary to provide that (i) the maximum number of Class A Shares that may be purchased pursuant to the Pivotal ESPP during the "Offering" (as defined in the Pivotal ESPP) that is in progress on the date of this Agreement shall be 1,040,000 (assuming the market price of a Class A Share as of the final purchase date under this Offering is equal to the Class A Merger Consideration and the final purchase date is the last Business Day of the Offering in accordance with its terms as in effect as of the date of this Agreement), (ii) no new Offering shall commence following the date of this Agreement, (iii) no individual participating in the Pivotal ESPP shall be permitted to (A) increase the amount of his, her or its rate of payroll contributions thereunder from the rate in effect as of the date of this Agreement, or (B) make separate non-payroll contributions to the Pivotal ESPP on or following the date of this Agreement, and (iv) no individual who is not participating in the Pivotal ESPP as of the date of this Agreement may commence participation in the Pivotal ESPP. No later than three Business Days prior to the Closing Date, the outstanding Offering that is in progress on such date shall terminate and be the final Offering under the Pivotal ESPP and the accumulated payroll deductions of each participant under the Pivotal ESPP will be returned to the participant by the Surviving Corporation pursuant to the terms of the Pivotal ESPP, and, contingent upon the Closing, Pivotal shall cause the Pivotal ESPP to terminate immediately after the termination of such final Offering.

          (f)    On the Closing Date, VMware shall register the shares of VMware Stock issuable pursuant to Substituted Options and Substituted RSUs on a registration statement on Form S-8 (or another appropriate registration form), and use its commercially reasonable efforts to maintain the effectiveness of such registration statement for as long as such awards are outstanding.

          (g)   Except as set forth above, all Pivotal Options, Pivotal RSUs, rights under the Pivotal ESPP and the Pivotal Stock Plans will terminate as of the Effective Time, and, following the Effective Time, no holder of any Pivotal Option or Pivotal RSU or any participant in the Pivotal ESPP or any other Pivotal Stock Plan will have any right to acquire any equity securities of Pivotal, its Subsidiaries, or the Surviving Corporation as a result of such holder's Pivotal Options, Pivotal RSUs or other rights under any of the Pivotal Stock Plans.

          (h)   Payment of the applicable portion of the Class A Merger Consideration for each In-the-Money Vested Option and the Pivotal RSU Cash Out Amounts will be made as follows: no later than ten Business Days after the Closing Date, VMware shall, or shall cause the Surviving Corporation to, deliver to the holder of any In-the-Money Vested Option or Cashed Out RSU such payments (as applicable), net of applicable Tax withholdings.

          (i)    Prior to the Effective Time, Pivotal shall use commercially reasonable efforts to effect the treatment of Pivotal Options, Pivotal RSUs and rights under the Pivotal ESPP provided for under this section 2.3, including giving any required notice and obtaining any required consent contemplated thereby and, using commercially reasonable efforts to, at the request of VMware, send to any holders of Pivotal Options and Pivotal RSUs or participants in the Pivotal ESPP notices with respect to the treatment of such instruments under this Agreement (any such notices to be in a reasonably acceptable form to each of VMware and Pivotal). Pivotal shall not send or otherwise make available any notices to any holders of Pivotal Options or Pivotal RSUs or participants in the Pivotal ESPP, or solicit any consents or other approvals from the holders of any Pivotal Options or Pivotal RSUs, in each case with respect to the treatment of such awards pursuant to this Agreement, unless and until VMware has reviewed and approved all such notices and related documentation (including any email messages and notifications) to be sent or made available to such holders or participants (which approval may not be unreasonably withheld, conditioned or delayed).

          (j)    Notwithstanding the foregoing, if a Pivotal Option, Pivotal RSU or right under the Pivotal ESPP is subject to the Laws of a non-U.S. jurisdiction and the parties agree in good faith that the treatment set forth in this Agreement with respect to such Pivotal Option, Pivotal RSU or right under the Pivotal ESPP may not be effected using commercially reasonable efforts, VMware may provide for different treatment (subject to review and approval by Pivotal, which approval will not be unreasonably withheld, conditioned or delayed).

Section 2.4    Exchange and Payment for Class A Shares.

          (a)   Promptly after the Effective Time (and in any event on the Closing Date), VMware shall deposit (or cause to be deposited) with a bank or trust company designated by VMware and reasonably acceptable to Pivotal (the "Paying Agent"), for the benefit of holders of Class A Shares immediately prior to the Effective Time (other than holders to the extent they hold Excluded Class A Shares or Dissenting Shares), cash in an amount sufficient to pay the aggregate Class A Merger Consideration in accordance with section 2.1(a) (such cash, the "Payment Fund"). In the event that the Payment Fund shall be insufficient for any reason to pay the aggregate Class A Merger Consideration payable in connection with the Merger, VMware shall promptly deposit or cause to be deposited additional funds in the amount of such insufficiency. Except as otherwise provided in this Agreement, the Payment Fund shall not be used for any purpose other than to fund payments due pursuant to this article II.

          (b)   As soon as reasonably practicable after the Effective Time (and in any event within three Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate ("Class A Certificates") that immediately prior to the Effective Time represented outstanding Class A Shares that were converted into the right to receive the Class A Merger Consideration (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Class A Certificates held by such Person shall pass, only upon proper delivery of the Class A Certificates to the Paying Agent, and which letter shall be in customary form and contain such other provisions as VMware or the Paying Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of such Class A Certificates in exchange for the Class A Merger Consideration. Upon surrender of a Class A Certificate to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Paying Agent may reasonably require, the holder of such Class A Certificate shall be entitled to receive in exchange for the Class A Shares formerly represented by such Class A Certificate (other than Excluded Class A Shares and Dissenting Shares) the Class A Merger Consideration for each such Class A Share, and the Class A Certificate so surrendered shall forthwith be canceled. Promptly after the Effective Time and in any event not later than the third Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to issue and send to each holder of uncertificated Class A Shares represented by book entry ("Class A Book-Entry Shares"), other than with respect to Excluded Class A Shares and Dissenting Shares, a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to section 2.1(a) in respect of such Class A Book-Entry Shares, without such holder being required to deliver a Class A Certificate or an executed letter of transmittal to the Paying Agent, and such Class A Book-Entry Shares shall then be canceled. No interest will be paid or accrued for the benefit of holders of Class A Certificates or Class A Book-Entry Shares on the Class A Merger Consideration.

          (c)   If payment of the Class A Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Class A Certificate or Class A Book-Entry Share is registered, it shall be a condition of payment that such Class A Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Class A Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Class A Merger Consideration to a Person other than the registered holder of such Class A Certificate or Class A Book-Entry Share or shall have established to the satisfaction of VMware that such Tax is not applicable.

          (d)   Until surrendered as contemplated by this section 2.4, each Class A Certificate or Class A Book-Entry Share shall be deemed after the Effective Time to represent only the right to receive the Class A Merger Consideration payable in respect thereof pursuant to this article II, without any interest thereon.

          (e)   All cash paid upon the surrender for exchange of Class A Certificates or Class A Book-Entry Shares in accordance with the terms of this article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Class A Shares formerly represented by such Class A Certificates or Class A Book-Entry Shares. At the Effective Time, the stock transfer books of Pivotal shall be closed and there shall be no further registration of transfers of the Class A Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Class A Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Class A Book-Entry Shares, such Class A Certificates or Class A Book-Entry Shares shall be canceled and exchanged as provided in this article II, subject to applicable Law in the case of Dissenting Shares.

          (f)    The Paying Agent shall invest any cash included in the Payment Fund as directed by VMware, on a daily basis; provided, that no such investment or losses thereon shall affect the Class A Merger Consideration payable to the holders of Class A Shares hereunder. Any interest or other income resulting from such investments shall be paid to VMware, upon demand.

          (g)   VMware is entitled to require the Paying Agent to return to VMware or VMware's designee any portion of the Payment Fund that remains unclaimed by the holders of Class A Certificates or Class A Book-Entry Shares beyond twelve months after the Effective Time. Thereafter, any holder of Class A Certificates or Class A Book-Entry Shares (except to the extent representing Excluded Class A Shares or Dissenting Shares) who has not complied with this article II shall thereafter look only to the Surviving Corporation as general creditors thereof for payment of the Class A Merger Consideration (subject to abandoned property, escheat or other similar Laws), without interest. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of VMware or its designee, free and clear of all claims of interest of any Person previously entitled thereto.

          (h)   None of VMware, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any Person in respect of any portion of the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Class A Certificates or Class A Book-Entry Shares shall not have been exchanged prior to that date on which the related Class A Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any such Class A Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          (i)    If any Class A Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to VMware, of that fact by the Person claiming such Class A Certificate to be lost, stolen or destroyed and, if required by VMware or the Paying Agent, receipt of an indemnity from such Person against any claim that may be made against it or the Surviving Corporation with respect to such Class A Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Class A Certificate the Class A Merger Consideration payable in respect thereof pursuant to this Agreement.

          (j)    Any portion of the Class A Merger Consideration made available to the Paying Agent pursuant to section 2.1(a) to pay for Class A Shares for which appraisal rights have been perfected as described in section 2.7 shall be returned to VMware, upon demand, except that the parties acknowledge that, notwithstanding anything to the contrary in this Agreement, VMware shall not be required under this section 2.4 or otherwise to deposit with the Paying Agent any cash to pay Class A Merger Consideration with respect to Class A Shares as to which its holder has purported to deliver a notice or demand of appraisal that has not been withdrawn prior to the Closing Date. VMware shall deposit or cause to be deposited additional funds in the Payment Fund to the extent required to pay the Class A Merger Consideration in respect of the foregoing Class A Shares if and when such Class A Shares cease to be Dissenting Shares.

Section 2.5    Class B Conversion.

          (a)   Promptly after the Effective Time, VMware shall issue (or cause to be issued) to Dell, book-entry shares representing the shares of Class B VMware Common Stock issued pursuant to section 2.2(a) and the Class B Merger Consideration issued in accordance with the terms of this article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the Class B Shares.

          (b)   The ownership statement representing Class B VMware Common Stock issued in connection with the Merger shall bear the following legend (along with any other legends that may be required under applicable state and federal corporate and securities Laws):

    THE SHARES REPRESENTED BY THIS STATEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE, DISTRIBUTION OR OTHER TRANSFER, PLEDGE OR HYPOTHECATION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

          (c)   Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Class B VMware Common Stock shall be issued with respect to the Class B Shares. In lieu of the issuance of any such fractional share, VMware shall pay to each former holder of Class B Shares who otherwise would be entitled to receive a fractional share of Class B VMware Common Stock an amount in cash (without interest) determined by multiplying (i) the fraction of a share of Class B VMware Common Stock which such holder would otherwise be entitled to receive (taking into account all Class B Shares held at the Effective Time by such holder and rounded to the nearest thousandth when expressed in decimal form) pursuant to section 2.2(a) by (ii) the volume weighted average closing price of share of VMware Stock on the New York Stock Exchange as reported on https://www.nyse.com/quote/XNYS:VMW for the ten trading days ending on (and inclusive of) August 14, 2019.

Section 2.6    Withholding Rights.     VMware, Merger Sub, the Surviving Corporation and the Paying Agent shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to any holder of Class A Shares, Pivotal Options, Pivotal RSUs or otherwise pursuant to this Agreement such amounts as VMware, Merger Sub, the Surviving Corporation or the Paying Agent is required to deduct and withhold under the Code, or any provision of state, local or foreign applicable Tax Law, subject to section 5.15. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 2.7    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary, Class A Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Class A Shares pursuant to, and who complies in all respects with, section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Class A Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to appraisal under the DGCL. Dissenting Shares shall be treated in accordance with section 262 of the DGCL. If any such holder fails to perfect or withdraws or loses any such right to appraisal, each such Class A Share of such holder shall thereupon be converted into and become exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal has been irrevocably lost, withdrawn or expired, the Class A Merger Consideration in accordance with section 2.1(a). Pivotal shall serve prompt notice to VMware of any demands for appraisal of any Class A Shares, attempted withdrawals of such notices or demands and any other instruments received by Pivotal relating to rights to appraisal, and VMware shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Pivotal shall not, without the prior written consent of VMware, make any payment with respect to, settle or offer to settle, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PIVOTAL

Except (a) as set forth in the corresponding section or subsection of the disclosure letter delivered by Pivotal to VMware immediately prior to the execution of this Agreement (the "Pivotal Disclosure Letter") (it being agreed that the disclosure of any information in a particular section or subsection of the Pivotal Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on its face without independent knowledge of the information or the documents so referenced other than what is set forth in such disclosure) or (b) (except in the case of the representations and warranties contained in sections 3.1, 3.2, 3.4, 3.27 and 3.28) as and to the extent disclosed in the Pivotal SEC Documents filed with the Securities and Exchange Commission (the "SEC") since the Pivotal IPO

Date and publicly available two Business Days prior to the date of this Agreement, except that in no event shall any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included therein to the extent they are predictive, cautionary or forward-looking in nature be deemed to be an exception to or disclosure for the purposes of Pivotal's representations and warranties, Pivotal represents and warrants to VMware and Merger Sub as follows:

Section 3.1    Organization, Standing and Power.

          (a)   Pivotal and each of its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

          (b)   Pivotal has Made Available to VMware true and complete copies of Pivotal's certificate of incorporation (the "Pivotal Charter") and bylaws (the "Pivotal Bylaws") and the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Pivotal is not in violation of any provision of the Pivotal Charter or Pivotal Bylaws.

Section 3.2    Capital Stock.

          (a)   The authorized capital stock of Pivotal consists of 5,000,000,000 shares of capital stock, of which (i) 4,000,000,000 shares are Class A Shares, (ii) 500,000,000 shares are Class B Shares and (iii) 500,000,000 shares are shares of preferred stock, par value $0.01 per share (the "Pivotal Preferred Stock"). As of the close of business on August 20, 2019 (the "Measurement Date"), (i) 99,279,940 Class A Shares (excluding treasury shares) were issued and outstanding, (ii) no Class A Shares were held by Pivotal in its treasury, (iii) 175,514,272 Class B Shares (excluding treasury shares) were issued and outstanding, (iv) no Class B Shares were held by Pivotal in its treasury, (v) no shares of Pivotal Preferred Stock were issued and outstanding and no shares of Pivotal Preferred Stock were held by Pivotal in its treasury, (vi) 75,226,478 Class A Shares were reserved for issuance pursuant to Pivotal Stock Plans (of which 38,641,951 Class A Shares were subject to outstanding Pivotal Options with a weighted average exercise price of $8.40370 and 15,244,736 Class A Shares were subject to outstanding Pivotal RSUs) and (vii) 4,291,613 Class A Shares were reserved for issuance under the Pivotal ESPP. All outstanding shares of capital stock of Pivotal are, and all shares reserved for issuance will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights. No shares of capital stock of Pivotal are owned by any Subsidiary of Pivotal.

          (b)   All outstanding shares of capital stock and other voting securities or equity interests of each Subsidiary of Pivotal have been duly authorized and validly issued, are fully paid, non-assessable and not subject to any preemptive rights. All outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by Pivotal, free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, "Liens") other than transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws. Neither Pivotal nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of Pivotal or such Subsidiary on any matter.

          (c)   Except as set forth above in section 3.2(a) and except for changes since the close of business on the Measurement Date resulting from the exercise of Pivotal Options or purchase rights under the Pivotal ESPP or settlement of Pivotal RSUs described in section 3.2(e) as of the date of this Agreement, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Pivotal, (B) securities of Pivotal or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Pivotal or other voting securities or equity interests of Pivotal or any of its Subsidiaries, (C) stock appreciation rights, "phantom" stock rights, performance units, interests in or rights to the ownership or earnings of Pivotal or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Pivotal or any of its Subsidiaries, or obligations of Pivotal or any of its Subsidiaries to issue, any shares of capital stock of Pivotal or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Pivotal or any of its Subsidiaries or rights or interests described in the preceding clause (C), or (E) obligations of Pivotal or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.

          (d)   Except as set forth in section 3.2(d) of the Pivotal Disclosure Letter, there are no stockholder agreements, voting trusts or other agreements or understandings to which Pivotal or any of its Subsidiaries is a party or of which Pivotal has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of Pivotal or any of its Subsidiaries.

          (e)   Section 3.2(e) of the Pivotal Disclosure Letter sets forth a true and complete list of all holders, as of the close of business on the Measurement Date, of outstanding Pivotal Options, outstanding Pivotal RSUs and other similar rights to purchase or receive Class A Shares or similar rights granted under the Pivotal Stock Plans or otherwise (collectively, "Pivotal Stock Awards"), indicating as applicable, with respect to each Pivotal Stock Award then outstanding, the type of award granted, the number of Class A Shares subject to such Pivotal Stock Award, the name of the plan under which such Pivotal Stock Award was granted, the date of grant, exercise or purchase price (if applicable), vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof, and the geographic location of the individual award holder. No Pivotal Option qualifies as an "incentive stock option" under section 422 of the Code. No Pivotal Option is exercisable in whole or in part prior to vesting, or otherwise includes in its terms an early exercise or similar feature. The exercise price of each Pivotal Option was no less than the fair market value of an underlying share as determined on the date of grant of such Pivotal Option, as determined in accordance with section 409A of the Code. Pivotal has Made Available to VMware true and complete copies of all Pivotal Stock Plans and the forms of all stock option agreements evidencing outstanding Pivotal Options and the forms of all restricted stock unit agreements evidencing outstanding Pivotal RSUs. No Contract evidencing outstanding Pivotal Stock Awards will result in accelerated vesting of such Pivotal Stock Awards in whole or in part in connection with the Merger.

Section 3.3    Subsidiaries.     Section 3.3 of the Pivotal Disclosure Letter sets forth a true and complete list of each Subsidiary of Pivotal, including its jurisdiction of incorporation or formation. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Pivotal does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

Section 3.4    Authority.

          (a)   Pivotal has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of the Pivotal Stockholder Approvals, to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by Pivotal and the consummation by Pivotal of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pivotal and no other corporate proceedings on the part of Pivotal are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by the holders of (i) at least a majority of the outstanding Class A Shares not owned by VMware or any of its Affiliates, including Dell and EMC LLC (the "Pivotal Class A Stockholder Approval"), (ii) at least a majority of the outstanding Class A Shares, (iii) at least a majority of the outstanding Class B Shares and (iv) at least a majority of the outstanding Class A Shares and Class B Shares, voting together as a single class (clauses (i), (ii), (iii) and (iv), collectively, the "Pivotal Stockholder Approvals"). This Agreement has been duly executed and delivered by Pivotal and, assuming the due authorization, execution and delivery by VMware and Merger Sub, constitutes a valid and binding obligation of Pivotal, enforceable against Pivotal in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity).

          (b)   The Pivotal Board, at a meeting duly called and held at which all directors of Pivotal were present, acting on the unanimous recommendation of the Pivotal Special Committee, duly and unanimously among those voting adopted resolutions (i) determining that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Pivotal and its stockholders, (ii) approving and declaring advisable the execution, delivery and performance by Pivotal of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) directing that this Agreement be submitted to the stockholders of Pivotal for adoption and (iv) resolving to recommend that the Pivotal stockholders vote in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger, which resolutions, in each case, have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by section 5.2.

          (c)   The Pivotal Stockholder Approvals are the only votes of the holders of any class or series of Pivotal's capital stock or other securities required in connection with the consummation of the Merger. No vote of the holders of any class or series of Pivotal's capital stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by Pivotal other than the Merger.

Section 3.5    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement by Pivotal does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by Pivotal with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Pivotal or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Pivotal Charter or Pivotal Bylaws, or the certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of Pivotal, (ii) any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written (each, including all amendments thereto, a "Contract") to which Pivotal or any of its Subsidiaries is a party or by which Pivotal or any of its Subsidiaries or any of their respective properties or assets may be bound or that is an EMC-Pivotal Customer Contract or (iii) subject to the governmental filings and other matters referred to in section 3.5(b), any Law or any rule or regulation of the New York Stock Exchange applicable to Pivotal or any of its Subsidiaries or by which Pivotal or any of its Subsidiaries or any of their respective properties or assets may be bound, except in the case of clause (ii), as individually or in the aggregate, would not have a Material Adverse Effect or in the case of clause (iii), as individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

          (b)   No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body (each, a "Governmental Entity") is required by or with respect to Pivotal or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Pivotal or the consummation by Pivotal of the Merger and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) the Proxy Statement and Schedule 13E-3, including any amendments or supplements thereto, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other applicable state or federal securities, takeover and "blue sky" Laws, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (iv) any filings and approvals required under the rules and regulations of the New York Stock Exchange and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, would not have a Material Adverse Effect.

Section 3.6    SEC Reports; Financial Statements; Minutes.

          (a)   Pivotal has filed with or furnished to the SEC on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by Pivotal since the Pivotal IPO Date (all such documents, together with any documents filed or furnished since the Pivotal IPO Date by Pivotal to the SEC on a voluntary basis on Form 8-K, and all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the "Pivotal SEC Documents"). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Pivotal SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Pivotal SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Pivotal SEC Documents (i) have been prepared in all material respects in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (except in the case of unaudited financial statements as permitted by the rules and regulations of the SEC)

  and (iii) fairly present in all material respects the consolidated financial position of Pivotal and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and any other adjustments described therein, including the notes thereto, in each case that were not, or are not expected to be, material in amount). Since the Pivotal IPO Date, Pivotal has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of Pivotal and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

          (c)   Pivotal has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to Pivotal, including its consolidated Subsidiaries, required to be disclosed in Pivotal's periodic and current reports under the Exchange Act, is made known to Pivotal's chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of Pivotal have evaluated the effectiveness of Pivotal's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Pivotal SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

          (d)   Pivotal and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of Pivotal's financial reporting and the preparation of Pivotal's financial statements for external purposes in accordance with GAAP. Pivotal has disclosed, based on its most recent evaluation of Pivotal's internal control over financial reporting prior to the date hereof, to Pivotal's auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Pivotal's internal control over financial reporting which are reasonably likely to adversely affect Pivotal's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Pivotal's internal control over financial reporting. A reasonably accurate and complete summary of any such disclosures made by Pivotal's management to Pivotal's auditors and audit committee has been Made Available to VMware.

          (e)   Since the Pivotal IPO Date, (i) neither Pivotal nor any of its Subsidiaries nor, to the knowledge of Pivotal, any director, officer, employee, auditor, accountant or representative of Pivotal or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Pivotal or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Pivotal or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Pivotal or any of its Subsidiaries, whether or not employed by Pivotal or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Pivotal or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Pivotal Board or any committee thereof or to any director or officer of Pivotal or any of its Subsidiaries.

          (f)    As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Pivotal SEC Documents. To the knowledge of Pivotal, none of the Pivotal SEC Documents is subject to ongoing review or outstanding SEC comment or investigation. Pivotal has Made Available to VMware true, correct and complete copies of all written correspondence between the SEC, on the one hand, and Pivotal or any of its Subsidiaries, on the other hand, occurring since the Pivotal IPO Date.

          (g)   Neither Pivotal nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Pivotal and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Pivotal or any of its Subsidiaries in Pivotal's or such Subsidiary's published financial statements or other Pivotal SEC Documents.

          (h)   Pivotal is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of the New York Stock Exchange, in each case, that are applicable to Pivotal.

          (i)    No Subsidiary of Pivotal is required to file any form, report, schedule, statement or other document with the SEC.

          (j)    Pivotal has Made Available to VMware true and complete copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof as of the date of this Agreement) of all meetings of Pivotal's stockholders, the Pivotal Board and each committee of the Pivotal Board (including the Pivotal Special Committee) held since the Pivotal IPO Date, in each case other than to the extent such minutes relate to this Agreement or the transactions contemplated hereby.

Section 3.7    No Undisclosed Liabilities.     Neither Pivotal nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, except (a) to the extent accrued or reserved against in the consolidated balance sheet of Pivotal and its Subsidiaries as at February 1, 2019 included in the Annual Report on Form 10-K filed by Pivotal with the SEC on March 29, 2019 or the unaudited consolidated balance sheet as at May 3, 2019 included in the Quarterly Report on Form 10 Q filed by Pivotal with the SEC on June 6, 2019 (without giving effect to any amendment thereto filed on or after the date hereof) (the "Most Recent Pivotal Balance Sheet"), (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since May 3, 2019, (c) fees and expenses of professional advisors incurred in connection with the transactions contemplated hereby and (d) liabilities that would not individually or in the aggregate have a Material Adverse Effect.

Section 3.8    Certain Information.     The Proxy Statement and the Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with the information required by Rule 13e-3 under the Exchange Act included in the Proxy Statement, and including all amendments, supplements and exhibits thereto, the "Schedule 13E-3") will not, at the time first mailed to Pivotal's stockholders, at the time of any amendments or supplements thereto and at the time of the Pivotal Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, Pivotal makes no representation or warranty with respect to statements included or incorporated by reference in the

Proxy Statement and the Schedule 13E-3 based on information supplied in writing by or on behalf of VMware or Merger Sub specifically for inclusion or incorporation by reference therein. For purposes of this Agreement, the letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with the Merger (including any amendments or supplements) are collectively referred to as the "Proxy Statement."

Section 3.9    Absence of Certain Changes or Events.     Since the Most Recent Pivotal Balance Sheet: (a) Pivotal and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice; (b) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, would have a Material Adverse Effect; and (c) none of Pivotal or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in subsections (a), (b), (c), (d), (f), (l), (m), (n), (o) or (p) of section 5.1.

Section 3.10    Litigation.     There is no Legal Proceeding pending or, to the knowledge of Pivotal, threatened against or affecting Pivotal or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of Pivotal or any of its Subsidiaries in such individual's capacity as such, other than any Legal Proceeding that (a) does not seek injunctive or other non-monetary relief and (b) individually or in the aggregate would not have a Material Adverse Effect. Neither Pivotal nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, there is no Legal Proceeding pending or, to the knowledge of Pivotal, threatened, seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other transactions contemplated by this Agreement.

Section 3.11    Compliance with Laws.

          (a)   Pivotal and each of its Subsidiaries are and have been in compliance with all Laws applicable to their businesses, operations, properties or assets except for such violations that are not, individually or in the aggregate, material to Pivotal and its Subsidiaries, taken as a whole.

          (b)   None of Pivotal or any of its Subsidiaries has received, since the Pivotal IPO Date, a notice or other written communication alleging or relating to a possible violation of any Law applicable to their businesses, operations, properties or assets, except for such violations that are not, individually or in the aggregate, material to Pivotal and its Subsidiaries, taken as a whole.

          (c)   Pivotal and each of its Subsidiaries have in effect all material permits, licenses, variances, exemptions, approvals, authorizations, consents, operating certificates, franchises, orders and approvals (collectively, "Permits") of all Governmental Entities necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted. There has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancellation result from the consummation of the transactions contemplated hereby, except where such revocation, non-renewal, adverse modification or cancellation, individually or in the aggregate, would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole.

Section 3.12    Benefit Plans.

          (a)   Section 3.12(a) of the Pivotal Disclosure Letter contains a true and complete list of each material Pivotal Plan. "Pivotal Plans" mean, collectively, each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA), each "multiemployer plan" (within the meaning of

  ERISA section 3(37)), and all stock purchase, stock option, phantom stock or other equity-based, severance, employment, collective bargaining, change-in-control, fringe benefit, bonus, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA whether written or not, under which any current or former employee, director or consultant of Pivotal or its Subsidiaries (or any of their dependents) has any present or future right to compensation or benefits or which Pivotal or its Subsidiaries sponsors or maintains, is making contributions to or with respect to which Pivotal or its Subsidiaries has any present or future liability or obligation (contingent or otherwise). Pivotal has Made Available to VMware a current, accurate and complete copy of each Pivotal Plan, or if such Pivotal Plan is not in written form, a written summary of all of the material terms of such Pivotal Plan. With respect to each Pivotal Plan, Pivotal has Made Available to VMware a current, accurate and complete copy of, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the "IRS"), (iii) any summary plan description, summary of material modifications, and other similar material written communications (or a written description of any material oral communications) to the employees of Pivotal or its Subsidiaries concerning the extent of the benefits provided under such Pivotal Plan, and (iv) for the two most recent years for which an annual report for the Pivotal Plan has been filed: (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

          (b)   Neither Pivotal, its Subsidiaries or any member of their "controlled group" other than VMware, EMC Corp and each corporation, trade or business that would not be a member of a controlled group with Pivotal but for the ownership of Pivotal by VMware or EMC Corp ("Controlled Group") (defined as any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code sections 414(b), (c), (m) or (o)) has within the past six years sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a "multiemployer plan" (within the meaning of ERISA section 3(37)), (ii) an "employee pension benefit plan," within the meaning of section 3(2) of ERISA ("Pension Plan") that is subject to Title IV of ERISA or section 412 of the Code, (iii) a Pension Plan that is a "multiple employer plan" as defined in section 413 of the Code, (iv) a "funded welfare plan" within the meaning of section 419 of the Code or (v) a "multiple employer welfare arrangement" within the meaning of section 3(40) of ERISA.

          (c)   With respect to the Pivotal Plans, except as would not be material to Pivotal and its Subsidiaries, taken as a whole:

              (i)  each Pivotal Plan has been operated in compliance with its terms and maintained in compliance in form and in operation with the applicable provisions of ERISA and the Code and all other applicable legal requirements;

             (ii)  no prohibited transaction, as described in section 406 of ERISA or section 4975 of the Code has occurred with respect to any Pivotal Plan, and all contributions required to be made under the terms of any Pivotal Plan have been timely made;

            (iii)  each Pivotal Plan intended to be qualified under section 401(a) of the Code has received a currently-applicable favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified and, to the knowledge of Pivotal, (x) nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of the sponsor's ability to rely upon such letter, and (y) nothing has occurred that would reasonably be expected to result in the loss of the qualified status of such Pivotal Plan;

            (iv)  there is no Legal Proceeding (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of Pivotal, threatened, relating to the Pivotal Plans, any fiduciaries thereof with respect to their duties to the Pivotal Plans or the assets of any of the trusts under any of the Pivotal Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such actions;

             (v)  none of Pivotal or its Subsidiaries has incurred any direct or indirect liability under ERISA, the Code or other applicable Laws in connection with the termination of, withdrawal from or failure to fund, any Pivotal Plan or other retirement plan or arrangement, and no fact or event exists that would reasonably be expected to give rise to any such liability;

            (vi)  Pivotal and its Subsidiaries do not maintain any Pivotal Plan that is a "group health plan" (as such term is defined in section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of section 601, et seq. of ERISA, section 4980B(b) of the Code and the Patient Protection and Affordable Care Act, and Pivotal and its Subsidiaries are not subject to any liability, including additional contributions, fines, penalties or loss of Tax deduction as a result of such administration and operation;

           (vii)  none of the Pivotal Plans currently provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by section 601, et seq. of ERISA and section 4980B(b) of the Code or other applicable similar Law regarding health care coverage continuation (collectively "COBRA"), and none of Pivotal, its Subsidiaries or any members of their Controlled Group has any liability to provide post-termination or retiree welfare benefits to any person, except to the extent required by statute or except with respect to a contractual obligation to reimburse any premiums such person may pay in order to obtain health coverage under COBRA;

          (viii)  with respect to each Pivotal Plan that is not subject exclusively to United States Law (a "Non-U.S. Benefit Plan"): (i) all employer and employee contributions to each Non-U.S. Benefit Plan required by applicable Law or by the terms of such Non-U.S. Benefit Plan or pursuant to any other contractual obligation (including contributions to all mandatory provident fund schemes) have been timely made in accordance with applicable Law; and (ii) each Non-U.S. Benefit Plan required to be registered with a regulatory authority has been so registered and has been maintained in good standing with applicable regulatory authorities; and

            (ix)  the execution and delivery of this Agreement and the consummation of the Merger will not, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director or consultant of Pivotal or any Subsidiary to severance pay or other termination payment, or (B) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer, director or consultant.

          (d)   Neither Pivotal nor any Subsidiary is a party to any agreement, contract, arrangement or plan (including any Pivotal Plan) that would reasonably be expected to result, separately or in the aggregate, in connection with the transactions contemplated by this Agreement (either alone or in combination with any other events), in the payment of any "parachute payments" within the meaning of section 280G of the Code.

          (e)   Except as would not be material to Pivotal and its Subsidiaries, taken as a whole, each Pivotal Plan that is subject to section 409A of the Code has been maintained in compliance in form and operation with the requirements of section 409A of the Code. No current or former employee or other service provider is entitled to any gross-up, make-whole or other additional payment from Pivotal or any of its Subsidiaries in respect of any Tax (including federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under section 409A or 4999 of the Code)) or interest or penalty or other liability related thereto.

Section 3.13    Labor Matters.

          (a)   No officer, director or management level employee of Pivotal or any of its Subsidiaries is the subject of a pending allegation of sexual harassment or assault, nor has any officer, director or management level employee of Pivotal or any of its Subsidiaries engaged in sexual harassment or assault or been accused of sexual harassment or assault within the last five years. Neither Pivotal nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or misconduct by any employee.

          (b)   No employees are represented by any labor organization, including a union or works council, with respect to their employment with Pivotal or its Subsidiaries. Neither Pivotal nor any of its Subsidiaries is a party to any labor or collective bargaining agreement, enterprise agreement, modern or other award or other industrial instrument or labor union contract, or otherwise required to consult or negotiate with any labor organization, and there are no labor or collective bargaining agreements, enterprise agreements, modern or other awards or other industrial instruments or labor union contracts that pertain to the employees of Pivotal or its Subsidiaries.

          (c)   Except as would not be material to Pivotal and its Subsidiaries, taken as a whole: (i) there are no complaints, charges or claims against Pivotal or any of its Subsidiaries pending or, to the knowledge of Pivotal, threatened with any Governmental Entity or based on, arising out of, in connection with or otherwise relating to the employment or termination of employment, classification of any individual as exempt or non-exempt, classification of any individual as an employee or non-employee or failure to employ by Pivotal or any of its Subsidiaries, of any individual and (ii) each of Pivotal and its Subsidiaries is, and has been, in compliance, in all material respects, with all Laws relating to employment, including all such Laws relating to wages, hours, meal and rest periods, overtime, equitable payment of wages based on gender, race and ethnicity, social benefits contributions, severance pay, the Worker Adjustment Retraining and Notification Act of 1988, as amended (the "WARN Act") and similar Laws, collective bargaining, discrimination, civil rights, safety and health, immigration, discrimination, retaliation, workers' compensation and the collection and payment of withholding or social security taxes and any similar Tax. There has been no "mass layoff" or "plant closing" (as defined by the WARN Act) with respect to Pivotal or any of its Subsidiaries within the twelve months prior to the date of this Agreement, and Pivotal has no plans to undertake any action before the Closing that would trigger the WARN Act or similar applicable Laws.

          (d)   Except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole, each of Pivotal and its Subsidiaries is in compliance with all applicable immigration Laws, including visa and employment authorization requirements. No visa or employment authorization held by an employee of Pivotal or any of its Subsidiaries will expire during the six-month period after the date hereof.

Section 3.14    Environmental Matters.

          (a)   Except as, individually or in the aggregate, would not have a Material Adverse Effect, (i) Pivotal and each of its Subsidiaries have conducted their respective businesses in compliance with all, and have not violated any, applicable Environmental Laws; (ii) Pivotal and its Subsidiaries

  have obtained all Permits of all Governmental Entities and any other Person that are required under any Environmental Law; (iii) there has been no release of any Hazardous Substance by Pivotal or any of its Subsidiaries or any other Person in any manner that has given or would reasonably be expected to give rise to any remedial or investigative obligation, corrective action requirement or liability of Pivotal or any of its Subsidiaries under applicable Environmental Laws; (iv) neither Pivotal nor any of its Subsidiaries has received any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local, foreign or provincial Governmental Entity or any other Person asserting that Pivotal or any of its Subsidiaries is in violation of, or liable under, any Environmental Law; (v) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, in each case, on, at, under or from any current or former properties or facilities owned or operated by Pivotal or any of its Subsidiaries or as a result of any operations or activities of Pivotal or any of its Subsidiaries at any location and, to the knowledge of Pivotal, Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to Pivotal or any of its Subsidiaries under any Environmental Law; and (vi) neither Pivotal, its Subsidiaries nor any of their respective properties or facilities are subject to, or are threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities.

          (b)   As used herein, "Environmental Law" means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface and subsurface soils and strata, wetlands, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

          (c)   As used herein, "Hazardous Substance" means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including but not limited to petroleum.

Section 3.15    Taxes.

          (a)   Each of the material Tax Returns required by applicable Law to be filed by or on behalf of Pivotal and its Subsidiaries (the "Pivotal Returns"): (i) has been filed when due (including extensions); and (ii) is true, complete and correct in all material respects, and prepared in compliance with all applicable Laws. All material Taxes due or required to be paid or withheld and remitted by Pivotal and its Subsidiaries have been paid or withheld and remitted, other than any Taxes for which adequate reserves have been established in accordance with section 3.15(b) below. Pivotal has delivered or Made Available to VMware (i) copies of all material Tax Returns (and related workpapers) for Pivotal and its Subsidiaries for all taxable periods since inception and (ii) complete and correct copies of all material Tax rulings requested by or with respect to Pivotal or any Subsidiary.

          (b)   No material claim or proceeding is pending or, to Pivotal's knowledge, has been threatened against or with respect to Pivotal or any of its Subsidiaries in respect of any material Tax. There are no material unsatisfied liabilities for Taxes (including liabilities for related expenses) with respect to any notice of deficiency or similar document received by Pivotal or any of its

  Subsidiaries with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Pivotal or its Subsidiaries and with respect to which adequate reserves for payment have been established on the balance sheet of Pivotal). No extension or waiver of the limitation period applicable to any of the material Pivotal Returns has been granted (by Pivotal or any other Person), and no such extension or waiver has been requested by Pivotal. No audit of any material Pivotal Return is presently in progress. There are no material liens for Taxes upon any of the assets of Pivotal or any Subsidiary of Pivotal except Permitted Liens (defined below). No material issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that would reasonably be expected to recur in a later taxable period.

          (c)   No written claim or, to Pivotal's knowledge, other claim has been made by any Taxing Authority in a jurisdiction where neither Pivotal nor any Subsidiary of Pivotal files a Tax Return that Pivotal or any of its Subsidiaries is or may be subject to Tax by that jurisdiction. Neither Pivotal nor any of its Subsidiaries is or has ever been subject to net income Tax in any country other than its country of incorporation by virtue of having a permanent establishment, other place of business or taxable presence in that country.

          (d)   Neither Pivotal nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction on or prior to the Closing Date, any accounting method change or agreement with any Tax authority, any prepaid amount received on or prior to the Closing Date, any intercompany transaction or excess loss account described in section 1502 of the Code (or any corresponding provision of state, local or foreign Law), or any election pursuant to section 108(i) of the Code (or any similar provision of state, local or foreign Law) made with respect to any taxable period ending on or prior to the Closing Date.

          (e)   Neither Pivotal nor any of its Subsidiaries is party to, bound by, or has any contractual obligation under any Tax Sharing Agreement.

          (f)    Pivotal and each of its Subsidiaries has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of section 355(a)(1)(A) of the Code in a distribution of stock intended to be governed by section 355 of the Code in the two years prior to the date of this Agreement.

          (g)   To Pivotal's knowledge: (i) neither Pivotal nor any of its Subsidiaries has been a member of an affiliated group of corporations within the meaning of section 1504 of the Code or within the meaning of any similar applicable Law to which Pivotal or any of its Subsidiaries may be subject, other than the affiliated group of which Dell or Pivotal is the common parent; and (ii) other than on account of being a member of the affiliated group of which Dell or Pivotal is the common parent, neither Pivotal nor any of its Subsidiaries has any material liability for the Taxes of another Person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor or by operation of Law (other than by Contract).

          (h)   Pivotal has not participated, nor is it currently participating, in a "Listed Transaction" or a "Reportable Transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(2) or in a similar transaction under any corresponding or similar applicable Law.

          (i)    No non-U.S. Subsidiary of Pivotal (i) has or has had any trade or business or permanent establishment within the United States; or (ii) is or was a "surrogate foreign corporation" within the meaning of section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under section 7874(b) of the Code.

Section 3.16    Material Contracts.

          (a)   Section 3.16 of the Pivotal Disclosure Letter lists (1) the EMC-Pivotal Customer Contracts and (2) each Contract of the following types, other than a Pivotal Plan or any Contract solely among Pivotal or any of its Subsidiaries, on the one hand, and VMware or any of its Subsidiaries, on the other hand, to which Pivotal or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:

              (i)  any Contract that would be required to be filed by Pivotal as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by Pivotal on a Current Report on Form 8-K;

             (ii)  any Contract that limits the ability of Pivotal or any of its Subsidiaries in a material manner, to compete in any line of business or with any Person or in any geographic area, which business or geographic area is material to Pivotal and its Subsidiaries, taken as a whole, or that materially restricts the right of Pivotal and its Subsidiaries in a material manner to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third Person "most favored nation" status or any type of special discount rights;

            (iii)  any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement;

            (iv)  any Contract relating to Indebtedness and having an outstanding principal amount in excess of $1,000,000;

             (v)  any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $1,000,000 or more (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

            (vi)  any Contract that by its terms calls for aggregate payment (including royalties) by Pivotal and its Subsidiaries under such Contract of more than $5,000,000 over the remaining term of such Contract;

           (vii)  any Contract pursuant to which Pivotal or any of its Subsidiaries has continuing indemnification, guarantee, "earn-out" or other contingent payment obligations, in each case that could result in payments in excess of $5,000,000, other than indemnification arrangements arising pursuant to Contracts with customers relating to Pivotal Products in the ordinary course of business;

          (viii)  any Contract that is a license agreement, covenant not to sue agreement or co-existence agreement or similar agreement that is material to the business of Pivotal and its Subsidiaries, taken as a whole, to which Pivotal or any of its Subsidiaries is a party and (a) licenses in Intellectual Property owned by a third party, or (b) licenses out Intellectual Property owned by Pivotal or its Subsidiaries or agrees not to assert or enforce Intellectual Property owned by Pivotal or such Subsidiary, other than, in the case of (a), (1) non-exclusive licenses for software or a cloud service that is generally commercially available and not embedded in, integrated or bundled with a Pivotal Product, and (2) Open Source Licenses, and in the case of (b), (3) non-exclusive licenses granted to any Person in the ordinary course of business where the license is granted for the purpose of the Person's provision of services to Pivotal or any of its Subsidiaries, including such Contracts with individual employees or independent contractors, and in the case of (a) and (b), (4) non-exclusive licenses relating to Pivotal Products with customers and potential customers of Pivotal or any of its Subsidiaries entered into in the ordinary course of business, (5) stand-alone confidentiality agreements entered into in the ordinary course of business and (6) Contracts with VMware, EMC Corp, Dell or any of their Affiliates;

            (ix)  any Contract that obligates Pivotal or any of its Subsidiaries to make any capital commitment, loan or expenditure in an amount in excess of $5,000,000;

             (x)  any Contract not entered into in the ordinary course of business between Pivotal or any of its Subsidiaries, on the one hand, and any Affiliate thereof other than any Subsidiary of Pivotal, Dell, EMC Corp, VMware or any of their respective Affiliates;

            (xi)  any Current Government Contract;

           (xii)  any Material Customer Contract with a Top Customer; or

          (xiii)  any Contract to which Pivotal or any of its Subsidiaries is a party and pursuant to which Intellectual Property owned by a third party is exclusively licensed (or similar exclusive rights are granted) to Pivotal or any of its Subsidiaries, excluding Intellectual Property that is not material to the business of Pivotal and its Subsidiaries, taken as a whole.

Each contract of the type described in subsection (a)(1) and subsection (a)(2) clauses (i) through (xiii) is referred to herein as a "Material Contract."

          (b)   (i) Each Material Contract is valid and binding on Pivotal and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of Pivotal, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; (ii) Pivotal and each of its Subsidiaries, and, to the knowledge of Pivotal, each other party thereto, has performed all obligations required to be performed by it under each Material Contract, other than any obligations for which the failure to perform would not be material to Pivotal and its Subsidiaries, taken as a whole; and (iii) there is no default under any Material Contract by Pivotal or any of its Subsidiaries or, to the knowledge of Pivotal, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of Pivotal or any of its Subsidiaries or, to the knowledge of Pivotal, any other party thereto under any such Material Contract, nor has Pivotal or any of its Subsidiaries received any notice of any such default, event or condition, except where any such default, event or condition, individually or in the aggregate, would not have a Material Adverse Effect. Pivotal has Made Available to VMware true and complete copies of all Material Contracts, including all amendments thereto.

Section 3.17    Insurance.     Except for those matters that would not have a Material Adverse Effect, Pivotal and each of its Subsidiaries is covered by valid and currently effective insurance policies issued in favor of Pivotal or one or more of its Subsidiaries that are customary and adequate for companies of similar size in the industries and locations in which Pivotal operates. With respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) neither Pivotal nor any of its Subsidiaries is in breach or default, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy, (c) to the knowledge of Pivotal, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and (d) no notice of cancellation or termination has been received with respect to any such policy, nor will any such cancellation or termination result from the consummation of the transactions contemplated hereby, except, in each case, for such breaches or defaults or terminations or modifications that would not have a Material Adverse Effect.

Section 3.18    Properties.

          (a)   Pivotal and its Subsidiaries do not own any real property.

          (b)   Except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole, Pivotal or one of its Subsidiaries has a valid leasehold interest in all of its real properties and tangible assets that are necessary for Pivotal and its Subsidiaries to conduct their respective businesses as currently conducted, free and clear of all Liens other than (i) Liens for Taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) mechanics', workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of Pivotal or such Subsidiary, (iii) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of Pivotal and its Subsidiaries as currently conducted, (iv) Liens specifically reflected on the Most Recent Pivotal Balance Sheet, (v) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (vi) zoning, building and other similar codes and regulations which are not violated in any material respect by the use and operation of any property of Pivotal and its Subsidiaries, (vii) Liens, easements, rights-of-way, covenants and other similar restrictions that have been placed by any developer, landlord or other Person on property over which Pivotal or any of its Subsidiaries has easement rights or on any property leased by Pivotal or any of its Subsidiaries and subordination or similar agreements relating thereto, in each case that do not adversely affect in any material respect the occupancy or use of any property of Pivotal and its Subsidiaries, and (viii) transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws ("Permitted Liens"). Section 3.18(a) of the Pivotal Disclosure Letter sets forth a true and complete list of all real property leased for the benefit of Pivotal or any of its Subsidiaries pursuant to a Contract providing for annual aggregate rent in excess of $5,000,000. Except as would not have, individually or in the aggregate, a Material Adverse Effect, the tangible personal property currently used in the operation of the business of Pivotal and its Subsidiaries is in good working order (reasonable wear and tear excepted).

          (c)   Each of Pivotal and its Subsidiaries has complied with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, would not have a Material Adverse Effect. Each of Pivotal and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for any such failure to do so that, individually or in the aggregate, would not have a Material Adverse Effect.

This section 3.18 does not relate to intellectual property, which is the subject of section 3.19.

Section 3.19    Intellectual Property.

          (a)   Section 3.19(a) of the Pivotal Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list of all Pivotal Intellectual Property Registrations in each case listing, as applicable, (i) the current owner, (ii) the jurisdiction where the application or registration has been registered or filed (or, for Domain Names, the applicable registrar), (iii) the application or registration number, and (iv) the filing date or issuance, registration or grant date.

          (b)   To the knowledge of Pivotal (i) each of the Pivotal Intellectual Property Registrations is valid, enforceable and subsisting, and (ii) as of the date hereof, there are no materials, information, facts or circumstances that would render any of the Pivotal Intellectual Property Registrations invalid or unenforceable, in each case of (i) and (ii), except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

          (c)   Pivotal and its Subsidiaries own and have good and exclusive title to, collectively, any and all Owned Pivotal Intellectual Property and Owned Pivotal Technology, free and clear of any Liens (other than Permitted Liens or Ordinary Course Licenses Out), except as, individually or in the aggregate, would not be material to Pivotal or its Subsidiaries taken as a whole. The Pivotal Intellectual Property and Pivotal Technology (including Pivotal Data) constitute all Intellectual Property and Technology necessary and sufficient for Pivotal and its Subsidiaries to conduct their business as currently conducted, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole; provided, that the foregoing shall not be deemed to be a representation, warranty or covenant of non-infringement of the Intellectual Property of any third party.

          (d)   There is no Legal Proceeding (including interference, derivation, reexamination, inter partes review, ex parte reexamination, inter partes reexamination, post-grant review or covered business method review, reissue, opposition, nullity or cancellation proceedings) pending or, to the knowledge of Pivotal, threatened against or affecting Pivotal or any of its Subsidiaries or Order entered against Pivotal or any of its Subsidiaries, in each case that relates to any Owned Pivotal Intellectual Property, Owned Pivotal Technology, or Pivotal Products, other than any Legal Proceeding that, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

          (e)   Neither Pivotal nor any of its Subsidiaries is subject to an obligation to grant licenses, covenants not to sue or similar rights to any Person under any Owned Pivotal Intellectual Property or Owned Pivotal Technology in connection with any membership or participation in, or contribution to, any standards-setting bodies, industry groups, patent non-assertion pacts or pooling arrangements or similar organizations ("Standards Organizations"). No Patent included in the Owned Pivotal Intellectual Property (A) is, or (B) has been identified by Pivotal or any of its Subsidiaries or, to the knowledge of Pivotal, any other Person, as essential to any Standards Organization or any standard promulgated by any Standards Organization.

          (f)    Each of Pivotal and its Subsidiaries has required each current and former employee, contractor and consultant of Pivotal and its Subsidiaries who has contributed to the creation or development of any Pivotal Products, or any Intellectual Property or Technology created or developed for or on behalf of Pivotal or its Subsidiaries, to sign (and each has signed) a valid and enforceable agreement that includes (i) confidentiality obligations in favor of Pivotal or the applicable Subsidiary, and (ii) a present assignment to Pivotal or the applicable Subsidiary of all right, title and interest in and Intellectual Property and Technology created or developed by such Person within the scope of such Person's employment by or engagement with Pivotal or the applicable Subsidiary, and (iii) a waiver of any moral rights (to the extent possible under applicable Law) such Person may possess in such Intellectual Property and Technology (collectively, the "Invention Assignment Agreements"), except in respect of Intellectual Property or Technology that, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. To the knowledge of Pivotal, no Person who has executed an Invention Assignment Agreement is in default or breach of such Invention Assignment Agreement, except in respect of Intellectual Property or Technology that, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

          (g)   The operation of the business of Pivotal or its Subsidiaries as currently or, previously conducted (including the use, importation, export, sale, offering for sale, provision, reproduction, display, performance, modification, licensing, disclosure, support, commercialization, maintenance or other exploitation of Pivotal Products as currently conducted or previously conducted by Pivotal or its Subsidiaries) does not infringe, misappropriate or violate and has not infringed, violated or misappropriated any rights of any Person (including any right to privacy), or constitute or has constituted unfair competition or trade practices, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. Neither Pivotal nor any of its Subsidiaries has received (i) written (or to the knowledge of Pivotal, unwritten) notice in the five year period immediately preceding the date of this Agreement from any Person of any claim or threatened claim (A) alleging any infringement, misappropriation, misuse or other violation or unfair competition or trade practices with respect to any Intellectual Property or Technology, (B) alleging that Pivotal or any of its Subsidiaries must license or obtain a release from any Person or refrain from using any Intellectual Property or Technology, or (C) challenging the validity, enforceability, effectiveness or ownership by Pivotal or any of its Subsidiaries of any of the Owned Pivotal Intellectual Property or Owned Pivotal Technology, or (ii) a request, recommendation or invitation to license or secure other rights with respect to any Patents, in each case of (i) and (ii) except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

          (h)   To the knowledge of Pivotal, no Person has infringed, misappropriated, misused or violated, or is infringing, misappropriating, misusing or violating, any Owned Pivotal Intellectual Property or Owned Pivotal Technology (other than Patents), except as would not have a Material Adverse Effect. Neither Pivotal nor any of its Subsidiaries has made any claim against any Person alleging any infringement, misappropriation, misuse or violation of any Owned Pivotal Intellectual Property or Owned Pivotal Technology (other than Patents), except as would not have a Material Adverse Effect.

          (i)    Neither this Agreement nor any transactions contemplated hereby will result in, under or pursuant to any Contract to which Pivotal or any of its Subsidiaries is a party or by which any assets or properties of Pivotal or any of its Subsidiaries are bound (and no such Contract purports to cause or result in), any Person (other than VMware or any of its Affiliates) being granted (a) rights or access to, or the placement in or release from escrow of, any Owned Pivotal Software source code, or (b) any license, immunity, authorization, covenant not to sue or other right under or with respect to any Owned Pivotal Intellectual Property or Owned Pivotal Technology, other than in each case pursuant to any Contract to which VMware or any of its Affiliates is a party as of the date of this Agreement and except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. Neither Pivotal or any of its Subsidiaries is a party to any Contract that expressly requires Pivotal or any of its Subsidiaries to cause a Person that acquires Pivotal or any of its Subsidiaries ("Pivotal Acquirer") to grant a license to, or covenant not to sue under, any Intellectual Property or Technology owned or controlled by the Pivotal Acquirer (other than any Pivotal Intellectual Property), other than in each case (x) pursuant to any Contract to which VMware or any of its Affiliates (other than Pivotal or any of its Subsidiaries) is a party as of the date of this Agreement, (y) by operation of Contract terms generally applicable to Affiliates, acquirers, successor and assigns, and (z) as would not be or would not reasonably be expected to be material to VMware and its Subsidiaries, taken as a whole.

          (j)    All use and distribution of Pivotal Products and Open Source Materials by or through Pivotal and its Subsidiaries is in compliance with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements, except to the extent that the failure of any of the foregoing to be true and correct would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries taken as a whole. Except with respect to Software as to which Pivotal owns the copyrights and has licensed out under an Open Source License other than a Copyleft License, neither Pivotal nor its Subsidiaries has incorporated or embedded any Open Source Materials into, or combined, linked or distributed any Open Source Materials with, any Pivotal Products or otherwise used any Open Source Materials, in each case, in a manner that currently requires or has required the Pivotal Products, any portion thereof, or any Owned Pivotal Technology or Owned Pivotal Intellectual Property, to (a) in the case of Software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing of derivative works, (c) be licensed under terms that allow the Pivotal Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law), or (d) be redistributable at no license fee; in each case, except to the extent that the failure of any of the foregoing to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect.

          (k)   Immediately following the Effective Time, the Surviving Corporation will be permitted to exercise all of Pivotal's and its Subsidiaries' rights under Contracts involving material Intellectual Property or material Technology owned by a third party, to the same extent Pivotal and its Subsidiaries would have been able to had the transactions contemplated hereby not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments that Pivotal or any of its Subsidiaries would otherwise have been required to pay had such transactions not occurred, except as individually or in the aggregate, would not be material to Pivotal or its Subsidiaries taken as a whole.

          (l)    Each of Pivotal and its Subsidiaries has taken commercially reasonable steps to protect and maintain the confidentiality of, and the rights of Pivotal and the applicable Subsidiary in, Pivotal's and the applicable Subsidiary's Confidential Information, except in respect of Confidential Information that, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. To the knowledge of Pivotal, no current or former employee, contractor or consultant of Pivotal or any of its Subsidiaries has disclosed, or has permitted any other Person to disclose, any Confidential Information (including with respect to any Pivotal Intellectual Property) in violation of any such agreement, except to the extent that the failure of the foregoing to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect.

          (m)  To the knowledge of Pivotal, all Owned Pivotal Software is and all Pivotal Products are free from any defect or programming, design, or documentation error that would have an adverse effect on the operation or use of the Owned Pivotal Software or Pivotal Products, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of Pivotal, none of the Owned Pivotal Software or Pivotal Products contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus" or "worm" (as such terms are commonly understood in the software industry), except as would not, individually or in the aggregate, have a Material Adverse Effect.

          (n)   To the knowledge of Pivotal, the computer systems, Data processing systems, facilities and services used by or for Pivotal and its Subsidiaries, including all Software, hardware, networks, communications facilities, platforms, and related systems and services (collectively, "Systems"), are adequate and sufficient for the needs and operations of Pivotal and its Subsidiaries, except to the extent that the failure of the foregoing to be true and correct would not have a Material Adverse Effect. Since the Pivotal IPO Date, (i) there has been no failure with respect to any Systems that has had an adverse effect on the operations of Pivotal or any of its Subsidiaries and (ii) to the knowledge of Pivotal, there has been no unauthorized access to or use of (A) any Systems (or any Software, information or Data stored thereon); (B) the Confidential Information in Pivotal's or its Subsidiaries' possession, custody or control; or (C) the Pivotal Data, in each case, collected, held or otherwise managed by or on behalf of Pivotal or any of its Subsidiaries, except to the extent that the failure of any of the foregoing to be true and correct would not have a Material Adverse Effect.

          (o)   All technical data, computer software and computer software documentation (as those terms are defined under the Federal Acquisition Regulation and its supplemental regulations), if any, developed, delivered or used under or in connection with the Government Contracts that Pivotal or one of its Subsidiaries is a party to have been properly and sufficiently marked and protected so that no more than the minimum rights or licenses required under applicable regulations and such Government Contract terms, if any, have been provided, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. All disclosures, elections and notices required by applicable regulations and such Government Contract terms to protect ownership of inventions developed, conceived or first actually reduced to practice under such Government Contracts related to the Intellectual Property have been made and provided in accordance with applicable Law, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole.

          (p)   No government, university, college, other educational institution, research center or non-profit institution (collectively, "Institutions") provided or provides facilities, personnel or funding for the creation or development of any Owned Pivotal Intellectual Property, Owned Pivotal Technology or Pivotal Product, except as individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. No Institutions have any rights in or with respect to any Owned Pivotal Intellectual Property, Owned Pivotal Technology or Pivotal Products or any Intellectual Property or Technology made by any current or former employee, contractor or consultant of Pivotal that relate in any manner to Owned Pivotal Intellectual Property, Owned Pivotal Technology or the Pivotal Products, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole. No current or former employee, contractor or consultant of Pivotal who was or is involved in, or who contributed or contributes to, the creation or development of any Owned Pivotal Intellectual Property or Owned Pivotal Technology has performed services for any Institution during a period of time during which such employee, contractor or consultant was also performing services for Pivotal or any of its Subsidiaries, except as, individually or in the aggregate, would not be material to Pivotal and its Subsidiaries taken as a whole would not have a Material Adverse Effect.

Section 3.20    Certain Payments.     None of Pivotal, any of its Subsidiaries or any of their respective directors, officers, employees, distributors, independent sales representatives, resellers, intermediaries or agents or any other Person acting on behalf of any such Person have, with respect to the business of Pivotal or any of its Subsidiaries, directly or indirectly: (i) taken any action that would cause it to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act or any applicable anti-corruption or anti-bribery law that implemented the OECD Convention on Combating Bribery of Foreign Public Officials in Business Transactions or any other similar Law applicable to the conduct of business with Governmental Entities (collectively, the "Applicable Anti-Corruption Laws"), (ii) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to any political activity or (iii) offered, paid, promised to pay or authorized a payment, of any money or other thing of value (including any commission payment, fee, gift, sample, travel expense or entertainment), or any payment related to political activity, to any of the following Persons for the purpose of unlawfully influencing any act or decision of such Person in his official capacity, including inducing such Person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing such Person to use his or her influence with a foreign government or an instrumentality thereof to affect or to influence any act or decision of such government or instrumentality, in order to assist Pivotal or any of its Subsidiaries in obtaining or retaining business for or with, or directing the business to, any Person: (A) any Person who is an agent, representative, official, officer, director, or employee of any non-U.S. government or any department, agency, or instrumentality thereof (including officers, directors, and employees of state-owned, operated or controlled entities) or of a public international organization; (B) any Person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, or public international organization; (C) any political party or official thereof; (D) any candidate for political or political party office (such recipients described in paragraphs (A), (B), (C) and (D) of this subsection collectively, "Government Officials"); or (E) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Government Official. Pivotal has established sufficient internal controls and procedures to ensure compliance with Applicable Anti-Corruption Laws and has Made Available all of such documentation. The books, records and accounts of Pivotal and its Subsidiaries have at all times accurately and fairly reflected, in reasonable detail, the transactions and dispositions of their respective funds and assets. There have never been any false or fictitious entries made in the books, records or accounts of Pivotal or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund, and neither Pivotal nor any of its Subsidiaries has established or maintained a secret or unrecorded fund. There is no current, pending, or, to the knowledge of Pivotal, threatened Legal Proceedings, investigations, or complaints related in any way to the Pivotal business against Pivotal or any of its affiliated entities or any director, officer, agent, employee, or Representative of Pivotal with respect to any Applicable Anti-Corruption Laws.

Section 3.21    Customers.     Section 3.21 of the Pivotal Disclosure Letter sets forth a true, correct and complete list of the top 20 customers of Pivotal, as measured by annual recurring revenue as of May 3, 2019 (the "Top Customers"). No Top Customer or any customer which individually accounted for more than 10% of Pivotal's consolidated revenues during the 12 month period preceding the date hereof, has canceled or otherwise terminated or, to the knowledge of Pivotal, threatened to cancel, terminate or otherwise materially and adversely alter the terms of its business with Pivotal. Neither Pivotal nor any of its Subsidiaries is involved in any material dispute with any Top Customer or has been notified by or has notified any such Top Customer, in writing, of any breach or violation of any contract or agreement with any such Top Customer.

Section 3.22    Privacy and Data Security.

          (a)   Each of Pivotal and its Subsidiaries have complied in all material respects with all applicable Laws and with their own respective privacy policies relating to the collection, storage, use, disclosure and transfer of any Personal Data collected by or on behalf of Pivotal or any of its Subsidiaries, and none of them has received a complaint from any Governmental Entity regarding its collection, use or disclosure of Personal Data that is pending or unresolved, except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole. For the purposes of this Agreement, "Personal Data" means information held by Pivotal or its Subsidiaries that can reasonably be used to identify an individual natural person, including name, street address, telephone number, email address, photograph, social security number or tax identification number, driver's license number, passport number, credit card number, bank information, or biometric identifiers, or any other information defined as "personal data," "personally identifiable information," "individually identifiable health information," "protected health information" or "personal information" under any applicable Law and that is regulated by such Law.

          (b)   To the knowledge of Pivotal, each of Pivotal and its Subsidiaries has not experienced any material unauthorized access to or other breach of security with respect to the information technology systems that are material to Pivotal and its Subsidiaries, except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole.

          (c)   Pivotal and its Subsidiaries have established policies and procedures for responding, and have complied with any obligations relating, to data subject requests for access, rectification, deletion, portability or objections to Processing of Personal Data or other rights under applicable Privacy Laws, except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole. To the knowledge of Pivotal, to extent Pivotal or any of its Subsidiaries have entered into Contracts with any third parties who are Processing Personal Data on behalf of Pivotal or any of its Subsidiaries, such third parties are in compliance with such Contracts and all applicable Privacy Laws, except as would not, individually or in the aggregate, be material to Pivotal and its Subsidiaries, taken as a whole. "Privacy Laws" mean all applicable

  Laws, rules and industry standards relating to data privacy, data protection and data security (including the General Data Protection Regulation of the European Union). "Processing" means, with respect to Personal Data, the use, collection, capture, scraping, processing, storage, recording, organization, arrangement, selection, aggregation, adaption, alteration, transfer (including cross-border transfers), retrieval, consultation, disclosure, dissemination, visualization, destruction, instruction, training or other learning of such information or combination of such information.

Section 3.23    Export Approvals.

          (a)   In the past three years, Pivotal and each of its Subsidiaries and each of its and their directors and officers have at all times conducted their export transactions in compliance in all material respects with all trade Laws and, to the knowledge of Pivotal, no agent, employee, consultant, representative or other Person acting on behalf of Pivotal or any of its Subsidiaries has, directly or indirectly, violated any provision of any trade Law. Without limiting the foregoing:

              (i)  Pivotal and its Subsidiaries have obtained all material export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings with any Governmental Entity required for (A) the export, import and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad ("Export Approvals"):

             (ii)  Pivotal and its Subsidiaries are in compliance in all material respects with the terms of all Export Approvals;

            (iii)  there are no pending or, to the knowledge of Pivotal, threatened claims against Pivotal or its Subsidiaries with respect to such Export Approvals;

            (iv)  to the knowledge of Pivotal, there are no Legal Proceedings, conditions, or circumstances pertaining to Pivotal's or its Subsidiaries' export, re-export or import transactions that may give rise to any future claims; and

             (v)  no Export Approvals for the transfer of export licenses to VMware or the Surviving Corporation are required, or such Export Approvals can be obtained expeditiously without material cost.

          (b)   Section 3.23(b) of Pivotal Disclosure Letter sets forth, as of the date of this Agreement, the U.S. export control classifications applicable to Pivotal Products, Owned Pivotal Software and Pivotal Technology, and the basis for such classification. Pivotal, its Subsidiaries and their respective directors, officers, employees, distributors or agents do not (i) possess any information of the United States government that is classified for national security purposes pursuant to Executive Order 13526 or any related executive order, statute or regulation ("Classified Information") or (ii) access Classified Information. Pivotal does not possess a facility security clearance administered by the Defense Security Service pursuant to the National Industrial Security Program Operating Manual (DoD 5220.22-M). None of Pivotal or its Subsidiaries engage in activities subject to the International Traffic in Arms Regulations.

Section 3.24    Government Contracts.

          (a)   Pivotal has Made Available to VMware, all Government Contracts that are Material Customer Contracts (the "Current Government Contracts").

          (b)   No Current Government Contract is the subject of bid or award protest proceedings or, to the knowledge of Pivotal, is reasonably likely to become the subject of bid or award protest proceedings.

          (c)   With respect to each Current Government Contract: (A) Pivotal and each of its Subsidiaries and employees has complied in all material respects with all terms, conditions and Laws applicable to such Current Government Contract; (B) (i) neither Pivotal nor its Subsidiaries has received any written, or to the knowledge of Pivotal, oral notice from any Governmental Entity or any prime contractor, subcontractor or other Person stating that Pivotal or any of its Subsidiaries has violated any Law, and (ii) to Pivotal's knowledge, there is no reasonable basis for such notification, in each case of this clause (B), except for any violations that would not be material, individually or in the aggregate, to Pivotal and its Subsidiaries, taken as a whole; (C) none of the execution, delivery or performance of this Agreement and the other documents contemplated by this Agreement does or will conflict with or result in a material breach of or material default under such Current Government Contract, except in the case of this clause (C), as individually or in the aggregate, would not have a Material Adverse Effect; and (D) the representations, certifications and warranties made by Pivotal and each of its Subsidiaries with respect to each Current Government Contract were accurate in all material respects as of their effective dates.

          (d)   No termination for default, cure notice or show cause notice that is material to Pivotal and its Subsidiaries, taken as a whole, has been issued or, to the knowledge of Pivotal, threatened, in writing, and remains unresolved with respect to any Current Government Contract. To the knowledge of Pivotal, no event, condition or omission has occurred or currently exists that would constitute grounds for such action.

          (e)   With respect to Current Government Contracts, no material amount of money due to Pivotal or any of its Subsidiaries is being withheld or offset. Neither any Governmental Entity nor any prime contractor or higher-tier subcontractor under a Government Contract has questioned or disallowed any material costs claimed under a Government Contract. To the knowledge of Pivotal, no facts exists which could give rise to a claim for price adjustment under any Government Contract. All invoices and claims under a Government Contract were current, accurate and complete, in all material respects, as of their submission date or were subsequently corrected.

          (f)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of Pivotal, any of its Subsidiaries or, to Pivotal's knowledge, any of their respective other Principals (as defined in Federal Acquisition Regulation 52.209-5) has been debarred, suspended or excluded, or to Pivotal's knowledge, proposed for debarment, suspension or exclusion, from participation in or the award of Contracts or subcontracts for or with any Governmental Entity or doing business with any Governmental Entity, (ii) none of Pivotal or any of its Subsidiaries has received any written request to show cause, (iii) none of Pivotal or any of its Subsidiaries has been declared nonresponsible or ineligible, or otherwise excluded from participation in the award of any Contract with a Governmental Entity (excluding for this purpose ineligibility to bid on certain Contracts due to generally applicable bidding requirements), (iv) none of Pivotal or any of its Subsidiaries is for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs, (v) neither Pivotal nor any of its Subsidiaries, nor any of their respective directors or officers, nor to Pivotal's knowledge, any other employee is or has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity, with respect to the award or performance of any Government Contract, the subject of any actual or, to Pivotal's knowledge, threatened in writing, "whistleblower" or "qui tam" lawsuit, audit (other than a routine contract audit) or investigation of Pivotal or any of its Subsidiaries with respect to any Government Contract, including any material irregularity, misstatement or omission arising thereunder or relating thereto alleged in writing, and, to Pivotal's knowledge, there is no reasonable basis for any such investigation, indictment, lawsuit or audit, and (vi) neither Pivotal nor any of its Subsidiaries has made any (A), voluntary disclosure to any Governmental Entity with respect to any alleged material irregularity, misstatement, omission, fraud or price mischarging, or other violation of Law, arising under or relating to a Government Contract or (B) mandatory disclosure, pursuant to Federal Acquisition Regulation 52.203-13, to any Governmental Entity and, to Pivotal's knowledge, there are no facts that would require mandatory disclosure thereunder.

          (g)   As of the date hereof, the employees of Pivotal and its Subsidiaries hold such security clearances as are required to perform the Current Government Contracts. Pivotal and its Subsidiaries are in compliance in all material respects with all applicable requirements of the Current Government Contracts relating to the safeguarding of and access to classified information and controlled unclassified information, and with all applicable provisions of the National Industrial Security Program Operating Manual, DOD 5220.22-M (February 28, 2006), including any applicable provisions of supplements, amendments or revised editions thereof.

Section 3.25    State Takeover Statutes.     As of the date hereof and at all times on or prior to the Effective Time, the Pivotal Board has taken all actions so that the restrictions applicable to business combinations contained in section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the timely consummation of the Merger and the other transactions contemplated hereby and will not restrict, impair or delay the ability of VMware or Merger Sub, after the Effective Time, to vote or otherwise exercise all rights as a stockholder of Pivotal. No other "moratorium," "fair price," "business combination," "control share acquisition" or similar provision of any state anti-takeover Law enacted under the DGCL (collectively, "Takeover Laws") or any similar anti-takeover provision in the Pivotal Charter or Pivotal Bylaws is, or at the Effective Time will be, applicable to this Agreement, the Merger or any of the other transactions contemplated hereby.

Section 3.26    Related Persons Transactions.     No present or former director, executive officer, stockholder, partner, member, employee or Affiliate of Pivotal or any of its Subsidiaries, nor any of such Person's Affiliates or immediate family members (each of the foregoing, a "Related Person"), is a party to any Contract with or binding upon Pivotal or any of its Subsidiaries or any of their respective properties or assets or has any interest in any property owned by Pivotal or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last 12 months, in each case, that is of a type that would be required to be disclosed in the Pivotal SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.

Section 3.27    Brokers.     No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. LLC (which has been retained by the Pivotal Special Committee) the fees and expenses of which will be paid by Pivotal, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pivotal or any of its Subsidiaries. Pivotal has furnished to VMware a true and complete copy of any Contract between Pivotal and Morgan Stanley & Co. LLC pursuant to which Morgan Stanley & Co. LLC could be entitled to any payment from Pivotal or any of its Subsidiaries relating to the transactions contemplated hereby.

Section 3.28    Opinion of Financial Advisor.     The Pivotal Special Committee has received the opinion of Morgan Stanley & Co. LLC, dated the date of this Agreement, to the effect that, as of such date, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein the Class A Merger Consideration is fair from a financial point of view to the holders of the Class A Shares (other than Excluded Class A Shares and Dissenting Shares), a signed true and complete copy of such opinion has been or will promptly be provided to VMware.

Section 3.29    No Other Representations and Warranties.     Except for the representations and warranties set forth in this Article III, in any certificate delivered pursuant to this Agreement or in the case of fraud, each of VMware and Merger Sub acknowledges and agrees that it shall have no remedy or claim with respect to any representation or warranty of any kind whatsoever, express or implied, at law or in equity, made or be deemed to have been made by or on behalf of Pivotal to VMware or

Merger Sub (including with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Pivotal or any of its Subsidiaries or the future business, operations or affairs of Pivotal or any of its Subsidiaries heretofore or hereafter delivered to or made available to VMware, Merger Sub or their respective Representatives or Affiliates), and subject to such exceptions Pivotal hereby disclaims any such representation or warranty, whether by or on behalf of Pivotal, notwithstanding the delivery or disclosure to VMware or Merger Sub, or any of their Representatives or Affiliates of any documentation or other information by Pivotal or any of its Representatives or Affiliates with respect to any one or more of the foregoing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF VMWARE AND MERGER SUB

Except as and to the extent disclosed in the documents filed with or furnished to the SEC by VMware since January 1, 2018 and publicly available two Business Days prior to the date of this Agreement (other than any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein to the extent they are predictive, cautionary or forward-looking in nature), VMware and the Merger Sub represent and warrant to Pivotal as follows:

Section 4.1    Organization, Standing and Power.     Each of VMware and Merger Sub (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (c) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (c) where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a VMware Material Adverse Effect. For purposes of this Agreement, "VMware Material Adverse Effect" means any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, would prevent the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so or otherwise would prevent or reasonably be expected to prevent VMware or Merger Sub from performing its obligations hereunder. The certificate of incorporation and bylaws of each of VMware and Merger Sub are in full force and effect. Each of VMware and Merger Sub are not in violation of its certificate of incorporation or bylaws, except as would not have a VMware Material Adverse Effect.

Section 4.2    Authority.     Each of VMware and Merger Sub has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of the VMware Stockholder Approval (as defined in the Support Agreement), to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement, the Voting Agreement and the Support Agreement by VMware and Merger Sub and the consummation by VMware and Merger Sub of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of VMware and Merger Sub and no other corporate proceedings on the part of VMware or Merger Sub are necessary to approve this Agreement, the Voting Agreement and the Support Agreement or to consummate the Merger and the other transactions contemplated hereby and thereby except (a) Dell, as holder of a majority of the outstanding shares of Class B VMware Common Stock is required to authorize VMware to consummate the transactions contemplated hereby pursuant to the VMware Charter, (b) the VMware Stockholder Approval and (c) in the case of consummation of the Merger, the approval of this Agreement by VMware as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by VMware and Merger Sub and, assuming the due authorization, execution and delivery by Pivotal, constitutes a valid and binding obligation of each of VMware and Merger Sub, enforceable against each of VMware and Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity). The shares of Class B VMware Common Stock to be issued to holders of Class B Shares as Class B Merger Consideration have been validly authorized when issued, will be validly issued, fully paid and nonassessable, and no other shareholder of VMware will have any preemptive right or similar rights in respect thereof.

Section 4.3    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement, the Voting Agreement and the Support Agreement by each of VMware and Merger Sub does not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance by each of VMware and Merger Sub with the provisions hereof and thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of VMware or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the certificate of incorporation or bylaws of VMware or Merger Sub, (ii) any material Contract to which VMware or any of its Subsidiaries is a party by which VMware, any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in section 5.3(b), any Law or any rule or regulation of the New York Stock Exchange applicable to VMware or any of its Subsidiaries or by which VMware, any of its Subsidiaries or any of their respective properties or assets may be bound, except in the case of clauses (ii) and (iii), as would not have a VMware Material Adverse Effect.

          (b)   No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to VMware or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the Voting Agreement and the Support Agreement by VMware and Merger Sub or the consummation by VMware and Merger Sub of the Merger and the other transactions contemplated hereby or thereby or compliance with the provisions hereof, except for (i) such filings and reports as required pursuant to the applicable requirements of the Securities Act, the Exchange Act (including the Information Statement (as defined in the Support Agreement) in respect of the VMware Stockholder Approval and the Schedule 13E-3) and any other applicable state or federal securities, takeover and "blue sky" Laws, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (iii) any filings required under the rules and regulations of the New York Stock Exchange and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made would not have a VMware Material Adverse Effect.

Section 4.4    Certain Information.     None of the information supplied or to be supplied by or on behalf of VMware or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the time it is first published, distributed or disseminated to the Pivotal stockholders, at the time of any amendments or supplements thereto and at the time of the Pivotal Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither VMware nor Merger Sub makes any representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement or the Schedule 13E-3 based on information supplied in writing by or on behalf of Pivotal specifically for inclusion or incorporation by reference therein.

Section 4.5    Brokers.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VMware or Merger Sub, except for Persons whose fees and expenses shall be paid by VMware.

Section 4.6    Merger Sub.     Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by VMware.

Section 4.7    Financing.     VMware has access to sufficient resources and will have at the Effective Time access to sufficient immediately available funds to consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions contemplated hereby, including to pay the Class A Merger Consideration for all of the Class A Shares, to make all payments in respect of the Pivotal Options and Pivotal RSUs contemplated hereby and to pay all related fees and expenses of VMware, Merger Sub and their respective Representatives pursuant to this Agreement.

Section 4.8    No Other Representations and Warranties.     Except for the representations and warranties set forth in this Article IV, in any certificate delivered pursuant to this Agreement or in the case of fraud, Pivotal acknowledges and agrees that it shall have no remedy or claim with respect to any representation or warranty of any kind whatsoever, express or implied, at law or in equity, made or deemed to have been made by or on behalf of VMware or Merger Sub to VMware or Merger Sub, and subject to such exceptions VMware and Merger Sub each hereby disclaims any such representation or warranty, whether by or on behalf of VMware or Merger Sub, notwithstanding the delivery or disclosure to Pivotal, or any of their Representatives or Affiliates of any documentation or other information by VMware or Merger or any of their Representatives or Affiliates with respect to any one or more of the foregoing.

ARTICLE V
COVENANTS

Section 5.1    Conduct of Business.     During the period from the date of this Agreement to the Effective Time, except as consented to in writing in advance by VMware or as otherwise expressly required or prohibited (including by the restrictions set forth in subclauses (a) through (r) below) by this Agreement, Pivotal shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course, including its development and sales efforts as currently contemplated, and use commercially reasonable efforts to (i) preserve intact its business organization, assets, rights and properties, (ii) keep available the services of its current officers, employees and consultants and (iii) preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (x) as set forth in section 5.1 of the Pivotal Disclosure Letter, (y) as specifically required by this Agreement or (z) as specifically required by applicable Law, Pivotal shall not, and shall not permit any of its Subsidiaries, without VMware's prior written consent (which consent, in the cases of the matters set forth in subclauses (e), (g), (i), (j) or (k) below shall not be unreasonably withheld, conditioned or delayed, and in all other cases shall be in VMware's sole discretion), to:

          (a)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly owned Subsidiary of Pivotal to Pivotal or any other wholly owned Subsidiary of Pivotal, (ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of Pivotal or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests, other than (A) the withholding of Class A Shares to satisfy tax obligations with respect to awards granted pursuant to the Pivotal Stock Plans and outstanding on the date of this Agreement or as permitted by this Agreement, in accordance with their terms on the date of this Agreement and (B) the acquisition by Pivotal of Pivotal Options or Pivotal RSUs on the date of this Agreement or as permitted by this Agreement in connection with the forfeiture of such awards, in accordance with their terms on the date of this Agreement, or (iii) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

          (b)   issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws) any shares of its capital stock or other equity interests or any securities convertible into, exchangeable for or exercisable for any such shares or other equity interests, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, "phantom" stock rights, performance units, rights to receive shares of capital stock of VMware on a deferred basis or other rights linked to the value of Class A Shares or Class B Shares, including pursuant to Contracts as in effect on the date hereof (other than the issuance of Class A Shares upon the exercise of Pivotal Options, the settlement of Pivotal RSUs or the exercise of purchase rights under the Pivotal ESPP, in each case, that are outstanding on the date of this Agreement and Made Available to VMware and otherwise in accordance with their terms as in effect on such date);

          (c)   amend or otherwise change, or authorize or propose to amend or otherwise change, its certificate of incorporation or bylaws (or similar organizational documents);

          (d)   directly or indirectly acquire or agree to acquire (i) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are otherwise material to Pivotal and its Subsidiaries, except, in each case, for (1) capital expenditures which shall be subject to the limitations of clause (i) below and (2) purchases of marketable securities by or on behalf of Pivotal or its Subsidiaries for cash management purposes in the ordinary course of business consistent with Pivotal's investment management policy, and except in the case of clause (ii), acquisitions of inventory, products or services in the ordinary course of business;

          (e)   directly or indirectly sell, lease, license, sell and leaseback, abandon, allow to lapse, mortgage or otherwise encumber or subject to any Lien or otherwise dispose in whole or in part of any of its material properties, assets or rights (including any material Pivotal Intellectual Property Registrations) or any interest therein, except, in each case, (i) sales, pledges, dispositions, transfers, abandonments, leases, licenses, lapses, expirations, or encumbrances required to be effected prior to the Effective Time pursuant to existing Contracts that are not material to Pivotal and its Subsidiaries, taken as a whole and (ii) Ordinary Course Licenses Out;

          (f)    adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

          (g)   fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any material Pivotal Intellectual Property Registrations;

          (h)   (i) incur, create, assume or otherwise become liable for, or repay, cancel, forgive or prepay, any Indebtedness, or amend, modify or refinance any Indebtedness or (ii) make any loans,

  advances or capital contributions to, or investments in, any other Person, other than Pivotal or any direct or indirect wholly owned Subsidiary of Pivotal;

          (i)    incur or commit to incur any capital expenditure or authorization or commitment with respect thereto that in the aggregate are in excess of $1,000,000;

          (j)    except as required by any judgment by a court of competent jurisdiction, (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than (A) the payment, discharge or satisfaction in the ordinary course of business, (B) as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of Pivotal included in the Pivotal SEC Documents filed prior to the date hereof (for amounts not in excess of such reserves) or (C) incurred since the date of such financial statements in the ordinary course of business, (ii) cancel any material Indebtedness owed to Pivotal or any of its Subsidiaries, or (iii) waive, release, grant or transfer any right of material value;

          (k)   (i) materially modify, materially amend, terminate, cancel, waive any material right under or extend any Material Contract (other than renewals of Contracts with customers of Pivotal Products in the ordinary course of business) or (ii) enter into any Contract that if in effect on the date hereof would be a Material Contract, other than customer contracts entered into in the ordinary course of business;

          (l)    commence any Legal Proceeding (other than a Legal Proceeding as a result of a Legal Proceeding commenced against Pivotal or any of its Subsidiaries), or compromise, settle or agree to settle any Legal Proceeding, other than Transaction Litigation which is subject to section 5.7), compromises, settlements or agreements in the ordinary course of business that involve only the payment of money damages not in excess of $500,000 individually or $2,000,000 in the aggregate, in any case without the imposition of any equitable relief on, or the admission of wrongdoing by, Pivotal or any of its Subsidiaries;

          (m)  change its financial or Tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law;

          (n)   settle or compromise any material liability for Taxes or surrender any material claim for a refund of Taxes; file any amended Tax Return or claim for Tax refund; make, revoke or modify any material Tax election, or change the entity classification of any Subsidiary for U.S. federal tax purposes; file any Tax Return other than in the ordinary course of business and on a basis consistent with past practice that would materially and adversely affect its Tax liability; consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of a material amount of Taxes; grant any power of attorney with respect to material Taxes; enter into any Tax Sharing Agreement or any closing agreement or other similar agreement; or change any method of accounting for Tax purposes;

          (o)   change its fiscal year;

          (p)   (i) grant any current or former director, officer, employee or independent contractor of Pivotal or its Subsidiaries any increase in compensation, bonus or other benefits, or make any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, (ii) grant or, other than to the extent required by a Pivotal Plan in effect as of the date hereof and Made Available to VMware, pay to any current or former director, officer, employee or independent contractor of Pivotal or its Subsidiaries any severance, change in control or termination pay, or modifications thereto or increases therein, (iii) grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Pivotal Plan or awards made thereunder) except as required to comply with any applicable Law or any Pivotal Plan in effect as of the date hereof, (iv) adopt or enter into any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting, funding or payment of any compensation or benefit under any Pivotal Plan or other Contract or (vi) adopt any new employee benefit or compensation plan or arrangement or amend, modify or terminate any existing Pivotal Plan, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable Law;

          (q)   hire any employees (except that VMware shall reasonably consult with Pivotal in good faith with respect to granting or withholding its consent with respect to any hiring matters); or

          (r)   authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Section 5.2    No Solicitation; Recommendation of the Merger.

          (a)   Subject to section 5.2(b), Pivotal shall not, and shall not permit or authorize any of its Subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") of Pivotal or any of its Subsidiaries, directly or indirectly, to (i) initiate, solicit or intentionally encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or (iii) resolve, agree or propose to do any of the foregoing. Pivotal shall, and shall cause each of its Subsidiaries and the Representatives of Pivotal and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person, (B) request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal or potential Acquisition Proposal, and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or potential Acquisition Proposal (except that Pivotal shall be permitted to grant waivers of, and not enforce, any standstill agreement, but solely to the extent that the Pivotal Special Committee has determined in good faith, after consultation with its outside counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal under applicable Law).

          (b)   Notwithstanding the foregoing, if at any time following the date of this Agreement and prior to obtaining the Pivotal Class A Stockholder Approval, (1) Pivotal receives a written Acquisition Proposal that the Pivotal Special Committee believes in good faith to be bona fide, (2) such Acquisition Proposal did not result from a breach (other than any inadvertent breach) of this section 5.2, (3) the Pivotal Special Committee determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, and (4) the Pivotal Special Committee determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) below would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal under applicable Law, then Pivotal may (x) furnish information with respect to Pivotal and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable in the aggregate to Pivotal than, those set forth in the Confidentiality Agreement (provided that such agreement need not include a standstill provision) (an "Acceptable Confidentiality Agreement"), except that any non-public information provided to any such Person shall have been previously provided to VMware or shall be provided to VMware prior to or concurrently with the time it is provided to such Person, (y) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal and (z) take any action that any court of competent jurisdiction orders, by nonappealable, final order, Pivotal or its Subsidiaries to take.

          (c)   Subject to section 5.2(d), neither the Pivotal Special Committee, the Pivotal Board nor any other committee thereof shall:

              (i)  (A) withdraw (or modify or qualify in any manner adverse to VMware or Merger Sub) the recommendation or declaration of advisability by the Pivotal Special Committee or Pivotal Board of this Agreement, the Merger or any of the other transactions contemplated hereby, (B) recommend or otherwise declare advisable the approval by the Pivotal stockholders of any Acquisition Proposal, or (C) resolve, agree or propose to take any such actions (each such action set forth in this section 5.2(c)(i) being referred to herein as an "Adverse Recommendation Change"); or

             (ii)  cause or permit Pivotal or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract (except for an Acceptable Confidentiality Agreement), in each case constituting, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (each, an "Alternative Acquisition Agreement"), or resolve, agree or propose to take any such actions.

          (d)   Notwithstanding the foregoing, at any time prior to obtaining the Pivotal Class A Stockholder Approval, the Pivotal Special Committee may, if the Pivotal Special Committee determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by VMware pursuant to this section 5.2, (i) make an Adverse Recommendation Change in response to either an Intervening Event or a Superior Proposal received after the date hereof that did not result from a breach of this section 5.2 (other than any inadvertent breach), and (ii) solely in response to a Superior Proposal, cause Pivotal to terminate this Agreement in accordance with section 7.1(d)(ii) and concurrently enter into a binding Alternative Acquisition Agreement with respect to a Superior Proposal, except that Pivotal may not (x) make an Adverse Recommendation Change in response to a Superior Proposal or Intervening Event or (y) terminate this Agreement in response to a Superior Proposal pursuant to section 7.1(d)(ii) unless:

              (i)  Pivotal notifies VMware in writing at least three Business Days before taking that action of its intention to do so, and specifies the reasons therefor, including, if in connection with any Superior Proposal, the terms and conditions of, and the identity of the Person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed Alternative Acquisition Agreement and any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by Pivotal and a new three Business Day period); and

             (ii)  if VMware makes a proposal during such three Business Day period to adjust the terms and conditions of this Agreement, the Pivotal Special Committee, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by VMware, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Superior Proposal continues to be a Superior Proposal and, in any event, that the failure to make an Adverse Recommendation Change or terminate this Agreement, as applicable, would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of Pivotal under applicable Law.

          (e)   During the three Business Day period prior to its effecting an Adverse Recommendation Change or terminating this Agreement as referred to above, Pivotal shall, and shall cause its financial and legal advisors to, negotiate with VMware in good faith (to the extent VMware seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by VMware. Notwithstanding anything to the contrary contained herein, neither Pivotal nor any of its Subsidiaries shall enter into any Alternative Acquisition Agreement unless this Agreement has been terminated in accordance with its terms (including the payment of the Termination Fee pursuant to section 7.3(b), if applicable).

          (f)    In addition to the obligations of Pivotal set forth above, Pivotal promptly (and in any event within 24 hours of receipt) shall advise VMware in writing in the event Pivotal or any of its Subsidiaries or Representatives receives an Acquisition Proposal, or any proposal or offer that is or is reasonably likely to lead to an Acquisition Proposal, together with a description of the material terms and conditions of and facts surrounding any such proposal or Acquisition Proposal, the identity of the Person making any such proposal or Acquisition Proposal and a copy of such written proposal, offer or draft agreement provided by such Person. Pivotal shall keep VMware informed (orally and in writing) in all material respects on a timely basis of the status and details of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting any of the foregoing, Pivotal shall promptly (and in any event within 24 hours) notify VMware orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to section 5.2(a) or section 5.2(b).

          (g)   Pivotal agrees that any violation of the restrictions set forth in this section 5.2 by any Representative of Pivotal or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of Pivotal or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by Pivotal.

          (h)   Pivotal shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict Pivotal's ability to comply with any of the terms of this section 5.2, and represents that neither it nor any of its Subsidiaries is a party to any such agreement.

          (i)    Nothing contained in section 5.2(a) shall prohibit Pivotal from taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, except that any such disclosure (other than a "stop, look and listen" communication or similar communication of the type contemplated by section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change (including for purposes of section 7.1(c)(ii)) unless the Pivotal Special Committee expressly reaffirms its recommendation to Pivotal's stockholders in favor of the approval of this Agreement and the Merger in such disclosure and expressly rejects any applicable Acquisition Proposal.

          (j)    For purposes of this Agreement:

              (i)  "Acquisition Proposal" means any proposal or offer with respect to any direct or indirect acquisition or purchase or exclusive license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (A) assets or businesses of Pivotal and its Subsidiaries that generate 15% or more of the net revenues or net income (for the 12 month period ending on the last day of Pivotal's most recently completed fiscal quarter) or that represent 15% or more of the total assets (based on fair market value) of Pivotal and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) 15% or more of any class of capital stock, other equity securities or voting power of Pivotal, in each case other than the Merger and the other transactions contemplated by this Agreement;

             (ii)  "Intervening Event" means any material event, change, effect, development, state of facts, condition or occurrence (including any acceleration or deceleration of existing changes or developments) that was not known to the Pivotal Special Committee on the date hereof (or, if known, the consequences of which were not reasonably foreseeable to the Pivotal Special Committee as of the date hereof), which material event, change, effect, development, state of facts, condition or occurrence (or the consequences thereof) becomes known to the Pivotal Special Committee before obtaining the Pivotal Stockholder Approvals; provided that in no event shall the receipt, existence of or terms of an Acquisition Proposal or any inquiry relating thereto constitute an Intervening Event; and

            (iii)  "Superior Proposal" means any unsolicited bona fide binding written Acquisition Proposal that the Pivotal Special Committee determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal (including any conditions, the Person making the proposal and the likelihood and anticipated timing of consummation on the terms proposed), is (A) more favorable to the holders of Class A Shares from a financial point of view than the Merger and the other transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by VMware in response to such proposal) and (B) reasonably likely of being completed on the terms proposed on a timely basis, except that for purposes of this definition of "Superior Proposal," references in the term "Acquisition Proposal" to "15%" shall be deemed to be references to "50%".

Section 5.3    Preparation of Proxy Statement; Schedule 13E-3; Stockholders' Meeting; Other Filings.

          (a)   As promptly as reasonably practicable after the date of this Agreement, Pivotal shall (i) prepare and file a Proxy Statement with the SEC in preliminary form as required by the Exchange Act, (ii) jointly with VMware, prepare and file the Schedule 13E-3 and (iii) in consultation with VMware, set a preliminary record date for the Pivotal Stockholders Meeting and commence a broker search pursuant to section 14a-13 of the Exchange Act in connection therewith. Pivotal shall use commercially reasonable efforts to have the Proxy Statement and Schedule 13E-3 cleared by the SEC as promptly as practicable after the filing thereof. Pivotal shall obtain and furnish the information required to be included in the Proxy Statement and Schedule 13E-3, shall provide VMware and Merger Sub with any comments that may be received from the SEC or its staff with respect thereto, shall respond as promptly as practicable to any such comments made by the SEC or its staff with respect to the Proxy Statement and Schedule 13E-3, and shall cause the Proxy Statement in definitive form and the Schedule 13E-3 to be mailed to Pivotal's stockholders at the earliest reasonably practicable date and substantially concurrently with the mailing of the Information Statement. If at any time prior to obtaining the Pivotal Class A

  Stockholder Approval, any information relating to the Merger, Pivotal, VMware, Merger Sub or any of their respective Affiliates, directors or officers should be discovered by Pivotal or VMware that should be set forth in an amendment or supplement to the Proxy Statement and Schedule 13E-3 so that each such document would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall reasonably promptly notify the other parties hereto and Pivotal shall reasonably promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of Pivotal. Notwithstanding the foregoing, prior to filing or mailing the Schedule 13E-3 and Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Pivotal shall give VMware, Merger Sub and their counsel and the VMware Special Committee and its counsel a reasonable opportunity to review and comment on such document or response and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by VMware, Merger Sub and their counsel and the VMware Special Committee and its counsel.

          (b)   As promptly as reasonably practicable after the Proxy Statement and Schedule 13E-3 are cleared by the SEC for mailing to Pivotal's stockholders, Pivotal shall duly call, give notice of, convene and hold a special meeting of its stockholders (the "Pivotal Stockholders Meeting") solely for the purpose of obtaining the Pivotal Stockholder Approvals and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith (and such Pivotal Stockholders Meeting shall in any event be no later than 45 calendar days after (1) the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed Pivotal that it intends to review the Proxy Statement or (2) if the SEC has, by the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC, informed Pivotal that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement). Pivotal may postpone or adjourn the Pivotal Stockholders Meeting solely (i) with the consent of VMware; (ii) (A) due to the absence of a quorum or (B) if Pivotal has not received proxies representing a sufficient number of shares for the Pivotal Stockholder Approvals, whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Pivotal Board or Pivotal Special Committee has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Pivotal's stockholders prior to the Pivotal Stockholders Meeting, except that Pivotal may not postpone or adjourn the Pivotal Stockholders Meeting more than a total of two times pursuant to clause (ii) of this section 5.3(b). Notwithstanding the foregoing, Pivotal shall, at the request of VMware, to the extent permitted by Law, adjourn the Pivotal Stockholders Meeting in the event of the absence of a quorum or if Pivotal has not received proxies representing a sufficient number of Class A Shares for the Pivotal Stockholder Approvals, except that (x) Pivotal shall not be required to adjourn the Pivotal Stockholders Meeting more than one time pursuant to this sentence, (y) no such adjournment pursuant to this sentence shall be required for a period exceeding ten Business Days and (z) in no event shall the Pivotal Stockholders Meeting be adjourned to a date beyond the third Business Day prior to the Outside Date. Except in the case of an Adverse Recommendation Change specifically permitted by section 5.2(d), Pivotal, through the Pivotal Board, upon recommendation of the Pivotal Special Committee, shall (i) recommend to its stockholders that they adopt this Agreement and the transactions contemplated hereby and (ii) include such recommendation in the Proxy Statement and Schedule 13E-3. Without limiting the generality of the foregoing, Pivotal agrees that except in the event of an Adverse Recommendation Change specifically permitted by section 5.2(d), Pivotal shall use commercially reasonable efforts to solicit proxies to obtain the Pivotal Class A Stockholder Approval.

          (c)   If VMware, Merger Sub or any of their respective Affiliates are required to file any document with the SEC in connection with the Merger or the Pivotal Stockholders Meeting pursuant to applicable Law (a "Required VMware Filing"), Pivotal shall use commercially reasonable efforts to cooperate, furnish all information concerning it and its Affiliates and provide such other assistance as reasonably necessary for the Required VMware Filing to be complete and accurate.

Section 5.4    Access to Information; Confidentiality.

          (a)   Pivotal shall, and shall cause each of its Subsidiaries to, afford to VMware, Merger Sub and their respective Representatives reasonable access during normal business hours, during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to all their respective properties, assets, books, contracts, commitments, personnel and records and, during such period, Pivotal shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to furnish reasonably promptly to VMware: (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws and (ii) all other information concerning its business, properties and personnel as VMware or Merger Sub may reasonably request (including Tax Returns filed and those in preparation and the workpapers of its auditors), except that the foregoing shall not require Pivotal to disclose any information to the extent such disclosure would contravene applicable Law. Promptly following the execution of this Agreement Pivotal shall designate a Pivotal lead integration manager reasonably satisfactory to VMware whose primary responsibilities and obligations will be to lead planning on behalf of Pivotal and, following the Closing, work with VMware's lead integration manager regarding the integration of Pivotal and VMware.

          (b)   To the extent VMware requests further information or investigation of the basis of any potential violations of Law, including Laws related to export control and Applicable Anti-Corruption Laws, Pivotal shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cooperate with such request and shall make available any personnel or experts engaged by Pivotal or its Subsidiaries reasonably necessary to accommodate such request.

          (c)   All such information shall be held confidential in accordance with the terms of the Non-Disclosure Agreement between VMware and Pivotal dated as of March 7, 2019 (the "Confidentiality Agreement"). No investigation pursuant to this section 5.4 or information provided, Made Available or delivered to VMware pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies or the conditions to the obligations of, the parties hereunder. The parties acknowledge that VMware and Pivotal have previously executed the Confidentiality Agreement, which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (d)   Nothing in this section 5.4 shall require Pivotal or its Subsidiaries to permit any inspection, provide any access or disclose any information that would (i) unreasonably interfere with Pivotal's or its Subsidiaries' business operations or (ii) result in the disclosure of any materials or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege, except, that in each of clauses (i) and (ii), Pivotal shall use commercially reasonable efforts to minimize the effects of such restrictions or to provide a reasonable alternative to such access.

Section 5.5    Commercially Reasonable Efforts.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any Material Contract, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities, make all necessary registrations, declarations and filings and make all commercially reasonable efforts to obtain an approval or waiver from, or to avoid any Legal Proceeding by, any Governmental Entity, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement, except, that (x) none of Pivotal nor any of its Subsidiaries may commit to the payment of any fee, penalty or other consideration or make any other concession, waiver or amendment under any Contract in connection with obtaining any consent without the prior written consent of VMware (not to be unreasonably withheld, conditioned or denied) and (y) none of VMware, Pivotal, or any of their Affiliates shall be required to sell, divest, license or otherwise dispose of any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses to the extent that, individually or in the aggregate, such action would reasonably be expected to have a material and adverse impact on the reasonably expected benefits to VMware of completing the Merger. Each of the parties hereto shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing, subject to section 5.4.

          (b)   Subject to applicable Law relating to the exchange of information, VMware and Pivotal shall each have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to VMware or Pivotal, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of VMware and Pivotal shall act reasonably and as promptly as reasonably practicable. Subject to applicable Law and the instructions of any Governmental Entity, Pivotal and VMware shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other written communications received by Pivotal or VMware, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity or third party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby.

Section 5.6    Takeover Laws.     Pivotal and the Pivotal Board shall (a) take no action to cause any Takeover Law to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, use commercially reasonable efforts to take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Merger and the other transactions contemplated hereby.

Section 5.7    Litigation.     Pivotal shall (a) notify VMware in writing promptly after learning of any Legal Proceeding by (1) any stockholder initiated against Pivotal or any of its Subsidiaries, or known by Pivotal to be threatened against Pivotal, any of its Subsidiaries or any of their respective directors, officers, employees or stockholders in their capacity as such, relating to the Merger or any of the other transactions contemplated by this Agreement (collectively "Transaction Litigation"), or (2) any Person initiated against Pivotal or any of its Subsidiaries, or known by Pivotal to be threatened against Pivotal, any of its Subsidiaries or any of their respective directors, officers, employees or stockholders in their capacity as such that is not a Transaction Litigation (a "New Litigation Claim"), (b) notify VMware of ongoing material developments in any Transaction Litigation, New Litigation Claim and any Legal Proceeding that was existing prior to the date hereof and (c) consult in good faith with VMware regarding the conduct of the defense of any New Litigation Claim and any Legal Proceeding that was existing prior to the date hereof. Pivotal shall give VMware the opportunity to participate in any Transaction Litigation and consult with counsel to Pivotal regarding the defense, settlement or compromise of any Transaction Litigation and Pivotal shall consider VMware's views with respect to any Transaction Litigation, subject in each case to applicable fiduciary duties. Pivotal shall not enter into any settlement agreement in respect of any Transaction Litigation against Pivotal or its directors or officers without VMware's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.8    Notification of Certain Matters.     Pivotal and VMware shall reasonably promptly notify each other of (a) any written notice or other written communication received by such party from any Governmental Entity or from any Person in connection with the Merger or the other transactions contemplated hereby alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) any Legal Proceeding commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated hereby or (c) any change, condition or event that would be likely to cause any condition to the obligations of any party to effect the Merger or any of the other transactions contemplated by this Agreement not to be satisfied. No such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

Section 5.9    Indemnification, Exculpation and Insurance.

          (a)   VMware and Merger Sub agree that all rights to indemnification existing in favor of the current or former directors and officers (an "Indemnified Person") of Pivotal as provided in the Pivotal Charter, Pivotal Bylaws or any agreement set forth in section 5.9(a) of the Pivotal Disclosure Letter of any Indemnified Person with Pivotal or any of its Subsidiaries regarding elimination of liability, indemnification or advancement of expenses as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time shall be assumed and performed by the Surviving Corporation (which VMware shall cause the Surviving Corporation to honor and perform) and shall continue in full force and effect until the later of six years following the Effective Time or the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable Law. For six years after the Effective Time, VMware shall cause to be maintained in effect provisions in the Surviving Corporation's certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

          (b)   At or prior to the Effective Time, Pivotal shall, or if Pivotal is unable to, VMware shall cause the Surviving Corporation to, obtain and fully pay the premium for a six-year prepaid non-cancelable "tail" policy from one or more insurance carriers with the same or better credit rating as Pivotal's current insurance carrier on terms and conditions providing coverage retentions, limits and other material terms that are no less favorable than the coverage provided under the current policies of directors' and officers' liability ("D&O Insurance") maintained by Pivotal with respect to matters arising at or prior to the Effective Time and with a claims reporting or discovery period of at least six years from the Effective Time, subject to the exception described in the next sentence. If Pivotal or the Surviving Corporation should for any reason fail to obtain such "tail" policy as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with Pivotal's current insurance carriers or with one or more insurance carriers with the same or better credit rating as Pivotal's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Pivotal's existing policies as of the date hereof, or the Surviving Corporation shall purchase from Pivotal's current insurance carriers or from one or more insurance carriers with the same or better credit rating as Pivotal's current insurance carriers with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are substantially similar to those provided in Pivotal's existing policies as of the date hereof, except that in no event shall VMware or the Surviving Corporation be required to (nor shall Pivotal or any of its Subsidiaries), commit or expend for such policies pursuant to this sentence or the preceding sentence, more than 300% of the last aggregate annual premium paid by Pivotal prior to the date hereof for Pivotal's current D&O Insurance (the "Base Amount"), and if the cost of such "tail" policy would otherwise exceed the Base Amount, Pivotal may purchase (or VMware or the Surviving Corporation will only be required to purchase, as the case may be) only as much coverage as reasonably practicable for the Base Amount. Pivotal shall in good faith cooperate with VMware prior to the Effective Time with respect to the procurement of such "tail" policy, including with respect to the selection of the broker, available policy price and coverage options.

          (c)   In the event that VMware, the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, VMware shall cause proper provision to be made so that the successor and assign of VMware or the Surviving Corporation assumes the obligations set forth in this section 5.9.

          (d)   Each Indemnified Person to whom this section 5.9 applies will be a third party beneficiary of this section 5.9. The rights of each Indemnified Person under this section 5.9 shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person. The obligations of VMware and the Surviving Corporation under this section 5.9 shall not be terminated or modified in such manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person.

Section 5.10    Resignation of Directors.     Prior to the Effective Time, Pivotal shall direct (and shall use its commercially reasonable efforts to cause) each member of the Pivotal Board to execute and deliver a letter effectuating his or her resignation as a director of the Pivotal Board effective immediately prior to the Effective Time.

Section 5.11    Public Announcements.     Except with respect to the matters described in, and subject to section 5.2, each of VMware and Merger Sub, on the one hand, and Pivotal, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the Merger and shall not issue any such press release or make any public announcement prior to such consultation and review, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. Each party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party).

Section 5.12    Stock Exchange Delisting; Deregistration.     Prior to the Closing Date, Pivotal shall cooperate with VMware and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting by the Surviving Corporation of the Class A Shares from the New York Stock Exchange and the deregistration of the Class A Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing Date.

Section 5.13    Section 16 Matters.     Prior to the Effective Time, (i) the Pivotal Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Class A Shares (including derivative securities with respect to such Class A Shares) or Class B Shares resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of section 16(a) of the Exchange Act with respect to Pivotal, to be exempt under Rule 16b-3 promulgated under the Exchange Act and (ii) the VMware Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any acquisitions of VMware Stock (including derivative securities with respect to VMware Stock) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of section 16(a) of the Exchange Act with respect to VMware, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14    Employee Matters.

          (a)   VMware shall, or shall cause the Surviving Corporation to, provide each employee who is employed by Pivotal or any of its Subsidiaries as of immediately prior to the Closing Date and whose employment continues with the Surviving Corporation or any of its Subsidiaries (or VMware or any of its Affiliates) from the Closing Date (each, a "Continuing Employee"), for the period beginning on the Closing Date and ending on the one-year anniversary thereof (or, if shorter, the period of employment) (x) aggregate target cash compensation opportunities no less favorable in the aggregate than that provided to such Continuing Employee by Pivotal and its Subsidiaries immediately prior to the Closing Date and (y) benefits (excluding equity and other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans and post-employment welfare benefits) that are, on an aggregate basis, no less favorable than either (1) the benefits (excluding equity and other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans and post-employment welfare benefits) provided by Pivotal and its Subsidiaries to such Continuing Employee immediately prior to the Closing Date or (2) those provided by VMware to its similarly-situated employees.

          (b)   Unless requested by VMware at least 10 Business Days prior to the Closing not to take such action, the board of directors of Pivotal shall adopt a resolution terminating each Pivotal Plan that is intended to be qualified under Code section 401(a) and includes a cash or deferred arrangement intended to qualify under Code section 401(k) effective as of the day prior to the Closing and shall provide evidence of such termination acceptable to VMware prior to the Closing. Immediately prior to such termination, Pivotal will have made all necessary payments to fund the contributions: (i) necessary or required to maintain the tax-qualified status of each such plan; (ii) for elective deferrals made pursuant to each such plan for the period prior to termination; and

  (iii) for any employer contributions (including any matching contributions) for the period prior to termination.

          (c)   From and after the Effective Time, VMware, in its sole discretion, shall either (1) continue (or cause the Surviving Corporation to continue) each Pivotal Plan on substantially the same terms as in effect immediately prior to the Effective Time or (2) discontinue one or more Pivotal Plans and permit the Continuing Employees to participate in the benefit programs of VMware to the same extent as similarly situated employees of VMware or its subsidiaries. From and after the Effective Time, with respect to any benefit plan maintained by VMware or its Subsidiaries that is not a Pivotal Plan and in which Continuing Employees are eligible to participate:

              (i)  Continuing Employees shall be given credit for service with Pivotal or its Subsidiaries with respect to paid time-off and severance as applicable;

             (ii)  VMware shall cause any pre-existing conditions and eligibility waiting periods under any such plan to be waived with respect to the Continuing Employees and their eligible dependents;

            (iii)  With respect to any Continuing Employee who moves to any U.S. group health plans of VMware or its Subsidiaries on a date other than the first day of the plan year, to the extent permitted by the plan provider, VMware shall give such Continuing Employees credit toward deductibles and annual out of pocket limits for expenses incurred and paid during the plan year in which the transition occurs;

            (iv)  Unused PTO days accrued by all exempt U.S. Continuing Employees through the Closing Date will be cashed-out by Pivotal in connection with the Closing and such Continuing Employees will be subject to VMware's non-accrued vacation policy applicable to all exempt U.S. employees; and

             (v)  Unused PTO or vacation days accrued by all other Continuing Employees under the plans and policies of Pivotal and its Subsidiaries will carry over to VMware or the Surviving Corporation to the extent administratively practicable and legally permitted, and each such Continuing Employee shall be paid by Pivotal in cash for any accrued and unused PTO or vacation days that VMware determines are not administratively practicable or legally required to carry over.

          (d)   Prior to the Closing, each of VMware and Pivotal shall reasonably consult in good faith to mutually determine and implement an appropriate retention program for certain employees of Pivotal and in furtherance thereof, the parties shall take certain actions with respect to such employee retention matters in accordance with section 5.14(d) of the Pivotal Disclosure Letter.

          (e)   Nothing in this section 5.14, whether express or implied, shall confer upon any current or former employee of Pivotal, VMware, the Surviving Corporation or any of their respective Subsidiaries or Affiliates, any rights or remedies including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this section 5.14. No provision of this section 5.14 is intended to modify, amend or create any employee benefit plan of Pivotal, VMware, Surviving Corporation or any of their respective Subsidiaries or Affiliates.

Section 5.15    Certain Tax Matters.     At or within 30 days prior to the Closing, Pivotal shall deliver to VMware a certificate and a notice to the IRS in the form of exhibit E hereto. For the avoidance of doubt, assuming such certificate and notice are provided, the parties agree that no withholding shall be required or made under section 1445 of the Code with respect to the transactions contemplated hereunder, absent a change in applicable Law after the date hereof.

Section 5.16    Black Duck Scan.     As soon as reasonably practicable following the date hereof, Pivotal shall use commercially reasonable efforts to (i) execute a customary and reasonable non-disclosure agreement with Black Duck Software, Inc. ("Black Duck") to permit Black Duck to conduct an audit (at VMware's sole cost and expense) of the source code for the Pivotal Products that are identified on section 5.16 of the Pivotal Disclosure Letter to determine whether such Pivotal Products use or incorporate, or are derived from, (a) any Software that is subject to an Open Source License or (b) third party commercial Software, (ii) deliver such source code to Black Duck and otherwise provide cooperation and assistance as reasonably required by Black Duck for this purpose and (iii) deliver to VMware (or permit Black Duck to deliver to VMware) the results of such audit as soon as practicable following completion of the audit in accordance with VMware's arrangements with Black Duck as agreed to in advance by Pivotal, such agreement not to be unreasonably withheld or delayed. Notwithstanding anything herein to the contrary, for the avoidance of doubt, (i) the audit results and any other information provided to VMware directly or indirectly by Pivotal in connection with this section 5.16 shall constitute the "Confidential Information" of Pivotal under the Confidentiality Agreement; (ii) the completion of the audit by Black Duck in accordance with this section 5.16 is not a condition to VMware and Merger Sub's obligations to consummate the Merger (subject to Pivotal's obligation to use commercially reasonable efforts to take the actions specified herein); and (iii) Pivotal shall be under no obligation to take any action, whether modification, remediation or otherwise, with respect to any such Pivotal Products as a result of any findings in such an audit.

Section 5.17    Support Agreement.     VMware shall enforce its rights under Support Agreement in order to cause the Class A Shares or Class B Shares beneficially owned by Dell to be present for purposes of establishing a quorum and voted in favor of the approval of this Agreement, the Merger and each of the actions contemplated hereby, in respect of which approval of the Pivotal stockholders is required, in each case, in accordance with section 3 of the Support Agreement. Pivotal shall be a third party beneficiary of the Support Agreement for the purpose of causing VMware to enforce, through an action for specific performance pursuant to section 18(d) thereof, the provisions of sections 2, 3, 4 and 16 of the Support Agreement.

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)   Stockholder Approval.    The Pivotal Stockholder Approvals shall have been obtained.

          (b)   No Injunctions or Legal Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any such case, prohibits or makes illegal the consummation of the Merger.

Section 6.2    Conditions to the Obligations of VMware and Merger Sub.     The obligation of VMware and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by VMware, at or prior to the Effective Time of the following conditions:

          (a)   Representations and Warranties.

              (i)  The representations and warranties of Pivotal set forth in sections 3.1, 3.2, 3.3 and 3.27 shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of and as though made on the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) (it being understood and agreed that the representations and warranties of Pivotal contained section 3.2 shall be deemed to fail to be true and correct in all material respects only if any such failures, in the aggregate, would reasonably be expected to cause the aggregate consideration to be paid by VMware and Merger Sub under this Agreement to increase by more than $5,000,000);

             (ii)  the representations and warranties of Pivotal set forth in sections 3.4 and 3.9(b) shall have been true and correct in all respects (other than, with respect to section 3.4, such failures to be accurate that are de minimis) as of the date of this Agreement and shall be true and correct in all respects (other than, with respect to section 3.4, such failures to be accurate that are de minimis) as of and as though made on the Closing Date (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); and

            (iii)  the representations and warranties of Pivotal set forth in this Agreement (other than clauses (i) and (ii) above) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of and as though made on the Closing Date except, in each case, where the failure of such representations and warranties to be so true and correct does not constitute, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, in the case of this clause (a)(iii) for purposes of determining the accuracy of such representations and warranties, (A) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (B) the truth and accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause (a)(iii), as the case may be) only as of such date).

          (b)   Performance of Obligations of Pivotal.    Pivotal shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)   Officers' Certificate.    VMware shall have received a certificate signed by an executive officer of Pivotal certifying as to the matters set forth in section 6.2(a) and section 6.2(b).

Section 6.3    Conditions to the Obligations of Pivotal.     The obligation of Pivotal to effect the Merger is also subject to the satisfaction, or waiver by Pivotal, at or prior to the Effective Time of the following conditions:

          (a)   Representations and Warranties.

              (i)  The representations and warranties of VMware and Merger Sub set forth in section 4.1 shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of and as though made on the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

             (ii)  the representations and warranties of VMware and Merger Sub set forth in section 4.2 shall have been true and correct in all respects (other than such failures to be accurate that are de minimis) as of the date of this Agreement and shall be true and correct in all respects (other than such failures to be accurate that are de minimis) as of and as though made on the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); and

            (iii)  the representations and warranties of VMware and Merger Sub set forth in this Agreement (other than those set forth in clauses (i) and (ii) above) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made as of the Closing Date except in each case where the failure of such representations and warranties to be so true and correct does not constitute, and would not reasonably be expected to have, a material adverse effect on the ability of VMware to consummate the Merger (it being understood that, in the case of this clause (a)(ii) for purposes of determining the accuracy of such representations and warranties, (A) all "VMware Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (B) the truth and accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause (a)(ii), as the case may be) only as of such date).

          (b)   Performance of Obligations of VMware and Merger Sub.    VMware and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

          (c)   Officers' Certificate.    Pivotal shall have received a certificate signed by an executive officer of VMware certifying as to the matters set forth in section 6.3(a) and section 6.3(b).

Section 6.4    Frustration of Closing Conditions.     None of VMware, Merger Sub or Pivotal may rely on the failure of any condition set forth in this article VI to be satisfied if such failure was caused by such party's breach of this Agreement.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1    Termination.     This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Pivotal Stockholder Approvals have been obtained (with any termination by VMware also being an effective termination by Merger Sub):

          (a)   by mutual written consent of VMware and Pivotal;

          (b)   by either VMware or Pivotal:

              (i)  if the Merger shall not have been consummated on or before the date that is the 180th day after the date hereof (the "Outside Date"), except that the right to terminate this Agreement pursuant to this section 7.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Merger to be consummated by the Outside Date;

             (ii)  if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; or

            (iii)  if the Pivotal Class A Stockholder Approval shall not have been obtained at the Pivotal Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken, except that Pivotal shall not be permitted to terminate this Agreement pursuant to this section 7.1(b)(iii) if the failure to obtain such Pivotal Class A Stockholder Approval is proximately caused by any action or failure to act of Pivotal that constitutes a breach of this Agreement;

          (c)   by VMware:

              (i)  if Pivotal shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach of section 5.2 or section 5.3(b), as to which section 7.1(c)(ii)(C) will apply), or if any representation or warranty of Pivotal shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in section 6.2(a) or section 6.2(b) and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) 30 days after the giving of written notice to Pivotal of such breach or failure, except that VMware shall not have the right to terminate this Agreement pursuant to this section 7.1(c)(i) if VMware or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

             (ii)  if (A) an Adverse Recommendation Change shall have occurred, (B) Pivotal shall, within ten Business Days of a tender or exchange offer relating to securities of Pivotal having been commenced, fail, based upon the recommendation of the Pivotal Special Committee, to publicly recommend against such tender or exchange offer, (C) Pivotal shall have failed to publicly reaffirm the Pivotal Special Committee's recommendation of the Merger within ten Business Days after receipt of a written request from VMware to provide such reaffirmation following (x) the public announcement of an Acquisition Proposal or (y) an Acquisition Proposal becoming generally known to the public (or any material modification thereto), (D) Pivotal shall have breached or failed to perform in any material respect any of its obligations set forth in section 5.2 or to convene the Pivotal Stockholders Meeting in accordance with section 5.3(b) or (E) the Pivotal Special Committee shall have formally resolved or publicly authorized or proposed to take any of the foregoing actions;

          (d)   by Pivotal:

              (i)  if VMware or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of VMware or Merger Sub shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in section 6.3(a) or section 6.3(b) and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) 30 days after the giving of written notice to VMware of such breach or failure, except that Pivotal shall not have the right to terminate this Agreement pursuant to this section 7.1(d)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; or

             (ii)  at any time prior to obtaining the Pivotal Stockholder Approvals, in order to accept a Superior Proposal in accordance with section 5.2(d); so long as Pivotal shall have (A) otherwise complied in all material respects with all provisions of section 5.2, including the notice provisions of section 5.2(b), (B) substantially concurrently with such termination entered into the associated Alternative Acquisition Agreement and (C) paid any amounts due pursuant to section 7.3(b).

The party desiring to terminate this Agreement pursuant to this section 7.1 (other than pursuant to section 7.1(a)) shall give notice of such termination to the other party.

Section 7.2    Effect of Termination.     In the event of termination of the Agreement, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of VMware, Merger Sub or Pivotal, except that:

          (a)   the Confidentiality Agreement and the provisions of section 5.4(c), this section 7.2, section 7.3 (Fees and Expenses), section 8.2 (Notices), section 8.5 (Entire Agreement), section 8.6 (No Third Party Beneficiaries), section 8.7 (Governing Law), section 8.8 (Submission to Jurisdiction), section 8.9 (Assignment; Successors), section 8.10 (Specific Performance), section 8.11 (Currency), section 8.12 (Severability), section 8.13 (Waiver of Jury Trial) and section 8.16 (No Presumption Against Drafting Party) shall survive the termination hereof;

          (b)   Pivotal may have liability as provided in section 7.3; and

          (c)   no such termination shall relieve any party from any liability or damages resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity.

Section 7.3    Fees and Expenses.

          (a)   Except as otherwise provided in this section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Schedule 13E-3 and the Proxy Statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys' fees, accountants' fees and related expenses), shall be shared equally by VMware and Pivotal.

          (b)   In the event that:

              (i)  (A) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) is made directly to Pivotal's stockholders or is otherwise publicly disclosed or otherwise communicated to senior management of Pivotal, the Pivotal Special Committee or the Pivotal Board, and, in each case, not withdrawn prior to the date of the Pivotal Stockholder Meeting (in the case of termination pursuant to section 7.1(b)(iii)) or the date of termination (in the case of termination pursuant to sections 7.1(b)(i) or 7.1(c)(i)), (B) this Agreement is terminated by Pivotal or VMware pursuant to section 7.1(b)(i) or section 7.1(b)(iii) or by VMware pursuant to section 7.1(c)(i) (in the case of section 7.1(c)(i) due to a breach by Pivotal of any covenant contained in this Agreement) and (C) within 12 months after the date of such termination, Pivotal enters into an agreement (which is subsequently consummated) in respect of any Acquisition Proposal, or recommends or submits an Acquisition Proposal (which is subsequently consummated) to its stockholders for adoption, or a transaction in respect of any Acquisition Proposal is consummated, which, in each case, need not be the same Acquisition Proposal that was made, disclosed or communicated prior to termination hereof (except, that for purposes of this clause (C), each reference to "15%" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "50%");

             (ii)  this Agreement is terminated by VMware pursuant to section 7.1(c)(ii); or

            (iii)  this Agreement is terminated by Pivotal pursuant to section 7.1(d)(ii);

then, in any such event, Pivotal shall pay to VMware a fee of $95,000,000 (the "Termination Fee"), it being understood that in no event shall Pivotal be required to pay the Termination Fee on more than one occasion. The payment by Pivotal of the Termination Fee pursuant to this section 7.3 shall not relieve Pivotal from any liability or damage resulting from (x) fraud or (y) any willful and material breach of any of its covenants or agreements set forth in this Agreement prior to termination which relates to the termination of this Agreement in accordance with its terms. Notwithstanding section 7.2(c) or anything else to the contrary in this Agreement (but subject to the preceding sentence), VMware and Merger Sub agree that upon any valid termination of this Agreement under circumstances where the Termination Fee is payable by Pivotal pursuant to this section 7.3 and such Termination Fee is paid in full and accepted by VMware, VMware and Merger Sub shall be precluded from any other remedy against Pivotal, at law or in equity or otherwise, and neither VMware nor Merger Sub shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Pivotal or any of the Pivotal's Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.

          (c)   Payment of the Termination Fee shall be made by wire transfer of same day funds to the accounts designated by VMware (i) no later than the consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Termination Fee payable pursuant to section 7.3(b)(i), (ii) as promptly as reasonably practicable after termination (and, in any event, within two Business Days thereof), in the case of termination by VMware pursuant to section 7.1(c)(ii), or (iii) substantially concurrently with, and as a condition to the effectiveness of, termination, in the case of a termination by Pivotal pursuant to section 7.1(d)(ii).

          (d)   Pivotal acknowledges that the agreements contained in this section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, VMware and Merger Sub would not enter into this Agreement. Each party further acknowledges that the Termination Fee is not a penalty, but represents liquidated damages in a reasonable amount that, without limiting any rights of any Person pursuant to section 7.2(c), will compensate VMware and Merger Sub in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. Accordingly, if Pivotal fails promptly to pay any amounts due pursuant to this section 7.3, and, in order to obtain such payment, VMware commences a Legal Proceeding that results in a judgment against Pivotal for the amounts set forth in this section 7.3, Pivotal shall pay to VMware its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such Legal Proceeding, together with interest on the amounts due pursuant to this section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

Section 7.4    Amendment or Supplement.     This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors (or the Pivotal Special Committee and the VMware Special Committee) at any time prior to the Effective Time, whether before or after the Pivotal Stockholder Approvals have been obtained, except that after the Pivotal Stockholder Approvals have been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Pivotal without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 7.5    Extension of Time; Waiver.     At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein, except that after the Pivotal Stockholder Approvals have been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Pivotal without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1    Nonsurvival of Representations and Warranties.     None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 8.2    Notices.     All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

  (i)
  if to VMware, Merger Sub or the Surviving Corporation, to:

  3401 Hillview Ave.
  Palo Alto, CA 94304
  Attention: Amy Olli
  E-mail: [REDACTED]

  with copies (which shall not constitute notice) to:

  Gibson, Dunn & Crutcher LLP
  200 Park Avenue
  New York, NY 10166
  Attention: Barbara L. Becker and Saee M. Muzumdar
  E-mail: [REDACTED]

  and

  Wilson Sonsini Goodrich & Rosati Professional Corporation
  650 Page Mill Road
  Palo Alto, CA 94304
  Attention: Martin W. Korman
  E-mail: [REDACTED]

  and

  One Dell Way
  Round Rock, TX 78682
  Attention: Richard Rothberg
  E-mail: [REDACTED]

  and

  Simpson Thacher & Bartlett LLP
  425 Lexington Ave
  New York, NY 10017
  Attention: William R. Dougherty
  E-mail: [REDACTED]

      and

      Simpson Thacher & Bartlett LLP
      2475 Hanover Street
      Palo Alto, CA 94304
      Attention: Atif I. Azher and Naveed Anwar
      E-mail: [REDACTED]

  (ii)
  if to Pivotal, to:

  875 Howard Street, Fifth Floor
  San Francisco, CA 94103
  Attention: Andrew M. Cohen
  E-mail: [REDACTED]

  with copies (which shall not constitute notice) to:

  Latham & Watkins LLP
  140 Scott Drive
  Menlo Park, CA 94025
  Attention: Tad J. Freese and Mark M. Bekheit
  E-mail: [REDACTED]

  and

  Davis Polk & Wardwell LLP
  1600 El Camino Real
  Menlo Park, CA 94025
  Attention: Alan F. Denenberg and Sarah K. Solum
  E-mail: [REDACTED]

All notices, deliveries and other communications pursuant to this Agreement must be in writing and will be deemed given if sent via email or delivered by globally recognized express delivery service (with a required e-mail copy, receipt of which need not be acknowledged) to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (1) in the case of e-mail, on the date that the recipient acknowledges having received the email, with an automatic "read receipt" not constituting acknowledgment of an email for purposes of this section, and (2) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service's systems.

Section 8.3    Certain Definitions.     For purposes of this Agreement:

          (a)   "Affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

          (b)   "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed;

          (c)   "Confidential Information" means information and materials not generally known to the public, including Trade Secrets and other confidential and proprietary information;

          (d)   "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

          (e)   "Copyleft License" means any license that requires, as a condition of use, modification or distribution of Software or other Technology subject to such license, that such Software or other Technology, or other Software or other Technology incorporated into, derived from, used or distributed with such Software or other Technology (a) in the case of Software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing of derivative works, (c) be licensed under terms that allow the Pivotal Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) be redistributable at no license fee. Without limiting the foregoing, "Copyleft Licenses" constitute Open Source Licenses and include the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, the GNU Affero General Public License, the Mozilla Public License, the Sun Industry Standards License, the Sun Community Source License, the Artistic License, the Netscape Public License, Common Development and Distribution License, the Eclipse Public License and all Creative Commons "sharealike" licenses;

          (f)    "Copyrights" means copyrights and all other rights with respect to Works of Authorship, and all registrations thereof and applications therefor and renewals, extensions and reversions thereof, and all other rights corresponding thereto throughout the world (including moral and economic rights, however denominated);

          (g)   "Customer Data" means Data and content uploaded, provided or otherwise made available by or for any customer to Pivotal or any of its Subsidiaries;

          (h)   "Data" means data, data structures, technical data and performance data;

          (i)    "Databases" means databases and other compilations and collections of Data or information;

          (j)    "Domain Names" means Internet domain names and numerical addresses;

          (k)   "EMC Agency Agreements" means collectively the Amended and Restated Agent Agreement (U.S. and Mexico Version) by and between EMC Corporation and Pivotal Software, Inc. dated April 2, 2018 and the Amended and Restated Agent Agreement (International Version) by and between EMC Information Systems International and Pivotal Software International dated April 2, 2018;

          (l)    "EMC Entity" means EMC Corporation, EMC Global Holdings Company, EMC Computer Systems (UK) Limited, EMC Information Systems International and any other EMC Subsidiary;

          (m)  "EMC-Pivotal Customer Contracts" means Contracts (including Government Contracts) between an EMC Entity and any Top Customer pursuant to which an EMC Entity has sold Pivotal Products to such Top Customer in its capacity as an agent under any EMC Agency Agreements;

          (n)   "Government Contract" means a Contract between (a)(i) Pivotal or a Subsidiary of Pivotal, or one of their resellers or distributors, or (ii) an EMC Entity or one of its resellers or distributors, on the one hand, and (b) any Governmental Entity, any primary contractor of a Governmental Entity in its capacity as a prime contractor or any higher-tier subcontractor with respect to such Contract, on the other hand;

          (o)   "Indebtedness" means, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to unearned advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

  (iii) capital lease obligations of such Person that would be classified as balance sheet liabilities in accordance with GAAP, (iv) the deferred and unpaid balance of the purchase price of any property (excluding trade payables) and (v) all obligations described in items (i) through (iv) of this definition of any third party that are guaranteed, directly or indirectly, by such Person;

          (p)   "Intellectual Property" means any and all intellectual property rights (anywhere in the world, whether statutory, common law or otherwise) whether registered or unregistered, including (a) Patents, (b) Copyrights, (c) rights with respect to Software, including registrations thereof and applications therefor, (d) industrial design rights and registrations thereof and applications therefor, (e) rights with respect to Trademarks, (f) rights with respect to Domain Names, including registrations thereof and applications therefor, (g) rights with respect to Trade Secrets and other confidential information, including rights to limit the use or disclosure thereof by any Person, (h) rights with respect to Data or Databases, including registrations thereof and applications therefor, and (i) any rights equivalent or similar to any of the foregoing. Without limiting the foregoing, "Intellectual Property" includes rights to derivatives, improvements, modifications, enhancements, revisions and releases relating to any of the foregoing, claims and causes of action arising out of or related to infringement, misappropriation or violation of any of the foregoing;

          (q)   "knowledge" of Pivotal, means the actual knowledge of the individuals, in each case after reasonable inquiry of his or her direct reports, listed in section 8.3(o) of the Pivotal Disclosure Letter;

          (r)   "Law" means any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement;

          (s)   "Legal Proceeding" means any suit, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, judicial, administrative or appellate proceeding), inquiry, hearing, audit, subpoena, complaint, grievance, demand, examination or investigation, whether formal or informal, whether public or private, commenced, brought, conducted or heard by or before, or otherwise involving, any court, arbitrator or other Governmental Entity;

          (t)    "Made Available" means when used as to any information, document or other material referred to in this Agreement, that such information, document or other material was: (a) made available on the SEC website two Business Days prior to the date of this Agreement; or (b) with respect to such information, document or other material Made Available by Pivotal, such information, document or material was made available by Pivotal for review by VMware or VMware's Representatives no later than 11:59 p.m. Pacific Time on August 20, 2019 in the virtual data room maintained by Pivotal in connection with the Merger;

          (u)   "Material Adverse Effect" means any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate: (A) has or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Pivotal and its Subsidiaries, taken as a whole, or (B) would prevent the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so or otherwise would prevent or reasonably be expected to prevent Pivotal from performing its obligations hereunder, except that in the case of clause (A) only, Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industry in which Pivotal and its Subsidiaries operate, or the general economic or political conditions or the financial or securities markets, in the United States, including (a) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market, (b) as a result of changes in geopolitical conditions, (c) a partial or total shutdown of the U.S. federal government or (d) as a result of the implementation of Brexit, (2) the outbreak or escalation of war, acts of terrorism or sabotage or natural disasters, (3) changes in Law or GAAP (or authoritative interpretation thereof) first proposed after the date hereof, (4) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, including any analyst estimates or expectations (except that the underlying causes of such failures may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect), (5) any event, change, circumstance, occurrence, effect or state of facts directly resulting from the announcement of this Agreement (other than for purposes of any representation or warranty contained in section 3.5 but subject to disclosures in section 3.5 of the Pivotal Disclosure Letter), (6) any event, change, circumstance, occurrence, effect or state of facts directly resulting from or otherwise relating to fluctuations in the value of any currency, except that with respect to clauses (1), (2), (3) and (6), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Pivotal and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which Pivotal and its Subsidiaries operate, (7) changes in the market price or trading volume of the Class A Shares (except that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect), (8) any action taken by Pivotal or any of its Subsidiaries that is expressly required pursuant to this Agreement or (9) any Transaction Litigation (it being understood and agreed that the exception in this clause (9) shall apply to the effects arising out of or relating to the bringing of such Transaction Litigation and not those arising out of or resulting from an actual breach (or other claim) that is the subject thereof);

          (v)   "Material Customer Contract"means a Contract with a customer for one or more Pivotal Products (whether such Contract is between Pivotal or one of its Subsidiaries and a customer or is an EMC-Pivotal Customer Contract) pursuant to which Pivotal and its Subsidiaries receives revenue in excess of $5,000,000 (or, with respect to Current Government Contracts, $3,000,000) in any fiscal year and the period of performance of which has not yet expired or terminated or for which final payment has not yet been received, excluding any purchase orders or statements of work that do not contain material terms that have not been superseded by the Contract to which such purchase order or statement relates;

          (w)  "Open Source License" means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. For the avoidance of doubt, "Open Source Licenses" include Copyleft Licenses;

          (x)   "Open Source Materials" means any Software or other Technology subject to an Open Source License;

          (y)   "Order" means any decision, ruling, charge, order, writ, judgment, injunction, decree, stipulation, determination, award or binding agreement issued, promulgated or entered by or with any Governmental Entity;

          (z)   "Ordinary Course Licenses Out" means licenses out of Intellectual Property owned by Pivotal or its Subsidiaries that are described in clauses (3) through (6) of section 3.16(a)(viii);

          (aa) "Owned Pivotal Intellectual Property" means any Pivotal Intellectual Property that is owned or purported by Pivotal or any of its Subsidiaries to be owned by Pivotal or any of its Subsidiaries;

          (bb) "Owned Pivotal Software" means solely those portions of Software that embody Owned Pivotal Intellectual Property;

          (cc)  "Owned Pivotal Technology" means any Pivotal Technology that is owned by Pivotal or any of its Subsidiaries, including, without limitation, all Owned Pivotal Software;

          (dd) "Patents" means (i) any domestic or foreign patents, utility models or inventor's certificates and applications, drafts and disclosures relating to any of the foregoing (and any patents, utility models or inventor's certificates that issue as a result of such applications, drafts and disclosures), and (ii) any reissues, divisions, divisionals, continuations, continuations-in-part, provisionals, renewals, extensions, substitutions, reexaminations or invention registrations related to any of the foregoing;

          (ee) "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

          (ff)  "Pivotal Data" means all Data collected, generated, received or otherwise processed in the operation of the business. Without limiting the foregoing, "Pivotal Data" includes all Customer Data and Pivotal Training Data;

          (gg) "Pivotal Intellectual Property" means any Intellectual Property that is owned or purported to be owned, used, held for use or practiced by Pivotal or any of its Subsidiaries;

          (hh) "Pivotal Intellectual Property Registrations" means all of the material registrations and applications for registrations with a Governmental Entity or Internet domain name registrar for Intellectual Property owned by Pivotal or any of its Subsidiaries;

          (ii)   "Pivotal IPO Date" means April 19, 2018;

          (jj)   "Pivotal MTA" means that certain Master Transaction Agreement by and among Dell and Pivotal, dated April 17, 2018;

          (kk) "Pivotal Products" means all products and services that are being sold, offered, distributed, licensed, leased or otherwise commercialized by Pivotal or any of its Subsidiaries, including Pivotal Cloud Foundry, Pivotal Application Services, Pivotal Container Service and the Pivotal Services Marketplace;

          (ll)   "Pivotal Software" means any Software that is or has been owned or purported to be owned, used, held for use or practiced by Pivotal or any of its Subsidiaries, or is necessary for the conduct of the business of Pivotal or any of its Subsidiaries;

          (mm)  "Pivotal Technology" means any Technology that is or has been owned or purported to be owned, used, held for use or practiced by Pivotal or any of its Subsidiaries, or is necessary for the conduct of the business of Pivotal or any of its Subsidiaries, including without limitation any Pivotal Software;

          (nn) "Pivotal Training Data" means all Data that has been made available by or to (or used by or for) Pivotal in connection with developing any Intellectual Property or Pivotal Products, including developing, training or improving algorithms;

          (oo) "Software" means all (a) computer programs and other software, including firmware and microcode, and including software implementations of algorithms, heuristics, models and methodologies, whether in source code, object code or other form, including libraries, frameworks, software development kits and tools, application programming interfaces, subroutines and other components thereof, (b) computerized Databases and other computerized compilations and collections of Data or information, (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons related to any of the foregoing, (d) descriptions, flow-charts, architectures, development tools and other materials used to design, plan, organize and develop any of the foregoing, and (e) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing;

          (pp) "Subsidiary" means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

          (qq) "Tax Return" means any return, declaration, report, certificate, bill, election, claim for refund, information return, statement or other written information and any other document filed or required to be filed with any Taxing Authority with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof;

          (rr)  "Tax Sharing Agreement" means any express or implied Tax allocation, Tax sharing, Tax indemnity, Tax receivable or similar agreement other than (i) agreements entered into in the ordinary course of business and other customary Tax indemnifications contained in any agreements the primary purpose of which agreements does not relate to Taxes and (ii) agreements exclusively between or among Pivotal and its Subsidiaries;

          (ss)  "Taxes" means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, social security, unemployment, welfare, disability, payroll, employment, excise, severance, stamp, environmental, occupation, workers' compensation, premium, real property, personal property, escheat or unclaimed property, windfall profits, net worth, capital, value-added, alternative or add-on minimum, customs duties, estimated and other taxes, or similar assessments, charges or levies (whether imposed directly or through withholding), whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any Tax Sharing Agreement;

          (tt)  "Taxing Authority" means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity;

          (uu) "Technology" means any (a) technology, formulae, algorithms, procedures, processes, methods, techniques, systems, know-how, ideas, concepts, creations, inventions and invention disclosures, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice), (b) technical, engineering, manufacturing, product, marketing, servicing, financial, business partner, supplier, customer, personnel, and other information, research, and materials, (c) specifications, designs, models, devices, prototypes, schematics, manuals and development tools, (d) Software, content, and other Works of Authorship, (e) Data, (f) Databases, (g) Trade Secrets and (h) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed in this definition;

          (vv) "Trade Secrets" means information and materials that (i) derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy;

          (ww)  "Trademarks" means unregistered and registered trademarks and service marks, common law trademarks and service marks, trade dress, symbols, logos, trade names, business names, corporate names, product names and other source or business identifiers and the goodwill associated with any of the foregoing, and all registrations thereof and applications therefor and any registrations, applications, renewals and extensions with respect to any of the foregoing; and

          (xx) "Works of Authorship" means Software, register-transfer-level and gate-level descriptions, netlists, documentation, scripts, verification components, test suites, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings and other works of authorship and copyrightable subject matter.

Section 8.4    Interpretation.     When a reference is made in this Agreement to a section, article, exhibit or schedule such reference shall be to a section, article, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any exhibit or schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any exhibit or schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation," unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term "or" is not exclusive. References to days mean calendar days unless otherwise specified. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to "law", "laws" or to a particular statute or law shall be deemed also to include any applicable Law.

Section 8.5    Entire Agreement.     This Agreement (including the exhibits hereto), the Pivotal Disclosure Letter, the Voting Agreement, the Support Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 8.6    No Third Party Beneficiaries.

          (a)   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in section 5.9.

          (b)   The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with section 7.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7    Governing Law.     This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 8.8    Submission to Jurisdiction.     Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, except that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.9    Assignment; Successors.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that VMware and Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement (a) to VMware or any of its Affiliates at any time, in which case all references herein to VMware or Merger Sub shall be deemed references to such other Affiliate, except that all representations and warranties made herein with respect to VMware or Merger Sub as of the date of this Agreement shall be deemed to be representations and warranties made with respect to such other Affiliate as of the date of such assignment or (b) after the Effective Time, to any Person; provided, in each case, that such transfer or assignment shall not relieve VMware or Merger Sub of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.10    Specific Performance.     The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to any termination of this Agreement pursuant to section 7.1, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, except that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 8.11    Currency.     All references to "dollars" or "$" or "US$" in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.12    Severability.     Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 8.13    Waiver of Jury Trial.     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.14    Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 8.15    Electronic Signature.     Delivery of an executed counterpart of a signature page to this Agreement may be made by electronic or digital delivery such as in Adobe Portable Document Format or using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign).

Section 8.16    No Presumption Against Drafting Party.     Each of VMware, Merger Sub and Pivotal acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VMWARE, INC.
By:	/s/ Patrick Gelsinger
	Name:	Patrick Gelsinger
	Title:	Chief Executive Officer
RAVEN TRANSACTION SUB, INC.
By:	/s/ Craig Norris
	Name:	Craig Norris
	Title:	President

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PIVOTAL SOFTWARE, INC.
By:	/s/ Robert Mee
	Name:	Robert Mee
	Title:	Chief Executive Officer and Director

[Signature Page to Merger Agreement]

Exhibit A

VOTING AGREEMENT

Exhibit B

CONSENT AND SUPPORT AGREEMENT

Exhibit C

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PIVOTAL SOFTWARE, INC.

ARTICLE I

The name of this corporation is Pivotal Software, Inc. (the "Company").

 ARTICLE II

The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, DE 19808. The name of its registered agent at that address is Corporation Service Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL").

 ARTICLE IV

The Company is authorized to issue 100 shares of stock, which shall be designated Common Stock, $0.01 par value.

ARTICLE V

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not limitation of the powers conferred by statute, the Board of Directors of the Company is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Company.

ARTICLE VI

The number of directors of the Company shall be fixed from time to time in a manner provided in the Bylaws or any amendment thereof duly adopted by the Board of Directors or by the stockholders. Elections of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

ARTICLE VII

Except as set forth in Article VIII, the Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

Except as set forth below, the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

The Company shall indemnify any director or officer to the fullest extent permitted by the DGCL, as amended from time to time. Notwithstanding the foregoing, the indemnification provided for in this article is not exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any bylaw of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

To the fullest extent permitted by applicable law, this Company is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which the DGCL permits this Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Company, its stockholders or others.

Any repeal or modification of any of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Company with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

ARTICLE IX

The name and mailing address of the Sole Incorporator is as follows:

Alan Sadler
Wilson Sonsini Goodrich & Rosati, P.C.
One Market Street, Suite 3300

Exhibit D

SECOND AMENDED AND RESTATED

BYLAWS

OF

PIVOTAL SOFTWARE, INC.
(A DELAWARE CORPORATION)

SECOND AMENDED AND RESTATED
BYLAWS
OF
PIVOTAL SOFTWARE, INC.
(a Delaware corporation)

ARTICLE I
OFFICES

Section 1.    Registered Office.     The registered office of Pivotal Software, Inc. (the "Company") in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.    Other Offices.     The Company shall also have and maintain an office or principal place of business at such place as may be fixed by its Board of Directors of the Company (the "Board") and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Company may require.

ARTICLE II
CORPORATE SEAL

Section 3.    Corporate Seal.     The Board may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the Company and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III
STOCKHOLDERS' MEETINGS

Section 4.    Place of Meetings.     Meetings of the stockholders of the Company may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the "DGCL").

Section 5.    Annual Meeting.     The annual meeting of the stockholders of the Company, for the purpose of election of directors and for such other business as may lawfully come before it, may be held at such place, on such date and such time, as the Board shall fix. Nominations of persons for election to the Board and proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company's notice of meeting of stockholders, or (ii) by or at the direction of the Board.

Section 6.    Special Meetings.     Special meetings of the stockholders of the Company may be called, for any purpose or purposes, by (i) the Chairman of the Board, if any, (ii) the President or the Chief Executive Officer, (iii) the Board pursuant to a resolution adopted by a majority of the total number of directors then in office, or (iv) by the holders of stock entitled to cast not less than twenty percent (20%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board shall fix.

Section 7.    Notice of Meetings.     Except as otherwise provided by the DGCL, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Company. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or waived by electronic transmission by such person, either before or after such meeting, and will be waived by any such person by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any such person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission. Any notice by electronic transmission shall be subject to Section 232 of the DGCL.

Section 8.    Quorum.     At all meetings of stockholders, except where otherwise provided by the DGCL, the Certificate of Incorporation of the Company, as amended and restated from time to time (the "Certificate of Incorporation"), or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized and executed, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the person who is the chair of the meeting or by the vote of the holders of a majority of the shares present or represented thereat, but no other business shall be transacted at such meeting until a quorum shall be present. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy, shall constitute a quorum entitled to take action with respect to that vote on the matter, and the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy at the meeting shall be the act of such class or classes or series.

Section 9.    Adjournment and Notice of Adjourned Meetings.     Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the person who is the chair of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by duly authorized and executed proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.    Voting Rights.     For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock ledger of the Company on the record date, as determined by the process described in Section 37 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall have the right to do so either in person, by remote communication, if applicable, or may authorize an agent or agents to act for such stockholder by proxy granted in accordance with the DGCL. An agent so appointed need not be a stockholder. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 11.    List of Stockholders.     The Secretary of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in these Bylaws shall require the Company to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that, the information required to gain access to such list is provided in the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. The list shall be open to examination of any stockholder during the time of the meeting as provided by the DGCL.

Section 12.    Joint Owners of Stock.     If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Company is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, such person's act binds all; (b) if more than one (1) vote, the act of the majority so voting binds all; (c) if more than one (1) vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL. If the instrument so filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Bylaw shall be a majority or even split in interest.

Section 13.    Action Without Meeting.

        (a)   Unless otherwise provided in the Certificate of Incorporation, any action required by the DGCL to be taken at any annual or special meeting of the stockholders, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic mail, fax, telegram, cablegram or other electronic transmission (hereinafter "electronic transmission"), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

        (b)   Every written consent or electronic transmission under this Bylaw shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Company in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

        (c)   Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents or electronic transmissions signed by a sufficient number of stockholders to take action were delivered to the Company as provided in Section 228(c) of the DGCL.

        (d)   An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Bylaw, provided that any such electronic transmission sets forth or is delivered with information from which the Company can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder, proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Consents given by electronic transmission shall be deemed to have been delivered when sent to the email address of either the sender of the request for consent or to the address specified in the message to which the request for consent was attached. Delivery made to the Company's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Company or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board.

        (e)   Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 14.    Organization.     At every meeting of stockholders, the Chairman of the Board, or if the Chairman of the Board is not appointed by the Board or is absent, the President or the Chief Executive Officer, or if the President or the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority of the stockholders entitled to vote, present in person, by remote communication, if applicable or represented by duly authorized and executed proxy, shall preside over the meeting and act as chairman. The Secretary, or, in his or her absence, any designee of the Secretary, shall act as secretary of the meeting.

ARTICLE IV
DIRECTORS

Section 15.    Number and Term of Office.     The authorized number of directors of the Company shall be fixed from time to time by resolution of the Board. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting or by written consent as provided in the DGCL, they may be elected as soon thereafter as convenient.

Section 16.    Powers.     The powers of the Company shall be exercised, its business conducted and its property controlled by the Board, except as may be otherwise provided by the DGCL or by the Certificate of Incorporation.

Section 17.    Term of Directors.     Directors shall be elected at each annual meeting of stockholders or by written consent as provided in the DGCL for a term of one (1) year or until such director's successor is elected and qualified or until such director's earlier death, resignation, disqualification, removal or other causes resulting in a vacancy or vacancies on the Board. Each director shall serve until such director's successor is duly elected and qualified or until such director's death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 18.    Vacancies.     Unless otherwise provided in the Certificate of Incorporation, any vacancies on the directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum of the directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the directors shall be deemed to exist under this Bylaw in the case of the death, resignation, disqualification, removal or other causes resulting in such vacancy.

Section 19.    Resignation.     Any director may resign at any time upon notice given in writing or by electronic transmission to the Secretary of the Company, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board. Unless otherwise provided in the Certificate of Incorporation, when one (1) or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until such successor shall have been duly elected and qualified.

Section 20.    Removal.     Subject to any limitations imposed by applicable law, the entire Board or any director may be removed at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of seventy-five percent (75%) of the voting power of all then-outstanding shares of capital stock of the Company, entitled to vote generally at an election of directors.

Section 21.    Meetings.

(a)    Regular Meetings.     Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may be held at any time or date and at any place within or without the State of Delaware designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board.

(b)    Special Meetings.     Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, if any, the President or the Chief Executive Officer, the Secretary or any two (2) directors (of if there is only one director, by the sole director).

(c)    Meetings by Electronic Communications Equipment.     Any member of the Board, or of any committee designated by the Board in accordance with Section 25 of these Bylaws, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)    Notice of Special Meetings.     Notice of the time and place of all special meetings of the Board shall be made either orally or in writing, by telephone, including a voice-messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means at least twelve (12) hours before the date and time of the special meeting. If such notice is sent by United States mail, it shall be sent by first class mail, postage prepaid at least two (2) days before the date of the special meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the special meeting and will be waived by any director by attendance thereat in person, by conference telephone or other remote communication, if applicable, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e)    Waiver of Notice.     The transaction of any business at any meeting of the Board, or any committee designated by the Board in accordance with Section 25 of these Bylaws, however called or noticed, or wherever held, shall be as valid as though the meeting was duly held after proper call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present who did not receive any call or notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting of the Board.

Section 22.    Quorum and Voting.

        (a)   Unless the Certificate of Incorporation requires a greater number, a quorum of the Board shall consist of a majority of the directors then in office; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the date and time fixed for the next regular meeting of the Board without any notice other than by announcement at the meeting.

        (b)   At each meeting of the Board at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by the DGCL or the Certificate of Incorporation.

Section 23.    Action Without Meeting.     Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24.    Fees and Compensation.     Directors shall be entitled to compensation for their services as may be approved by the Board by resolution of the Board, including, if so approved, a fixed sum and expenses of attendance, if any, at each regular or special meeting of the Board and at any meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25.    Committees.

(a)    Appointment.     The Board may, from time to time, appoint such committees as may be permitted by the DGCL. Such committees appointed by the Board shall consist of one (1) or more members of the Board and shall have such powers and perform such duties as may be permitted by the DGCL or prescribed by the resolution or resolutions of the Board creating such committees, but in no event shall any such committee have the powers or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Company.

(b)    Term.     The Board, subject to the foregoing provisions of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of such committee member's death, voluntary resignation or removal from the committee or from the Board. The Board may at any time for any reason remove any individual committee member, and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(c)    Meetings.     Unless the Board shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Bylaw may be held at any time and place within or without the State of Delaware as determined by the Board, or by any such committee, and when notice thereof has been given to each member of such committee in the manner provided in these Bylaws for the giving of notice to the members of the Board, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided in these Bylaws for the giving of notice to members of the Board of the time and place of special meetings of the Board. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the special meeting and will be waived by any director by attendance thereat in person, by conference telephone or other remote communication, if applicable, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board in the resolution or resolutions authorizing the creation of the committee, a majority of the number of members of any such committee then serving, shall constitute a quorum for the transaction of business of the committee, and the act of a majority of those present at any committee meeting at which a quorum is present shall be the act of such committee.

Section 26.    Organization.     At every meeting of the directors, the President or the Chief Executive Officer, or if the President or the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting and act as the chairman. The Secretary, or in his or her absence, any designee of the Secretary, shall act as secretary of the meeting.

ARTICLE V
OFFICERS

Section 27.    Officers Designated.

        (a)   General.    The officers of the Company shall include, if and when designated by the Board, the President or the Chief Executive Officer, the Vice President—Finance, the Secretary and any other officer duly appointed by the Board, all of whom shall be elected at the annual organizational meeting of the Board. The Board may also appoint a President or the Chief Executive Officer, one (1) or more Vice Presidents, an Assistant Secretary, a Controller, a Vice President—Finance and such other officers and agents with such powers and duties as it shall deem necessary or appropriate. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Company at any one time unless specifically prohibited therefrom by the Certificate of Incorporation or the DGCL. The salaries and other compensation of the officers of the Company shall be fixed by or in the manner designated by the Board. Any officers serving may appoint such subordinate officers as they deem necessary or desirable.

Section 28.    Tenure and Duties of Officers.     All officers of the Company shall hold office at the pleasure of the Board until their successors shall have been duly elected and qualified until such officers' earlier death, resignation or removal. Any officer elected or appointed by the Board may be removed at any time by the Board. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board. The officers of the Company shall have such powers and duties as may be prescribed by the Board.

        (a)   Chairman of the Board.    The Chairman of the Board, if chosen by the Board in accordance with these Bylaws and when present, shall preside at all meetings of the stockholders and the Board. The Chairman of the Board shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

        (b)   President or the Chief Executive Officer.    The President or the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present. The President or the Chief Executive Officer shall perform other duties commonly incident to those offices and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

        (c)   Secretary.    The Secretary shall attend all meetings of the stockholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Company. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time. The President or the Chief Executive Officer may direct any officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each such officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President or the Chief Executive Officer shall designate from time to time.

        (d)   Vice President—Finance.    The Vice President—Finance shall keep or cause to be kept the books of account of the Company in a thorough and proper manner and shall render statements of the financial affairs of the Company in such form and as often as required by the Board, the President or the Chief Executive Officer. The Vice President—Finance, subject to the order of the Board, shall have the custody of all funds and securities of the Company. The Vice President—Finance shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board, the President or the Chief Executive Officer shall designate from time to time. The President or the Chief Executive Officer may direct any officer to assume and perform the duties of the Vice President—Finance in the absence of the Vice President—Finance, and each such officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the President or the Chief Executive Officer shall designate from time to time.

Section 29.    Delegation of Authority.     The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30.    Resignations.     Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board, the President or the Chief Executive Officer or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Company under any contract with the resigning officer.

Section 31.    Removal.     Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the Board in office at the time, or by the unanimous written consent of the Board in office at the time, or by any committee or superior officer upon whom such power of removal may have been conferred by the Board.

ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES
OWNED BY THE COMPANY

Section 32.    Execution of Corporate Instruments.     The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Company any corporate instrument, certificate or document, or to sign on behalf of the Company the corporate name without limitation, or to enter into contracts and agreements on behalf of the Company, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Company. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Company or in special accounts of the Company shall be signed by such person or persons as the Board shall authorize so to do. Unless expressly authorized or ratified by the Board in a resolution of the Board or within the agency power of an officer or director authorized or ratified by the Board, no officer, director, agent, employee or any other person shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33.    Voting of Securities Owned by the Company.     All stock and other securities of other corporations owned or held by the Company for itself, or for other persons in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board, or, in the absence of such authorization, by the President or the Chief Executive Officer.

ARTICLE VII
SHARES OF STOCK

Section 34.    Form and Execution of Stock Certificates.    Certificates for the shares of stock of the Company shall be in such form as is consistent with the Certificate of Incorporation and the DGCL. Every holder of stock in the Company shall be entitled to have a stock certificate signed by, or in the name of the Company by the President or the Chief Executive Officer and the Secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Bylaw or otherwise required by law or with respect to this Bylaw a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 35.    Lost, Stolen or Destroyed Certificates.    A new certificate or certificates of the Company's stock shall be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen, or destroyed. The Company may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner's legal representative, to agree to indemnify the Company in such manner as it shall require or to give the Company a bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company on account of the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of new certificate or certificates.

Section 36.    Transfers.    Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Company shall be made only on the stock ledger of the Company by the registered holder thereof, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon. The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 37.    Fixing Record Dates.

        (a)   In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, subject to the DGCL, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

        (b)   In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Company, request the Board to fix a record date. The Board shall promptly, but in any event within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

        (c)   In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 38.    Registered Stockholders.     The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the Company's stock entitled to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE VIII
OTHER SECURITIES OF THE COMPANY

Section 39.    Execution of Other Securities.     All bonds, debentures, notes and other corporate securities of the Company, other than stock certificates (covered in ARTICLE VII), may be signed by the President or the Chief Executive Officer, or such other person as may be authorized by the Board, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or the Vice President—Finance; provided, however, that where any such bond, debenture, note or other corporate security shall be authenticated by the manual signature, or where permissible, facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture, note or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture, note or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture, note or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Secretary or the Vice President—Finance or such other person as may be authorized by the Board, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture, note or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture, note or other corporate security so signed or attested shall have been delivered, such bond, debenture, note or other corporate security nevertheless may be adopted by the Company and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Company.

ARTICLE IX
DIVIDENDS

Section 40.    Declaration of Dividends.     Dividends upon the capital stock of the Company, subject to the restrictions contained in the Certificate of Incorporation and the DGCL, if any, may be declared by the Board pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 41.    Dividend Reserve.     Before payment of any dividend, there may be set apart out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interests of the Company, and the Board may modify or abolish any such reserve.

 ARTICLE X
FISCAL YEAR

Section 42.    Fiscal Year.     The fiscal year of the Company shall be fixed by resolution of the Board.

ARTICLE XI
INDEMNIFICATION

Section 43.    Right to Indemnification.

        (a)   Except as set forth in Section 43(d), a director of this Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Company Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

        (b)   Except as set forth in Section 43(d), the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company, or has or had agreed to become a director of the Company, or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including attorneys' fees and expenses, judgments, fines, amounts to be paid in settlement and excise payments or penalties arising under the Employee Retirement Income Security Act of 1974 ("ERISA")) reasonably incurred by such Covered Person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in this Section 43, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. The Company may, by the action of the Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

        (c)   Except as set forth in Section 43(d), the Company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees and expenses) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 43 or otherwise. The rights contained in this clause (C) shall inure to the benefit of a Covered Person's heirs, executors and administrators.

        (d)   If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 43 is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the Company shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

        (e)   The rights conferred on any Covered Person by this Section 43 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws or the Certificate of Incorporation of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

        (f)    The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such individual or entity against such expense, liability or loss under the General Company Law of the State of Delaware.

        (g)   The Company's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person is entitled to collect and is collectible as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.

        (h)   Any repeal or modification of the foregoing provisions of this Section 6.9 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

        (i)    This Section 43 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons, to a greater extent or in an manner otherwise different than provided for in this Section 43 when and as authorized by appropriate corporate action.

        (j)    If this Section 43 or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then the Company will nevertheless indemnify each Covered Person entitled to indemnification under clause (B) of this Section 43 as to all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Covered Person and for which indemnification is available to such Covered Person pursuant to this Section 43 to the fullest extent permitted by any applicable portion of this Section 43 that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE XII
NOTICES

Section 44.    Notices.

        (a)   Notice to Stockholders.    Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex, or by electronic mail or other electronic means.

        (b)   Notice to Directors.    Any notice required to be given to any director may be given by any method stated in subsection (a) of this Section 44, or, as applicable, as provided for in subsection (d) of Section 21 of these Bylaws. If such notice is delivered pursuant to these Bylaws, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

        (c)   Affidavit of Mailing.    An affidavit of mailing, executed by a duly authorized and competent employee of the Company or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

        (d)   Methods of Notice.    It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

        (e)   Notice to Person with Whom Communication Is Unlawful.    Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the Company, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XIII
AMENDMENTS

Section 45.    Amendments.     The Board is expressly empowered to adopt, amend or repeal any Bylaw of the Company. The stockholders shall also have power to adopt, amend or repeal any Bylaw of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by the DGCL or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class or series, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

Exhibit E

FIRPTA CERTIFICATE AND NOTICE

Annex B

August 22, 2019

Special Committee of the
Board of Directors
Pivotal Software, Inc.
875 Howard St.
San Francisco, CA 94103

Members of the Special Committee of the Board:

We understand that Pivotal Software, Inc. ("Pivotal" or the "Company"), VMware, Inc. (the "Buyer") and Merger Sub, a wholly owned subsidiary of the Buyer ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated August 22, 2019 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of the Company's Class A common stock, par value $0.01 per share ("Company Class A Common Stock"), other than Excluded Class A Shares (as defined in the Merger Agreement) and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $15.00 per share in cash, without interest (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Class A Common Stock (other than the holders of Excluded Class A Shares or Dissenting Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Class A Common Stock.

For purposes of the opinion set forth herein, we have:

1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Reviewed the reported prices and trading activity for the Company Class A Common Stock;

6)
Compared the financial performance of the Company and the prices and trading activity of the Company Class A Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

7)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)
Participated in discussions and negotiations among representatives of the Special Committee of the Board of Directors of the Company and the Buyer's financial and legal advisors;

9)
Reviewed the Merger Agreement and certain related documents; and

10)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Class A Common Stock in the transaction. Furthermore, we express no opinion with respect to the fairness of the amount or nature of the consideration to be received by any holder of any class of securities of the Company other than the Company Class A Common Stock, relative to the Consideration to be received by the holders of shares of the Company Class A Common Stock in the transaction, or as to the underlying decision by the Company to engage in the transaction. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company, nor did we negotiate with any party, other than the Special Committee of the Board of Directors of the Buyer, regarding a possible acquisition of the Company or certain of its constituent businesses.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services for the Buyer, the Company and Dell Technologies Inc. ("Dell"), and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer, the Company, Dell and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Special Committee of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Class A Common Stock (other than the holders of Excluded Class A Shares or Dissenting Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Class A Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ Anthony Armstrong
Anthony Armstrong Managing Director

Annex C

August 21, 2019

Special Committee of the Board of Directors
of VMware, Inc. (the "Special Committee")
VMware, Inc.
3401 Hillview Avenue
Palo Alto, California 94304

Dear Members of the Special Committee:

We understand that VMware, Inc., a Delaware corporation ("Vail"), Raven Transaction Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vail ("Merger Sub"), and Pivotal Software, Inc., a Delaware corporation ("Raven"), propose to enter into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Vail will acquire Raven (the "Transaction"). Pursuant to the Agreement, Merger Sub will be merged with and into Raven and (i) each outstanding share of Class A common stock, par value $0.01 per share, of Raven ("Raven Class A Common Stock"), other than shares of Raven Class A Common Stock (x) held in the treasury of Raven, (y) owned, directly or indirectly, by Dell Technologies Inc., a Delaware corporation ("Diamond"), EMC Corporation, a Massachusetts corporation ("Emerald"), Vail or Merger Sub immediately prior to the Effective Time, or (z) held by holders who are entitled to and properly demand an appraisal of their shares of Raven Class A Common Stock, will be converted into the right to receive $15.00 in cash, without interest, and subject to deduction for any required withholding tax (the "Raven Class A Merger Consideration"), and (ii) each outstanding share of Class B common stock, par value $0.01 per share, of Raven ("Raven Class B Common Stock"), other than shares of Raven Class B Common Stock (x) held in the treasury of Raven or (y) owned, directly or indirectly, by Vail or Merger Sub immediately prior to the Effective Time (as defined in the Agreement), will be converted into the right to receive 0.0550 ("Exchange Ratio") of a share of Class B common stock, par value $0.01 per share, of Vail ("Vail Class B Common Stock") (such number of shares so issuable, the "Raven Class B Merger Consideration" and, together with the Raven Class A Merger Consideration, the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to Vail of the Consideration to be paid by Vail in the Transaction.

In connection with this opinion, we have:

  (i)
  Reviewed the financial terms and conditions of a draft, dated August 20, 2019, of the Agreement;

  (ii)
  Reviewed certain historical business and financial information relating to Raven and Vail;

  (iii)
  Reviewed various financial forecasts and other data provided to us by Raven and Vail relating to the business of Raven, including a forecast provided by Vail management (and informed by Raven management's long range plan) that represents Vail's forecast for Raven if owned by Vail and includes projected synergies and other benefits, including the amount and timing thereof, anticipated by the management of Vail to be realized from the Transaction (the "In-Vail Case");

  (iv)
  Reviewed financial forecasts and other data provided to us by Vail relating to the business of Vail, including two sets of forecasts for Vail on a standalone basis prepared by Vail management, one representing Vail's current cloud transition trajectory and the other representing Vail's accelerated cloud transition scenario (collectively, the "Vail Forecasts");

  (v)
  Held discussions with members of the senior managements of Raven and Vail with respect to the businesses and prospects of Raven and Vail, respectively, and with respect to the projected synergies and other benefits anticipated by the management of Vail to be realized from the Transaction;

  (vi)
  Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the businesses of Raven and Vail, respectively;

  (vii)
  Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the businesses of Raven and Vail, respectively;

  (viii)
  Reviewed historical stock prices and trading volumes of the Raven Class A Common Stock and Class A Common Stock, par value $0.01 per share, of Vail ("Vail Class A Common Stock");

  (ix)
  Reviewed the potential pro forma financial impact of the Transaction on Vail based on the In-Vail Case and Vail Forecasts; and

  (x)
  Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Raven or Vail or concerning the solvency or fair value of Raven or Vail, and we have not been furnished with any such valuation or appraisal. At the direction of the Special Committee, we have utilized the In-Vail Case for purposes of our analyses relating to Raven and we have utilized the Vail Forecasts for purposes of our analyses relating to Vail. With respect to the financial forecasts utilized in our analyses, including those related to projected synergies and other benefits anticipated by the management of Vail to be realized from the Transaction as reflected in the In-Vail Case, we have assumed, with the consent of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Raven and Vail, respectively and such synergies and other benefits. In addition, we have assumed, with the consent of the Special Committee, that such financial forecasts and projected synergies and other benefits will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based. At the direction of the Special Committee, our analyses do not take into consideration any pending or potential acquisition (including Vail's potential acquisition of Carbon Black, Inc.) or disposition by Vail. We have further assumed, with the consent of the Special Committee, for purposes of our analyses that the Vail Class A Common Stock and the Vail Class B Common Stock are equivalent from a financial point of view.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which shares of Raven Class A Common Stock or Vail Class A Common Stock may trade at any time subsequent to the announcement of the Transaction. Our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Vail might engage or the merits of the underlying decision by Vail to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Special Committee, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of Vail have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all materials respects. We also have assumed, with the consent of the Special Committee, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Vail, Raven or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Vail and the Special Committee obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction (including, without limitation, the Agreement and the Consent and Support Agreement by and among Vail, Diamond, Emerald and certain other parties thereto). In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Frères & Co. LLC ("Lazard") is acting as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided certain investment banking services to special committees of the Board of Directors of Vail, for which we have received compensation, including, in the past two years, having acted as financial advisor to a special committee of the Board of Directors of Vail (i) on Vail's $11 billion one-time special cash dividend and (ii) in connection with potential M&A and other strategic topics. In addition, in the ordinary course, Lazard and our affiliates and employees may trade securities of Vail, Raven, Diamond and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Vail, Raven, Diamond and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Special Committee (in its capacity as such) and our opinion is rendered to the Special Committee in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by Vail in the Transaction is fair, from a financial point of view, to Vail.

Very truly yours,
LAZARD FRERES & CO. LLC
By	/s/ John Gnuse
John Gnuse
Managing Director

Annex D

August 21, 2019

Board of Directors
Dell Technologies Inc.
Denali Intermediate Inc.
One Dell Way
Round Rock, Texas 78682

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Dell Technologies Inc. (the "Company") and to Denali Intermediate Inc. ("Denali") of the Transaction (as defined below) to be consummated pursuant to the Agreement and Plan of Merger (the "Agreement") to be entered into by VMWare, Inc., a Delaware corporation ("Vail"), Raven Transaction Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vail ("Merger Sub"), and Pivotal Software, Inc., a Delaware corporation ("Raven"). As more fully described in the Agreement, (i) Merger Sub will be merged with and into Raven, with Raven surviving the merger (the "Transaction"), (ii) each issued and outstanding share of Class A Common Stock, par value $0.01 per share, of Raven ("Raven Class A Common Stock") will be converted automatically into and will thereafter represent the right to receive $15.00 in cash, without interest, and subject to deduction for any required withholding tax (the "Class A Merger Consideration") and (iii) each issued and outstanding share of Class B Common Stock, par value $0.01 per share, of Raven (the "Raven Class B Common Stock") will be converted into and entitled to receive 0.0550 of a share of Class B Common Stock, par value $0.01 per share, of Vail (the "Vail Class B Common Stock") (the "Class B Merger Consideration"). We understand from you that the Company beneficially owns all of the issued and outstanding shares of Raven Class B Common Stock and no issued and outstanding shares of Raven Class A Common Stock.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information, including publicly available research analysts' financial forecasts, relating to Raven and Vail; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Raven furnished to us by each of the Company and Raven, including financial forecasts for Raven provided to or discussed with us by the management of the Company (the "Raven Standalone Case") and summary financial forecast sensitivities for Raven provided to or discussed with us by the management of Raven; (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Vail furnished to us by Vail, including financial forecasts for Vail provided to or discussed with us by the management of Vail (the "Vail Management Case"); (iv) reviewed financial forecasts for Raven reflecting Vail management's view of Raven's forecasted performance as a wholly owned subsidiary of Vail following the Transaction (the "Raven In-Vail Case"), including certain internal information relating to cost savings, synergies and related expenses expected to result from the Transaction (the "Expected Synergies") and certain other pro forma financial effects of the Transaction furnished to us by Vail, (v) conducted discussions with members of the senior managements and representatives of the Company and Vail, and advisors of Vail and Raven, concerning the information described in clauses (i)—(iv) of this paragraph, as well as the businesses and prospects of Raven and Vail generally; (vi) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (vii) reviewed drafts of the Agreement, dated August 20, 2019, and the Consent and Support Agreement, dated August 20, 2019, to be entered into among Vail, the Company and certain other parties thereto; and (viii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our review, we have, with your consent, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not assumed any responsibility for independent verification of any of such information. With your consent, we have relied upon, without independent verification, the assessment of the Company and Vail and their respective legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts and other information relating to Raven, Vail, Expected Synergies and other pro forma financial effects referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company, Raven or Vail, as the case may be, as to the future performance of Raven and Vail, such Expected Synergies (including the amount, timing and achievability thereof) and such other pro forma financial effects. We also have assumed, at your direction, that the future financial results (including Expected Synergies) reflected in such forecasts and other information will be achieved at the times and in the amounts projected. At your direction, we have used the Raven Standalone Case, the Vail Management Case and the Raven In-Vail Case (including the Expected Synergies and other pro forma financial effects referred to above) for the purposes of our analyses and this opinion. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, Raven or Vail, nor have we been furnished with any such evaluation or appraisal.

Our opinion does not address the Company's or Vail's underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or Vail and does not address any legal, regulatory, tax or accounting matters. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Transaction from a financial point of view to the Company and Denali. With your consent, our opinion as to such fairness is based solely on the value of the Company's economic interest in Raven and Vail before the Transaction as compared to the value of the Company's economic interest in Vail (including Raven) following, and pro forma for, the Transaction, with such values based upon discounted cash flow analyses of Raven and Vail. With your consent, we express no opinion as to the Class A Merger Consideration or the Class B Merger Consideration or to the relative values thereof.

With your consent, we express no opinion as to what the value of Vail Class B Common Stock actually will be when issued pursuant to the Transaction or the prices at which the common stock of any of the Company, Raven or Vail may trade at any time. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the Transaction will be obtained except to the extent that could not be material to our analysis.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company, Raven and Vail. We have provided investment banking and other services to the Company and Silver Lake Partners, a shareholder of the

Company, unrelated to the Transaction and in the future may provide such services to the Company and Silver Lake Partners and have received and may receive compensation for such services. In the past two years prior to the date hereof, we acted as, among other things, (1) a financial and listing advisor to the Company in connection with the exchange of the Company's Class V tracking stock for the Company's Class C common stock and (2) a sell side financial advisor to a portfolio company of Silver Lake Partners.

This opinion is for the use and benefit of the Board of Directors of the Company and Denali (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. Other than as set forth in the final sentence hereto, this opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, Vail or Raven. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Transaction is fair from a financial point of view to the Company and Denali.

Very truly yours,
/s/ Moelis & Company LLC MOELIS & COMPANY LLC

ANNEX E

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder's request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of

Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX F

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Pivotal Software, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pivotal Software, Inc. and its subsidiaries (the "Company") as of February 1, 2019 and February 2, 2018, and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders' (deficit) equity and cash flows for each of the three years in the period ended February 1, 2019, including the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 1, 2019 and February 2, 2018, and the results of its operations and its cash flows for each of the three years in the period ended February 1, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 29, 2019

We have served as the Company's auditor since 2013.

F-1

ANNEX G

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of VMware, Inc.

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of VMware, Inc. and its subsidiaries (the "Company") as of February 1, 2019 and February 2, 2018, and the related consolidated statements of income (loss), comprehensive income, stockholders' equity and cash flows for each of the two years in the period ended February 1, 2019, the period from January 1, 2017 to February 3, 2017, and for the year ended December 31, 2016, including the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the "consolidated financial statements"). We also have audited the Company's internal control over financial reporting as of February 1, 2019, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 1, 2019 and February 2, 2018, and the results of its operations and its cash flows for each of the two years in the period ended February 1, 2019, the period from January 1, 2017 to February 3, 2017, and for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of February 1, 2019, based on criteria established in Internal Control—Integrated Framework (2013) issued by the COSO.

Change in Accounting Principle

As discussed in Note B to the consolidated financial statements, the Company changed the manner in which it accounts for revenue from contracts with customers in the year ended February 1, 2019.

Basis for Opinions

The Company's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Annual Report on Internal Control over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on the Company's consolidated financial statements and on the Company's internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of

G-1

internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control over Financial Reporting

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 29, 2019

We have served as the Company's auditor since 2007.

G-2

Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 P.M. PT provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Special Committee and the Board of Directors (having received the unanimous recommendation of the Special Committee) recommend you vote FOR Proposals 1 and 2. 1. The proposal to adopt and approve the Agreement and Plan of Merger, dated as of August 22, 2019, among Pivotal Software, Inc., a Delaware Corporation, VMware, Inc., a Delaware corporation, and Raven Transaction Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of VMware, as it may be amended from time to time. For 0 Against 0 Abstain 0 0 0 0 2. The proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement. NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment or postponement thereof. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ONA1A 1A1 partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000429513_1 R1.0.1.18 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 P.M. PT on xx/xx/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 on xx/xx/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have NY 11717. John Sample234567 234567 1234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 PIVOTAL SOFTWARE, INC. 875 HOWARD STREET 5TH FLOOR SAN FRANCISCO, CALIFORNIA 94103 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com CLASS A COMMON STOCK PROXY Pivotal Software, Inc. Special Meeting of Stockholders [ . ] 2019, [ . ] Pacific Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PIVOTAL SOFTWARE, INC. The undersigned hereby appoints Paul Maritz, Robert Mee and Andrew M. Cohen, and each of them, with power to act without the other and with power of substitution and resubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this form, all the shares of Pivotal Software, Inc. Class A common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held on [.] and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side 0000429513_2 R1.0.1.18